FILED PURSUANT TO RULE 424(b)(5)
                                                 REGISTRATION FILE NO. 333-62671

PROSPECTUS SUPPLEMENT
(to Prospectus dated December 8, 1999)


                           $699,733,000 (APPROXIMATE)
                             (Offered Certificates)


               FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST
                  Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C4


                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                   (Depositor)


--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-29 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 21 OF THE PROSPECTUS.

Neither the Offered Certificates nor the underlying Mortgage Loans are insured or guaranteed by any goverment agency or instrumentality.

The Offered Certificates will represent interests in the Trust Fund only and will not represent obligations of any other party.

The Offered Certificates will not be listed on any national securities exchange or any automated quotation system of any registered securities association.

This Prospectus Supplement may be used to offer and sell the Offered Certificates only if it is accompanied by the Depositor's Prospectus dated December 8, 1999.
--------------------------------------------------------------------------------


THE TRUST FUND:

o As of December 1, 1999, the Mortgage Loans will have an aggregate principal balance of approximately $885,738,326.

o    The Trust Fund will consist of a pool of 156 fixed rate Mortgage Loans.

o The Mortgage Loans are secured by first liens on commercial and multifamily properties.

o All of the Mortgage Loans were originated or acquired by either First Union National Bank or Merrill Lynch Mortgage Capital Inc.

THE CERTIFICATES:

o    The Trust Fund will issue eighteen classes of Certificates.

o Only the Certificates described on the following table are being offered by this Prospectus Supplement and the accompanying Prospectus.

o We expect to sell all of the Class B and Class IO Certificates to First Union National Bank, our affiliate.

===============================================================================================================
                     CLOSING DATE
                      CERTIFICATE   PERCENTAGE OF
                      BALANCE OR    CUT-OFF DATE     PASS-        ASSUMED FINAL                        EXPECTED
                       NOTIONAL         POOL        THROUGH       DISTRIBUTION                          S&P/DCR
CLASS                 AMOUNT (1)       BALANCE       RATE           DATE (2)          CUSIP NO.       RATING (3)
----------------------------------------------------------------------------------------------------------------
Class A-1 .......   $206,000,000        23.26%      7.184%       September 2008      337378 AA 1       AAA/AAA
Class A-2 .......   $447,232,000        50.49%      7.390%       November 2009       337378 AB 9       AAA/AAA
Class IO(4) .....   $885,738,326(5)      N/A         (5)         November 2019       337378 AC 7      AAAr/AAA
Class B(4) ......   $ 46,501,000         5.25%      7.617%(6)    November 2009       337378 AD 5        AA/AA
================================================================================================================

(Footnotes explaining the table are on page S-3)

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED CERTIFICATES OR HAS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     On or about December 17, 1999 (the "Closing Date"), we expect that the underwriters will offer the Offered Certificates (other than all of the Class B and Class IO Certificates which we will sell to First Union National Bank as described in this Prospectus Supplement) to you in book-entry form only through the facilities of The Depository Trust Company from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. First Union Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as co-lead managers and co-bookrunners for the offering. First Union Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are required to purchase the Offered Certificates (other than all of the Class B and Class IO Certificates as described in this Prospectus Supplement) from us, subject to certain conditions. See "Method of Distribution" in this Prospectus Supplement. We expect to receive from this offering approximately 105.71% of the Closing Date Certificate Balance of the Offered Certificates, plus accrued interest from December 1, 1999, before deducting expenses.

FIRST UNION SECURITIES, INC.                                 MERRILL LYNCH & CO.

                                DECEMBER 14, 1999

                               [MAP APPEARS HERE]


                     [FIRST UNION COMMERCIAL MORTGAGE TRUST]

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to the Offered Certificates and (b) this Prospectus Supplement, which describes the specific terms of the Offered Certificates. You should read both this Prospectus Supplement and the Prospectus before investing in any of the Offered Certificates.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. IF THE DESCRIPTIONS OF THE OFFERED CERTIFICATES VARY BETWEEN THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE OFFERED CERTIFICATES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE OFFERED CERTIFICATES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

     This Prospectus Supplement begins with several introductory sections describing the Offered Certificates and the Trust Fund in abbreviated form:

     Summary of Prospectus Supplement, commencing on page S-7 of this Prospectus Supplement, which gives a brief introduction of the key features of the Offered Certificates and a description of the Mortgage Loans; and

     Risk Factors, commencing on page S-29 of this Prospectus Supplement, which describes risks that apply to the Offered Certificates which are in addition to those described in the Prospectus with respect to the securities issued by the Trust Fund generally.

     This Prospectus Supplement and the accompanying Prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this Prospectus Supplement and the Prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this Prospectus Supplement and the Prospectus to assist you in understanding the terms of the Offered Certificates and this offering. The capitalized terms used in this Prospectus Supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-132 in this Prospectus Supplement. The capitalized terms used in the Prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 105 in the Prospectus.

     In this Prospectus Supplement, the terms "Depositor," "we," "us" and "our" refer to First Union Commercial Mortgage Securities, Inc.

     This Prospectus Supplement and the Prospectus may be used by us, First Union Securities, Inc., our affiliate, and any other of our affiliates when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Securities, Inc. or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     We expect to sell all of the initial certificate balance of the Class B Certificates and all of the Class IO Certificates in an arm's-length transaction to First Union National Bank, our affiliate, on the Closing Date. This Prospectus Supplement and the accompanying Prospectus may be used by First Union National Bank to resell the Class B and Class IO Certificates purchased by it from us on the Closing Date publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including First Union Securities, Inc.

(Footnotes to Table on the Front Cover)

----------

(1)  Subject to a permitted variance of plus or minus 5.0%.

(2) The Assumed Final Distribution Date has been determined on the basis of the assumptions set forth in "DESCRIPTION OF THE CERTIFICATES-Assumed Final Distribution Date; Rated Final Distribution Date" in this Prospectus Supplement and a 0% CPR (as defined in this Prospectus Supplement). The "Rated Final Distribution Date" is the Distribution Date to occur in December, 2031. See "DESCRIPTION OF THE CERTIFICATES-Assumed Final Distribution Date; Rated Final Distribution Date" and "RATINGS" in this Prospectus Supplement.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Duff & Phelps Credit Rating Co. ("DCR").

(4) All of the Class B and Class IO Certificates are expected to be sold to First Union National Bank in an arms-length transaction.

(5) The Class IO Certificates will not have a Certificate Balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each component of the Class IO Certificates, as described in this Prospectus Supplement. See "DESCRIPTION OF THE CERTIFICATES-Certificate Balances and Notional Amount" and "-Pass-Through Rates" in this Prospectus Supplement. The interest rate applicable to each component of the Class IO Certificates for each Distribution Date will equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined in this Prospectus Supplement) for such Distribution Date over the Pass-Through Rate then applicable to the corresponding Class of Sequential Pay Certificates.

(6) The Pass-Through Rate applicable to the Class B Certificates as of each Distribution Date will equal the lesser of the rate set forth in the table on the front cover and the applicable Weighted Average Net Mortgage Rate (as defined in this Prospectus Supplement) for such Distribution Date.

                                       TABLE OF CONTENTS
                                                                                                           PAGE
                                                                                                           ----
SUMMARY OF PROSPECTUS SUPPLEMENT .....................................................................     S-7
RISK FACTORS .........................................................................................     S-29
  Certain Risks Associated with the Certificates .....................................................     S-29
    Limited Assets. ..................................................................................     S-29
    Certain Yield and Maturity Considerations. .......................................................     S-29
    Risks Relating to Enforceability of Yield Maintenance Charges and Prepayment Premiums ............     S-31
    Risks Relating to Certain Payments ...............................................................     S-31
    Potential Conflicts of Interest ..................................................................     S-31
    Risk of Year 2000 ................................................................................     S-31
    Limited Liquidity for Offered Certificates .......................................................     S-32
    Lack of Control Over Trust Fund ..................................................................     S-32
  Certain Risk Factors Associated with the Mortgage Loans ............................................     S-33
    Risks of Lending on Income-Producing Properties. .................................................     S-33
    Risks Relating to Certain Property Types .........................................................     S-34
    Certain Risks Associated with Credit Lease Loans. ................................................     S-37
    Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses. ....................     S-37
    Nonrecourse Mortgage Loans. ......................................................................     S-38
    Environmental Law Considerations. ................................................................     S-38
    Risks Associated with Balloon Loans and ARD Loans. ...............................................     S-39
    Risks Associated with Borrower Concentration, Borrowers under Common Control and
      Related Borrowers. .............................................................................     S-40
    Geographic Concentration of Properties Increasing Isolated Geographic Risk. ......................     S-41
    Risks Associated with High Balance Mortgage Loans. ...............................................     S-41
    Certain Risks Associated with Concentration of Mortgaged Property Types. .........................     S-41
    No Reunderwriting of Mortgage Loans. .............................................................     S-42
    Tax Consideration Related to Foreclosure. ........................................................     S-42
    Special Hazard Losses. ...........................................................................     S-42
    Other Financing. .................................................................................     S-42
    Risks Related to the Borrower's Form of Entity. ..................................................     S-44
    Limitations of Appraisals and Engineering Reports. ...............................................     S-44
    Zoning Compliance. ...............................................................................     S-45
    Costs of Compliance with Applicable Laws and Regulations. ........................................     S-45
    Limitations on Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents. ........     S-45
    Limitations on Enforceability of Cross-Collateralization. ........................................     S-46
    Tenant Matters. ..................................................................................     S-46
    Litigation. ......................................................................................     S-46
    Tenant Bankruptcy Entails Risks. .................................................................     S-46
    Lack of Skillful Property Management Entails Risks. ..............................................     S-46
    Condemnations. ...................................................................................     S-47
    Risks of Different Timing of Mortgage Loan Amortization. .........................................     S-47
    Risks Associated with Ground Leases and Other Leasehold Interests. ...............................     S-47
    Risks Associated with the Mortgage Loan Sellers. .................................................     S-47
    Risks Associated with One Action Rules. ..........................................................     S-48
    Property Managers May Experience Conflicts of Interest in Managing Multiple Properties. ..........     S-48
DESCRIPTION OF THE MORTGAGE POOL .....................................................................     S-49
  General ............................................................................................     S-49
  Mortgage Loan History ..............................................................................     S-50
  Certain Terms and Conditions of the Mortgage Loans .................................................     S-50
    Mortgage Rates; Calculations of Interest. ........................................................     S-50
    Mortgage Loan Payments. ..........................................................................     S-50
    Due Dates. .......................................................................................     S-50
    Amortization. ....................................................................................     S-50

                                                                                                           PAGE
                                                                                                           ----
    Residual Value Insurance Policy. .................................................................     S-51
    Prepayment Provisions. ...........................................................................     S-51
    Other Financing. .................................................................................     S-52
    Nonrecourse Obligations. .........................................................................     S-52
    "Due-On-Sale" and "Due-On-Encumbrance" Provisions. ...............................................     S-52
    Cross-Default and Cross-Collateralization of Certain Mortgage Loans ..............................     S-52
  Assessments of Property Condition ..................................................................     S-53
    Property Inspections. ............................................................................     S-53
    Appraisals. ......................................................................................     S-53
    Environmental Assessments. .......................................................................     S-53
    Engineering Assessments. .........................................................................     S-53
    Earthquake Analyses. .............................................................................     S-53
  Credit Lease Loans .................................................................................     S-54
  Section 42 Low Income Housing Tax Credits ..........................................................     S-56
  Additional Mortgage Loan Information ...............................................................     S-56
    The Mortgage Pool. ...............................................................................     S-56
  Ten Largest Mortgage Loans .........................................................................     S-74
  The Mortgage Loan Sellers ..........................................................................     S-77
  Underwriting Standards .............................................................................     S-77
    General. .........................................................................................     S-77
    Loan Analysis. ...................................................................................     S-77
    Loan Approval. ...................................................................................     S-77
    Debt Service Coverage Ratio and LTV Ratio. .......................................................     S-78
    Escrow Requirements. .............................................................................     S-78
  Assignment of the Mortgage Loans; Repurchases and Substitutions ....................................     S-79
  Representations and Warranties; Repurchases and Substitutions ......................................     S-81
  Changes in Mortgage Pool Characteristics ...........................................................     S-83
SERVICING OF THE MORTGAGE LOANS ......................................................................     S-83
  General ............................................................................................     S-83
  The Master Servicer and Special Servicer ...........................................................     S-84
  The Special Servicer ...............................................................................     S-85
  Servicing and Other Compensation and Payment of Expenses ...........................................     S-86
  Modifications, Waivers and Amendments ..............................................................     S-88
  The Controlling Class Representative ...............................................................     S-89
    Limitation on Liability of Controlling Class Representative ......................................     S-90
  REO Properties; Sale of Mortgage Loans .............................................................     S-90
  Inspections; Collection of Operating Information ...................................................     S-91
DESCRIPTION OF THE CERTIFICATES ......................................................................     S-92
  General ............................................................................................     S-92
  Registration and Denominations .....................................................................     S-92
  Certificate Balances and Notional Amount ...........................................................     S-95
  Pass-Through Rates .................................................................................     S-95
  Distributions ......................................................................................     S-96
    General. .........................................................................................     S-96
    The Available Distribution Amount. ...............................................................     S-97
    Interest Reserve Account. ........................................................................     S-97
    Application of the Available Distribution Amount. ................................................     S-98
    Distributable Certificate Interest. ..............................................................    S-101
    Principal Distribution Amount. ...................................................................    S-101
    Treatment of REO Properties. .....................................................................    S-102
    Allocation of Prepayment Premiums and Yield Maintenance Charges. .................................    S-103

                                                                                                          PAGE
                                                                                                          -----
    Distributions of Additional Interest. ............................................................    S-104
  Subordination; Allocation of Losses and Certain Expenses ...........................................    S-104
  P&I Advances .......................................................................................    S-106
  Appraisal Reductions ...............................................................................    S-107
  Reports to Certificateholders; Available Information ...............................................    S-108
    Trustee Reports ..................................................................................    S-108
    Book-Entry Certificates ..........................................................................    S-111
    Information Available Electronically .............................................................    S-111
    Other Information ................................................................................    S-112
  Assumed Final Distribution Date; Rated Final Distribution Date .....................................    S-113
  Voting Rights ......................................................................................    S-113
  Termination ........................................................................................    S-114
  The Trustee ........................................................................................    S-114
YIELD AND MATURITY CONSIDERATIONS ....................................................................    S-116
  Yield Considerations ...............................................................................    S-116
    General ..........................................................................................    S-116
    Rate and Timing of Principal Payment .............................................................    S-116
    Losses and Shortfalls ............................................................................    S-117
    Pass-Through Rates ...............................................................................    S-117
    Certain Relevant Factors .........................................................................    S-117
    Delay in Payment of Distributions ................................................................    S-118
    Unpaid Distributable Certificate Interest ........................................................    S-118
    Yield Sensitivity of the Class IO Certificates ...................................................    S-118
  Price/Yield Tables .................................................................................    S-119
  Weighted Average Life ..............................................................................    S-120
  Yield Sensitivity of the Class IO Certificates .....................................................    S-122
USE OF PROCEEDS ......................................................................................    S-124
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .............................................................    S-124
ERISA CONSIDERATIONS .................................................................................    S-126
LEGAL INVESTMENT .....................................................................................    S-128
METHOD OF DISTRIBUTION ...............................................................................    S-129
LEGAL MATTERS ........................................................................................    S-130
RATINGS ..............................................................................................    S-130
INDEX OF PRINCIPAL DEFINITIONS .......................................................................    S-132
ANNEX A-1  --  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
                  MORTGAGED PROPERTIES ...............................................................      A-1
ANNEX A-2  --  DEBT SERVICE PAYMENT SCHEDULES FOR CERTAIN CREDIT
                 LEASE LOANS .........................................................................      A-2
ANNEX A-3  --  CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED
                 PROPERTIES ..........................................................................      A-3
ANNEX A-4  --  RESERVE ACCOUNTS ......................................................................      A-4
ANNEX A-5  --  COMMERCIAL TENANT SCHEDULE ............................................................      A-5
ANNEX B    --  PRICE/YIELD TABLES ....................................................................      B-1
ANNEX C    --  FORM OF DISTRIBUTION DATE STATEMENT ...................................................      C-1
ANNEX D    --  FORM OF DELINQUENT LOAN STATUS REPORT .................................................      D-1
ANNEX E    --  FORM OF HISTORICAL LOAN MODIFICATION REPORT ...........................................      E-1
ANNEX F    --  FORM OF HISTORICAL LIQUIDATION REPORT .................................................      F-1
ANNEX G    --  FORM OF REO STATUS REPORT .............................................................      G-1
ANNEX H    --  SERVICER WATCH LIST ...................................................................      H-1
ANNEX I    --  FORM OF OPERATING STATEMENT ANALYSIS REPORT ...........................................      I-1
ANNEX J    --  FORM OF NOI ADJUSTMENT WORKSHEET FOR "YEAR" ...........................................      J-1
ANNEX K    --  FORM OF COMPARATIVE FINANCIAL STATUS REPORT ...........................................      K-1


--------------------------------------------------------------------------------
                      SUMMARY OF PROSPECTUS SUPPLEMENT

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, YOU MUST CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

o WE PROVIDE INFORMATION ON THE NON-OFFERED CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT ONLY TO ENHANCE YOUR UNDERSTANDING OF THE OFFERED CERTIFICATES. WE ARE NOT OFFERING THE NON-OFFERED CERTIFICATES PURSUANT TO THIS PROSPECTUS SUPPLEMENT.

o UNLESS OTHERWISE STATED, ALL PERCENTAGES OF THE MORTGAGE LOANS, OR OF ANY SPECIFIED GROUP OF MORTGAGE LOANS, REFERRED TO IN THIS PROSPECTUS SUPPLEMENT ARE CALCULATED USING THE AGGREGATE BALANCE OF ALL THE MORTGAGE LOANS AS OF THE CUT-OFF DATE (THE "CUT-OFF DATE POOL BALANCE"). PERCENTAGES OF MORTGAGED PROPERTIES ARE REFERENCES TO THE PERCENTAGES OF THE CUT-OFF DATE POOL BALANCE REPRESENTED BY THE AGGREGATE CUT-OFF DATE BALANCE OF THE RELATED MORTGAGE LOANS.

o ALL NUMERICAL INFORMATION CONCERNING THE MORTGAGE LOANS IS PROVIDED ON AN APPROXIMATE BASIS.

                          OVERVIEW OF THE CERTIFICATES

The table below lists certain summary information concerning the First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C4, which we are offering pursuant to the Prospectus and this Prospectus Supplement. Each Certificate represents an interest in the Mortgage Loans and the other assets of the Trust Fund. The table also describes the Non-Offered Certificates (other than the Class R-I, Class R-II and Class R-III Certificates) which have not been registered under the Securities Act of 1933 and will be sold to investors in private transactions.

               CLOSING DATE                                                                     CASH FLOW OR
                CERTIFICATE   PERCENTAGE                  PASS-       INITIAL      WEIGHTED       PRINCIPAL       EXPECTED
                BALANCE OR    OF CUT-OFF                 THROUGH       PASS-        AVERAGE        WINDOW           S&P/
                 NOTIONAL      DATE POOL    CREDIT        RATE        THROUGH        LIFE          (MON./            DCR
CLASS            AMOUNT(1)      BALANCE     SUPPORT    DESCRIPTION     RATE       (YEARS)(2)      YR.) (2)        RATING(3)
-----          ------------   ----------    -------    -----------    -------     ----------     -------------   -----------
Class A-1      $206,000,000      23.26%      26.25%        Fixed       7.184%         5.40       Jan 00-Sep 08     AAA/AAA
Class A-2      $447,232,000      50.49%      26.25%        Fixed       7.390%         9.73       Sep 08-Nov 09     AAA/AAA
Class IO       $885,738,326(4)     N/A         N/A        WAC-IO       0.85915%(4)     N/A       Jan 00-Nov 19    AAAr/AAA
Class B        $ 46,501,000       5.25%      21.00%      Fixed (5)     7.617%         9.91       Nov 09-Nov 09      AA/AA
Class C        $ 42,072,000       4.75%      16.25%      Fixed (5)     7.793%         9.91       Nov 09-Nov 09       A/A
Class D        $ 13,286,000       1.50%      14.75%      Fixed (5)     7.936%         9.91       Nov 09-Nov 09      A-/A-
Class E        $ 28,787,000       3.25%      11.50%       WAC (6)        (6)          9.92       Nov 09-Dec 09     BBB/BBB
Class F        $ 13,286,000       1.50%      10.00%       WAC (6)        (6)          9.99       Dec 09-Dec 09    BBB-/BBB-
Class G        $ 33,215,000       3.75%       6.25%        Fixed       6.500%         10.80      Dec 09-Jun 11     BB+/BB+
Class H        $ 11,072,000       1.25%       5.00%        Fixed       6.500%         11.56      Jun 11-Sep 11      NR/BB
Class J        $  2,214,000       0.25%       4.75%        Fixed       6.500%         11.74      Sep 11-Sep 11     NR/BB-
Class K        $  6,643,000       0.75%       4.00%        Fixed       6.500%         11.74      Sep 11-Sep 11      NR/B+
Class L        $  8,858,000       1.00%       3.00%        Fixed       6.500%         11.74      Sep 11-Sep 11      NR/B
Class M        $  8,857,000       1.00%       2.00%        Fixed       6.500%         12.74      Sep 11-Jul 14      NR/B-
Class N        $ 17,715,326       2.00%       0.00%        Fixed       6.500%         16.28      Jul 14-Nov 19      NR/NR

----------

(1)  Subject to a permitted variance of plus or minus 5.0%.

(2) Based on no prepayments and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement.

(3) By each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Duff & Phelps Credit Rating Co. ("DCR"). "NR" indicates that such Class is not rated by the applicable rating agency.

(4) The Class IO Certificates will not have a Certificate Balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the Class IO Certificates as described in this Prospectus Supplement. The Pass-Through Rate applicable to each component of the Class IO Certificates for each Distribution Date will equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined in this Prospectus Supplement) for such Distribution Date over the Pass-Through Rate then applicable to the corresponding Class of Sequential Pay Certificates.

(5) The Pass-Through Rate applicable to the Class B, Class C and Class D Certificates on each Distribution Date will equal the lesser of the rate set forth above and the Weighted Average Net Mortgage Rate (as defined in this Prospectus Supplement) for such Distribution Date.

(6) The Pass-Through Rate applicable to the Class E and Class F Certificates on each Distribution Date will equal the Weighted Average Net Mortgage Rate (as defined in this Prospectus Supplement) for such Distribution Date.


     [    ]   Offered Certificates


     [    ]   Private Certificates

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   THE PARTIES

THE TRUST FUND ..................  The Trust Fund will be created on or about
                                   December 17, 1999 (the "Closing Date")
                                   pursuant to a Pooling and Servicing
                                   Agreement dated as of December 1, 1999 by and among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the "Pooling and Servicing Agreement").

THE DEPOSITOR ..................   First Union Commercial Mortgage Securities,
                                   Inc. We are a wholly owned limited-purpose finance subsidiary of First Union National
                                   Bank, which is one of the Mortgage Loan
                                   Sellers and the Master Servicer, and an
                                   affiliate of one of the Underwriters. Our principal executive office is located at One
                                   First Union Center, Charlotte, North Carolina
                                   28228-0013 and our telephone number is (704)
                                   374-6161. Neither we nor any of our
                                   affiliates have insured or guaranteed the Offered Certificates. For more detailed information, see "THE DEPOSITOR" in the Prospectus.

                                   On the Closing Date, we will sell the
                                   Mortgage Loans and related assets to the Trustee to create the Trust Fund.


THE ISSUER .....................   The Trust Fund to be established under the
                                   Pooling and Servicing Agreement. For more detailed information, see "DESCRIPTION OF THE
                                   CERTIFICATES" in the Prospectus.

THE MORTGAGE LOAN SELLERS ......   First Union National Bank ("FUNB") and
                                   Merrill Lynch Mortgage Capital Inc. ("MLMC").
                                   For more information, see "DESCRIPTION OF THE
                                   MORTGAGE POOL--The Mortgage Loan Sellers" in this Prospectus Supplement. The Mortgage Loan
                                   Sellers will sell and assign the Mortgage
                                   Loans to us on the Closing Date. See
                                   "DESCRIPTION OF THE MORTGAGE
                                   POOL--Representations and Warranties;
                                   Repurchases and Substitutions" in this
                                   Prospectus Supplement.

                                   One hundred thirty-one (131) of the Mortgage
                                   Loans, representing 79.87% of the Cut-Off
                                   Date Pool Balance are being assigned to the Depositor by FUNB, and twenty-five (25) of the Mortgage Loans, representing 20.13% of the Cut-Off Date Pool Balance are being assigned to the Depositor by MLMC.

THE MASTER SERVICER ............   First Union National Bank. The Master
                                   Servicer will be primarily responsible for collecting payments and gathering information with respect to the Mortgage Loans. See
                                   "SERVICING OF THE MORTGAGE LOANS--The Master
                                   Servicer and Special Servicer" in this
                                   Prospectus Supplement.

THE SPECIAL SERVICER ............  ORIX Real Estate Capital Markets, LLC. The
                                   Special Servicer will be responsible for performing certain servicing functions with respect to the Mortgage Loans that, in general, are in default or as to which default is imminent. Certain holders of Certificates will have the right pursuant to the Pooling and Servicing Agreement to replace the Special Servicer and to select a representative who may advise and direct the Special Servicer and whose approval is required for certain actions by the Special Servicer, all subject to certain conditions and certain circumstances, as described in this Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--The Special Servicer" in this Prospectus Supplement.

THE TRUSTEE .....................  Norwest Bank Minnesota, National Association.
                                   The Trustee will be responsible for
                                   distributing payments to Certificateholders and

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                                      S-8
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                                   delivering to Certificateholders certain
                                   reports on the Mortgage Loans and the
                                   Certificates. See "DESCRIPTION OF THE
                                   CERTIFICATES--The Trustee" in this Prospectus Supplement.

THE UNDERWRITERS ................  First Union Securities, Inc. ("First Union
                                   Securities") and Merrill Lynch, Pierce,
                                   Fenner & Smith Incorporated ("MLPF&S").
                                   MLPF&S is an affiliate of MLMC. First Union
                                   Securities is our affiliate and is an
                                   affiliate of FUNB and the Master Servicer.
                                   MLPF&S and First Union Securities are acting as co-lead managers and co-bookrunners for the offering.

                           IMPORTANT DATES AND PERIODS

CLOSING DATE ....................  On or about December 17, 1999.

CUT-OFF DATE ....................  December 1, 1999. The Cut-Off Date Balance of
                                   each Mortgage Loan and each Cut-Off Date
                                   Certificate Balance in this Prospectus
                                   Supplement assumes the timely receipt of principal scheduled to be paid in December on each Mortgage Loan and no defaults, delinquencies or prepayments on any Mortgage Loan as of the Cut-Off Date.

DISTRIBUTION DATE ...............  The 15th day of each month (or if such day is not a business day, the next succeeding
                                   business day), provided, however, that the Distribution Date will be no earlier than the fourth business day following the Determination Date in the month in which such Distribution Date occurs. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in January 2000.

DETERMINATION DATE ..............  With respect to each Distribution Date, the
                                   11th day of each month (or, if not a business day, the immediately succeeding business day).

COLLECTION PERIOD ...............  For each Distribution Date the related
                                   Collection Period will be the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-Off Date) and ends on and includes the Determination Date in the same month as such Distribution Date.

                                   THE CERTIFICATES

OFFERED CERTIFICATES ............  The following four classes of Certificates of our Commercial Mortgage Pass-Through
                                   Certificates, Series 1999-C4 are being
                                   offered to you pursuant to this Prospectus
                                   Supplement, provided, however, we expect to sell on the Closing Date all of the Class B and Class IO Certificates to First Union National Bank:

                                         Class A-1
                                         Class A-2
                                         Class IO
                                         Class B

NON-OFFERED CERTIFICATES ........  The Class C, Class D, Class E, Class F,
                                   Class G, Class H, Class J, Class K, Class L,
                                   Class M, Class N, Class R-I, Class R-II and
                                   Class R-III Certificates of our Commercial
                                   Mortgage Pass-Through Certificates, Series
                                   1999-C4. The Non-Offered Certificates are not offered pursuant to this Prospectus Supplement or the accompanying Prospectus. We provide information on the Non-Offered Certificates solely to enhance your understanding of the Offered Certificates.

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                                      S-9


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PRIORITY OF DISTRIBUTIONS .......  On each Distribution Date, you will be entitled to distributions of all payments or other collections on the Mortgage Loans that the Master Servicer collected or advanced during or with respect to the related Collection Period after deducting certain fees and expenses. The Trustee will distribute such amounts to the extent that the money is available, in the following order of priority, to pay:

                                   ---------------------------------------------
                                   Interest, PRO RATA, on the Class IO, Class
                                   A-1 and Class A-2 Certificates.
                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Principal on the Class A-1 Certificates, up
                                   to the Principal Distribution Amount, until
                                   their Certificate Balance is reduced to zero.
                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Principal on the Class A-2 Certificates, up
                                   to the Principal Distribution Amount, until
                                   their Certificate Balance is reduced to zero.
                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Reimbursement to the Class A-1 and Class A-2
                                   Certificates, PRO RATA, for any realized
                                   losses and trust fund expenses borne by such
                                   classes.
                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Interest on the Class B Certificates.
                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Principal on the Class B Certificates, up to
                                   the Principal Distribution Amount, until
                                   their Certificate Balance is reduced to zero.
                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Reimbursement to the Class B Certificates for any realized losses and trust fund expenses borne by such class.
                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Distributions to the Non-Offered
                                   Certificates.
                                   ---------------------------------------------

                                   If, on any Distribution Date, the Certificate Balances of the Class B through Class N Certificates have been reduced to zero, but the Class A-1 and Class A-2 Certificates remain outstanding, distributions of principal will be made PRO RATA to the Class A-1 and Class A-2 Certificates. See "DESCRIPTION OF THE
                                   CERTIFICATES--Distributions" in this
                                   Prospectus Supplement.

PRINCIPAL DISTRIBUTIONS .........  On the Closing Date, each class of
                                   Certificates other than the Class IO
                                   Certificates and the Class R-I, Class R-II
                                   and Class R-III Certificates (collectively,
                                   the "Sequential Pay Certificates"), will have the Certificate Balance shown in the table at the beginning of this Summary. The "Certificate Balance" for each class of Sequential Pay Certificates may be reduced by:

                                     o distributions of principal; and

                                     o allocations of realized losses and trust
                                       fund expenses.

                                   The Certificate Balance for any class of Sequential Pay Certificates cannot be reduced below zero. The Certificate Balance of a class of Sequential Pay Certificates may be increased in certain circumstances by the allocation to such class of Certificate Deferred Interest. See "DESCRIPTION OF THE CERTIFICATES--Certificate Balances and
                                   Notional Amount" in this Prospectus
                                   Supplement.

                                   THE CLASS IO CERTIFICATES HAVE NO PRINCIPAL
                                   BALANCE AND WILL NOT RECEIVE DISTRIBUTIONS OF PRINCIPAL.

                                   As reflected on the preceding distribution chart:

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                                      S-10


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                                     o  Principal is distributed to each class
                                        of Sequential Pay Certificates in
                                        alphabetical and, if applicable,
                                        numerical order.

                                     o Principal is only distributed on a class of Sequential Pay Certificates to the extent funds remain after the Trustee makes all distributions of principal and interest on each class of Certificates with an earlier alphabetical and, if applicable, numercial designation.

                                     o  Generally, no class of Sequential Pay
                                        Certificates is entitled to
                                        distributions of principal until the
                                        Certificate Balance of each class of
                                        Sequential Pay Certificates with an
                                        earlier alphabetical and, if applicable, numerical designation has been reduced to zero.

                                     o The maximum amount of principal that the class of Sequential Pay Certificates which is then entitled to distributions of principal on a Distribution Date will receive, is an amount equal to the Principal Distribution Amount for such Distribution Date.

                                   The "Principal Distribution Amount" for each
                                   Distribution Date generally will be an amount equal to:

                                     o  the scheduled principal payments (other
                                        than balloon payments) due on the
                                        Mortgage Loans during the related
                                        Collection Period whether or not such
                                        scheduled payments are actually
                                        received;

                                     o  balloon payments actually received with
                                        respect to Mortgage Loans during the
                                        related Collection Period;

                                     o prepayments received with respect to the Mortgage Loans during the related Collection Period; and

                                     o  all liquidation proceeds, insurance
                                        proceeds, condemnation awards and
                                        repurchase and substitution amounts
                                        received during the related Collection
                                        Period that are allocable to principal.

INTEREST ........................  On each Distribution Date, each class of
                                   Certificates other than the Class R-I, Class
                                   R-II and Class R-III Certificates will be entitled to receive:

                                     o  the Distributable Certificate Interest
                                        for such class of Certificates on such
                                        Distribution Date; and

                                     o  any unpaid Distributable Certificate
                                        Interest for such class of Certificates
                                        from all prior Distribution Dates.

                                   On any Distribution Date, the "Distributable
                                   Certificate Interest" for each class of
                                   Certificates generally will equal:

                                     o  in the case of each class of Sequential
                                        Pay Certificates, one month's interest
                                        at the applicable Pass-Through Rate
                                        accrued during the calendar month prior
                                        to the related Distribution Date, on the Certificate Balance of such class of Certificates immediately prior to such Distribution Date and, in the case of the Class IO Certificates, the aggregate of one month's interest

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                                      S-11


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                                        accrued during the calendar month prior
                                        to the related Distribution Date on
                                        the notional amount of each of the IO
                                        Components;

                                     o  minus (other than in the case of the
                                        Class IO Certificates) such class'
                                        allocable share of any shortfalls in
                                        interest collections due to prepayments
                                        on Mortgage Loans that are not offset by certain payments made by the Master Servicer; and

                                     o  minus (other than in the case of the
                                        Class IO Certificates) such class'
                                        allocable share of Certificate Deferred
                                        Interest. See "DESCRIPTION OF THE
                                        CERTIFICATES-Certificate Balances and
                                        Notional Amount" and "--Distributions"
                                        in this Prospectus Supplement.

                                   The Class IO Certificates have fourteen
                                   components (each an "IO Component") with one
                                   IO Component corresponding to each class of Sequential Pay Certificates. On each Distribution Date, each IO Component will have a notional amount equal to the Certificate Balance (before any reductions because of principal distributions or losses allocated on such Distribution Date) of the class of the Sequential Pay Certificates that corresponds to such IO Component.

                                   Each IO Component will accrue interest at a rate as described under "Pass-Through Rates" below.

                                   As of the Closing Date, the aggregate of the notional amounts of each of the IO Components will be $885,738,326. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.


                                   As reflected on the distribution chart
                                   starting on page S-10 under the heading
                                   "Summary of Prospectus Supplement--The
                                   Certificates--Priority of Distributions," on each Distribution Date, the Trustee will distribute interest to the holders of the Offered Certificates:

                                     o  first, PRO RATA, to the Class IO
                                        Certificates, Class A-1 Certificates and
                                        Class A-2 Certificates, and then to each other class of Offered Certificates in alphabetical order; and

                                     o  only to the extent funds remain after
                                        the Trustee makes all distributions of
                                        interest and principal required to be
                                        made on such date on each class of
                                        Certificates with a higher priority of
                                        distribution.

                                   You may, in certain circumstances, also
                                   receive distributions of prepayment premiums and yield maintenance charges collected on the Mortgage Loans. Such distributions are in addition to the distributions of principal and interest described above. See "DESCRIPTION OF THE
                                   CERTIFICATES--Distributions" in this
                                   Prospectus Supplement.

PASS-THROUGH RATES ..............  The Pass-Through Rate applicable to each class of Sequential Pay Certificates for each Distribution Date will equal the rate per annum set forth with respect to such class in the table (including the footnotes thereto) at the beginning of this Summary.

                                   Each IO Component accrues interest at a rate equal to the excess, if any, of the Weighted Average Net Mortgage Rate for any Distribution Date over the Pass-Through Rate applicable to the

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                                      S-12


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                                   corresponding Class of Sequential Pay
                                   Certificates. Because the Pass-Through Rate applicable to the Class E and Class F Certificates is equal to the Weighted Average Net Mortgage Rate, the Pass-Through Rate applicable to the corresponding IO Components will be zero.

                                   The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances on the first day of the related Collection Period; provided that, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event.

                                   The "Net Mortgage Rate" for each Mortgage
                                   Loan will generally equal (x) the Mortgage
                                   Rate in effect for such Mortgage Loan as of the Closing Date, minus (y) the applicable Administrative Cost Rate; provided, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the Certificates), then, solely for the purpose of calculating the Weighted Average Net Mortgage Rate, the Mortgage Rate of such Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, further, that, with respect to each Interest Reserve Loan (as defined in this Prospectus Supplement), the Mortgage Rate for purposes of calculating the Net Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, (b) January of each year and (c) February of each year will be the per annum rate stated in the related Mortgage Note (as defined in this Prospectus Supplement).

                                   The "Stated Principal Balance" of each
                                   Mortgage Loan outstanding at any time will
                                   generally equal the Cut-Off Date Balance
                                   thereof, reduced as of any such date (to not
                                   less than zero) by:

                                           (i) any payments or other collections
                                      (or advances in lieu thereof) of principal on such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and distributed on the Certificates on and prior to such date; and

                                           (ii) the principal portion of any
                                      realized loss incurred in respect of such Mortgage Loan during the related Collection Period.

                                   Notwithstanding the foregoing, if any
                                   Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing on the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such

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                                      S-13

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                                   Mortgage Loan will be zero. The Stated
                                   Principal Balance of any Mortgage Loan as to which the Mortgage Rate is reduced through a modification will be increased by the related Mortgage Deferred Interest. See "DESCRIPTION OF THE CERTIFICATES--Pass-Through Rates" in this Prospectus Supplement.

SUBORDINATION;
  ALLOCATION OF LOSSES
  AND CERTAIN EXPENSES ..........  Credit support for any class of Sequential
                                   Pay Certificates is provided by the
                                   subordination of payments and allocation of any losses to the classes of Sequential Pay Certificates which have a later alphabetical class designation. The Certificate Balance of a class of Sequential Pay Certificates will be reduced on each Distribution Date by any losses on the Mortgage Loans ("Realized Losses") and certain Trust Fund expenses ("Additional Trust Fund Expenses") actually allocated to such class of Certificates on such Distribution Date. Realized Losses and Additional Trust Fund Expenses will first be allocated to the Sequential Pay Certificates that are Non-Offered Certificates and then to the Sequential Pay Certificates that are Offered Certificates in reverse alphabetical order as indicated on the following table.

                                                                CLOSING      PERCENTAGE      ORDER OF
                                                                 DATE       CUT-OFF DATE    APPLICATION
                                   CLASS                      CERTIFICATE       POOL       OF LOSSES AND
                                   DESIGNATION                  BALANCE        BALANCE       EXPENSES
                                   -----------                -----------   ------------   ------------
                                   Class A-1 .............    $206,000,000      23.26%           3
                                   Class A-2 .............    $447,232,000      50.49%           3
                                   Class B ...............    $ 46,501,000       5.25%           2
                                   Non-Offered
                                     Certificates ........    $186,005,326      21.00%           1

                                   Any Realized Losses or Additional Trust Fund
                                   Expenses allocated in reduction of the
                                   Certificate Balance of any class of
                                   Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the IO Component of the Class IO Certificates that is related to such Class of Sequential Pay Certificates.

                                   See "DESCRIPTION OF THE
                                   CERTIFICATES--Subordination; Allocation of
                                   Losses and Certain Expenses" in this
                                   Prospectus Supplement.

PREPAYMENT PREMIUMS; YIELD
  MAINTENANCE CHARGES ...........  On each Distribution Date, any Prepayment
                                   Premium or Yield Maintenance Charge collected on a Mortgage Loan during the related Collection Period will be distributed to the holders of each class of Offered Certificates and to the holders of each of the Class C, Class D, Class E and Class F Certificates then entitled to distributions as follows:

                                   On each Distribution Date and with respect to the collection of any Prepayment Premiums, the holders of each Class of Offered Certificates and each of the Class C, Class D, Class E and Class F Certificates then entitled to distributions of principal on such Distribution Date will be entitled to a portion of Prepayment Premiums equal to the product of (a) the amount of such Prepayment Premiums, multiplied by (b) a fraction, the numerator of which is equal to the amount of principal distributable to such

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                                      S-14


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                                   class of Sequential Pay Certificates on such
                                   Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date, multiplied by (c) 25%. The remaining portion of Prepayment Premiums will be distributed to the holders of the Class IO Certificates.

                                   On each Distribution Date and with respect to the collection of any Yield Maintenance Charges, the holders of each class of Offered Certificates and the holders of each of the Class C, Class D, Class E and Class F Certificates then entitled to distributions of principal on such Distribution Date will be entitled to a portion of Yield Maintenance Charges equal to the product of (a) the amount of such Yield Maintenance Charges, multiplied by (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Offered Certificates or applicable Class of Non-Offered Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of Offered Certificates or applicable Class of Non-Offered Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date.

                                   If there is more than one class of Offered
                                   Certificates and applicable Non-Offered
                                   Certificates entitled to distributions of principal on any particular Distribution Date on which a Yield Maintenance Charge or Principal Prepayment is distributable, the aggregate amount of such Yield Maintenance Charge or Principal Prepayment will be allocated among all such classes up to, and on a PRO RATA basis in accordance with their respective entitlements thereto, in accordance with the foregoing sentence. The portion, if any, of the Yield Maintenance Charges or Principal Prepayments remaining after any such payments to the holders of the Offered Certificates and the applicable Non-Offered Certificates will be distributed to the holders of the Class IO Certificates.

                                   The "Discount Rate" applicable to any class of Offered Certificates or Non-Offered Certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent a discount rate is not stated therein, the "Discount Rate" will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

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                                      S-15

                                   EXAMPLES OF ALLOCATION OF YIELD
                                   MAINTENANCE CHARGES
                                   -------------------------------
                                   Mortgage Rate .........................  = 8%
                                   Pass-Through Rate for applicable class.  = 6%
                                   Discount Rate .........................  = 5%

                                   ALLOCATION PERCENTAGE  ALLOCATION PERCENTAGE
                                   FOR APPLICABLE CLASS   FOR CLASS IO
                                   ---------------------  ---------------------
                                   6%-5%
                                   ----- = 33 1/3%        100%-33 1/3% = 66 2/3%
                                   8%-5%

                                   See "DESCRIPTION OF THE CERTIFICATES--
                                   Distributions--Allocation of Prepayment
                                   Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

ADVANCING .......................  In the event the Master Servicer fails to receive one or more Periodic Payments (other than Balloon Payments) on a Mortgage Loan by the related Determination Date and the Master Servicer determines that such Periodic Payments will be ultimately recoverable from the related Mortgage Loan, the Master Servicer, or if it fails to do so, the Trustee is required to make a cash advance (a "P&I Advance") of such Periodic Payment. These cash advances are only intended to maintain a regular flow of scheduled principal and interest payments on the Certificates and are not intended to guarantee or insure against losses. As such, the advances are intended to provide liquidity (rather than credit enhancement) to Certificateholders. To the extent described in this Prospectus Supplement, the Trust Fund will pay interest to the Master Servicer or the Trustee, as the case may be, on the amount of any P&I Advance calculated at the prime rate and will reimburse the Master Servicer or the Trustee, as the case may be, for any P&I Advances that are later determined to be not recoverable. See "DESCRIPTION OF THE CERTIFICATES--P&I Advances" in this Prospectus Supplement.


OPTIONAL TERMINATION OF
  THE TRUST FUND ...............   The Trust Fund may be terminated when the
                                   aggregate principal balance of the Mortgage
                                   Loans is less than 1% of the Cut-Off Date
                                   Pool Balance. See "DESCRIPTION OF THE
                                   CERTIFICATES--Termination" in this Prospectus
                                   Supplement and in the Prospectus.

REGISTRATION AND
  DENOMINATION ..................  The Offered Certificates will be registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC") in the United States, or in Europe through Cedelbank or The Euroclear System ("Euroclear"). You will not receive a definitive certificate representing your interest in the Trust Fund, except in the limited circumstances described in the accompanying Prospectus. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates" in the Prospectus.

                                   Beneficial interests in the Class A-1, Class
                                   A-2 and Class B Certificates will be offered in minimum denominations of $1,000 actual principal amount and in integral multiples of $1 in excess of those amounts. The Class IO Certificates will be offered in minimum denominations of $1,000,000 notional amount and in integral multiples of $1 in excess of those amounts.

--------------------------------------------------------------------------------


                                      S-16


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--------------------------------------------------------------------------------

MATERIAL FEDERAL
  INCOME TAX CONSEQUENCES .......  One or more separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund (other than any Additional Interest on the ARD Loans). The Certificates will evidence "regular interests" in a REMIC and generally will be treated as debt instruments of such REMIC. Certificateholders' entitlement to a portion of the Additional Interest will be treated as a Grantor Trust Strip Certificate (as defined in the accompanying Prospectus) issued by an entity treated as a grantor trust for United States federal income tax purposes.

                                   Based on expected issue prices, the Class IO
                                   Certificates will, and certain of the classes of Sequential Pay Certificates, depending on their issue prices, may, be treated as having been issued with original issue discount for federal income tax reporting purposes.

                                   For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement and in the Prospectus.

ERISA
CONSIDERATIONS ..................  Subject to important considerations described under "ERISA CONSIDERATIONS" in this
                                   Prospectus Supplement and the accompanying
                                   Prospectus, only the following Certificates may be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts, or other retirement plans and accounts:

                                         Class A-1
                                         Class A-2
                                         Class IO

                                   The Offered Certificates that are
                                   Subordinated Certificates may not be sold to such plans and accounts except as may be permitted under a prohibited transaction exemption available to certain insurance companies using general account assets.

                                   See "ERISA CONSIDERATIONS" in this Prospectus Supplement and in the Prospectus.

SMMEA ELIGIBILITY ...............  We expect that the following Certificates will constitute "mortgage related securities" pursuant to the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"):

                                          Class A-1
                                          Class A-2
                                          Class IO
                                          Class B

                                   See "LEGAL INVESTMENT" in this Prospectus
                                   Supplement and in the Prospectus.

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                                      S-17


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RATINGS .........................  The Offered Certificates will not be issued unless they have received the following
                                   ratings from S&P and DCR (the "Rating
                                   Agencies"):

                                                                      EXPECTED
                                                                     RATING FROM
                                   CLASS                               S&P/DCR
                                   -----                             -----------
                                   Class A-1 ......................    AAA/AAA
                                   Class A-2 ......................    AAA/AAA
                                   Class IO .......................   AAAr/AAA
                                   Class B ........................     AA/AA

                                   The ratings on the Offered Certificates
                                   address the likelihood of the timely receipt of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal equal to the entire Certificate Balance by the Rated Final Distribution Date. The security ratings do not address the frequency of prepayment (whether voluntary or involuntary) of mortgage loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of collection of Additional Interest, default interest, Prepayment Premiums or Yield Maintenance Charges, or the tax treatment of the Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                   As described herein, the amounts payable with respect to the Class IO Certificates consist only of interest. If the Mortgage Pool were to entirely prepay in the initial month, with the result that holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

                                   S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a Class will exhibit no volatility or variability in total return.

                                   A downgrade, qualification (if applicable) or withdrawal of a rating with respect to a Residual Value Insurer, a Tenant or a Guarantor may adversely affect the ratings of the Offered Certificates.

                                   See "RATINGS" in this Prospectus Supplement and "RISK FACTORS--Limited Nature of Ratings on Certificates" in the Prospectus for further explanation of the ratings, the limitations and restrictions on the ratings and the conclusions that may not be drawn from a rating.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               THE MORTGAGE LOANS

GENERAL .........................  It is expected that the Mortgage Loans will have the following approximate
                                   characteristics as of the Cut-Off Date. Where a Mortgage Loan is secured by multiple properties, statistical information in this Prospectus Supplement relating to geographical locations and property types of the Mortgaged Properties is based on the loan amount allocated to each such property. Such allocation is based on the relative appraised values of such properties. In addition, wherever information is presented in this Prospectus Supplement with respect to LTVs or DSC Ratios, the LTV or DSC Ratio of each Mortgaged Property securing a Mortgage Loan secured by multiple Mortgaged Properties is assumed to be the weighted average LTV or DSC Ratio of such Mortgage Loan. The totals in the following tables may not add up to 100% due to rounding.


                                   Number of Mortgage Loans ..........................             156
                                   Number of Mortgaged Properties ....................             165
                                   Cut-Off Date Pool Balance .........................    $885,738,326
                                   Minimum Cut-Off Date Balance ......................        $574,113
                                   Maximum Cut-Off Date Balance ......................     $50,000,000
                                   Average Cut-Off Date Balance ......................      $5,677,810

                                   Weighted Average Loan to Value Ratio(1) ...........            72.7%

                                   Weighted Average Debt Service Coverage Ratio(1) ...            1.35x

                                   Weighted Average LTV at Stated Maturity ...........            64.1%

                                   Range of Mortgage Rates ...........................     6.220-9.125%

                                   Weighted Average Mortgage Rate ....................           8.005%

                                   Range of Remaining Term to Maturity or
                                     Anticipated Repayment Date (months) .............          57-239

                                   Weighted Average Remaining Term to Maturity or
                                     Anticipated Repayment Date (months) .............             116

                                   Range of Remaining Amortization Term
                                     (months) (2) ....................................         177-360

                                   Weighted Average Remaining Amortization Term
                                     (months)(2) .....................................             345

                                   Weighted Average Occupancy Rate(3) ................            95.6%

                                   --------

                                   (1) The Weighted Average Loan to Value Ratio and the Weighted Average DSC Ratio information shown above does not reflect the 7 Credit Lease Loans, or approximately 3.15% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios at origination that range from 1.00x - 1.05x and loan to value ratios at origination that generally range from 90-100%. Credit Lease Loans are generally underwritten based upon the creditworthiness of the Tenant leasing the related Mortgaged Property or the related Guarantor.

                                   (2)  Excludes 1 Mortgage Loan representing
                                        5.65% of the Cut-Off Date Pool Balance
                                        which is interest only throughout the
                                        loan term.

                                   (3)  The Weighted Average Occupancy Rate
                                        information shown above excludes all
                                        hospitality properties, representing
                                        approximately 11.89% of the aggregate
                                        principal balance of all Mortgage Loans
                                        as of the Cut-Off Date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


SECURITY FOR THE
  MORTGAGE LOANS ................    o  Generally, all of the Mortgage Loans are
                                        non-recourse obligations of the related
                                        borrowers; however, the largest Mortgage
                                        Loan in the Mortgage Pool, or
                                        approximately 5.65% of the Cut-Off Date
                                        Pool Balance, is a full recourse
                                        obligation of the borrower.

                                     o  No Mortgage Loan is insured or
                                        guaranteed by any government agency or
                                        private insurer.

                                     o All of the Mortgage Loans are secured by first lien fee mortgages or leasehold mortgages on commercial or multifamily properties.

PROPERTY ........................  TYPES The following table describes the
                                   Mortgage Loans based upon property type:

                          MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                     PERCENTAGE
                               NUMBER     NUMBER        AGGREGATE        OF
                                 OF         OF           CUT-OFF       CUT-OFF
                              MORTGAGE   MORTGAGED        DATE        DATE POOL
   PROPERTY TYPE                LOANS   PROPERTIES       BALANCE      BALANCE
   -------------                -----   ----------       -------      --------
   Multifamily .............      62        67        $401,310,987        45.31%
   Retail (Anchored) .......      28        29         258,198,820        29.15
   Hospitality .............      16        16          80,120,445         9.05
   Office ..................      10        10          29,100,822         3.29
   Healthcare(1) ...........       2         2          28,879,303         3.26
   Retail (Unanchored) .....      19        19          28,382,890         3.20
   Credit Lease Loans(2) ...       7         7          27,934,858         3.15
   Industrial ..............       6         7          21,383,084         2.41
   Mixed Use ...............       4         5           6,225,938         0.70
   Mobile Home Community ...       1         2           2,452,834         0.28
   Self Storage ............       1         1           1,748,346         0.20
                                 ---       ---        ------------       ------
   Total ...................     156       165        $885,738,326       100.00%
                                 ===       ===        ============       ======

----------------
    (1) Including 1 Mortgage Loan, or approximately 1.19% of the Cut-Off Date Pool Balance, secured by an assisted living facility, and 1 Mortgage Loan, or approximately 2.08% of the Cut-Off Date Pool Balance, secured by a skilled nursing facility.

    (2) Includes 6 hospitality properties, or approximately 2.85% of the Cut-Off Date Pool Balance, and 1 retail property, or approximately 0.30% of the Cut-Off Date Pool Balance.
--------------------------------------------------------------------------------

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                                  [PIE CHART]










GEOGRAPHIC CONCENTRATIONS .......  The Mortgaged Properties are located throughout 32 states and the District of Columbia. The following table lists the number and percentage of Mortgaged Properties in states which have concentrations of Mortgaged Properties above 5.0%:

                 MORTGAGED PROPERTIES BY GEOGRAPHIC CONCENTRATION

                                                    AGGREGATE      PERCENTAGE OF
                                    NUMBER OF        CUT-OFF       CUT-OFF DATE
                                    MORTGAGED         DATE             POOL
                 STATES            PROPERTIES        BALANCE          BALANCE
                 ------            ----------        -------          -------
                 CA ..............      28         $116,142,466       13.11%
                 FL ..............      19          112,165,441       12.66
                 VA ..............      12           87,293,612        9.86
                 GA ..............      13           77,987,477        8.80
                 TX ..............      14           75,431,933        8.52
                 NV ..............       5           51,774,331        5.85
                 PA ..............      10           47,799,615        5.40
                 All other states
                   and DC ........      64          317,143,451       35.81
                                       ---         ------------      ------
                     Total .......     165         $885,738,326      100.00%
                                       ===         ============      ======

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                                      S-21

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PRINCIPAL AND INTEREST
  PAYMENT TERMS .................    o  All of the Mortgage Loans accrue
                                        interest at a fixed rate, other than ARD
                                        Loans, which provide for an adjustment
                                        of fixed interest after a certain date.

                                     o  As of the Cut-Off Date, payments on all
                                        of the Mortgage Loans are due on the
                                        first day of the month, subject to grace periods which do not exceed 10 days.

                                     o  As of the Cut-Off Date, 10 of the
                                        Mortgage Loans, or approximately 10.53%
                                        of the Cut-Off Date Pool Balance, bear
                                        interest on a 30/360 basis, which
                                        includes 1 Mortgage Loan or
                                        approximately 5.65% of the Cut-Off Date
                                        Pool Balance, which is an interest only
                                        loan for the entire term.

                                     o  As of the Cut-Off Date, 146 of the
                                        Mortgage Loans, or approximately 89.47%
                                        of the Cut-Off Date Pool Balance, bear
                                        interest on an Actual/360 basis. Eleven
                                        of such Mortgage Loans, or approximately
                                        15.01% of the Cut-Off Date Pool Balance, have periods during which only interest is due and periods in which principal and interest are due, but in either case interest is calculated on an Actual/360 basis.

                                   The following tables set forth certain
                                   anticipated characteristics of the Mortgage
                                   Loans as of the Cut-Off Date:

                            RANGE OF CUT-OFF DATE BALANCES

                                                   AGGREGATE      PERCENTAGE OF
              RANGE OF              NUMBER          CUT-OFF       CUT-OFF DATE
               CUT-OFF                OF             DATE             POOL
          DATE BALANCES($)           LOANS          BALANCE         BALANCE
          ----------------           -----          -------         -------
        574,113 -  2,000,000 .....      48       $ 66,468,388         7.50%
      2,000,001 -  4,000,000 .....      41        117,590,023        13.28
      4,000,001 -  6,000,000 .....      16         80,333,712         9.07
      6,000,001 -  8,000,000 .....      13         90,728,736        10.24
      8,000,001 - 10,000,000 .....      10         90,863,325        10.26
     10,000,001 - 15,000,000 .....      19        227,979,600        25.74
     15,000,001 - 20,000,000 .....       5         89,393,331        10.09
     20,000,001 - 25,000,000 .....       2         44,400,000         5.01
     25,000,001 - 30,000,000 .....       1         27,981,213         3.16
     45,000,001 - 50,000,000 .....       1         50,000,000         5.65
                                       ---       ------------       ------
     Total: ......................     156       $885,738,326       100.00%
                                       ===       ============       ======


                                RANGE OF MORTGAGE RATES

                                                   AGGREGATE      PERCENTAGE OF
                                    NUMBER          CUT-OFF       CUT-OFF DATE
              RANGE OF                OF             DATE             POOL
          MORTGAGE RATES(%)          LOANS          BALANCE         BALANCE
          -----------------          -----          -------       ------------
          6.220 - 7.249 ..........       9        $96,910,502         10.94%
          7.250 - 7.749 ..........      12         91,929,954         10.38
          7.750 - 8.249 ..........      49        428,099,033         48.33
          8.250 - 8.749 ..........      65        232,821,762         26.29
          8.750 - 9.125 ..........      21         35,977,076          4.06
                                       ---       ------------        ------
              Total: .............     156       $885,738,326        100.00%
                                       ===       ============        ======


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            RANGE OF CUT-OFF DATE DSC RATIOS

                                                    AGGREGATE      PERCENTAGE OF
             RANGE OF                NUMBER          CUT-OFF       CUT-OFF DATE
             DSCRS (X)                 OF             DATE             POOL
          (EXCLUDING CTLS)           LOANS(1)       BALANCE(1)       BALANCE (1)
         ----------------            -------      ----------       -----------
           1.16 - 1.19 (2) ........      3         $ 8,081,424          0.94%
           1.20 - 1.29 ............     79         509,645,348         59.41
           1.30 - 1.39 ............     41         142,790,591         16.65
           1.40 - 1.49 ............     10          62,674,721          7.31
           1.50 - 1.59 ............     11          53,160,208          6.20
           1.60 - 1.84 ............      4          31,451,177          3.67
           1.85 - 2.11 ............      1          50,000,000          5.83
                                       ---        ------------        ------
               Total: .............    149        $857,803,469        100.00%
                                       ===        ============        ======
          ----------
          (1) Excludes 7 Credit Lease Loans, or approximately 3.15% of the Cut-Off Date Pool Balance, secured by credit lease properties. The DSC Ratio for all such Mortgage Loans is generally 1.00x-1.05x. Credit Lease Loans are generally underwritten based upon the creditworthiness of the Tenant leasing the related Mortgaged Property or the related Guarantor.

          (2) Includes 2 Mortgage Loans that are secured by Section 42 multifamily properties which entitle the owners to low-income housing tax credits.

                        RANGE OF CUT-OFF DATE LTV RATIOS

                                                 AGGREGATE         PERCENTAGE OF
              RANGE OF             NUMBER         CUT-OFF          CUT-OFF DATE
        CUT-OFF DATE LTVS(%)         OF             DATE               POOL
          (EXCLUDING CTLS)        LOANS (1)      BALANCE (1)        BALANCE (1)
          ----------------        --------      ------------        ------------
          52.9 - 55.0 ..........       6        $ 62,072,910            7.24%
          55.1 - 65.0 .........       22          74,740,663            8.71
          65.1 - 70.0 ..........      28         123,595,956           14.41
          70.1 - 75.0 ..........      34         166,099,217           19.36
          75.1 - 80.0 ..........      55         421,640,814           49.15
          80.1 - 85.0 ..........       3           7,122,286            0.83
          85.1 - 89.8(2) .......       1           2,531,624            0.30
                                     ---        ------------          ------
              Total: ...........     149        $857,803,469          100.00%
                                     ===        ============          ======

          ----------
          (1) Excludes 7 Credit Lease Loans, or approximately 3.15% of the Cut-Off Date Pool Balance, secured by credit lease properties. The LTV Ratio for all such Mortgage Loans at origination is generally 90-100%. Credit Lease Loans are generally underwritten based upon the creditworthiness of the Tenant leasing the related Mortgaged Property or the related Guarantor.

          (2)  The loan with the highest Cut-Off Date LTV Ratio is secured by a
               Section 42 multifamily property which entitles owners to low-income housing tax credits.

             RANGE OF REMAINING TERM TO MATURITY DATE OR ANTICIPATED
                                 REPAYMENT DATE

                                                  AGGREGATE      PERCENTAGE OF
            RANGE OF               NUMBER          CUT-OFF       CUT-OFF DATE
            REMAINING                OF             DATE             POOL
          TERMS (MOS.)              LOANS          BALANCE         BALANCE
          ------------              -----       ------------      ----------
             49 - 96 ...........      16        $130,891,652         14.78%
             97 - 120 ..........     125         659,852,934         74.50
            121 - 180 ..........       7          60,690,249          6.85
            181 - 240 ..........       8          34,303,491          3.87
                                     ---        ------------        ------
                Total: .........     156        $885,738,326        100.00%
                                     ===        ============        ======


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   AMORTIZATION TYPES

                                                    AGGREGATE      PERCENTAGE OF
                                     NUMBER          CUT-OFF       CUT-OFF DATE
            TYPE OF                    OF             DATE             POOL
         AMORTIZATION                 LOANS          BALANCE         BALANCE
         ------------                 -----          -------         -------
           Amortizing Balloon .......   141       $679,535,328        76.72%
           Interest-Only, then
             Amortizing Balloon .....    11        132,942,437        15.01
           Interest-Only Balloon ....     1         50,000,000         5.65
           ARD ......................     1         12,801,693         1.45
           Fully Amortizing .........     2         10,458,869         1.18
                                        ---       ------------       ------
                                        156       $885,738,326       100.00%
                                        ===       ============       ======


                                   Balloon Loans have amortization schedules significantly longer than their terms to maturity and have substantial principal payments due on their maturity dates, unless prepaid earlier. ARD Loans fully or substantially amortize through their terms to maturity. However, if an ARD Loan is not prepaid by a date set forth in its Mortgage Note, interest will accrue at a higher rate set forth therein and the borrower will be required to apply all cash flow generated by the Mortgaged Property over its regular debt service payments and certain other permitted expenses and reserves to repay principal on the Mortgage Loan. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans," herein.

PREPAYMENT RESTRICTIONS .........  As of the Cut-Off Date, all of the Mortgage
                                   Loans restrict or prohibit voluntary
                                   prepayments of principal in some manner for some period of time.

                        TYPES OF PREPAYMENT RESTRICTIONS

                                        NUMBER     AGGREGATE      PERCENTAGE OF
         TYPE OF                           OF     CUT-OFF DATE     CUT-OFF DATE
  PREPAYMENT RESTRICTION                 LOANS       BALANCE       POOL BALANCE
  ----------------------                 -----       -------       ------------
   Prohibit prepayment for most of the
    term of the Mortgage Loan; but
    permit defeasance after date
    specified in related Mortgage
    Note for most of remaining
    term (1) ............................. 144     $819,166,454        92.48%

   Prohibit prepayment until date
    specified in related Mortgage Note
    and then impose either a Yield
    Maintenance Charge or a
    Prepayment Premium (but not both)
    for most of remaining term (1) .......  11     $ 64,492,653        7.28%

   Prohibit prepayment until date
    specified in related Mortgage Note
    and then allow prepayment
    without a Yield Maintenance
    Charge or a Prepayment Premium
    for remaining term(1) ................   1      $ 2,079,220         0.23%

    ----------
    (1) For the purposes hereof, "remaining term" refers to either remaining term to maturity or Anticipated Repayment Date, as applicable.

                                   See "DESCRIPTION OF THE MORTGAGE
                                   POOL--Additional Mortgage Loan Information"
                                   in this Prospectus Supplement. The ability of the Special Servicer to waive or modify the terms of any Mortgage Loan relating to the payment of a Prepayment Premium or Yield Maintenance Charge will be limited as described
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   in this Prospectus Supplement. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement. We make no representations as to the enforceability of the provisions of any Mortgage Notes requiring the payment of a Prepayment Premium or Yield Maintenance Charge or the ability of the Master Servicer or Special Servicer to collect any Prepayment Premium or Yield Maintenance Charge.

DEFEASANCE ......................  One hundred forty-four (144) of the Mortgage
                                   Loans, or approximately 92.48% of the Cut-Off Date Pool Balance, permit the borrower, under certain conditions, to substitute direct non-callable United States Treasury obligations (the "Defeasance Collateral") as collateral for the related Mortgage Loans (or a portion thereof) following their respective lock-out periods. Upon such substitution, the related Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) will no longer secure such Mortgage Loan. The payments on the Defeasance Collateral are required to be at least equal to an amount sufficient to make, when due, all payments on the related Mortgage Loan or allocated to the related Mortgaged Property. The Master Servicer may not permit borrowers to defease a Mortgage Loan under certain circumstances.

                                   See "RISK FACTORS--Certain Risk Factors
                                   Associated with the Mortgage Loans" and
                                   "DESCRIPTION OF THE MORTGAGE POOL" in this
                                   Prospectus Supplement.

TEN LARGEST MORTGAGE LOANS ......  The following table and summaries describe the ten largest Mortgage Loans in the
                                   Mortgage Pool by Cut-Off Date Balance:


                                TEN LARGEST MORTGAGE LOANS BY CUT-OFF DATE BALANCE

                                                   PERCENTAGE
                                                       OF                                LTV
                            NUMBER    CUT-OFF       CUT-OFF                  CUT-OFF   RATIO AT   CUT-OFF
                              OF       DATE        DATE POOL  PROPERTY      DATE LTV   MATURITY  DATE DSC   MORTGAGE
  LOAN NAME               PROPERTIES  BALANCE       BALANCE     TYPE          RATIO     OR ARD     RATIO      RATE
  ---------               ----------  -------     ----------- --------      ---------   ------   ---------  --------
Washington
  REIT Portfolio ..........    5   $ 50,000,000       5.65%  Multifamily       52.9%     52.9%      2.11x      7.140%
                                                             Retail--
Warner Marketplace ........    1     27,981,213       3.16    Anchored         76.5      68.4       1.21       8.000
Atriums of Kendall
  Apartments ..............    1     22,400,000       2.53   Multifamily       80.0      73.9       1.20       8.030
Falling Water
  Apartments ..............    1     22,000,000       2.48   Multifamily       78.3      71.1       1.20       7.950
Associated--KTC
  Properties ..............    1     19,633,357       2.22   Multifamily       77.0      68.3       1.32       7.500
Hammocks at
  Long Point ..............    1     18,753,048       2.12   Multifamily       79.8      68.8       1.21       7.990
                                                             Healthcare--
Harborview ................    1     18,379,303       2.08    Skilled Nursing  68.1      51.8       1.69       8.375
Aventura Commons                                             Retail--
  Shopping Center .........    1     17,238,955       1.95    Anchored         75.0      67.4       1.27       8.230
Tiburon Apartments ........    1     15,388,668       1.74   Multifamily       69.3      66.7       1.20       8.220
Tustin Plaza Shopping                                        Retail--
  Center ..................    1     14,523,577       1.64    Anchored         79.8      71.5       1.31       7.970
                              --   ------------      -----
Total/Weighted Average ....   14   $226,298,121      25.55%                    71.0%     64.5%      1.47x      7.825%
                              ==   ============      =====

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                                      S-25

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THE WASHINGTON REAL ESTATE
  INVESTMENT TRUST ..............  The Washington Real Estate Investment Trust
                                   ("WRIT") loan is secured by a first lien mortgage on five multifamily properties located in Virginia. The properties range in size from 190 units to 279 units and comprise 1,146 units in aggregate. The property improvements consist of mid-rise and high-rise apartment buildings constructed between 1962 and 1982. As of July 1999, the occupancies at the five properties ranged from 95.2% to 97.9%, with an overall occupancy of 96.3%. The mortgage loan is a ten-year interest-only loan and is a full-recourse loan to WRIT. WRIT has a long-term debt rating from S&P of "A-". WRIT was founded in 1960 and has been a publicly held real estate investment trust for over 35 years. WRIT's real estate portfolio includes 57 income-producing properties comprising approximately eight million square feet of commercial space and over 1,800 multifamily units. WRIT's real estate portfolio is located primarily in the Mid-Atlantic region of the United States.

WARNER MARKETPLACE ..............  The Warner Marketplace loan is secured by a first lien mortgage on a 158,947 square foot anchored retail center constructed in 1999 and located in Canoga Park, California. As of November 1999, the property was 100% occupied. The property is occupied by eight tenants, including such anchors as Bed Bath & Beyond, Sportmart, Borders Books and Good Guys. Each of these tenants has signed a long-term lease which extends beyond the loan term. The sponsor of the borrower is the J.H. Snyder Company. Since being founded over 40 years ago, J.H. Snyder Company has constructed over 4 million square feet of office and retail space and has built over 40,000 homes, primarily in Southern California.


ATRIUMS OF KENDALL APARTMENTS ...  The Atriums of Kendall Apartments loan is secured by a first lien mortgage on a
                                   449-unit apartment complex constructed in
                                   1985 and located in Miami, Florida. As of August 1999, the property was 97.5% occupied. The property improvements consist of 7 five-story elevator buildings. The property was recently renovated at a cost of approximately $3.1 million. The sponsor of the borrower is Ceebraid-Signal Corporation. Ceebraid Signal Corporation was founded in 1950 and currently owns and manages approximately 12,000 multifamily units, located primarily in Florida and the Northeast United States. The Atriums of Kendall Apartments loan is cross-collateralized and cross-defaulted with two other mortgage loans in the mortgage pool (control numbers 11 and 18). In aggregate, the three cross-collateralized loans have a Cut-Off Date Balance of $48 million. Under separate cash pledge agreements, the borrower has pledged an aggregate cash deposit of $1,500,000 ($1,227,000 with respect to the
                                   Atriums of Kendall Apartments loan) as
                                   additional collateral. If an event of default occurs under any of the three Ceebraid-Signal loans, the lender may apply the pledged deposit to repay the loan. The cash deposit will be released to the borrower if, at any time before April 1, 2000, the combined DSCR for the three loans is at least 1.20x during the trailing twelve month period and the LTV is at least 80% based upon an appraisal performed at such time. The cash deposit may also be released in part at periodic intervals between April 1, 2000 and December 1, 2003 to the extent that the net operating income of the Mortgaged

--------------------------------------------------------------------------------

                                      S-26
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                                   Property, together with the remaining amount
                                   on deposit, would be sufficient to cover 1.20 times the debt service on the Mortgage Loan based on specific assumptions. If these tests are not satisfied by December 1, 2003, the cash deposit may be applied in full to prepay the loan in accordance with the terms of the Mortgage Note. See "Risk Factors--Significant Affiliated Sponsor Concentrations" for information regarding the Ceebraid-Signal Portfolio.


FALLING WATER APARTMENTS ........  The Falling Water Apartment loan is secured by a first lien mortgage on a 288-unit luxury apartment complex constructed in 1998 and located in Las Vegas, Nevada. The property is located in an affluent area of Las Vegas and is adjacent to The Players Club at the Canyons Golf Course. The borrower was required to post an irrevocable letter of credit in the amount of $10,000,000 in favor of the lender due to the limited operating history of the newly constructed property. The letter of credit expires on July 1, 2000 and is extendable through August 1, 2004. The letter of credit will be released to the borrower if, at any time before August 1, 2004, the DSCR is at least 1.20x during the trailing twelve month period and the LTV is at least 80% based upon an appraisal performed at such time. The letter of credit may also be released in part at periodic intervals between July 1, 2000 and August 1, 2004 to the extent that the net operating income of the Mortgaged Property, together with the remaining amount available to be drawn under the letter of credit, would be sufficient to cover 1.20 times the debt service on the Mortgage Loan based on specified assumptions. If these tests are not satisfied before August 1, 2004, the proceeds of the draw on the letter of credit may be applied to repay the loan in accordance with the terms of the Mortgage Note. The sponsor of the borrower is The Olen Companies, a real estate management and development company founded in 1973 that owns and operates over three million leaseable square feet of commercial property and over 6,400 multifamily units nationally.


ASSOCIATED--KTC .................  The KTC Properties loan is secured by a first lien mortgage on a multifamily property
                                   located in Toledo, Ohio. The property
                                   contains a total of 506 units contained in 101 two-story buildings. The property covers 606,009 square feet of gross building area, and the net rentable area is 560,171 square feet. Unit mix includes 333 two-bedroom units and 173 three-bedroom units. The complex was built in 1985. As of August of 1999, the occupancy was at 91.1%. Amenities of the property include an outdoor pool, clubhouse facility, and playground. The borrowing entity is owned 100% by Associated Estates Realty Corporation "AERC". AERC is an owner, manager and developer specializing in multifamily properties which has been in business for over 30 years. AERC currently owns, manages, or is a joint venture partner in over 35,000 units in more than 150 properties located in 15 states. On October 22, 1999, Moody's lowered its rating of AERC's senior unsecured debt from "B1" to "B2," and on November 22, 1999, S&P lowered its rating of AERC's senior unsecured debt from "BB+" to "BB-". See "RISK FACTORS--Risks Associated with Borrower Concentrations, Borrowers under Common Control and Related Borrowers" and--"Risks Related to the Borrower's Form of Entity" in this Prospectus Supplement.

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                                      S-27
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HAMMOCKS AT LONG POINT
  APARTMENTS ....................  The Hammocks at Long Point loan is secured by a first lien mortgage on a Class A apartment complex located in Wilmington Island, Georgia. The property location is approximately 15 miles east of Savannah, Georgia. The 308-unit complex was constructed in 1997. Improvements include 15 two- and three-story apartment buildings, a fitness center, clubhouse, outdoor pool and tennis courts. As of October 1999, the property was 95.5% occupied. The sponsor of the borrower is Merry Land Properties, Inc., which currently owns and manages over 2,500 apartment units in the Southeast United States.

HARBORVIEW ......................  The Harborview loan is secured by a first lien mortgage on a healthcare facility
                                   located in Jersey City, New Jersey. Built in
                                   1984, this .91 acre site contains a
                                   five-story skilled nursing facility that contains 180 beds and a total of 68,000 square feet. The facility features a dining room, day care room, nursing stations, small lounges, physical and occupational therapy rooms, activity rooms, and a recreation room. Occupancy has been at 99% for 1995, 1996, 1997, and 1998. Currently, a waiting list is also maintained for the property. The borrowing entity is Harborview Holding, LLC. The management company, Jersey City Healthcare Providers LLC, currently manages 3,283 long-term beds throughout New Jersey.

AVENTURA COMMONS
  SHOPPING CENTER ...............  The Aventura Commons Shopping Center loan is secured by a first lien mortgage on an
                                   anchored retail center located in Aventura, Florida. The property consists of an 11.35-acre site improved with a 127,846 square foot retail center, consisting of four anchored tenant buildings and one outparcel retail building with two tenants. As of September 1999, the center was 100% leased to such anchors as Best Buy Stores, Whole Foods Market and PetsMart, and is situated adjacent to a Target store. Built in phases from 1997 to 1998, the subject is situated on Highway 1 approximately 20 miles north of Miami. The sponsors of the borrower are principals of the Aztec Group, Inc. and Berkowitz Development Corp.

TIBURON APARTMENTS ..............  The Tiburon Apartments loan is secured by a first lien mortgage on a 362-unit garden apartment complex located in Dallas, Texas. The complex was constructed in 1980. The property was 94.5% occupied as of July 1999. The subject property is located in the North Dallas area and is situated at the northwest quadrant of Preston Road and Belt Line Road, which is considered one of the busiest intersections in Dallas. The sponsor of the borrower is Alliance Holdings, a privately owned real estate investment, development and finance firm which primarily concentrates on multifamily properties. Headquartered in Chicago, Alliance Holdings maintains offices in Houston, Dallas and Atlanta. Alliance Holdings and its affiliates own interests in a portfolio of more than 25,000 apartment units.

TUSTIN PLAZA SHOPPING
    CENTER ......................  The Tustin Plaza Shopping Center loan is secured by a first lien mortgage on a 91,411 square foot anchored retail shopping center located in Tustin, California. The improvements were constructed in 1986. The shopping center was 93.8% occupied by 30 tenants as of June 1999. The property is anchored by Office Depot, which occupies 25.4% of the center's net rentable area. Office Depot's lease extends until December 2014.

                                  RISK FACTORS

     O YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS (AS WELL AS THE RISK FACTORS SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS) BEFORE MAKING YOUR INVESTMENT DECISION. ADDITIONAL RISKS ARE DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT UNDER SEPARATE HEADINGS IN CONNECTION WITH DISCUSSIONS REGARDING PARTICULAR ASPECTS OF THE MORTGAGE LOANS OR THE CERTIFICATES.

     O THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

     O IF ANY OF THE FOLLOWING RISKS ARE REALIZED, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

     O THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

CERTAIN RISKS ASSOCIATED WITH THE CERTIFICATES

     Limited Assets. Distributions on your Certificates will depend on payments received on the Trust Fund assets, which consist primarily of the Mortgage Loans. Therefore, you should carefully consider the risks associated with the Mortgage Loans and the Mortgaged Properties described in this Prospectus Supplement and in the Prospectus.

     Certain Yield and Maturity Considerations. Your yield on the Offered Certificates may be adversely affected by the rate, amount and timing of principal payments (or, in the case of the Class IO Certificates, the reduction in the notional amounts of the IO Components) on your Certificates. The following factors affect the rate and timing of payments on the Certificates:

     o The rate, amount and timing of principal payments and collections on the Mortgage Loans, particularly voluntary prepayments, may be affected by:

          o The level of prevailing interest rates (if interest rates fall, borrowers will have an increased incentive to refinance their Mortgage Loans, which may result in prepayments).

          o Restrictions and penalties on voluntary prepayments in the terms of the Mortgage Loans. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage
               Loans--Prepayment Provisions" in this Prospectus Supplement.

          o    The availability of mortgage credit.

          o Other economic, demographic, geographic, tax and legal factors that affect the timing of payments on the Mortgage Loans.

          o    The terms of the Mortgage Loans.

     o Principal losses or payment delays with respect to Mortgage Loans due to defaults, casualties or condemnations whether before or after the scheduled maturity date of the Mortgage Loans. Losses on the Mortgage Loans and certain expenses of the Trust Fund will be allocated to reduce the Certificate Balance of certain Classes of the Certificates.

     o Involuntary prepayments with respect to Mortgage Loans during any applicable lockout period due to defaults, casualties or condemnations.

     o The order of priority of distributions of principal in respect of the Sequential Pay Certificates. As described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Application of the Available Distribution Amount", the Principal Distribution Amount for each Distribution Date will be distributable to each class of Sequential Pay Certificates in alphabetical and, if applicable, numerical order and no class of Sequential Pay Certificates will be entitled to distributions of principal until the Certificate Balance of each class of Certificates with an earlier alphabetical and, if applicable, numerical designation has been reduced to zero, except that if on any Distribution Date on which the Certificate Balances of the Class B through Class N Certificates have been reduced to zero, but the Class A-1 and Class A-2 Certificates remain outstanding, distributions of principal will be made pro rata to the Class A-1 and A-2 Certificates. Therefore, the actual rate of principal payments on the Mortgage Loans may have different effects on the yields of the respective classes of Offered Certificates.

     The yield on the Class IO Certificates is particularly sensitive to the rate and timing of principal payments on the Mortgage Loans and the Sequential Pay Certificates. Investors in the Class IO Certificates should consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure to fully recoup your initial investment. Any payment in reduction of the Certificate Balance of any class of Sequential Pay Certificates and any losses allocated in reduction of the Certificate Balance of any class of Sequential Pay Certificates will also result in a corresponding reduction in the notional amount of the related IO Component. Thus, the yield on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments on the Mortgage Loans, and the more quickly the notional amount of any IO Component is reduced, the greater the negative effect will be on the yield of the Class IO Certificates, to the extent such effect is not offset by distributions to you of a portion of any applicable Prepayment Premiums or Yield Maintenance Charges as described under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges" in this Prospectus Supplement.

     You should also consider that the Mortgage Loans may not require the payment of Prepayment Premiums or Yield Maintenance Charges in the event of involuntary prepayments resulting from casualty or condemnation. Also, in the event of a liquidation of a Mortgage Loan following a default, the liquidation proceeds may be insufficient to cover any Prepayment Premium or Yield Maintenance Charge, together with all principal, interest and other sums that may be due and owing in respect of such Mortgage Loan, or the obligation to pay such Prepayment Premium or Yield Maintenance Charge under those circumstances may be unenforceable.

     In addition, if a Mortgage Loan Seller repurchases any Mortgage Loan from the Trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the Certificates with the same effect as if the Mortgage Loan had been prepaid in part or in full, except that no Prepayment Premium or Yield Maintenance Charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your Certificates.

     The yield on your Certificates also will be affected by the rate, amount and timing of losses attributable to defaults on the Mortgage Loans, the severity of such losses and the extent to which such losses and related expenses are applied in reduction of the actual or notional principal amount of your Certificates or otherwise reduce the amount of funds available for distribution on your Certificates. Generally, the Non-Offered Certificates are subordinate in right and time of payment to the Offered Certificates and will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans prior to the Offered Certificates; and the Class B Certificates are subordinate in right and time of payment to the Class IO, Class A-1 and Class A-2 Certificates and will bear such shortfalls and losses prior to the Class A-1 and Class A-2 Certificates, in reverse alphabetical order of class designation. The Class A-1 and Class A-2 Certificates will bear shortfalls in collections and losses pro rata, in proportion to their respective outstanding Certificate Balances. However, until the first Distribution Date after the aggregate of the Certificate Balances of the Class B Certificates and the Non-Offered Certificates (together, the "Subordinate Certificates") has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. As a result, the shortfalls and losses allocated to the Class A Certificates generally will have a greater effect on the Class A-2 Certificates than on the Class A-1 Certificates. Investors in the Class IO Certificates should also consider that any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the corresponding IO Component. See "DESCRIPTION OF THE CERTIFICATES--Subordination; Allocation of Losses and Certain Expenses" in this Prospectus Supplement and "DESCRIPTION OF THE

CERTIFICATES--Distributions", "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and in the accompanying Prospectus.

     The Pass-Through Rate applicable to each IO Component will be variable and will be equal to the excess, if any, of the Weighted Average Net Mortgage Rate from time to time, over the Pass-Through Rate on the Class of Sequential Pay Certificates related to such IO Component. Accordingly, the Pass-Through Rate applicable to each such IO Component and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations. The yield on the Class B and Class IO Certificates could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates since those classes bear interest at a rate limited by the Weighted Average Net Mortgage Rate of the Mortgage Loans. The Pass-Through Rate on the Class B Certificates may be limited by the weighted average of the net interest rates on the Mortgage Loans even if principal prepayments do not occur. See "DESCRIPTION OF THE CERTIFICATES--Distributions" and "Subordination; Allocation of Losses and Certain Expenses" in this Prospectus Supplement and "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and in the accompanying Prospectus.

     Risks Relating to Enforceability of Yield Maintenance Charges and Prepayment Premiums. Provisions requiring Yield Maintenance Charges or Prepayment Premiums may not be enforceable in some states or under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a Yield Maintenance Charge or Prepayment Premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable Yield Maintenance Charge or Prepayment Premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on Certificateholders as a prepayment, we cannot assure you that a court would not interpret those provisions as requiring a Yield Maintenance Charge or Prepayment Premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law or usurious.

     Risks Relating to Certain Payments. To the extent described in this Prospectus Supplement, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed Advances. This interest will generally accrue from the date on which the related P&I Advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the Special Servicer is entitled to compensation for such special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on Advances and the payment of compensation to the Special Servicer may lead to shortfalls in amounts otherwise distributable on your Certificates.

     Potential Conflicts of Interest. Certain holders of the Subordinate Certificates have the right to appoint the Controlling Class Representative and, at their cost, to replace the Special Servicer. The Special Servicer may own such Subordinate Certificates or be affiliated with such Subordinate Certificateholders. First Union National Bank, or a commercial paper conduit administered by First Union Securities, Inc., may also own such Subordinate Certificates or be affiliated with Subordinate Certificateholders. The actions of the Special Servicer and the Master Servicer will be governed by the terms of the Pooling and Servicing Agreement. However, the Master Servicer is responsible for the servicing of the non-Specially Serviced Mortgage Loans and making determinations regarding when Mortgage Loans become Specially Serviced Mortgage Loans, and the Special Servicer will have considerable latitude in determining whether to liquidate or modify troubled Mortgage Loans. The Special Servicer may, especially if it owns Subordinate Certificates, have interests when dealing with troubled Mortgage Loans that are in conflict with those of holders of Offered Certificates. For example, a Special Servicer could seek to mitigate the potential for loss to its class from a troubled Mortgage Loan by deferring enforcement in the hope of maximizing future proceeds. Such action could result in less proceeds to the Trust Fund than would have been realized if earlier action had been taken. The Special Servicer or an affiliate thereof will not be prohibited from purchasing any class of Certificates.

     Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information (the "Year 2000 Problem"). The Year 2000 Problem is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The collection of payments on the Mortgage Loans, the servicing of the Mortgage Loans and the distributions on your Certificates are highly dependent upon computer systems of the Master Servicer, the Special Servicer, the Trustee, the borrowers and other third parties. We have been advised by the Master Servicer, the Special Servicer and the Trustee that, with respect to those computer systems identified as being critical for the performance and servicing functions described in this Prospectus Supplement, their mission-critical computer systems and applications are year 2000 compliant. However, we have not made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. If the Master Servicer, the Special Servicer or the Trustee is unable to complete such modifications by the year 2000 or if the borrowers or other third parties are not year 2000 compliant, the ability of the Master Servicer, the Special Servicer or the Trustee to service the Mortgage Loans and make distributions to the Certificateholders, respectively, may be materially and adversely affected.

     DTC has further advised us that management of DTC is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Year 2000 Problems. DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's direct and indirect participants and third-party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant and (ii) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     Limited Liquidity for Offered Certificates. There is currently no secondary market for the Offered Certificates. While each of the Underwriters currently intends to make a secondary market in the Offered Certificates, neither is under any obligation to do so. Accordingly, we can give no assurance that a secondary market for your Certificates will develop. Moreover, if a secondary market does develop, we can give no assurance that it will provide you with liquidity of investment or that it will continue for the life of your Certificates. Any such secondary market may provide less liquidity to you than any comparable market for securities that evidence, for example, interests solely in single-family mortgage loans. Lack of liquidity could result in a substantial decrease in the market value of your Certificates. The market value of your Certificates may also be affected by many other factors, including the then prevailing interest rates. Your Certificates will not be listed on any securities exchange or traded in any automated quotation system of any registered securities association such as NASDAQ.

     Lack of Control Over Trust Fund. You and other Certificateholders generally will not have a right to vote and will not have the right to make decisions with respect to the administration of the Trust Fund. See "SERVICING OF THE MORTGAGE LOANS--General" in this Prospectus Supplement. Such decisions are generally made, subject to the express terms of the Pooling and Servicing Agreement, by the Master Servicer, the Special Servicer or the Trustee, as applicable. Any decision made by one of those parties in respect of the Trust Fund, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other Certificateholders would have made and may negatively affect your interests.

CERTAIN RISK FACTORS ASSOCIATED WITH THE MORTGAGE LOANS

     Risks of Lending on Income-Producing Properties. The Mortgaged Properties consist entirely of income-producing real estate. Lending which is secured by income-producing real estate is generally viewed as exposing a lender (and your investment in the Trust Fund) to a greater risk of loss than lending which is secured by single-family residences. Income-producing property lending typically involves larger loans than single-family lending. In addition, and unlike loans which are secured by single-family residences, repayment of loans which are secured by income-producing real property depends upon the ability of the related real estate project:

     o to generate income sufficient to pay operating expenses and leasing commissions, to make necessary repairs, tenant improvements and capital improvements and to pay debt service; and

     o in the case of loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the loan at maturity by sale or refinancing.

A number of factors, many beyond the control of the property owner, may affect the ability of an income-producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

     o    economic conditions generally and in the area of the project;

     o    the age, quality, functionality and design of the project;

     o the degree to which the project competes with other projects in the area;

     o    changes or continued weakness in specific industry segments;

     o    increases in operating costs;

     o the willingness and ability of the owner to provide capable property management and maintenance;

     o the degree to which the project's revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    the location of a Mortgaged Property;

     o whether a Mortgaged Property can be easily converted to alternative uses;

     o    an increase in vacancy rates;

     o perceptions regarding the safety, convenience and attractiveness of such properties;

     o    vulnerability to litigation by tenants and patrons; and

     o    environmental contamination caused by adjacent properties.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower's ability to repay the loan may be impaired and the resale value of the property, which is substantially dependent upon the property's ability to generate income, may decline. Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the Mortgaged Properties. Although some of the Mortgage Loans require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, the availability of credit for refinancing and changes in interest-rate levels that may adversely affect the value of a project (and thus the borrower's ability to sell or refinance) without necessarily affecting the ability to generate current income.

Other factors are more general in nature, such as:

     o national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

     o local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

     Risks Relating to Certain Property Types. In addition, particular types of income properties are exposed to particular risks. For instance:

     o Multifamily Projects. Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Multifamily properties secure 62 of the Mortgage Loans, or approximately 45.31% of the Cut-Off Date Pool Balance. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

          o the physical attributes of the apartment building (for example, its age, appearance and construction quality);

          o the location of the property (for example, a change in the neighborhood over time);

          o the ability of management to provide adequate maintenance and insurance;

          o    the types of services and amenities that the property provides;

          o    the property's reputation;

          o the level of mortgage interest rates (which may encourage tenants to purchase rather than lease housing);

          o    the presence of competing properties;

          o    adverse local or national economic conditions; and

          o    state and local regulations.

     Two (2) of the Mortgaged Properties representing approximately 0.52% of the Cut-Off Date Pool Balance entitle their owners to receive low income housing tax credits under Section 42 of the Code. The tax credit provisions impose limits on the amount of gross rents that can be charged to tenants and require the property owner to comply with tenant income restrictions during established compliance periods. These limitations and restrictions may adversely affect the value and operation of a multifamily project upon which low income tax credits have been taken. In addition, the owner's failure to comply with these limits and restrictions may result in the prospective loss or recapture of previously taken tax credits which may have an adverse effect on the borrower.

     o Shopping Centers and Other Retail Properties. Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, including the popularity of home shopping networks, shopping via Internet web sites and telemarketing. A particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

     In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant at its store, notwithstanding its continued payment of rent after "going dark," may have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. Retail properties, including shopping centers, secure 48 of the Mortgage Loans, or approximately 32.66% of the Cut-Off Date Pool Balance.

     o Hospitality Properties. Hospitality Properties are affected by various factors, including location, quality, management ability, amenities and franchise affiliation (or lack thereof). Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties. The successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under any franchise license agreement. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure). Hospitality properties secure 22 of the Mortgage Loans, or approximately 11.89% of the Cut-Off Date Pool Balance, of which 6 Mortgage Loans, or approximately 2.85% of the Cut-Off Date Pool Balance, are Credit Lease Loans.

Factors that may adversely affect the economic performance of a hotel include:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the existence or construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses. Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     o Office Properties. Office properties may require their owners to expend significant amounts of cash to pay for general capital improvements, tenant improvements and costs of re-leasing space. Office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive. Office properties secure 10 of the Mortgage Loans, or approximately 3.29% of the Cut-Off Date Pool Balance.

In addition, a large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o    the desirability of the area as a business location; and

     o the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

     o Residential Healthcare Facilities. Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. Residential healthcare facilities secure 2 of the Mortgage Loans or approximately 3.26% of the Cut-Off Date Pool Balance.

Factors that may affect the economic performance of a residential healthcare facility include:

     o The failure of any such borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

     o In the event of foreclosure, we cannot ensure that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

     o We cannot ensure that a new license could be obtained or that the related Mortgaged Property would be adaptable to other uses. To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

     o Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, the Depositor can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected.

     o Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     o Other factors that may adversely affect the value and successful operation of a healthcare property include:

          o    increasing governmental regulation and supervision;

          o a decline in the financial health, skill or reputation of the operator;

          o    increased operating expenses; and

          o competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

                    See "RISK FACTORS--Risks to Lenders Associated with Certain Income Producing Loans and Mortgaged Properties--Risks Associated with Mortgaged Loans Secured by Residential Healthcare Facilities" in the Prospectus.

     o Self Storage Facilities. Self storage facilities are also part of a market that contains low barriers to entry. In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed herein did not include an inspection of the contents of the self-storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See "--Environmental Law Considerations" below. Due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties. In addition, because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses. Self storage properties secure 1 of the Mortgage Loans, or approximately 0.20% of the Cut-Off Date Pool Balance.

     Certain Risks Associated with Credit Lease Loans. Seven (7) of the Mortgage Loans, or approximately 3.15% of the Cut-Off Date Pool Balance, are Credit Lease Loans (as defined in this Prospectus Supplement). The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant (as defined in this Prospectus Supplement) or guarantor of the Credit Lease (the "Guarantor"), if any, of monthly rental payments and other payments due under the terms of its Credit Lease.

     A downgrade, qualification or withdrawal in the credit rating of a Residual Value Insurer, a Tenant and/or a Guarantor may adversely affect the rating of your Certificates.

     In addition, because the ability of a borrower to make payments on the related Credit Lease Loan is dependent on revenue from a single Tenant, in the event of a default under a Credit Lease or the associated guarantee, as the case may be, the related borrower may not have the ability to make required payments on such Credit Lease Loan until the premises are re-let. If a payment default on the Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Mortgage Property to recover amounts due under the Credit Lease Loan, and will also be entitled to pursue any available remedies against the defaulting Tenant and any Guarantor.

     Any failure by the provider of any residual value policy to pay under the terms of any such policy, or any downgrade of the credit rating of such provider, may have an adverse effect on the ratings of your Certificates. See "DESCRIPTION OF THE MORTGAGE POOL--Credit Lease Loans" and "--Risks Associated with Balloon Loans" in this Prospectus Supplement.

     Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses. Some of the Mortgaged Properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such Mortgaged Property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity or private mortgage insurer (other than certain Credit Lease Loans with respect to which a residual value insurance policy is in effect). We have not evaluated the significance of the recourse provisions of Mortgage Loans that may permit recourse against the related borrower or another person in the event of a default. Accordingly, other than one (1) Mortgage Loan (control number 1), representing 5.65% of the Cut-Off Date Pool Balance, you should assume all of the Mortgage Loans are nonrecourse loans; recourse in the case of default will be limited to the related Mortgaged Property. However, in certain circumstances the Mortgage Loan Sellers will be obligated to repurchase or substitute a Mortgage Loan if (i) there is a defect with respect to certain of the documents relating to such Mortgage Loan or (ii) certain of their respective representations or warranties concerning such Mortgage Loan are breached, and such defect or breach materially and adversely affects the interests of the Certificateholders and is not cured as required. There can be no assurance that the applicable Mortgage Loan Seller will be in a financial position to effect such repurchase or substitution.

     Environmental Law Considerations. If an adverse environmental condition exists with respect to a Mortgaged Property, the Trust Fund will be subject to certain risks including the following:

     o a diminution in the value of such Mortgaged Property or the inability to foreclose against such Mortgaged Property;

     o the potential that the related borrower may default on the related Mortgage Loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     o liability for clean-up costs or other remedial actions, which could exceed the value of such Mortgaged Property or the unpaid balance of the related Mortgage Loan; and

     o the inability to sell the related Mortgage Loan in the secondary market or to lease such Mortgaged Property to potential tenants.

     Under certain federal and state laws, federal and state agencies may impose a statutory lien over the subject property to secure the reimbursement of remedial costs incurred by these agencies to correct environmental conditions. This lien may be prior to the lien of an existing mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure by the Special Servicer on such Mortgaged Property in the event of a default by the related borrower.

     Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other categories of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required remediation and the owner's liability therefor is generally not limited under applicable laws. Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the Trust Fund) may be found to be an "owner" or "operator" of the related Mortgaged Property if it is determined that the lender actually participated in the management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required removal or remediation of hazardous substances. The Trust Fund's potential exposure to liability for cleanup costs will increase if the Trust Fund, or an agent of the Trust Fund, actually takes possession of a Mortgaged Property or control of its day-to-day operations. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Environmental Considerations" in the Prospectus, and "DESCRIPTION OF THE MORTGAGE POOL--Assessments of Property Condition--Environmental Assessments" in this Prospectus Supplement.

     A third-party environmental consultant conducted a "Phase I" environmental site assessment (or updated a previously conducted "Phase I" environmental site assessment) with respect to each Mortgaged Property. A "Phase II" environmental site assessment was also performed on certain Mortgaged Properties. In each case where the "Phase

I" or "Phase II" environmental site assessment or update revealed a material adverse environmental condition or circumstance at any Mortgaged Property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken--

     o an environmental insurance policy, having the characteristics described below was obtained from a third-party insurer; or

     o either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or
          (ii) remediation in accordance with applicable law has been performed; or

     o an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents.

     There can be no assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the underlying real properties could be adversely affected by Tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

     With respect to four (4) Mortgage Loans, or approximately 1.62% of the Cut-Off Date Pool Balance, borrowers were required to purchase a secured creditor impaired property environmental insurance policy in lieu of or in addition to environmental escrows established, provided: (i) the policy premium for the term is fully paid and the deductible either escrowed or is less than or equal to $25,000, (ii) at issuance, the issuer has a claims paying ability of not less than "AA" by S&P or if not rated by S&P, such comparable rating by another nationally recognized statistical rating agency, and (iii) the policy is in an amount not less than the full principal amount of the loan. There can be no assurance, however, that should such coverage be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

     The Pooling and Servicing Agreement will require that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, we can give no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans," "RISK FACTORS-- Environmental Liability May Affect Lien on Mortgaged Property and Expose Lender to Costs" and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Environmental Considerations" in the Prospectus.

     Risks Associated with Balloon Loans and ARD Loans. One hundred fifty-three
(153) of the Mortgage Loans, or approximately 97.37% of the Cut-Off Date Pool Balance, including one interest-only Mortgage Loan which represents approximately 5.65% of Cut-Off Date Pool Balance, provide for Periodic Payments based on amortization schedules significantly longer than their respective remaining terms to maturity and a balloon payment on their respective maturity dates (such Mortgage Loans, the "Balloon Loans"). One (1) of the Mortgage Loans, or approximately 1.45% of the Cut-Off Date Pool Balance, is an ARD Loan.

     o A borrower's ability to make a Balloon Payment or repay its ARD Loan on the Anticipated Repayment Date typically will depend upon its ability either to refinance fully the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make such payment.

     o Whether or not losses are ultimately sustained, any delay in the collection of a Balloon Payment on the maturity date or repayment on the Anticipated Repayment Date that would otherwise be distributable on your Certificates will likely extend the weighted average life of your Certificates.

     o The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the Mortgaged Property, the financial condition and operating history of the borrower and the Mortgaged Property, tax laws, prevailing general and regional economic conditions and the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

We cannot assure you that each borrower under a Balloon Loan or an ARD Loan will have the ability to repay the principal balance of such Mortgage Loan on the related Maturity Date or Anticipated Repayment Date, as applicable. For additional description of risks associated with Balloon Loans, see "RISK FACTORS--Balloon Payments on Mortgage Loans; Heightened Risk of Borrower Default" in the Prospectus.

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling and Servicing Agreement permits the Special Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is imminent; subject, however, to the limitations described under "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement. We cannot ensure, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable on your Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan, will likely extend the weighted average life of your Certificates. See "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and in the Prospectus.

     Risks Associated with Borrower Concentration, Borrowers under Common Control and Related Borrowers. Certain borrowers under the Mortgage Loans are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related Mortgage Loans or Mortgaged Properties could also affect other Mortgage Loans or Mortgaged Properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the Mortgaged Properties of that borrower and its affiliates and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, they could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or they could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related Mortgage Loans. In particular, such person experiencing financial difficulty or becoming subject to a bankruptcy proceeding may have an adverse effect on the funds available to make distributions on the Certificates and may lead to a downgrade, withdrawal or qualification (if applicable) of the ratings of the Certificates.

     Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of Mortgage Loans; and

     o have common general partners which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of Mortgage Loans.

                                   SIGNIFICANT AFFILIATED SPONSOR CONCENTRATIONS

                                   NUMBER                   PERCENTAGE                   CUT-OFF   LTV RATIO   CUT-OFF
                                     OF         CUT-OFF     OF CUT-OFF                     DATE    AT STATED    DATE
            SPONSOR                LOANS/        DATE          DATE       PROPERTY         LTV     MATURITY      DSC      MORTGAGE
             NAME                PROPERTIES     BALANCE    POOL BALANCE     TYPE          RATIO     OR ARD      RATIO       RATE
             ----                ----------     -------    ------------   --------        -----     ------      -----      ------
Associated Estates Realty
  Corporation ...............       5/5       $55,938,589      6.32%     Multifamily       76.0%     66.5%       1.27x     7.536%
Merry Land Properties, Inc...       6/6        50,591,201      5.71      Multifamily       76.8      68.3        1.23      7.981
Washington REIT Portfolio ...       1/5        50,000,000      5.65      Multifamily       52.9      52.9        2.11      7.140
Alliance Holdings ...........       5/5        49,315,614      5.57      Multifamily       75.6      72.7        1.21      8.220
Ceebraid-Signal Corp. .......       3/3        48,000,000      5.42      Multifamily       80.0      73.6        1.22      8.030
Zenith Management Co. .......       6/6        39,346,683      4.44      Hospitality       71.3      64.3        1.46      8.250
The Olen Co. ................       2/2        34,800,000      3.93      Multifamily       78.9      71.7        1.20      7.939
J.H. Synder Co. .............       1/1        27,981,213      3.16    Retail-Anchored     76.5      68.4        1.21      8.000
                                   -----     ------------     -----                        ----      ----        ----      -----
  Total/Weighted Avg ........      29/33     $355,973,299     40.19%                       73.2%     67.1%       1.38x     7.860%
                                   =====     ============     =====                        ====      ====        ====      =====

     Geographic Concentration of Properties Increasing Isolated Geographic Risk. Twenty-eight (28) Mortgaged Properties, or approximately 13.11% of the Cut-Off Date Pool Balance, are located in California, 19 Mortgaged Properties, or approximately 12.66% of the Cut-Off Date Pool Balance, are located in Florida, 12 Mortgaged Properties, or approximately 9.86% of the Cut-Off Date Pool Balance, are located in Virginia, 13 Mortgaged Properties, or approximately 8.80% of the Cut-Off Date Pool Balance, are located in Georgia, 14 Mortgaged Properties, or approximately 8.52% of the Cut-Off Date Pool Balance, are located in Texas, 5 Mortgaged Properties, or approximately 5.85% of the Cut-Off Date Pool Balance, are located in Nevada and 10 Mortgaged Properties, or approximately 5.40% of the Cut-Off Date Pool Balance, are located in Pennsylvania. Concentrations of Mortgaged Properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on Mortgage Loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the Mortgaged Properties.

     Risks Associated with High Balance Mortgage Loans. Several of the Mortgage Loans, individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-Off Date Balances that are substantially higher than the average Cut-Off Date Balance.

     In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

     o The largest Mortgage Loan represents approximately 5.65% of the Cut-Off Date Pool Balance.

     o The 5 largest Mortgage Loans represent, in the aggregate, approximately 16.03% of the Cut-Off Date Pool Balance.

     o The 10 largest Mortgage Loans represent, in the aggregate, approximately 25.55% of the Cut-Off Date Pool Balance.

     Certain Risks Associated with Concentration of Mortgaged Property Types. A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

     In that regard:

     o multifamily properties represent approximately 45.31% of the Cut-Off Date Pool Balance;

     o retail properties represent approximately 32.66% of the Cut-Off Date Pool Balance (based on the primary property type for combined office/retail properties) (which includes 1 Credit Lease Loan or approximately 0.30% of the Cut-Off Date Pool Balance); and

     o hospitality properties represent approximately 11.89% of the Cut-Off Date Pool Balance (which includes 6 Credit Lease Loans or approximately 2.85% of the Cut-Off Date Pool Balance).

     No Reunderwriting of Mortgage Loans. We have not reunderwritten the Mortgage Loans. Instead, we have relied on the representations and warranties made by the Mortgage Loan Sellers, and the applicable Mortgage Loan Seller's obligation to repurchase, cure or substitute a Mortgage Loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the Mortgage Loans. If we had reunderwritten the Mortgage Loans, it is possible that the reunderwriting process may have revealed problems with a Mortgage Loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable Mortgage Loan Seller will be able to repurchase or substitute a Mortgage Loan if a representation or warranty has been breached. See "DESCRIPTION OF THE MORTGAGE POOL--Representations and Warranties; Repurchases and Substitutions" in this Prospectus Supplement.

     Tax Consideration Related to Foreclosure. One or more of the REMICs established under the Pooling and Servicing Agreement might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a Mortgaged Property subsequent to the Trust Fund's acquisition of a Mortgaged Property pursuant to a foreclosure or deed-in-lieu of foreclosure, including in some circumstances a 100% prohibited transaction tax. Any such tax would substantially reduce net proceeds available for distribution to Certificateholders. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates," and "--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

     Special Hazard Losses. The Master Servicer and/or Special Servicer will generally be required to cause the borrower on each Mortgage Loan serviced by it to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided, that, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through its acquisition of a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), wet or dry rot, vermin, domestic animals and other kinds of risks not specified in the preceding sentence. Any losses incurred with respect to Mortgage Loans due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions to the Certificateholders.

     Other Financing. In general, the borrowers: (i) except with respect to one Mortgage Loan (control number 12) representing approximately 1.45% of the Cut-Off Date Pool Balance (the "Franklin Mills Loan"), are required to satisfy any existing indebtedness encumbering the related Mortgaged Property as of the closing of the related Mortgage Loan and (ii) are prohibited from encumbering the related Mortgaged Property with additional secured debt without the lender's prior approval. With respect to 2 Mortgage Loans (control numbers 58 and 89), or approximately 0.89% of the Cut-Off Date Pool Balance, the Mortgaged Properties remain encumbered by existing subordinate debt, subject to the terms of a subordination and standstill agreement entered into in favor of the lender. With respect to 3 Mortgage Loans (control numbers 19, 21 and 26), or approximately 3.84% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that the borrower, under certain specified circumstances, may encumber the related Mortgaged Property with a subordinate mortgage in the future.

     The Mortgage Note representing the Trust Fund's interest in the Franklin Mills Loan (the "Franklin Mills Note") is one of two pari passu mortgage notes secured by the related Mortgaged Property. The other mortgage note secured by the Franklin Mills property was issued with a principal balance of $130,000,000 and represents the majority interest in the Franklin Mills Loan (such other note, the "Original Franklin Mills Note").

     The Original Franklin Mills Note has been transferred to a trustee for the benefit of certain certificateholders pursuant to a pooling and servicing agreement dated as of December 1, 1997, among Commercial Mortgage Acceptance Corp., as depositor, Midland Loan Services, L.P., as master servicer (the "CMAC Servicer"), Criimi Mae Services Limited Partnership, as group 2 special servicer, Midland Loan Services, L.P., as group 1 special servicer, LaSalle National Bank, as trustee, and ABN AMRO Bank, N.V., as fiscal agent (the "CMAC PSA"). Under the CMAC PSA, the CMAC Servicer will be solely responsible for servicing the Franklin Mills property. In addition, the Trustee will agree that the CMAC Servicer will be the primary servicer of the Franklin Mills Note in negotiations with the borrower and with respect to any decisions as to the servicing of the Franklin Mills Loan, including decisions with respect to the commencement of foreclosure proceedings as to the Franklin Mills property (except that any decision with respect to the Franklin Mills Loan affecting the principal balance thereof, the interest rate thereon, release of the Franklin Mills property or other collateral, or the postponement of the date for payment of any interest or principal thereon will require the consent of the Trustee). However, the Master Servicer will be required to make certain advances with respect to the Franklin Mills property that are allocated to the Franklin Mills Note. ORIX Real Estate Capital Markets, Inc. is currently acting as special servicer with respect to the Franklin Mills Loan.

     The existence of secured subordinated debt encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure by any senior lienholder (including the Trust Fund) on the Mortgaged Property could be delayed. Notwithstanding the foregoing, with respect to many of the Mortgage Loans, neither the Mortgage Loan documents nor the organizational documents of the borrower, if applicable, prohibit the borrower from incurring additional indebtedness provided such indebtedness is incurred in the ordinary course of business and is not secured by a lien on the related Mortgaged Properties. A default by the borrower on such additional indebtedness could impair the borrower's financial condition and result in the bankruptcy or receivership of the borrower in which event foreclosure by the Trust Fund on the Mortgaged Property would be delayed. However, with respect to any such future subordinate second lien debt, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. In cases in which one or more subordinate liens are imposed on a Mortgaged Property or the borrower incurs other indebtedness, the Trust Fund is subject to additional risks, including, without limitation, the following:

     o the risk that the necessary maintenance of the Mortgaged Property could be deferred to allow the borrower to pay the required debt service on the subordinate financing and that the value of the Mortgaged Property may fall as a result;

     o the risk that the borrower may have a greater incentive to repay the subordinate or unsecured indebtedness first;

     o the risk that it may be more difficult for the borrower to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making any Balloon Payment upon the maturity of the Mortgage Loan;

     o the existence of subordinated debt encumbering any Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance;

     o in the event that the holder of the subordinated debt has filed for bankruptcy or been placed in involuntary receivership, foreclosing on the Mortgaged Property could be delayed and the trust may be subjected to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS-- Subordinate Financing" and "-- `Due-on-Sale' and `Due-on-Encumbrance' Provisions" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans-`Due-on-Sale' and `Due-on-Encumbrance' Provisions" in this Prospectus Supplement; and

     o with respect to many of the Mortgage Loans, the Mortgage Loan documents do not prohibit the borrower from incurring additional indebtedness which is not secured by a lien on the related Mortgaged Properties. If a borrower defaults on such additional indebtedness, its financial condition may be impaired and result in the bankruptcy or receivership of the borrower, in which event foreclosure by the Trust Fund on the Mortgaged Property may be delayed.

     With respect to 6 Mortgage Loans (control numbers 9, 20, 31, 36, 39 and
40), or approximately 6.90% of the Cut-Off Date Pool Balance, the owners of the related borrowers have pledged their limited partnership interests or other ownership interests in the borrower as security for mezzanine debt that was in existence as of the date of origination of the related Mortgage Loan. The enforcement of such mezzanine debt may be subject, however, to certain limitations and restrictions imposed upon the borrower and the holders of the mezzanine debt pursuant to subordination or standstill agreements.

     "Mezzanine debt" is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower's Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or incoming producing potential of a Mortgaged Property and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

     Upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related mortgagor, which has been pledged to secure payment of such mezzanine debt. Such transfer of equity would not trigger the "due on sale" clause under the related Mortgage Loan, as described in this Prospectus Supplement. An attempt to foreclose upon such pledge of equity may cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and such borrower's ability to make payments on the related Mortgage Loan in a timely manner.

     See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--`Due-on-Sale' and `Due-on-Encumbrance' Provisions" in the Prospectus and "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans-`Due-on-Sale' and `Due-on-Encumbrance' Provisions" in this Prospectus Supplement.

     Risks Related to the Borrower's Form of Entity. The borrowers may be either individuals or legal entities. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, various types of entities generally do not have personal assets and creditworthiness at stake. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. The borrowers are generally not bankruptcy-remote entities, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be (i) operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business and (ii) individuals who have personal liabilities unrelated to the property. However, any borrower, even a bankruptcy-remote entity, as owner of real estate will be subject to certain potential liabilities and risks. We can give no assurances that a borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member. Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on the Certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of the Certificates. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES-- Bankruptcy Laws" in the Prospectus.

     Limitations of Appraisals and Engineering Reports. In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties at the date of such report is presented under "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in this Prospectus Supplement for illustrative purposes only. Any engineering reports obtained in connection with this offering represent only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

     Zoning Compliance. The Mortgaged Properties are typically subject to applicable building and zoning ordinances and codes ("Zoning Laws") affecting the construction and use of real property. Since the Zoning Laws applicable to a Mortgaged Property (including, without limitation, density, use, parking and set-back requirements) are generally subject to change by the applicable regulatory authority at any time, certain of the improvements upon the Mortgaged Properties may not comply fully with all applicable current and future Zoning Laws. Such changes may limit the ability of the related borrower to rehabilitate, renovate and update the premises, and to rebuild or utilize the premises "as is" in the event of a substantial casualty loss with respect thereto. Such limitations may adversely affect the cash flow of the Mortgaged Property following such loss.

     In addition, certain of the Mortgaged Properties which are non-conforming may not be "permitted non-conforming" uses. The failure of a Mortgaged Property to comply with zoning laws or to be a "permitted non-conforming" use may adversely affect the market value of the Mortgaged Property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the Mortgaged Properties are subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the Mortgaged Property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related Mortgage Loan.

     Costs of Compliance with Applicable Laws and Regulations. A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related Mortgaged Property, for example, Zoning Laws and the Americans with Disabilities Act of 1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Americans with Disabilities Act" in the Prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its Mortgage Loan.

     Limitations on Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents. The Mortgages generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property without the consent of the lender. There also may be limitations on the enforceability of such clauses. The Mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related Mortgage Loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a Mortgaged Property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property to pre-approved borrowers or pursuant to pre-approved conditions without Lender approval. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--`Due-on-Sale' and `Due-on-Encumbrance' Provisions" in the Prospectus.

     The Mortgage Loans may also be secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect the rents. Such assignments are typically not perfected as security interests prior to the lender's taking possession of the related Mortgaged Property and/or appointment of a receiver. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND LEASES--Leases and Rents" in the Prospectus.

     Limitations on Enforceability of Cross-Collateralization. Four (4) groups of Mortgage Loans (control numbers 3, 11, and 18; control numbers 21 and 26; control numbers 52 and 53; and control numbers 54 and 130), or approximately 10.00% of the Cut-Off Date Pool Balance (the "Cross-Collateralized Loans") are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. Such arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

     o such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured; and

     o the borrower did not, when it allowed its mortgaged property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or "reasonably equivalent value" for pledging such mortgaged property for the equal benefit of the other related borrowers.

     We can give no assurances that a lien granted by a borrower on a Cross-Collateralized Loan to secure the Mortgage Loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Cross-Default and Cross-Collateralization of Certain Mortgage Loans" and Annex A to this Prospectus Supplement for more information regarding the Cross-Collateralized Loans.

     Except with respect to the Franklin Mills Loan, no Mortgage Loan is cross-collateralized with a mortgage loan not included in the Mortgage Pool. See "--Other Financing".

     Tenant Matters. Certain of the Mortgaged Properties are leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied. Any default by a major tenant could adversely affect the related borrower's ability to make payments on the related Mortgage Loan. We can give no assurances that any major tenant will continue to perform its obligations under its lease (or, in the case of an owner-occupied Mortgaged Property, under the related Mortgage Loan documents).

     Mortgaged Properties leased to a single tenant, or a small number of tenants, also are more likely to experience interruptions of cash flow if a tenant fails to renew its lease because there may be less or no rental income until new tenants are found and it may be necessary to expend substantial amounts of capital to make the space acceptable to new tenants.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the Mortgaged Properties or of tenants in a particular business or industry.

     Litigation. From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. We can give no assurance that any such litigation will not have a material adverse effect on any borrower's ability to meet its obligations under the related Mortgage Loan and, thus, on the distributions to Certificateholders.

     Tenant Bankruptcy Entails Risks. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a Mortgaged Property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited.

     Lack of Skillful Property Management Entails Risks. The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short term leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

     Condemnations. From time to time, there may be Condemnations pending or threatened against one or more of the Mortgaged Properties. We can give no assurances that the proceeds payable in connection with a total Condemnation will be sufficient to restore the related Mortgaged Property or to satisfy the remaining indebtedness of the related Mortgage Loan. The occurrence of a partial Condemnation may have a material adverse effect on the continued use of, or income generation from, the affected Mortgaged Property. Therefore, we can give no assurances that the occurrence of any Condemnation will not have a negative impact upon the distributions to Certificateholders.

     Risks of Different Timing of Mortgage Loan Amortization. If and as principal payments, property releases, or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool may be subject to more concentrated risk with respect to the diversity of properties, types of properties and property characteristics and with respect to the number of borrowers. See each table entitled "Remaining Terms" under "DESCRIPTION OF THE MORTGAGE POOL-- Additional Mortgage Loan Information--The Mortgage Pool" in this Prospectus Supplement for a description of the respective maturity dates of the Mortgage Loans. Because principal on your Certificates (other than the Class IO Certificates) is payable in sequential order to the extent described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions", classes that have a lower priority of distributions are more likely to be exposed to the risk of concentration discussed under "--Risks Associated with High Balance Mortgage Loans" above than classes with a higher sequential priority.

     Risks Associated with Ground Leases and Other Leasehold Interests. Six (6) of the Mortgaged Properties, representing 4.58% of the Cut-Off Date Pool Balance are secured in whole or in part by leasehold interests. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate. The leasehold mortgages provide that the borrower may not elect to treat the ground lease as terminated on account of any such bankruptcy of, and rejection by, the ground lessor without the prior approval of the holder of the Mortgage Note. In the event of a bankruptcy of a ground lessee/borrower, the ground lessee/borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the related Mortgage.

     Risks Associated with the Mortgage Loan Sellers. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to us. Neither we nor any of our affiliates are obligated to repurchase or substitute any Mortgage Loan in connection with either a breach of the Mortgage Loan Seller's representations and warranties or any document defects, if such Mortgage Loan Seller defaults on its obligation to do so. We can give no assurances that either Mortgage Loan Seller will have the financial ability to effect such repurchases or substitutions. In addition, one or both of the Mortgage Loan Sellers has acquired a portion of the Mortgage Loans in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions to the

Certificateholders . See "DESCRIPTION OF THE MORTGAGE POOL-- Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Representations and Warranties; Repurchases" in the Prospectus.

     Risks Associated with One Action Rules. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Special Servicer is required to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include Mortgage Properties where the rule could be applicable. In the case of either a cross-collateralized and cross-defaulted Mortgage Loan or a multi-property Mortgage Loan which is secured by mortgaged properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES--Foreclosure" in the Prospectus.

     Property Managers May Experience Conflicts of Interest in Managing Multiple Properties. The managers of the Mortgaged Properties and the borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

     o a substantial number of the Mortgaged Properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool will consist of 156 fixed rate Mortgage Loans, with a Cut-Off Date Pool Balance of approximately $885,738,326 secured by 165 Mortgaged Properties located in 32 states and the District of Columbia. The "Cut-Off Date Balance" of each Mortgage Loan will equal the unpaid principal balance thereof as of the Cut-Off Date, after reduction for all payment of principal due on or before such date, whether or not received. The Cut-Off Date Balances of the Mortgage Loans range from $574,113 to $50,000,000 and the Mortgage Loans have an average Cut-Off Date Balance of $5,677,810. All percentages of the Mortgage loans, or of any specified group of Mortgage Loans, referred to in this Prospectus Supplement without further description are approximate percentages calculated using the Cut-Off Date Pool Balance. References to percentages of Mortgaged Properties referred to in this Prospectus Supplement without further description are references to the percentages of the Cut-Off Date Pool Balance represented by the aggregate Cut-Off Date Balance of the related Mortgage Loans. Where a Mortgage Loan is secured by multiple properties, statistical information in this Prospectus Supplement relating to geographical locations and property types of the Mortgaged Properties is based on the loan amount allocated to such property. Such allocation is based on the relative appraised values of such properties. In addition, wherever information is presented in this Prospectus Supplement with respect to LTV Ratios or DSC Ratios, the LTV Ratio or DSC Ratio of each Mortgaged Property securing a Mortgage Loan secured by multiple Mortgaged Properties is assumed to be the weighted average LTV Ratio or DSC Ratio of such Mortgage Loan.

     All of the Mortgage Loans are evidenced by a promissory note (each a "Mortgage Note"). All of the Mortgage Loans are secured by a mortgage, deed of trust or other similar security instrument (each, a "Mortgage") that creates a first mortgage lien on a borrower's fee simple estate (or, with respect to 6 Mortgaged Properties, or approximately 4.58% of the Cut-Off Date Pool Balance, on the borrower's leasehold estate) in an income-producing real property (each, a "Mortgaged Property").

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Cut-Off Date Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                         MORTGAGED PROPERTIES BY PROPERTY TYPE

                                                                  AGGREGATE       PERCENTAGE OF
                                 NUMBER OF       NUMBER OF      CUT-OFF DATE      CUT-OFF DATE
   PROPERTY TYPE                   LOANS        PROPERTIES         BALANCE        POOL BALANCE
   -------------                ----------     ------------      -----------     --------------
Multifamily ..................       62             67          $401,310,987          45.31%
Retail (Anchored) ............       28             29           258,198,820          29.15
Hospitality ..................       16             16            80,120,445           9.05
Office .......................       10             10            29,100,822           3.29
Healthcare(1) ................        2              2            28,879,303           3.26
Retail (Unanchored) ..........       19             19            28,382,890           3.20
Credit Lease Loans(2) ........        7              7            27,934,858           3.15
Industrial/Warehouse .........        6              7            21,383,084           2.41
Mixed Use ....................        4              5             6,225,938           0.70
Mobile Home Community ........        1              2             2,452,834           0.28
Self Storage .................        1              1             1,748,346           0.20
                                    ---            ---          ------------         ------
    Total ....................      156            165          $885,738,326         100.00%
                                    ===            ===          ============         ======

----------
(1) Including 1 Mortgage Loan, or approximately 1.19% of the Cut-Off Date Pool Balance, secured by an assisted living facility; and 1 Mortgage Loan, or approximately 2.08% of the Cut-Off Date Pool Balance, secured by a skilled nursing facility.

(2) Including 6 Mortgage Loans, or approximately 2.85% of the Cut-Off Date Pool Balance, secured by hospitality properties and 1 Mortgage Loan, or approximately 0.30% of the Cut-Off Date Pool Balance, secured by a retail property.

MORTGAGE LOAN HISTORY

     All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers, which either originated each such Mortgage Loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs. None of the Mortgage Loans was 30 days or more delinquent as of the Cut-Off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-Off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at rates (each a "Mortgage Rate") that will remain fixed for their remaining terms, provided, however, that after the applicable Anticipated Repayment Date, the interest rate on the related ARD Loans will increase as described in this Prospectus Supplement. See "Amortization" below. Ten (10) of the Mortgage Loans, or approximately 10.53% of the Cut-Off Date Pool Balance, accrue interest on the basis (a "30/360 basis") of a 360-day year consisting of twelve 30-day months and 146 of the Mortgage Loans, or approximately 89.47% of the Cut-Off Date Pool Balance, accrue interest on the basis (an "Actual/360 basis") of the actual number of days elapsed over a 360 day year. Eleven (11) of the 146 Mortgage Loans that accrue interest on an Actual/360 basis, or approximately 15.01% of the Cut-Off Date Pool Balance, have periods during which only interest is due.

     Mortgage Loan Payments. Scheduled payments of principal and interest other than Balloon Payments (the "Periodic Payments") on 150 of the Mortgage Loans, or approximately 97.15% of the Cut-Off Date Pool Balance, are due monthly and 6 of the Mortgage Loans, or approximately 2.85% of the Cut-Off Date Pool Balance, are due semi-annually (the "Semi-Annual Loans"). With respect to each Semi-Annual Loan the Depositor has arranged for the Master Servicer to advance at the Depositor's sole cost, on a monthly basis, the interest payments that would have otherwise been payable if the Periodic Payments had been paid monthly by the related borrower.

     Due Dates. All of the Mortgage Loans are due on the date (each such date, a "Due Date") occurring on the first day of the month, subject to grace periods which do not exceed 10 days.

     Amortization. One hundred fifty-two (152) of the Mortgage Loans (the "Balloon Loans"), or approximately 91.72% of the Cut-Off Date Pool Balance, provide for Periodic Payments based on amortization schedules significantly longer than their respective terms to maturity. Two (2) of the Mortgage Loans, or approximately 1.18% of the Cut-Off Date Pool Balance, (the "Fully Amortizing Loans") fully or substantially amortize through their respective remaining terms to maturity. One Mortgage Loan, or approximately 5.65% of the Cut-Off Date Pool Balance, provides for interest only Periodic Payments for the entire term and does not amortize. One (1) of the Mortgage Loans (the "ARD Loans"), or approximately 1.45% of the Cut-Off Date Pool Balance, provides that if the unamortized principal amount thereof is not repaid on a date set forth in the related Mortgage Note (the "Anticipated Repayment Date"), the Mortgage Loan will accrue additional interest (the "Additional Interest") at the rate set forth therein and the borrower will be required to apply excess monthly cash flow (the "Excess Cash Flow") generated by the Mortgaged Property (as determined in the related loan documents) to the repayment of principal outstanding on the Mortgage Loan. Additional Interest will not be included in the calculation of the Mortgage Rate for a Mortgage Loan, and will only be paid after the outstanding principal balance of the Mortgage Loan together with all interest thereon at the Mortgage Rate has been paid. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment after the Anticipated Repayment Date. Six (6) of the Balloon Loans, or approximately 2.85% of the Cut-Off Date Pool Balance provide for changes in the amount of their respective Periodic Payments at specified times in the future which coincide with rent increases on the underlying property leases.

     Six (6) Mortgage Loans, or approximately 2.85% of the Cut-Off Date Pool Balance, all of which are Credit Lease Loans, have a Balloon Payment which is insured (an "Insured Balloon Payment") through a Residual Value Insurance Policy (defined below). With respect to all such Mortgage Loans, the related Tenant is obligated to make a rent payment corresponding to such Balloon Payment (a "Tenant Balloon Payment"). If a default occurs under such Balloon Loans with respect to an Insured Balloon Payment and no recovery is available from the related borrower, the Tenant or any Guarantor, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Mortgage Loan through the Residual Value Insurance Policy after the maturity date for such Mortgage Loan. In the event a Residual Value Insurer defaults on an Insured Balloon Payment, the Special Servicer will still be able to assert whatever other remedies it has with respect to the related Mortgaged Property and the Residual Value Insurer.

     Residual Value Insurance Policy. With respect to each Mortgage Loan which has an Insured Balloon Payment, the Trustee will be named as the loss-payee under a related non-cancelable Residual Value Insurance Policy obtained to cover the Balloon Payment relating to such Mortgaged Property (each such policy, a "Residual Value Insurance Policy"). The Residual Value Insurance Policy will be or has been issued by R.V.I. America Insurance Company (the "Residual Value Insurer") which, as of April 1, 1999, had a rating of "A" by S&P and a claims paying rating of "AA-" by DCR. Each Residual Value Insurance Policy is subject to certain limited exclusions. The Residual Value Insurer under each Residual Value Insurance Policy is not required to pay amounts due under the Mortgage Loan other than the related Balloon Payment and, subject to certain limitations set forth in the Residual Value Insurance Policy, accrued interest, and therefore is not required to pay any Prepayment Premium or interest due thereunder or any amounts the related borrower may be obligated to pay thereunder as reimbursement for outstanding P&I Advances.

     Prepayment Provisions. As of the Cut-Off Date, all of the Mortgage Loans restrict or prohibit voluntary principal prepayment. In general, the Mortgage Loans either (i) prohibit voluntary payments for most of the term of the related Mortgage Loan, but permit defeasance after a date specified in the related Mortgage Note for most of the remaining term (144 Mortgage Loans, or approximately 92.48% of the Cut-Off Date Pool Balance) (ii) prohibit voluntary prepayments of principal for a period ending on a date specified in the related Mortgage Note, and thereafter either impose a Yield Maintenance Charge or Prepayment Premium (but not both) for most of the remaining term (11 Mortgage Loans, or approximately 7.28% of the Cut-Off Date Pool Balance) or (iii) prohibit prepayment until the date specified in the related Mortgage Note and then allow prepayment without a Yield Maintenance Charge or a Prepayment Premium for the remaining term (1 Mortgage Loan, or approximately 0.23% of the Cut-Off Date Pool Balance); provided that, for purposes of each of the foregoing, "remaining term" refers to either the remaining term to maturity or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan. With respect to 10 Mortgage Loans, or approximately 7.00% of the Cut-Off Date Pool Balance, which impose Yield Maintenance Charges, such Mortgage Loans provide for the calculation of the Yield Maintenance Charge using a discount rate equal to the Discount Rate. See"--Additional Mortgage Loan Information" in this Prospectus Supplement. Prepayment Premiums and Yield Maintenance Charges, if and to the extent collected, will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges." The Depositor makes no representation as to the enforceability of the provisions of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectability of any Prepayment Premium or Yield Maintenance Charge.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. None of the Mortgage Loans require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a total casualty or condemnation. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Prepayment Premiums and/or Yield Maintenance Charges upon an involuntary prepayment is unclear. No assurance can be given that, at the time a Prepayment Premium or a Yield Maintenance Charge is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium or Yield Maintenance Charge will be enforceable under applicable state law.

     One hundred forty-four (144) of the Mortgage Loans, or approximately 92.48% of the Cut-Off Date Pool Balance, provide that, in general, under certain conditions, the related borrower will have the right, after two years following the Closing Date, to substitute a pledge of "Defeasance Collateral" in exchange for a release of the related Mortgaged Property from the lien of the related Mortgage without the prepayment of the Mortgage Loan or the payment of the applicable Yield Maintenance Charge or Prepayment Premium. Mortgage Loans secured by more than one Mortgaged Property which provide for partial defeasance generally require that (i) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for such Mortgaged Property be defeased and (ii) that certain DSCR and LTV tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive Due Dates and the scheduled maturity date (or the Anticipated Repayment Date in the case of the ARD Loans), with each such payment being equal to or greater than (with any excess to be returned to the borrower), the Periodic Payment due on such date or
(i) in the case of a Balloon Loan on the scheduled maturity date, the Balloon Payment, or (ii) in the case of an ARD Loan, the principal balance on its Anticipated Repayment Date. The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer to require each borrower that proposes to prepay its Mortgage Loan to pledge Defeasance Collateral in lieu of making a prepayment, to the extent provided for in the related Mortgage Note, but in each case subject to certain conditions, including that the defeasance would not have an adverse effect on the REMIC status of any of the REMICs (accordingly, no defeasance would be required or permitted prior to the second anniversary of the Closing Date). The cash amount a borrower must expend to purchase, or deliver to the Master Servicer in order for the Master Servicer to purchase, such United States Treasury obligations may be in excess of the principal balance of the related Mortgage Loan. There can be no assurances that a court would not interpret such portion of the cash amount that exceeds the principal balance as a form of prepayment consideration and would not take it into account for usury purposes. In some states some forms of prepayment consideration are unenforceable.

     Neither the Master Servicer nor the Special Servicer is permitted to waive or modify the terms of any Mortgage Loan prohibiting voluntary prepayments during a Lockout Period or requiring the payment of a Prepayment Premium or Yield Maintenance Charge except under the circumstances described in "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement.

     Other Financing. With limited exceptions, all of the Mortgage Loans prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt without the lender's prior consent. With respect to the Franklin Mills Loan (control number 12), the related Mortgaged Property remains encumbered with pari passu debt, as described under "Risk Factors--Other Financing." With respect to 2 Mortgage Loans (control numbers 58 and 89), or approximately 0.89% of the Cut-Off Date Pool Balance, the Mortgaged Properties remain encumbered by existing subordinate debt, subject to the terms of a subordination and standstill agreement entered in favor of the lender. With respect to 3 Mortgage Loans (control numbers 19, 21 and 26), or approximately 3.84% of the Cut-Off Date Pool Balance, the related Mortgage Loan documents provide that the borrower may, under certain specified circumstances, encumber the related Mortgaged Property with a subordinate mortgage in the future. See "--`Due-On-Sale' and `Due-On-Encumbrance' Provisions" below.

     With respect to 6 Mortgage Loans (control numbers 9, 20, 31, 36, 39, and
40), or approximately 6.90% of the Cut-Off Date Pool Balance, the owners of the related borrowers have pledged their limited partnership interest or other ownership interests in the borrower as security for mezzanine debt that was in existence as of the date of origination of the related Mortgage Loan. See "RISK FACTORS--Certain Risk Factors Associated with the Mortgage Loans--Other Financing" in this Prospectus Supplement.

     Nonrecourse Obligations. Other than one mortgage loan (control number 1) or approximately 5.65% of the Cut-Off Date Pool Balance, the Mortgage Loans are generally nonrecourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In addition, in those cases where recourse to a borrower or guarantor is purportedly permitted, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

     "Due-On-Sale" and "Due-On-Encumbrance" Provisions. Substantially all of the Mortgages contain "due-on-sale" and "due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without the consent of the holder of the Mortgage. However, certain of the Mortgage Loans permit one or more transfers of the related Mortgaged Property to pre-approved borrowers or pursuant to pre-approved conditions without Lender approval. As provided in, and subject to, the Pooling and Servicing Agreement, the Special Servicer, with respect to Specially Serviced Mortgage Loans, and the Master Servicer, with respect to all other Mortgage Loans and with the consent of the Special Servicer, on behalf of the Trust Fund, will determine, in a manner consistent with the servicing standard described in this Prospectus Supplement under "SERVICING OF THE MORTGAGE LOANS--General," whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.

     Cross-Default and Cross-Collateralization of Certain Mortgage Loans. Four
(4) groups of Mortgage Loans, or approximately 10.00% of the Cut-Off Date Pool Balance (control numbers 3, 11, and 18; control numbers 21 and 26; control numbers 52 and 53; and control numbers 54 and 130), are cross-collateralized and cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A. Except for the Franklin Mills Loan, no Mortgage Loans are cross-collateralized or cross-defaulted with any loans that are not included in the Mortgage Pool. Except for the Franklin Mills Loan, the Master Servicer or the Special Servicer, as the case may be, will determine whether to enforce the cross-default and cross-collateralization rights upon a mortgage loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other Mortgage Loans are subject to cross-collateralization or cross-default provisions.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the Mortgaged Properties were inspected by or on behalf of the applicable Mortgage Loan Seller in connection with the origination or acquisition of the related Mortgage Loans to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the Offered Certificates and for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised by a state-certified appraiser or an appraiser belonging to the Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each appraisal was to provide an opinion of the market value of the related Mortgaged Property. There can be no assurance that another appraiser would have arrived at the same opinion of market value.

     Environmental Assessments. A "Phase I" environmental site assessment was performed by independent environmental consultants with respect to all the Mortgaged Properties in connection with the origination of the related Mortgage Loans. In certain cases, additional environmental testing, including in some cases a "Phase II" environmental site assessment, as recommended by such "Phase I" assessment, was performed. Generally, in each case where environmental assessments recommended corrective action, the originator determined that the necessary corrective action had been undertaken in a satisfactory manner, was being undertaken in a satisfactory manner or that such corrective action would be adequately addressed post-closing. In some instances, the originator required that reserves be established to cover the estimated cost of such remediation or an environmental insurance policy was obtained from a third party.

     Engineering Assessments. In connection with the origination of 148 of the Mortgage Loans, or approximately 91.64% of the Cut-Off Date Pool Balance, a licensed engineer or architect inspected the related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. No engineering inspections were made with respect to the remaining 8 Mortgage Loans, or approximately 8.36% of the Cut-Off Date Pool Balance, which were determined by the applicable Mortgage Loan Seller to be "new construction" or a "substantially rehabilitated property" pursuant to its underwriting guidelines. The resulting reports indicated deferred maintenance items and/or recommended capital improvements on certain of the Mortgaged Properties. Generally, with respect to a majority of Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on the 36 Mortgaged Properties, or approximately 16.96% of the Cut-Off Date Pool Balance, located in a seismic zone 3 or 4 as determined by the United States Geological Survey in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the maximum probable loss for the property in an earthquake scenario. The resulting reports concluded that in the event of an earthquake, three of the Mortgaged Properties, securing Mortgage Loans which represent approximately 0.58% of the Cut-Off Date Pool Balance, are likely to suffer a probable maximum loss in excess of 20% of the amount of the estimated replacement cost of the improvements located on the related Mortgaged Property. None of the 3 Mortgaged Properties described above are covered by earthquake insurance.

CREDIT LEASE LOANS

     Seven (7) of the Mortgage Loans, or approximately 3.15% of the Cut-Off Date Pool Balance (the "Credit Lease Loans"), are secured by Mortgages on Mortgaged Properties that are, in each case, subject to a lease (a "Credit Lease") to a tenant (each a "Tenant" and, collectively, the "Tenants") which possesses (or the parent of which or other affiliate of which guarantees the Credit Lease obligation possesses) the rating indicated in the Credit Lease Table below. Scheduled monthly rent payments (the "Monthly Rental Payments") under the Credit Leases are generally determined in underwriting to be sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans.

     The Credit Leases generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property. In the event of a casualty or condemnation of a material portion of the related Mortgaged Property, except with respect to one Credit Lease Loan, or approximately 0.30% of the Cut-Off Date Pool Balance, the Credit Lease provides that the Tenant is obligated to continue making payments, and/or the Tenant must make an offer to purchase the applicable Mortgaged Property for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Lease Loan.

     The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from (i) Monthly Rental Payments made over the Primary Term of the related Credit Lease or (ii) with respect to Credit Lease Loans which are Balloon Loans, Monthly Rental Payments and the related Tenant Balloon Payments (which Balloon Payments (except for one Credit Lease Loan, or approximately 0.30% of the Cut-Off Date Pool Balance), are guaranteed by a Residual Value Insurance Policy). Certain of the Credit Leases give the Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term.

     The amount of the Monthly Rental Payments payable by each Tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan.

     All of the Credit Lease Loans are Balloon Loans which require the related Tenant to make a rent payment corresponding to the Tenant Balloon Payment. Six
(6) of the Credit Lease Loans or approximately 2.85% of the Cut-Off Date Pool Balance, which are Balloon Loans are insured to the extent of the related Balloon Payment through a Residual Value Insurance Policy. Pursuant to the terms of such policies, if a default occurs under such Credit Lease Loans and no recovery is available from the related Mortgagor, the Tenant or any Guarantor, the Special Servicer will be entitled to recover in full the amount of the Balloon Payment due under such Credit Lease Loan after the maturity date for such Credit Lease Loan.

     Set forth in the table below (the "Credit Lease Loan Table") for each Credit Lease Loan, is the name of the Tenant, the Cut-Off Date Balance of the related Credit Lease Loan, the Guarantor, if any, the rating of the Tenant or Guarantor and the Credit Lease type.

                                        CREDIT LEASE LOAN TABLE

                                                                                                     S&P
CONTROL                                                                                CUT-OFF      RATING    LEASE TYPE
NUMBER   PROPERTY NAME                     GUARANTOR/TENANT     PROPERTY TYPE       DATE BALANCE      (1)      CODE (2)
------   -------------                     ----------------     -------------       ------------    -------   ----------
  48     Motel 6 1026 Monterey              Accor SA             Hospitality         $ 6,725,989      BBB          B
  71     Motel 6 1048 Arlington Heights     Accor SA             Hospitality           3,885,927      BBB          B
  78     Motel 6 1095 Columbus              Accor SA             Hospitality           3,173,657      BBB          B
  93     Motel 6 22 Sun City Youngstown     Accor SA             Hospitality           2,542,532      BBB          B
  51     Motel 6 378 Mesa                   Accor SA             Hospitality           6,013,720      BBB          B
  85     Motel 6 51 Camarillo               Accor SA             Hospitality           2,894,159      BBB          B
  90     PetsMart--Hickory                  Petsmart, Inc.       Retail                2,698,874      B+          NNN
                                                                                     -----------
                                                                 Total               $27,934,85
                                                                                     ===========

----------------

(1) Unless otherwise indicated, such ratings were the highest assigned to the applicable Tenant or Guarantor, as applicable, by S&P.

(2)  "NNN" means triple net lease; "B" means bond type lease.

     Generally, each Credit Lease provides that the related Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

     Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease (a "Credit Lease Default"), then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease Default will constitute a default under the related Credit Lease Loan, although in certain cases the Mortgagor may possess certain cure rights.

     In addition, most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Lease termination rights and rent abatement rights, if any, provide that Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Mortgagor's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Mortgagor's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the Mortgagor in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). Certain Credit Leases ("Bond-Type Leases") provide neither Casualty or Condemnation Rights, Maintenance Rights nor Additional Rights and the Tenants thereunder are required, at their expense, to maintain their related Mortgaged Property in good order and repair. Other Credit Leases provide Casualty or Condemnation Rights and may provide Additional Rights ("Triple Net Leases"). The Tenants under Triple Net Leases are required, at their expense, to maintain their Mortgaged Properties, including the roof and structure, in good order and repair. If the Mortgagor defaults in the performance of certain obligations under a Triple Net Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receiving Tenant estoppel certificates (i.e., Tenant certificates confirming the non-existence of landlord default).

     Credit Leases with respect to 6 of the Mortgage Loans, or approximately 2.85% of the Cut-Off Date Pool Balance, are Bond-Type Leases, and the Credit Lease with respect to 1 Mortgage Loan, or approximately 0.30% of the Cut-Off Date Pool Balance, is a Triple Net Lease.

     At the end of the term of the Credit Leases, Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

     Pursuant to the terms of each assignment of a Credit Lease (the "Credit Lease Assignment"), the related Mortgagor has assigned to the Mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant to the terms of the Credit Lease Assignments, each Tenant is obligated under its Credit Lease to make all Monthly Rental Payments directly to the owner of the related Credit Lease Loan. Repayment of the Credit Lease Loans and other obligations of the Mortgagors are expected to be funded from such Monthly Rental Payments and Tenant Balloon Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     The Mortgage Loans which are Credit Lease Loans are indicated on Annex A-1 to this Prospectus Supplement.

SECTION 42 LOW INCOME HOUSING TAX CREDITS

     Two (2) of the Mortgaged Properties, representing approximately 0.52% of the Cut-Off Date Pool Balance, entitle their owners to receive low-income housing tax credits ("Tax Credits") pursuant to Section 42 of the Internal Revenue Code of 1986 as amended (the "Code"). Section 42 of the Code provides a Tax Credit for owners of residential rental property meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency.

     At the time the project is "placed in service," the property owner must make an irrevocable election of one of two set-aside rules, either (i) at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income, or (ii) at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income. The aggregate amount of Tax Credits the owner is entitled to is based upon the percentage of total units made available to qualified tenants. Median income is determined by the U.S. Department of Housing and Urban Development ("HUD") for each metropolitan area or county in the United States and is adjusted annually.

     The Tax Credit provisions require that gross rent for each low-income unit not exceed 30% of the annual HUD median income, adjusted for household size based on the number of bedrooms in the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable Tax Credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the Tax Credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the property may require an "extended use period" which has the effect of extending the income and rental restrictions for an additional period.

     In the event a Tax Credit project does not maintain compliance with the Tax Credit restrictions on tenant income or rental rates or otherwise satisfy the Tax Credit provisions of the Code, the owners of the related Mortgaged Property may suffer a reduction in the amount of available Tax Credits and/or face the recapture of all or part of the Tax Credits related to the period of the noncompliance and face the partial recapture of previously taken Tax Credits. The loss of Tax Credits, and the possibility of recapture of Tax Credits already taken, may provide significant incentive for project owners to keep the related Mortgaged Property project in compliance and to fund property operating deficits.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The Mortgage Pool. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Annexes A-1, A-2, A-3, A-4 and A-5 to this Prospectus

Supplement. Certain additional information regarding the Mortgage Loans is contained in this Prospectus Supplement under "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions," and in the Prospectus under "DESCRIPTION OF THE TRUST FUNDS" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES."

     In the schedule and tables set forth in Annexes A-1, A-2, A-3, A-4 and A-5 to this Prospectus Supplement, cross collateralized Mortgage Loans are not grouped together; instead, references are made under the heading "Cross Collateralized Group" with respect to the other Mortgage Loans with which they are cross collateralized.

     Each of the following tables sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-Off Date. For purposes of the tables and Annexes A-1, A-2, A-3, A-4 and A-5:

          (i) References to "DSC Ratio" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the Mortgage Loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The DSC Ratio for any Mortgage Loan is the ratio of "Net Cash Flow" produced by the related Mortgaged Property to the annualized amount of debt service that will be payable under that Mortgage Loan commencing after the origination date. The Net Cash Flow for a Mortgaged Property is the "net cash flow" of such Mortgaged Property as set forth in, or determined by the Mortgage Loan Sellers on the basis of, Mortgaged Property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, mobile home community, industrial, self-storage and office properties (each a "Rental Property"). In general, the Mortgage Loan Sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining Net Cash Flow for the Mortgaged Properties. References to "Cut-Off Date DSC Ratio" and "Cut-Off Date DSCR" are references to the DSC Ratio as of the Cut-Off Date.

          In general, "net cash flow" is the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements and an allowance for vacancies and credit losses.

          In determining the "revenue" component of Net Cash Flow for each Rental Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-Multifamily Properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related Mortgaged Property, (b) historical vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and mobile home park properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, other than hospitality properties securing Credit Lease Loans, gross receipts were generally determined based upon the average occupancy not to exceed 75.0% and daily rates achieved during the prior two to three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Occupancy rates for the private health care facilities were generally within the then current market ranges, and vacancy levels were generally a minimum of 5%. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

          In determining the "expense" component of Net Cash Flow for each Mortgaged Property, the Mortgage Loan Sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to full service hospitality properties, where a minimum of 3.5% of gross receipts was assumed, and with respect to limited service hospitality properties, where a minimum of 4.0% of gross receipts was assumed and, with respect to single tenant properties, where fees as low as 3.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. See "--Underwriting Standards--Escrow Requirements--Replacement Reserves" in this Prospectus Supplement. In addition, in some instances, the Mortgage Loan Sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the Mortgage Loan Sellers determined appropriate.

          THE BORROWERS' FINANCIAL INFORMATION USED TO DETERMINE NET CASH FLOW WAS IN MOST CASES BORROWER CERTIFIED, BUT UNAUDITED, AND NEITHER THE MORTGAGE LOAN SELLERS NOR THE DEPOSITOR VERIFIED THEIR ACCURACY.

          (ii) References to "Cut-Off Date LTV" and "Cut-Off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-Off Date Balance of a Mortgage Loan to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers.

          (iii) References to "Maturity Date LTV Ratio" and "LTV at ARD or Maturity" are references to the ratio, expressed as a percentage, of the expected balance of a Balloon Loan on its scheduled maturity date (or ARD Loan on its Anticipated Repayment Date) (prior to the payment of any Balloon Payment or principal prepayments) to the appraised value of the related Mortgaged Property as shown on the most recent third-party appraisal thereof available to the Mortgage Loan Sellers prior to the Cut-Off Date.

          (iv) References to "Loan per Sq Ft, Unit, Bed, Pad or Room" are, for each Mortgage Loan secured by a lien on a multifamily property (including a mobile home community), hospitality property or healthcare facility, respectively, references to the Cut-Off Date Balance of such Mortgage Loan divided by the number of dwelling units, pads, guest rooms or beds, respectively that the related Mortgaged Property comprises, and, for each Mortgage Loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the Cut-Off Date Balance of such Mortgage Loan divided by the net rentable square foot area of the related Mortgaged Property.

          (v) References to "Year Built" are references to the year that a Mortgaged Property was originally constructed or substantially renovated. With respect to any Mortgaged Property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vi) References to "weighted averages" are references to averages weighted on the basis of the Cut-Off Date Balances of the related Mortgage Loans.

          (vii) References to "Underwritten Replacement Reserves" represent estimated annual capital costs, as used by the Mortgage Loan Sellers in determining Net Cash Flow.

          (viii) References to "Administrative Cost Rate" for each Mortgage Loan represent the sum of (a) the Master Servicing Fee Rate for such Mortgage Loan, (b) 0.0023%, which percentage represents the trustee fee rate with respect to each Mortgage Loan and (c) with respect to the Semi-Annual Loans (control numbers 48, 51, 71, 78, 85 and 93) 0.145%, which percentage represents costs of the Depositor to provide for the advance of monthly interest on such Semi-Annual Loans (the "Swap Fee").

          (ix) References to "Remaining Term to Maturity" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the stated maturity date of such Mortgage Loan (or the remaining number of months to the Anticipated Repayment Date with respect to each ARD Loan).

          (x) References to "Remaining Amortization Term" represent, with respect to each Mortgage Loan, the number of months remaining from the Cut-Off Date to the month in which such Mortgage Loan would fully amortize in accordance with such loan's amortization schedule without regard to any Balloon Payment or any interest-only period, if any, due on such Mortgage Loan.

          (xi) References to "L ( )" or "Lockout" or "Lockout Period" represent, with respect to each Mortgage Loan, the period during which prepayments of principal are prohibited and no substitution of Defeasance Collateral is permitted. The number indicated in the parentheses indicates the duration in years of such period. References to "X ( )" represent the percentage of Prepayment Premium percentages and the duration such Prepayment Premium is assessed. References to "O ( )" represent the period for which no (A) Prepayment Premium or Yield Maintenance Charge is assessed or (B) defeasance can be required. References to "YMx% ( )" represent the period for which the Prepayment Premium for such Mortgage Loan is equal to the greater of the Yield Maintenance Charge for such Mortgage Loan and x% of such Mortgage Loan's outstanding principal balance. References to "YM ( )" represent the period for which the Yield Maintenance Charge is assessed. The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all of the Mortgage Loans have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date, as applicable, of such Mortgage Loan as set forth in the related Mortgage Loan documents.

          (xii) References to "D" or "Defeasance" represent, with respect to each Mortgage Loan, the right of the related holder of the Mortgage to require the related borrower, in lieu of a prepayment premium, to pledge to such holder Defeasance Collateral.

          (xiii) References to "Occupancy Percentage" are, with respect to any Mortgaged Property, references as of the most recently available rent rolls to (a) in the case of multifamily properties, mobile home communities and assisted living/congregate care facilities, the percentage of units rented,
     (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self-storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

          (xiv) References to "Original Term to Maturity" are references to the term from origination to maturity for each Mortgage Loan (or the term from origination to the Anticipated Repayment Date with respect to each ARD
     Loan).

          (xv) References to "NAP" indicate that with respect to a particular category of data, that such data is not applicable.

          (xvi) References to "NAV" indicate that, with respect to a particular category of data, such data is not available.

          (xvii) References to "Capital Imp. Reserve" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xviii) References to "Replacement Reserve" are references to funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xix) References to "TI/LC Reserve" are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

     The sum in any column of any of the following tables may not equal the indicated total due to rounding.

     The Cut-Off Date DSC Ratio and the Cut-Off Date LTV Ratio calculations for the Mortgage Loans are exclusive of Credit Lease Loans because the Credit Lease Loans were originated primarily on the basis of the creditworthiness of the related Tenants or Guarantors.

                         MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS
                                                                                                                    WTD. AVG.
                                  NUMBER                   % BY                               WTD. AVG.  WTD. AVG.   STATED
                                    OF       AGGREGATE    CUT-OFF    AVERAGE      HIGHEST      CUT-OFF      LTV     REMAINING
                        NUMBER   MORTGAGED    CUT-OFF      DATE      CUT-OFF      CUT-OFF       DATE     RATIO AT    TERM TO
PROPERTY                  OF    PROPERTIES     DATE        POOL       DATE         DATE          LTV     MATURITY   MATURITY
  TYPE                   LOANS      (5)       BALANCE     BALANCE    BALANCE      BALANCE      RATIO(1)     (2)      MOS(2)
--------                ------  ---------- ------------   -------    -------      -------     ---------  ---------  ---------
Multifamily ...........    62       67     $401,310,987    45.3%   $6,472,758   $50,000,000     73.9%      67.5%       111
Retail - Anchored .....    28       29      258,198,820    29.2     9,221,386    27,981,213     74.0       64.6        118
Hospitality ...........    16       16       80,120,445     9.0     5,007,528    12,292,171     66.5       59.2        104
Office ................    10       10       29,100,822     3.3     2,910,082     8,134,433     69.7       62.0        118
Healthcare ............     2        2       28,879,303     3.3    14,439,651    18,379,303     71.4       58.9        115
Retail - Unanchored ...    19       19       28,382,890     3.2     1,493,836     3,394,334     66.5       59.0        118
Credit Lease Loans(4) .     7        7       27,934,858     3.2     3,990,694     6,725,989      NAP       36.3        189
Industrial ............     6        7       21,383,084     2.4     3,563,847     5,506,600     72.2       64.3        119
Mixed Use .............     4        5        6,225,938     0.7     1,556,485     2,246,529     73.2       66.8        106
Mobil  Home
  Community ...........     1        2        2,452,834     0.3     2,452,834     2,452,834     74.3       67.0        117
Self Storage ..........     1        1        1,748,346     0.2     1,748,346     1,748,346     62.4       52.5        119
                          ---      ---     ------------   -----    ----------   -----------     ----       ----        ---
Total/Weighted
  Average .............   156      165     $885,738,326   100.0%   $5,677,810   $50,000,000     72.7%      64.1%       116
                          ===      ===     ============   =====    ==========   ===========     ====       ====        ===

                       WTD. AVG.  MINIMUM   MAXIMUM
                        CUT-OFF   CUT-OFF   CUT-OFF
                         DATE      DATE      DATE     WTD. AVG.  WTD. AVG.
PROPERTY                  DSC       DSC       DSC     OCCUPANCY  MORTGAGE
  TYPE                  RATIO(1)  RATIO(1)  RATIO(1)    RATE(3)    RATE
--------                --------  --------  --------   -------   --------
Multifamily ...........  1.34x      1.16x     2.11x      94.9%    7.86%
Retail - Anchored .....  1.29       1.16      1.58       96.3     8.03
Hospitality ...........  1.50       1.37      1.80        NAP     8.31
Office ................  1.28       1.25      1.47       95.1     8.25
Healthcare ............  1.53       1.25      1.69       95.4     8.29
Retail - Unanchored ...  1.32       1.25      1.52       96.2     8.52
Credit Lease Loans(4) .   NAP        NAP       NAP      100.0     7.36
Industrial ............  1.31       1.26      1.76       98.7     8.48
Mixed Use .............  1.32       1.25      1.36       93.8     8.54
Mobil  Home
  Community ...........  1.24       1.24      1.24       93.8     8.25
Self Storage ..........  1.30       1.30      1.30       97.0     8.65
                         ----       ----      ----       ----     ----
Total/Weighted
  Average .............  1.35x      1.16x     2.11x      95.6%    8.01%
                         ====       ====      ====       ====     ====

----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 3.15% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Occupancy Rates were calculated without reference to hospitality properties.

(4) Including 6 Mortgage Loans, or approximately 2.85% of the Cut-Off Date Pool Balance, secured by hospitality properties and 1 Mortgage Loan, or approximately 0.30% of the Cut-Off Date Pool Balance, secured by a retail property.

(5) Because this table is presented at the Mortgaged Property level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage or the appraised value of the Mortgaged Property) for the Mortgage Loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the Mortgage Pool level in other tables in this Prospectus Supplement.


                                                   RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS
                                                                                                                          WTD. AVG.
                                                                                                                           STATED
      RANGE OF                                             % BY        AVERAGE        HIGHEST    WTD. AVG.   WTD. AVG.    REMAINING
      CUT-OFF                               AGGREGATE   CUT-OFF DATE   CUT-OFF        CUT-OFF     CUT-OFF    LTV RATIO     TERM TO
       DATE                    NUMBER OF  CUT-OFF DATE     POOL         DATE           DATE      DATE LTV   AT MATURITY   MATURITY
     BALANCES($)                 LOANS       BALANCE      BALANCE      BALANCE        BALANCE    RATIO(1)       (2)         MOS(2)
---------------------          ---------  ------------   ---------   -----------   ------------  ---------    -------    ----------
   574,113- 2,000,000 .....       48      $ 66,468,388       7.5%    $ 1,384,758   $  1,998,743    69.7%       61.9%         117
 2,000,001- 4,000,000 .....       41       117,590,023      13.3       2,868,049      3,997,802    71.2        58.8          129
 4,000,001- 6,000,000 .....       16        80,333,712       9.1       5,020,857      5,869,399    72.5        64.7          115
 6,000,001- 8,000,000 .....       13        90,728,736      10.2       6,979,134      7,886,505    70.8        56.1          121
 8,000,001-10,000,000 .....       10        90,863,325      10.3       9,086,333     10,000,000    76.3        69.2          107
10,000,001-15,000,000 .....       19       227,979,600      25.7      11,998,926     14,523,577    75.7        68.4          111
15,000,001-20,000,000 .....        5        89,393,331      10.1      17,878,666     19,633,357    74.0        64.6          111
20,000,001-25,000,000 .....        2        44,400,000       5.0      22,200,000     22,400,000    79.2        72.5          117
25,000,001-30,000,000 .....        1        27,981,213       3.2      27,981,213     27,981,213    76.5        68.4          119
45,000,001-50,000,000 .....        1        50,000,000       5.6      50,000,000     50,000,000    52.9        52.9          118
                                 ---      ------------     -----     -----------   ------------    ----        ----          ---
Total/Weighted Average ....      156      $885,738,326     100.0%    $ 5,677,810   $ 50,000,000    72.7%       64.1%         116
                                 ===      ============     =====     ===========   ============    ====        ====          ===


      RANGE OF                 WTD. AVG.
      CUT-OFF                   CUT-OFF    WTD. AVG.
       DATE                    DATE DSC    MORTGAGE
     BALANCES($)               RATIO(1)      RATE
---------------------          --------    -------
   574,113- 2,000,000 .....      1.31x      8.48%
 2,000,001- 4,000,000 .....      1.34       8.21
 4,000,001- 6,000,000 .....      1.30       8.13
 6,000,001- 8,000,000 .....      1.34       7.96
 8,000,001-10,000,000 .....      1.24       7.90
10,000,001-15,000,000 .....      1.30       7.95
15,000,001-20,000,000 .....      1.34       8.05
20,000,001-25,000,000 .....      1.20       7.99
25,000,001-30,000,000 .....      1.21       8.00
45,000,001-50,000,000 .....      2.11       7.14
                                 ----       ----
Total/Weighted Average ....      1.35x      8.01%
                                 ====       ====


The average Cut-Off Date Balance for all Mortgage Loans is $5,677,810.

----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 3.15% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.


                                               MORTGAGED PROPERTIES BY STATE FOR
                                                       ALL MORTGAGE LOANS


                                                                 % BY        AVERAGE       HIGHEST    WTD. AVG.   WTD. AVG.
                                NUMBER OF       AGGREGATE    CUT-OFF DATE    CUT-OFF       CUT-OFF     CUT-OFF    LTV RATIO  .
                                MORTGAGED     CUT-OFF DATE       POOL         DATE          DATE      DATE LTV   AT MATURITY
STATE                         PROPERTIES(3)      BALANCE        BALANCE      BALANCE       BALANCE    RATIO(1)      (2)
------                        -------------   ------------   ------------  -----------   -----------  --------    -------
CA ........................        28         $116,142,466       13.1%     $ 4,147,945   $27,981,213    72.5%      61.9%
FL ........................        19          112,165,441       12.7        6,231,413    22,400,000    74.3       67.5
VA ........................        12           87,293,612        9.9       10,911,701    50,000,000    61.5       58.7
GA ........................        13           77,987,477        8.8        6,498,956    18,753,048    74.2       66.2
TX ........................        14           75,431,933        8.5        5,802,456    15,388,668    75.8       71.1
NV ........................         5           51,774,331        5.8       10,354,866    22,000,000    78.1       70.7
PA ........................        10           47,799,615        5.4        5,311,068    12,801,693    71.7       64.2
OH ........................         6           43,951,752        5.0        7,325,292    19,633,357    75.9       63.8
NJ ........................         7           43,387,353        4.9        6,198,193    18,379,303    66.0       46.9
WA ........................         4           28,894,097        3.3        7,223,524    12,786,313    73.1       66.7
NE ........................         2           22,150,000        2.5       11,075,000    11,550,000    77.1       68.3
IN ........................         2           18,994,620        2.1        9,497,310    10,000,000    74.9       69.3
CO ........................         2           15,806,300        1.8        7,903,150    10,500,000    76.4       69.6
SC ........................         2           15,690,530        1.8        7,845,265     8,624,386    78.1       69.4
IL ........................         2           15,325,455        1.7        7,662,728    11,439,528    80.0       61.0
DE ........................         2           15,273,617        1.7        7,636,809    12,778,404    79.0       71.0
WI ........................         2           13,854,220        1.6        6,927,110    11,775,000    74.5       67.6
CT ........................         3           10,172,799        1.1        3,390,933     4,795,034    71.4       64.3
NC ........................         3           10,167,256        1.1        3,389,085     3,997,802    66.1       47.7
MI ........................         1            9,862,181        1.1        9,862,181     9,862,181    76.7       65.5
AZ ........................         3            9,755,034        1.1        3,251,678     6,013,720    57.1       33.7
MS ........................         4            8,946,743        1.0        2,236,686     2,836,382    67.1       56.6
WV ........................         2            5,130,008        0.6        2,565,004     2,598,384    79.9       66.7
MD ........................         2            4,422,424        0.5        2,211,212     2,994,951    75.6       68.5
NY ........................         2            4,038,843        0.5        2,019,422     2,155,437    73.5       65.9
OR ........................         3            3,954,834        0.4        1,977,417     2,452,834    66.8       58.9
MN ........................         2            3,915,487        0.4        1,957,744     1,998,743    75.9       68.4
LA ........................         2            3,197,445        0.4        1,598,722     2,298,878    70.0       60.4
DC ........................         1            2,800,000        0.3        2,800,000     2,800,000    80.0       73.3
VT ........................         1            2,407,850        0.3        2,407,850     2,407,850    65.1       55.2
ME ........................         1            2,245,578        0.3        2,245,578     2,245,578    60.7       53.6
KY ........................         2            1,585,960        0.2          792,980       818,541    67.1       59.0
AK ........................         1            1,213,065        0.1        1,213,065     1,213,065    69.3       62.8
                                  ---         ------------      -----      -----------   -----------    ----       ----
Total/Weighted Average ....       165         $885,738,326      100.0%     $ 5,677,810   $50,000,000    72.7%      64.1%
                                  ===         ============      =====      ===========   ===========    ====       ====
                               WTD. AVG.
                                STATED     WTD. AVG.
                               REMAINING   CUT-OFF
                                 TERM        DATE     WTD. AVG.
                              TO MATURITY    DSC      MORTGAGE
STATE                            MOS(2)    RATIO(1)     RATE
------                        -----------  --------   --------
CA ........................       125        1.27x      8.07%
FL ........................       114        1.33       8.14
VA ........................       109        1.77       7.56
GA ........................       118        1.31       8.02
TX ........................        78        1.23       8.24
NV ........................       116        1.22       8.07
PA ........................       106        1.32       7.33
OH ........................       130        1.29       7.59
NJ ........................       136        1.58       8.33
WA ........................        91        1.28       8.27
NE ........................       120        1.31       8.39
IN ........................       104        1.20       7.78
CO ........................       119        1.25       8.18
SC ........................       119        1.22       7.98
IL ........................       138        1.20       7.54
DE ........................       118        1.22       8.19
WI ........................       129        1.20       8.22
CT ........................       118        1.27       8.32
NC ........................       134        1.33       8.29
MI ........................       138        1.23       7.57
AZ ........................       188        1.52       7.37
MS ........................       119        1.51       8.80
WV ........................       147        1.27       8.38
MD ........................       117        1.30       8.47
NY ........................       116        1.29       8.31
OR ........................       118        1.33       8.34
MN ........................       118        1.32       8.29
LA ........................       118        1.44       8.72
DC ........................       118        1.22       8.00
VT ........................       119        1.25       9.00
ME ........................       117        1.38       8.50
KY ........................       118        1.33       8.75
AK ........................       117        1.25       8.50
                                  ---        ----       ----
Total/Weighted Average ....       116        1.35x      8.01%
                                  ===        ====       ====

----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 3.15% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for ARD Loans.

(3) Because this table is presented at the Mortgaged Property Level, weighted averages are based on allocated loan amounts (allocated by either the amount allocated in the related Mortgage or the appraised value of the Mortgaged Property) for the Mortgage Loans secured by more than one Mortgaged Property and may therefore deviate slightly from weighted averages presented at the mortgage pool level in other tables in this Prospectus Supplement.

                                             RANGE OF DSC RATIOS
                            FOR ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS
                                            AS OF THE CUT-OFF DATE

         S
                                                                                                                          WTD. AVG.
  RANGE OF                                                 % BY        AVERAGE       HIGHEST    WTD. AVG.   WTD. AVG.      STATED
CUT-OFF DATE                                AGGREGATE   CUT-OFF DATE   CUT-OFF       CUT-OFF     CUT-OFF    LTV RATIO     REMAINING
     DSC                       NUMBER OF  CUT-OFF DATE      POOL        DATE          DATE      DATE LTV   AT MATURITY     TERM TO
  RATIOS (X)                     LOANS       BALANCE     BALANCE(1)    BALANCE       BALANCE    RATIO(1)       (2)       MATURITY(2)
--------------                 ---------  ------------   ---------   -----------   -----------  ---------    -------     -----------
1.15- 1.19 (3) ............         3     $  8,081,424       0.9%    $ 2,693,808   $ 3,470,580    75.0%       37.9%         182
1.20- 1.24 ................        46      368,774,338      43.0       8,016,833    27,981,213    77.4        70.3          110
1.25- 1.29 ................        33      140,871,010      16.4       4,268,818    17,238,955    74.8        67.8          112
1.30- 1.34 ................        31      123,510,745      14.4       3,984,218    19,633,357    73.6        65.3          119
1.35- 1.39 ................        10       19,279,846       2.2       1,927,985     2,598,384    70.3        62.3          117
1.40- 1.44 ................         2       18,780,509       2.2       9,390,255    12,292,171    67.7        61.5           80
1.45- 1.49 ................         8       43,894,212       5.1       5,486,777    11,541,880    69.0        61.6          118
1.50- 1.54 ................         6       28,133,169       3.3       4,688,862    12,801,693    61.4        41.6          135
1.55- 1.59 ................         5       25,027,039       2.9       5,005,408    10,977,596    64.5        56.5          116
1.65- 1.69 ................         2       25,804,919       3.0      12,902,459    18,379,303    63.8        50.9           98
1.75- 1.79 ................         1        1,898,807       0.2       1,898,807     1,898,807    59.3        53.3          119
1.80- 1.84 ................         1        3,747,451       0.4       3,747,451     3,747,451    55.1        49.1          119
2.00- 2.11 ................         1       50,000,000       5.8      50,000,000    50,000,000    52.9        52.9          118
                                  ---     ------------     -----     -----------   -----------    ----        ----          ---
Total/Weighted Average ....       149     $857,803,469     100.0%    $ 5,757,070   $50,000,000    72.7%       65.0%         113
                                  ===     ============     =====     ===========   ===========    ====        ====          ===

  RANGE OF                     WTD. AVG.
CUT-OFF DATE                    CUT-OFF    WTD. AVG.
     DSC                       DATE DSC    MORTGAGE
  RATIOS (X)                   RATIO(1)     RATE
--------------                 --------    --------
1.15- 1.19 (3) ............      1.16x       8.27%
1.20- 1.24 ................      1.21        7.99
1.25- 1.29 ................      1.26        8.23
1.30- 1.34 ................      1.32        8.13
1.35- 1.39 ................      1.37        8.32
1.40- 1.44 ................      1.43        7.93
1.45- 1.49 ................      1.45        8.33
1.50- 1.54 ................      1.52        7.53
1.55- 1.59 ................      1.58        7.99
1.65- 1.69 ................      1.68        8.33
1.75- 1.79 ................      1.76        9.13
1.80- 1.84 ................      1.80        8.63
2.00- 2.11 ................      2.11        7.14
                                 ----        ----
Total/Weighted Average ....      1.35x       8.03%
                                 ====        ====

The weighted average Cut-Off Date DSC Ratio for all Mortgage Loans other than Credit Lease Loans is 1.35x.

----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 3.15% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

(3) Includes 2 Mortgage Loans that are secured by Section 42 multifamily properties which entitle the owners to low-income housing tax credits.

                                            RANGE OF LTV RATIOS
                            FOR ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS
                                          AS OF THE CUT-OFF DATE
                                                                                                                         WTD. AVG.
                                                                                                                          STATED
      RANGE OF                                             % BY        AVERAGE       HIGHEST    WTD. AVG.   WTD. AVG.    REMAINING
    CUT-OFF DATE                            AGGREGATE   CUT-OFF DATE   CUT-OFF       CUT-OFF     CUT-OFF    LTV RATIO     TERM TO
        LTV                    NUMBER OF  CUT-OFF DATE     POOL         DATE          DATE      DATE LTV   AT MATURITY   MATURITY
      RATIOS(%)                  LOANS       BALANCE     BALANCE(1)    BALANCE       BALANCE    RATIO(1)       (2)        (M0S)(2)
----------------------         ---------  ------------   ---------   -----------   -----------  ---------    -------     ---------
50.1-55.0 ...................       6     $ 62,072,910       7.2%    $10,345,485   $50,000,000    53.0%       52.0%         111
55.1-60.0 ...................       7       24,204,125       2.8       3,457,732     6,988,288    57.3        35.7          151
60.1-65.0 ...................      15       50,536,538       5.9       3,369,103    12,801,693    62.6        51.6          115
65.1-70.0 ...................      28      123,595,956      14.4       4,414,141    18,379,303    67.8        59.7          103
70.1-75.0 ...................      34      166,099,217      19.4       4,885,271    17,238,955    73.5        66.1          116
75.1-80.0 ...................      55      421,640,814      49.2       7,666,197    27,981,213    78.6        71.0          113
80.1-85.0 ...................       3        7,122,286       0.8       2,374,095     2,886,859    80.9        75.0           93
85.1-90.0(3) ................       1        2,531,624       0.3       2,531,624     2,531,624    89.8        70.0          176
                                  ---     ------------     -----     -----------   -----------    ----        ----          ---
Total/Weighted Average ......     149     $857,803,469     100.0%    $ 5,757,070   $50,000,000    72.7%       65.0%         113
                                  ===     ============     =====     ===========   ===========    ====        ====          ===


      RANGE OF                 WTD. AVG.
    CUT-OFF DATE                CUT-OFF    WTD. AVG.
        LTV                    DATE DSC    MORTGAGE
      RATIOS(%)                 RATIO(1)     RATE
----------------------         ---------   --------
50.1-55.0 ...................     2.00x      7.38%
55.1-60.0 ...................     1.58       8.22
60.1-65.0 ...................     1.43       7.80
65.1-70.0 ...................     1.37       8.24
70.1-75.0 ...................     1.31       8.22
75.1-80.0 ...................     1.23       7.99
80.1-85.0 ...................     1.25       8.24
85.1-90.0(3) ................     1.16       8.38
                                  ----       ----
Total/Weighted Average ......     1.35x      8.03%
                                  ====       ====

The weighted average Cut-Off Date LTV Ratio for all the Mortgage Loans other than Credit Lease Loans is 72.7%.

----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 3.15% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

(3)  The Mortgage Loan with the highest Cut-Off Date LTV Ratio is secured by a
     Section 42 multifamily property which entitles the owner to low-income housing tax credits.

                                                RANGE OF LTV RATIOS
                                  FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE
                                                                                                                           WTD. AVG.
  RANGE OF                                                 % BY                                  WTD. AVG.                  STATED
  MATURITY                                                CUT-OFF     AVERAGE         HIGHEST     CUT-OFF    WTD. AVG.     REMAINING
    DATE                                    AGGREGATE      DATE       CUT-OFF         CUT-OFF    DATE LTV    LTV RATIO      TERM TO
    LTV                        NUMBER OF  CUT-OFF DATE     POOL        DATE            DATE        RATIO    AT MATURITY    MATURITY
  RATIOS(%)                       LOANS      BALANCE      BALANCE     BALANCE         BALANCE      (1)          (2)         (MOS)(2)
 ----------                    ---------  ------------   ---------  ----------    -----------    --------   -----------    ---------
 0.0- 0.0 .................          1    $  6,988,288       0.8%   $6,988,288    $ 6,988,288      55.9%        0.0%          239
 0.1-25.0 .................          1       3,470,580       0.4     3,470,580      3,470,580      61.4         1.5           177
30.1-35.0 .................          6      25,235,984       2.8     4,205,997      6,725,989       NAP        31.2           198
45.1-50.0 .................          8      23,023,720       2.6     2,877,965      7,425,616      55.7        48.2            99
50.1-55.0 .................         14     102,675,410      11.6     7,333,958     50,000,000      58.3        52.9           113
55.1-60.0 .................         20      66,069,363       7.5     3,303,468     12,292,171      66.1        58.1           110
60.1-65.0 .................         20      82,253,731       9.3     4,112,687     12,491,176      70.2        62.7           118
65.1-70.0 .................         48     286,363,029      32.3     5,965,896     27,981,213      75.5        67.6           117
70.1-75.0 .................         33     264,523,232      29.9     8,015,856     22,400,000      79.2        72.2           110
75.1-80.0 .................          4      22,436,116       2.5     5,609,029      9,982,918      80.2        76.7            62
80.1-85.0 .................          1       2,698,874       0.3     2,698,874      2,698,874       NAP        84.1           102
                                   ---    ------------     -----     ---------    -----------      ----        ----           ---
Total/Weighted Average ....        156    $885,738,326     100.0%    5,677,810    $50,000,000      72.7%       64.1%          116
                                   ===    ============     =====     =========    ===========      ====        ====           ===

  RANGE OF
  MATURITY                     WTD. AVG.
    DATE                        CUT-OFF    WTD. AVG.
    LTV                        DATE DSC    MORTGAGE
  RATIOS(%)                     RATIO(1)     RATE
 ----------                    ---------   --------
 0.0- 0.0 .................      1.50x       8.50%
 0.1-25.0 .................      1.16        8.13
30.1-35.0 .................       NAP        7.24
45.1-50.0 .................      1.59        8.27
50.1-55.0 .................      1.82        7.52
55.1-60.0 .................      1.39        8.23
60.1-65.0 .................      1.33        8.19
65.1-70.0 .................      1.27        8.04
70.1-75.0 .................      1.23        8.05
75.1-80.0 .................      1.22        8.23
80.1-85.0 .................       NAP        8.58
                                 ----        ----
Total/Weighted Average ....      1.35x       8.01%
                                 ====        ====

The weighted average LTV Ratio at maturity for all Mortgage Loans is 64.1%.

----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans that are Balloon Loans, comprising approximately 3.15% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2) Calculated with respect to the Anticipated Repayment Date for the ARD Loans.

                                             RANGE OF MORTGAGE RATES
                                   FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE
                                                                                                                          WTD. AVG.
                                                           % BY        AVERAGE       HIGHEST    WTD. AVG.   WTD. AVG.      STATED
 RANGE OF                                   AGGREGATE   CUT-OFF DATE   CUT-OFF       CUT-OFF     CUT-OFF    LTV RATIO     REMAINING
 MORTGAGE                      NUMBER OF  CUT-OFF DATE     POOL         DATE          DATE      DATE LTV   AT MATURITY     TERM TO
 RATES (%)                       LOANS       BALANCE      BALANCE      BALANCE       BALANCE    RATIO(1)       (2)       MATURITY(2)
-----------                    ---------  ------------   ---------   -----------   -----------  ---------    -------     -----------
6.000-6.249 ...............         1     $ 12,801,693       1.4%    $12,801,693   $12,801,693     61.3%       54.8%          89
7.000-7.249 ...............         8       84,108,809       9.5      10,513,601    50,000,000     56.7        48.0         142
7.250-7.499 ...............         3       14,407,358       1.6       4,802,453     8,994,620     67.3        61.8          98
7.500-7.749 ...............         9       77,522,596       8.8       8,613,622    19,633,357     78.1        68.3         124
7.750-7.999 ...............        14      135,306,772      15.3       9,664,769    22,000,000     75.4        67.5         112
8.000-8.249 ...............        35      292,792,261      33.1       8,365,493    27,981,213     75.1        68.3         104
8.250-8.499 ...............        41      175,220,171      19.8       4,273,663    18,379,303     73.7        64.8         119
8.500-8.749 ...............        24       57,601,591       6.5       2,400,066    11,550,000     66.8        54.5         132
8.750-8.999 ...............        19       31,670,419       3.6       1,666,864     3,877,768     69.6        61.0         116
9.000-9.249 ...............         2        4,306,657       0.5       2,153,329     2,407,850     62.5        54.4         119
                                  ---     ------------     -----      ----------   -----------     ----        ----         ---
Total/Weighted Average ....       156     $885,738,326     100.0%     $5,677,810   $50,000,000     72.7%       64.1%        116
                                  ===     ============     =====      ==========   ===========     ====        ====         ===

                                 WTD. AVG.
 RANGE OF                      CUT-OFF DATE  WTD. AVG.
 MORTGAGE                           DSC      MORTGAGE
 RATES (%)                       RATIO (1)     RATE
-----------                      ----------  --------
6.000-6.249 ...............        1.53x       6.22%
7.000-7.249 ...............        1.98        7.18
7.250-7.499 ...............        1.31        7.41
7.500-7.749 ...............        1.25        7.55
7.750-7.999 ...............        1.27        7.93
8.000-8.249 ...............        1.26        8.11
8.250-8.499 ...............        1.36        8.31
8.500-8.749 ...............        1.37        8.57
8.750-8.999 ...............        1.37        8.80
9.000-9.249 ...............        1.47        9.06
                                   ----        ----
Total/Weighted Average ....        1.35x       8.01%
                                   ====        ====

The weighted average Mortgage Rate for all Mortgage Loans is 8.005%.

----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 3.15% of the Cut-Off Date Pool Balance, which typically origination have at debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.


               RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE
                        FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE
                                                                                                                          WTD. AVG.
 RANGE OF ORIGINAL                                                                                                         STATED
 TERMS TO MATURITY                                         % BY        AVERAGE       HIGHEST    WTD. AVG.   WTD. AVG.     REMAINING
  OR ANTICIPATED                            AGGREGATE   CUT-OFF DATE   CUT-OFF       CUT-OFF     CUT-OFF      LTV          TERM TO
  REPAYMENT DATE               NUMBER OF  CUT-OFF DATE     POOL         DATE          DATE      DATE LTV    RATIO AT      MATURITY
     (MONTHS)                    LOANS       BALANCE      BALANCE      BALANCE       BALANCE    RATIO(1)   MATURITY(2)    (MOS)(2)
 ----------------              ---------  ------------   ---------   -----------   -----------  ---------    -------     -----------
 49- 60 ...................         8     $ 66,163,785       7.5%    $8,270,473    $15,388,668    76.1%       73.2%          57
 73- 84 ...................         2       19,717,787       2.2      9,858,893     12,292,171    60.7        55.6           60
 85- 96 ...................         5       32,208,387       3.6      6,441,677      8,994,620    72.8        67.1           92
 97-108 ...................         2       15,969,130       1.8      7,984,565     12,801,693    60.4        54.6           93
109-120 ...................       122      638,423,705      72.1      5,232,981     50,000,000    72.7        65.5          118
121-132 ...................         2       18,261,792       2.1      9,130,896     12,778,404    73.8        65.1          118
133-144 ...................         5       54,688,045       6.2     10,937,609     18,753,048    78.3        67.2          140
169-180 ...................         2        6,002,204       0.7      3,001,102      3,470,580    73.4        30.4          177
205-216 ...................         7       27,315,203       3.1      3,902,172      6,725,989    79.7        33.4          198
229-240 ...................         1        6,988,288       0.8      6,988,288      6,988,288    55.9         0.0          239
                                  ---     ------------     -----     ----------    -----------    ----        ----          ---
Total/Weighted Average ....       156     $885,738,326     100.0%    $5,677,810    $50,000,000    72.7%       64.1%         116
                                  ===     ============     =====     ==========    ===========    ====        ====          ===

 RANGE OF ORIGINAL
 TERMS TO MATURITY             WTD. AVG.
  OR ANTICIPATED                CUT-OFF    WTD. AVG.
  REPAYMENT DATE                DATE DSC    MORTGAGE
     (MONTHS)                  RATIO (1)     RATE
 ----------------              ---------   --------
 49- 60 ...................      1.21x       8.22%
 73- 84 ...................      1.52        8.02
 85- 96 ...................      1.23        7.83
 97-108 ...................      1.54        6.42
109-120 ...................      1.37        8.07
121-132 ...................      1.31        8.15
133-144 ...................      1.24        7.79
169-180 ...................      1.16        8.23
205-216 ...................      1.17        7.32
229-240 ...................      1.50        8.50
                                 ----        ----
Total/Weighted Average ....      1.35x       8.01%
                                 ====        ====


The weighted average original term to maturity for all Mortgage Loans is 119 months.

----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 3.15% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.


               RANGE OF REMAINING TERM TO MATURITY OR ANTICIPATED REPAYMENT DATE
                       FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

    RANGE OF                                                                                                              WTD. AVG.
 REMAINING TERMS                                                                                                           STATED
   TO MATURITY                                             % BY        AVERAGE       HIGHEST    WTD. AVG.   WTD. AVG.     REMAINING
 OR ANTICIPATED                             AGGREGATE   CUT-OFF DATE   CUT-OFF       CUT-OFF     CUT-OFF      LTV          TERM TO
 REPAYMENT DATE                NUMBER OF  CUT-OFF DATE     POOL         DATE          DATE      DATE LTV    RATIO AT      MATURITY
    (MONTHS)                     LOANS       BALANCE      BALANCE      BALANCE       BALANCE    RATIO(1)   MATURITY(2)    (MOS)(2)
----------------               ---------  ------------   ---------   -----------   -----------  ---------    -------     ----------
 49- 60 ...................        10     $ 85,881,572       9.7%    $8,588,157    $15,388,668    72.6%       69.2%          58
 85- 96 ...................         6       45,010,080       5.1      7,501,680     12,801,693    69.5        63.6           91
 97-108 ...................         3        7,586,282       0.9      2,528,761      3,167,437    57.6        62.6          105
109-120 ...................       122      652,266,652      73.6      5,346,448     50,000,000    72.7        65.5          118
133-144 ...................         5       54,688,045       6.2     10,937,609     18,753,048    78.3        67.2          140
169-180 ...................         2        6,002,204       0.7      3,001,102      3,470,580    73.4        30.4          177
193-204 ...................         7       27,315,203       3.1      3,902,172      6,725,989    79.7        33.4          198
229-240 ...................         1        6,988,288       0.8      6,988,288      6,988,288    55.9         0.0          239
                                  ---     ------------     -----     ----------    -----------    ----        ----          ---
Total/Weighted Average ....       156     $885,738,326     100.0%    $5,677,810    $50,000,000    72.7%       64.1%         116
                                  ===     ============     =====     ==========    ===========    ====        ====          ===

    RANGE OF
 REMAINING TERMS
   TO MATURITY                 WTD. AVG.
 OR ANTICIPATED                 CUT-OFF    WTD. AVG.
 REPAYMENT DATE                DATE DSC    MORTGAGE
    (MONTHS)                   RATIO (1)      RATE
----------------               ---------   --------
 49- 60 ...................      1.28x       8.17%
 85- 96 ...................      1.31        7.37
 97-108 ...................      1.51        7.89
109-120 ...................      1.36        8.07
133-144 ...................      1.24        7.79
169-180 ...................      1.16        8.23
193-204 ...................      1.17        7.32
229-240 ...................      1.50        8.50
                                 ----        ----
Total/Weighted Average ....      1.35x       8.01%
                                 ====        ====


The weighted average remaining term to maturity for all Mortgage Loans is 116 months.

----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 3.15% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.


                                       RANGE OF REMAINING AMORTIZATION TERMS
                                   FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE
                                                                                                                          WTD. AVG.
                                                                                                                           STATED
                                                           % BY        AVERAGE       HIGHEST    WTD. AVG.   WTD. AVG.     REMAINING
    REMAINING                               AGGREGATE   CUT-OFF DATE   CUT-OFF       CUT-OFF     CUT-OFF      LTV          TERM TO
  AMORTIZATION                 NUMBER OF  CUT-OFF DATE     POOL         DATE          DATE      DATE LTV    RATIO AT      MATURITY
  TERM (MONTHS)                  LOANS       BALANCE      BALANCE      BALANCE       BALANCE    RATIO(1)   MATURITY(2)    (MOS)(2)
-------------------            ---------  ------------   ---------   -----------   -----------  ---------    -------     ----------
NAP (Interest Only) .......         1     $ 50,000,000       5.6%    $50,000,000   $50,000,000    52.9%       52.9%       118
169-180 ...................         1        3,470,580       0.4       3,470,580     3,470,580    61.4         1.5        177
229-240 ...................         1        6,988,288       0.8       6,988,288     6,988,288    55.9         0.0        239
241-252 ...................         7       26,955,955       3.0       3,850,851     6,725,989    59.3        32.1        192
253-264 ...................         1       18,379,303       2.1      18,379,303    18,379,303    68.1        51.8        114
277-288 ...................         2       19,717,787       2.2       9,858,893    12,292,171    60.7        55.6         60
289-300 ...................        17       34,143,156       3.9       2,008,421     5,483,388    63.9        53.7        118
313-324 ...................         1        1,398,085       0.2       1,398,085     1,398,085    53.8        46.6        118
325-336 ...................         3       18,110,573       2.0       6,036,858    12,801,693    62.2        55.3         97
337-348 ...................         2        4,778,094       0.5       2,389,047     2,698,874    79.7        73.4        143
349-360 ...................       120      701,796,506      79.2       5,848,304    27,981,213    75.6        68.3        113
                                  ---     ------------     -----      ----------   -----------    ----        ----        ---
Total/Weighted Average ....       156     $885,738,326     100.0%     $5,677,810   $50,000,000    72.7%       64.1%       116
                                  ===     ============     =====      ==========   ===========    ====        ====        ===

                               WTD. AVG.
    REMAINING                   CUT-OFF    WTD. AVG.
  AMORTIZATION                 DATE DSC    MORTGAGE
  TERM (MONTHS)                RATIO (1)      RATE
-------------------            ---------   --------
NAP (Interest Only) .......     2.11x       7.14%
169-180 ...................     1.16        8.13
229-240 ...................     1.50        8.50
241-252 ...................     1.37        7.28
253-264 ...................     1.69        8.38
277-288 ...................     1.52        8.02
289-300 ...................     1.44        8.61
313-324 ...................     1.39        8.75
325-336 ...................     1.47        6.85
337-348 ...................     1.17        8.49
349-360 ...................     1.27        8.07
                                ----        ----
Total/Weighted Average ....     1.35x       8.01%
                                ====        ====

The weighted average remaining amortization term for all Mortgage Loans is 345 months.

----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 3.15% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2) Calculated with respect to the Anticipated Repayment Date for the ARD Loans.


                                       AMORTIZATION TYPES FOR ALL MORTGAGE LOANS
                                                                                                                          WTD. AVG.
                                                                                                            WTD. AVG.      STATED
                                                           % BY        AVERAGE       HIGHEST    WTD. AVG.     LTV         REMAINING
                                            AGGREGATE   CUT-OFF DATE   CUT-OFF       CUT-OFF     CUT-OFF    RATIO AT       TERM TO
 AMORTIZATION                  NUMBER OF  CUT-OFF DATE     POOL         DATE          DATE      DATE LTV    MATURITY      MATURITY
    TYPES                        LOANS       BALANCE      BALANCE      BALANCE       BALANCE    RATIO(1)     (1)(2)       (MOS)(2)
-------------                  ---------  ------------   ---------   -----------   -----------  ---------    -------     ----------
Amortizing Balloon(3) .....       141     $679,535,328      76.7%    $4,819,399    $27,981,213    73.6%       64.5%         114
Interest-Only, then
  Amortizing Balloon(4) ...        11      132,942,437      15.0     12,085,676     22,400,000    78.2        71.9          117
Interest-Only Balloon .....         1       50,000,000       5.6     50,000,000     50,000,000    52.9        52.9          118
ARD .......................         1       12,801,693       1.4     12,801,693     12,801,693    61.3        54.8           89
Fully Amortizing ..........         2       10,458,869       1.2      5,229,434      6,988,288    57.7         0.5          218
                                  ---     ------------     -----     ----------    -----------    ----        ----          ---
Total/Weighted Average ....       156     $885,738,326     100.0%    $5,677,810    $50,000,000    72.7%       64.1%         116
                                  ===     ============     =====     ==========    ===========    ====        ====          ===

                               WTD. AVG.
                                CUT-OFF    WTD. AVG.
 AMORTIZATION                  DATE DSC    MORTGAGE
    TYPES                      RATIO (1)     RATE
-------------                  ---------   --------
Amortizing Balloon(3) .....      1.31x       8.09%
Interest-Only, then
  Amortizing Balloon(4) ...      1.22        8.02
Interest-Only Balloon .....      2.11        7.14
ARD .......................      1.53        6.22
Fully Amortizing ..........      1.39        8.38
                                 ----        ----
Total/Weighted Average ....      1.35x       8.01%
                                 ====        ====

----------
(1) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 7 Credit Lease Loans, or approximately 3.15% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan-to-value ratios in excess of 90%.

(2)  Calculated with respect to the Anticipation Repayment Date for ARD Loans.

(3) Contains certain Credit Lease Loans that are subject to changes in the amount of the monthly payment at specified times in the future. Refer to Annex A-2 contained in this Prospectus Supplement and to the sheet named "CTL Step Schedules" in the file "FUNB99C4.XLS" on the diskette in the back cover of the Prospectus Supplement.

(4) These Mortgage Loans require payments of interest only for a period of 7 to 47 months from origination prior to the commencement of payments of principal and interest.


                                RANGE OF OCCUPANCY RATES FOR ALL MORTGAGE LOANS
                              OTHER THAN LOANS SECURED BY HOSPITALITY PROPERTIES
                                                                                                                          WTD. AVG.
                                                                                                                           STATED
                                                           % BY        AVERAGE       HIGHEST    WTD. AVG.   WTD. AVG.     REMAINING
    RANGE OF                                AGGREGATE   CUT-OFF DATE   CUT-OFF       CUT-OFF     CUT-OFF      LTV          TERM TO
   OCCUPANCY                   NUMBER OF  CUT-OFF DATE     POOL         DATE          DATE      DATE LTV    RATIO AT      MATURITY
  RATES (%)(1)                   LOANS       BALANCE     BALANCE(1)    BALANCE       BALANCE    RATIO(3)   MATURITY(4)    (MOS)(4)
  ------------                 ---------  ------------   ---------   -----------   -----------  ---------    -------      ---------
  75.00- 79.99 ............        1      $ 22,000,000      2.8%     $22,000,000   $22,000,000    78.3%       71.1%         115
  80.00- 84.99 ............        3         6,248,622      0.8        2,082,874     2,994,951    73.1        65.9          117
  85.00- 89.99 ............       10        48,676,141      6.2        4,867,614    10,524,846    73.9        65.8          120
  90.00- 94.99 ............       26       188,162,507     24.1        7,237,019    19,633,357    72.9        63.9          113
  95.00- 99.99 ............       47       338,028,791     43.3        7,192,102    50,000,000    73.2        66.4          111
 100.00 ...................       47       177,265,837     22.7        3,771,614    27,981,213    73.4        65.2          119
                                 ---      ------------    -----      -----------   -----------    ----        ----          ---
Total/Weighted
  Average/Average/Max .....      134      $780,381,898    100.0%     $ 5,823,746   $50,000,000    73.4%       65.6%         114
                                 ===      ============    =====      ===========   ===========    ====        ====          ===


                               WTD. AVG.
    RANGE OF                    CUT-OFF    WTD. AVG.    WTD. AVG.
   OCCUPANCY                   DATE DSC    OCCUPANCY    MORTGAGE
  RATES (%)(1)                  RATIO(3)    RATIO(2)      RATE
  ------------                 ---------   ----------   --------
  75.00- 79.99 ............      1.20x        77.1%       7.95%
  80.00- 84.99 ............      1.34         83.1        8.30
  85.00- 89.99 ............      1.26         87.9        7.97
  90.00- 94.99 ............      1.31         92.9        7.94
  95.00- 99.99 ............      1.39         97.3        7.92
 100.00 ...................      1.27        100.0        8.20
                                 ----         ----        ----
Total/Weighted
  Average/Average/Max .....      1.33x        95.6%       8.00%
                                 ====         ====        ====

----------
(1) Excludes 22 hospitality properties, or approximately 11.89% of the Cut-Off Date Pool Balance.

(2) Occupancy Rates have been calculated in this table based upon rent rolls made available to the Mortgage Loan Sellers by the related borrowers as of the rent roll date set forth on Annex A-1 to this Prospectus Supplement.

(3) The Cut-Off Date DSC Ratio and Cut-Off Date LTV Ratio information shown above do not reflect the 1 Credit Lease Loan, or approximately 0.30% of the Cut-Off Date Pool Balance, which typically at origination have debt service coverage ratios below 1.05x and loan to value ratios in excess of 90%.

(4)  Calculated with respect to the Anticipated Repayment Date for the ARD
     Loans.

                                        PERCENTAGE OF MORTGAGE POOL BY
                                 PREPAYMENT RESTRICTION (ASSUMING NO PREPAYMENT)

PREPAYMENT RESTRICTION                       DEC. 1999    DEC. 2000  DEC. 2001   DEC. 2002   DEC. 2003  DEC. 2004   DEC. 2005
----------------------                       ---------    ---------  ---------   ---------   ---------  ---------   ---------
Lock-out/Defeasance ......................     100.00       97.22      95.10       94.28       93.38      95.16       95.25
Yield Maintenance/Prepayment Premium .....       0.00        2.78       4.90        5.72        6.62       4.84        4.75
                                               ------      ------     ------      ------      ------     ------      ------
Sub Total ................................     100.00      100.00     100.00      100.00      100.00     100.00      100.00
                                               ------      ------     ------      ------      ------     ------      ------

PREPAYMENT PREMIUM
------------------

5.0% .....................................       0.00        0.00       0.00        0.00        0.00       0.00        0.00
4.0% .....................................       0.00        0.00       0.00        0.00        0.00       0.00        0.00
3.0% .....................................       0.00        0.00       0.00        0.00        0.00       0.00        0.00
2.0% .....................................       0.00        0.00       0.00        0.00        0.00       0.00        0.00
1.5% .....................................       0.00        0.00       0.00        0.00        0.00       0.00        0.00
1.0% .....................................       0.00        0.00       0.00        0.00        0.00       0.00        0.00
Open .....................................       0.00        0.00       0.00        0.00        0.00       0.00        0.00
                                               ------      ------     ------      ------      ------     ------      ------
  Total ..................................     100.00      100.00     100.00      100.00      100.00     100.00      100.00
                                               ======      ======     ======      ======      ======     ======      ======


PREPAYMENT RESTRICTION                       DEC. 2006  DEC. 2007   DEC. 2008
----------------------                       ---------  ---------   ---------
Lock-out/Defeasance ......................     93.85      95.19       93.10
Yield Maintenance/Prepayment Premium .....      4.63       4.81        4.77
                                              ------     ------      ------
Sub Total ................................     98.48     100.00       97.87
                                              ------     ------      ------

PREPAYMENT PREMIUM
------------------

5.0% .....................................      0.00       0.00        0.00
4.0% .....................................      0.00       0.00        0.00
3.0% .....................................      0.00       0.00        0.00
2.0% .....................................      0.00       0.00        0.00
1.5% .....................................      0.00       0.00        0.00
1.0% .....................................      0.00       0.00        0.00
Open .....................................      1.52       0.00        2.13
                                              ------     ------      ------
  Total ..................................    100.00     100.00      100.00
                                              ======     ======      ======

                           TEN LARGEST MORTGAGE LOANS

     The following table and summaries describe the ten largest Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:


                              TEN LARGEST MORTGAGE LOANS BY CUT-OFF DATE BALANCE

                                                       PERCENTAGE
                                                           OF                                 LTV
                                         CUT-OFF        CUT-OFF                   CUT-OFF    RATIO    CUT-OFF
                           NUMBER OF      DATE         DATE POOL    PROPERTY     DATE LTV      AT     DATE DSC   MORTGAGE
PROPERTY NAME             PROPERTIES     BALANCE        BALANCE       TYPE         RATIO    MATURITY    RATIO      RATE
-------------             ----------  ------------     ---------   -----------   ---------  --------  ---------  --------
Washington
  REIT Portfolio               5      $ 50,000,000       5.65%     Multifamily      52.9%     52.9%      2.11x      7.140%
                                                                   Retail--
Warner Marketplace             1        27,981,213       3.16        Anchored       76.5      68.4       1.21       8.000
Atriums of Kendall
  Apartments                   1        22,400,000       2.53      Multifamily      80.0      73.9       1.20       8.030
Falling Water
  Apartments                   1        22,000,000       2.48      Multifamily      78.3      71.1       1.20       7.950
Associated--KTC
  Properties                   1        19,633,357       2.22      Multifamily      77.0      68.3       1.32       7.500
Hammocks at
  Long Point                   1        18,753,048       2.12      Multifamily      79.8      68.8       1.21       7.990
                                                                   Healthcare--
Harborview                     1        18,379,303       2.08        Nursing Home   68.1      51.8       1.69       8.375
Aventura Commons                                                   Retail--
  Shopping Center              1        17,238,955       1.95        Anchored       75.0      67.4       1.27       8.230
Tiburon Apartments             1        15,388,668       1.74      Multifamily      69.3      66.7       1.20       8.220
Tustin Plaza Shopping                                              Retail--
  Center                       1        14,523,577       1.64        Anchored       79.8      71.5       1.31       7.970
                              --      ------------      -----                       ----      ----       ----       -----
Total/Weighted Average        14      $226,298,121      25.55%                      71.0%     64.5%      1.47x      7.825%
                              ==      ============      =====                       ====      ====       ====       =====


     The Washington Real Estate Investment Trust. The Washington Real Estate Investment Trust ("WRIT") loan is secured by a first lien mortgage on five multifamily properties located in Virginia in the vicinity of the District of Columbia. The properties range in size from 190 units to 279 units and comprise 1,146 units in aggregate. The property improvements consist of mid-rise and high-rise apartment buildings constructed between 1962 and 1982. As of July 1999, the occupancies at the five properties ranged from 95.2% to 97.9%, with a weighted average overall occupancy of 96.3%. The mortgage loan is a ten-year interest-only loan and is full-recourse to WRIT, which has a long-term debt rating from S&P of "A-". WRIT was founded in 1960 and has been a publicly held real estate investment trust for over 35 years. WRIT's real estate portfolio includes 57 income-producing properties comprising approximately eight million square feet of commercial space and over 1,800 multifamily units. WRIT's real estate portfolio is located primarily in the Mid-Atlantic region of the United States.

     Certain information regarding the WRIT properties is as follows:

                               THE WRIT PROPERTIES

        PROPERTY NAME        APPRAISED VALUE     NUMBER OF UNITS    YEAR BUILT
        -------------        ---------------     ---------------    ----------
     The Ashby at McLean       $28,500,000             250             1982
     Munson Hill Towers         19,200,000             279             1963
     Park Adams Apartment       17,500,000             200             1962
     Roosevelt Towers           15,200,000             190             1964
     Country Club Towers        14,100,000             227             1963
                               -----------           -----
       Totals                  $94,500,000           1,146
                               ===========           =====

     Warner Marketplace The Warner Marketplace loan is secured by a first lien mortgage on a 158,947 square foot anchored retail center constructed in 1999 and located in Canoga Park, California. As of November 1999, the property was 100% occupied. The property is occupied by eight tenants, including such anchors as Bed Bath & Beyond, Sportmart, Borders Books and Pier One and over 83% of the net rentable area is leased beyond the term of the Mortgage Loan. The sponsor of the borrower is the J.H. Snyder Company which has constructed over 4 million square feet of office and retail space. All rents payable under the Warner Marketplace leases are required to be deposited directly into a lockbox account controlled by the servicer.

     The following table summarizes the breakdown of the net rentable area or "NRA" and lease expiration of in-line tenants at the Warner Marketplace property:

                                 LARGEST TENANTS

                                        TENANT NRA
             TENANT NAME         EXPIRATION(IN SQUARE FEET)    % OF NRA
             -----------         --------------------------    --------
         Bed, Bath & Beyond               42,031                 26.4%
         Sportmart                        35,948                 22.6
         Good Guys                        28,967                 18.2
         Borders                          25,131                 15.8
         Zany Brainy                      10,977                  6.9
         Pier 1 Imports                    9,351                  5.9
         Other                             6,542                  4.1
                                         -------                -----
                                         158,947                100.0%

     Atriums of Kendall Apartments The Atriums of Kendall Apartments loan is secured by a first lien mortgage on a 449-unit apartment complex constructed in 1985 and located in Miami, Florida. As of August 1999, the property was 97.5% occupied. The property improvements consist of 7 five-story elevator buildings. The property was recently renovated at a cost of approximately $3.1 million. The sponsor of the borrower is Ceebraid-Signal Corporation. Ceebraid Signal Corporation was founded in 1950 and currently owns and manages approximately 12,000 multifamily units, located primarily in Florida and the Northeast United States. The Atriums of Kendall Apartments loan is cross-collateralized and cross-defaulted with two other mortgage loans in the mortgage pool that comprise the Ceebraid-Signal Portfolio (control numbers 11 and 18). In aggregate, the three cross-collateralized loans have a Cut-Off-Date Balance of $48,000,000. Under separate cash pledge agreements, the borrower has pledged an aggregate cash deposit of $1,500,000 ($1,227,000 with respect to the Atriums of Kendall Apartments loan) as additional collateral. If an event of default occurs under any of the three Ceebraid-Signal loans, the lender may apply the pledged deposit to repay the loan. The cash deposit will be released to the borrower if, at any time before April 1, 2000, the combined DSCR for the three loans is at least 1.20x during the trailing twelve month period and the LTV is at least 80% based upon an appraisal performed at such time. The cash deposit may also be released in part at periodic intervals between April 1, 2000 and December 1, 2003 to the extent that the net operating income of the Mortgaged Property, together with the remaining amount on deposit, would be sufficient to cover 1.20 times the debt service on the Mortgage Loan based on specific assumptions. If these tests are not satisfied by December 1, 2003, the cash deposit may be applied in full to prepay the loan in accordance with the terms of the Mortgage Note. See "Risk Factors--Significant Affiliated Sponsor Concentrations" for information regarding the Ceebraid-Signal Portfolio.

     Falling Water Apartments The Falling Water Apartment loan is secured by a first lien mortgage on a 288-unit luxury apartment complex constructed in 1998 and located in Las Vegas, Nevada. The property is located in an affluent area of Las Vegas and is adjacent to The Players Club at the Canyons Golf Course. The borrower was required to post an irrevocable letter of credit in the amount of $10,000,000 in favor of the lender due to the limited operating history of the newly constructed property. The letter of credit expires on July 1, 2000 and is extendable through August 1, 2004. The letter of credit will be released to the borrower if, at any time before August 1, 2004, the DSCR is at least 1.20x during the trailing twelve month period and the LTV is at least 80% based upon an appraisal performed at such time. The letter of credit may also be released in part at periodic intervals between July 1, 2000 and August 1, 2004 to the extent that the net operating income of the Mortgaged Property, together with the remaining amount available to be drawn under the letter of credit, would be sufficient to cover 1.20 times the debt service on the Mortgage Loan based on specified assumptions. If these tests are not satisfied before August 1, 2004, the proceeds of the draw on the letter of credit may be applied to repay the loan in accordance with the terms of the Mortgage Note. The sponsor of the borrower is The Olen Companies, a real estate management and development company founded in 1973 that owns and operates over three million leaseable square feet of commercial property and over 6,400 multifamily units nationally.

     Associated--KTC The KTC Properties loan is secured by a first lien mortgage on a multifamily property located in Toledo, Ohio. The property contains a total of 506 units contained in 101 two-story buildings. The property covers 606,009 square feet of gross building area, and the net rentable area is 560,171 square feet. Unit mix includes 333 two-bedroom units and 173 three-bedroom units. The complex was built in 1985. As of August 1999, the project had an occupancy of 91.1%. Amenities of the property include an outdoor pool, clubhouse facility, and playground. The borrowing entity is owned 100% by Associated Estates Realty Corporation ("AERC"). AERC is an owner, manager and developer specializing in multifamily properties which has been in business for over 30 years. AERC currently owns, manages, or is a joint venture partner in over 35,000 units in more than 150 properties located in 15 states. On October 22, 1999, Moody's lowered its rating of AERC's senior unsecured debt from "B1" to "B2", and on November 22, 1999, S&P lowered its rating of AERC's senior unsecured debt from "BB+ " to "BB-". See "RISK FACTORS--Risks Associated with Borrower Concentrations, Borrowers under Common Control and Related Borrowers" and--"Risks Related to the Borrower's Form of Entity" in this Prospectus Supplement.

     Hammocks at Long Point Apartments The Hammocks at Long Point loan is secured by a first lien mortgage on an apartment complex located in Wilmington Island, Georgia. The property location is approximately 15 miles east of Savannah, Georgia. The 308-unit complex was constructed in 1997. Improvements include 15 three-story apartment buildings, a fitness center, clubhouse, outdoor pool and tennis courts. As of October 1999, the property was 95.5% occupied. The sponsor of the borrower is Merry Land Properties, Inc., which currently owns and manages over 2,500 apartment units in the Southeast United States. Merry Land Properties, Inc. invests, develops, rehabs and manages apartment properties, mainly in the Southeast coastal region of the United States.

     Harborview The Harborview loan is secured by a first lien mortgage on a healthcare facility located in Jersey City, New Jersey. Built in 1984, this 0.91 acre site contains a five-story skilled nursing facility that contains 180 beds and a total of 68,000 square feet. The facility features a dining room, day care room, nursing stations, small lounges, physical and occupational therapy rooms, activity rooms, and a recreation room. Occupancy has been at 99% for 1995, 1996, 1997, and 1998. Currently, a waiting list is also maintained for the property. The borrowing entity is Harborview Holding, LLC. The management company, Jersey City Healthcare Providers LLC, currently manages 3,283 long-term beds throughout New Jersey.

     Aventura Commons Shopping Center The Aventura Commons Shopping Center loan is secured by a first lien mortgage on an anchored retail center located in Aventura, Florida. The property consists of an 11.35-acre site improved with a 127,846 square foot retail center, consisting of four anchored tenant buildings and one outparcel retail building with two tenants. As of September 1999, the center was 100% leased to anchors such as Best Buy Stores, Whole Foods Market and PetsMart, and over 95% of the net rentable area is leased beyond the term of the Mortgage Loan. Built in phases from 1997 to 1998, the property is located approximately 20 miles north of Miami. The sponsors of the borrower are principals of the Aztec Group, Inc. and Berkowitz Development Corp. All rents payable under the Aventura leases are required to be deposited directly into a lockbox account controlled by the Servicer.

     The following table summarizes the breakdown of the net rentable area or "NRA" of the largest tenants at the Aventura Common Shopping Center property:

                                   LARGEST TENANTS

                                      TENANT NRA
             TENANT NAME           (IN SQUARE FEET)         % OF NRA
             -----------           ----------------         --------
         Best Buy                      45,729                  35.8%
         Whole Foods                   35,030                   27.4
         PetsMart                      22,300                   17.4
         Wine, Spirits & More          16,866                   13.2
         Other                          7,921                    6.2
                                      -------                  -----
                                      127,846                  100.0%

     Tiburon Apartments The Tiburon Apartments loan is secured by a first lien mortgage on a 362-unit garden apartment complex located in Dallas, Texas. The property was 94.5% occupied as of July 1999. The sponsor of the borrower is Alliance Holdings, a privately owned real estate investment, development and finance firm which primarily concentrates on multifamily properties. Alliance Holdings and its affiliates own interests in a portfolio of more than 25,000 apartment units. All rents payable under the Tiburon leases are required to be deposited directly into a lockbox account controlled by the Servicer. Approximately $5.6 million of mezzanine debt is secured by a pledge of the limited partnership interests of the borrower. Payments on the mezzanine debt are only permitted so long as the DSCR (after giving effect to such payments) is not less than 1.10x. The Tiburon loan and the mezzanine loan have the same scheduled maturity date.

     Tustin Plaza Shopping Center. The Tustin Plaza Shopping Center loan is secured by a first lien mortgage on a 91,411 square foot anchored retail shopping center located in Tustin, California. The improvements were constructed in 1986. The shopping center was 93.8% occupied by 30 tenants as of June 1999. The property is anchored by Office Depot, which occupies 25.4% of the center's net rentable area. Office Depot's lease extends until December, 2014.

THE MORTGAGE LOAN SELLERS

     The Depositor will acquire the Mortgage Loans from the Mortgage Loan Sellers on or prior to the Closing Date pursuant to separate mortgage loan purchase agreements (each a "Mortgage Loan Purchase Agreement," and together, the "Mortgage Loan Purchase Agreements"). The Mortgage Loan Sellers acquired or originated the Mortgage Loans as described above under "--Mortgage Loan History."

UNDERWRITING STANDARDS

     General. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Each Mortgage Loan Seller's commercial real estate finance or commercial mortgage banking operation is a vertically integrated entity, staffed by real estate professionals. Each Mortgage Loan Seller's loan underwriting group is an integral component of the commercial real estate finance or commercial mortgage banking group which also includes distinct groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, the respective Mortgage Loan Seller's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, each Mortgage Loan Seller performs both a credit analysis and collateral analysis with respect to a loan applicant. The credit analysis of the borrower includes a review of historical financial statements, including operating statements and rent rolls (generally unaudited), historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Each Mortgage Loan Seller also performs a qualitative analysis which incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. A member of the loan underwriting team also conducts a site inspection or causes such inspection to be performed to confirm the occupancy rate of the mortgaged property, analyzes the market and assesses the utility of the mortgaged property within the market. Each Mortgage Loan Seller requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Mortgage Loan Seller staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by the applicable Mortgage Loan Seller's credit committee in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, modify the loan terms or decline a loan transaction. All mortgage loans purchased by either Mortgage Loan Seller from non-affiliated originators must be reviewed by the underwriting staff and credit committee to determine if they comply with such Mortgage Loan Seller's underwriting standards.

     Debt Service Coverage Ratio and LTV Ratio. Each Mortgage Loan Seller's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios for each of the indicated property types as follows:

                                           MINIMUM                 MAXIMUM
     PROPERTY TYPE                  DSC RATIO GUIDELINES    LTV RATIO GUIDELINES
     -------------                  --------------------    --------------------
     Multifamily .................          1.20x                    80%
     Anchored Retail .............       1.20x-1.25x               75-80%
     Unanchored Retail ...........       1.25x-1.30x                 75%
     Office ......................          1.25x                    75%
     Industrial ..................          1.25x                  75-80%
     Hospitality .................       1.35x-1.40x                 70%
     Credit Lease ................          1.00x                   100%
     Self-Storage ................          1.25x                    75%
     Healthcare ..................          1.25x                    75%
     Mixed Use ...................          1.25x                    75%
     Mobile Home Park ............          1.20x                    80%
     Section 42 Properties .......          1.15x                    85%

     See Annex A for actual DSC Ratios and LTV Ratios with respect to the Mortgage Loans.

     The debt service coverage ratio guidelines listed above are calculated based on net cash flow at the time of origination. In addition, each Mortgage Loan Seller's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by such Mortgage Loan Seller may vary from these guidelines. See Annex A-1 to this Prospectus Supplement.

     Escrow Requirements. Except with respect to Credit Lease Loans, each Mortgage Loan Seller requires substantially all borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by each Mortgage Loan Seller are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the Mortgage Loan Seller with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the Mortgage Loan Seller with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, the Mortgage Loan Seller reserves the right in the mortgage to require a separate insurance policy and insurance escrows.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

Notwithstanding the actual level of escrowed reserves, the following minimum reserve level ranges (the level of which varies according to the Mortgage Loan Seller) were generally assumed by each Mortgage Loan Seller in determining net cash flow:

             Multifamily                        $200-250 per unit
             Retail .........................   $0.10-0.15 per square foot
             Office .........................   $0.10-0.20 per square foot
             Industrial .....................   $0.15 per square foot
             Hospitality ....................   4%-5% of room revenue
             Self-Storage ...................   $20.00 per unit or $0.10-0.15
                                                  per square foot
             Healthcare .....................   $250-350 per unit
             Mixed Use ......................   $0.15-0.20 per square foot
             Mobile Home Community ..........   $32 per pad

     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required. An initial deposit, upon funding of the applicable Mortgage Loan, in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     o Re-tenanting/Debt Service Coverage--In some cases, major tenants have lease expirations within the Mortgage Loan term. To mitigate this risk, special reserves are required to be funded either at closing of the Mortgage Loan and/or during the Mortgage Loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On the Closing Date, the Depositor will transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such transfer, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan sold by the applicable Mortgage Loan Seller (collectively, as to each Mortgage Loan, the "Mortgage File"): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon; (iv) an original assignment of the Mortgage in favor of the Trustee and in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee and in recordable form; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller and (x) an original assignment in favor of the Trustee of any financing statement executed and filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; and (xi) the original or copy of any ground lease, any Credit Lease, Residual Value Insurance Policy or guaranty relating to a Mortgage Loan.

     As described in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the interests of the Certificateholders, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such Mortgage Loan Seller's receipt of notice thereof, will be obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to (1) repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) the unpaid accrued interest on such Mortgage Loan (calculated at the applicable Mortgage Rate) to but not including the Due Date in the Collection Period in which the purchase is to occur and (iii) certain Additional Trust Fund Expenses in respect of such Mortgage Loan, including but not limited to, servicing expenses that are reimbursable to the Master Servicer, the Special Servicer or the Trustee plus any interest thereon and on any related P&I Advances or (2) substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"); provided that the applicable Mortgage Loan Seller will generally have an additional 90-day period to deliver the document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure and has delivered to the Trustee an officer's certificate that describes the reasons that such delivery or cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such delivery or cure, and which states that it anticipates such delivery or cure will be effected within the additional 90-day period. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured failure to deliver, or any uncured defect in, a constituent Mortgage Loan document. Each Mortgage Loan Seller is solely responsible for such Mortgage Loan Seller's repurchase or substitution obligation, and such obligations will not be the responsibility of the Depositor.

     The Pooling and Servicing Agreement requires the Trustee promptly to cause each of the assignments described in clauses (iv), (v) and (x) of the second preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. See "DESCRIPTION OF THE POOLING AGREEMENTS--Assignment of Mortgage Loans; Repurchases" in the Prospectus.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original loan-to-value ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan; (x) be determined by an Opinion of Counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; provided, that the Controlling Class Representative shall cease to have the right to approve the substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan after the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans

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which were previously substituted for deleted Mortgage Loans exceeds 10% of the aggregate Stated Principal Balance of all the Mortgage Loans as of the Cut-Off Date; provided, further, that such approval of the Controlling Class Representative may not be unreasonably withheld, as determined by the Special Servicer; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Mortgage Loan Purchase Agreement, the applicable Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan (subject to certain exceptions specified in the applicable Mortgage Loan Purchase Agreement), as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

          (i) the information set forth in the schedule of Mortgage Loans attached to the applicable Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Annex A) is true and correct in all material respects as of the Cut-Off Date;

          (ii) as of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan and such Mortgage Loan has been serviced in accordance with the servicing performed on comparable mortgage loans originated by the applicable Mortgage Loan Seller;

          (iii) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan, and is transferring the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

          (iv) the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

          (v) each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection with such Mortgage Loan are the legal, valid and binding obligations of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (vi) as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Closing Date, to the actual knowledge of the applicable Mortgage Loan Seller there was no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements;

          (vii) the assignment of the related Mortgage and assignment of leases in favor of the Trustee constitutes the legal, valid and binding assignment of such Mortgage and leases to the Trustee (subject to customary limitations);

          (viii) the related Mortgage is a valid and enforceable first lien on the related Mortgaged Property except for (a) liens for current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property;

          (ix) all taxes and governmental assessments that prior to the Closing Date became due and owing in respect of the related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (x) to the applicable Mortgage Loan Seller's actual knowledge as of the Closing Date, each related Mortgaged Property was free and clear of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan, except to the extent, based upon engineering reports, reserves or escrows have been established with respect thereto, and to the applicable Mortgage Loan Seller's knowledge as of the Closing Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan;

          (xi) as of the date of its origination, all insurance coverage required under each related Mortgage (including comprehensive general liability and business interruption coverage for a period of twelve months), which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the replacement cost of improvements located on such Mortgaged Property, or an amount at least equal to the initial principal balance of the Mortgage Loan in each case, without deduction for depreciation, and was in full force and effect with respect to each related Mortgaged Property;

          (xii) as of the Cut-Off Date, the Mortgage Loan was not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment; and

          (xiii) one or more environmental site assessments were performed by an environmental consulting firm independent of the applicable Mortgage Loan Seller and such Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property during the 18-month period preceding the origination of the related Mortgage Loan, and the applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s) and either (a) no such report reveals any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, as of the date of such report, in material violation of applicable environmental laws or (b) if such report reveals such circumstances or conditions with respect to the related Mortgaged Property, then either: (i) an environmental insurance policy was obtained from a third-party insurer; or (ii) either (a) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (b) remediation in accordance with applicable law has been performed; or (iii) an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents.

     In the case of a breach of any of the representations and warranties in the applicable Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders, the applicable

Mortgage Loan Seller, if it cannot cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable Mortgage Loan Purchase Agreement (the relevant rights under which have been assigned by the Depositor to the Trustee) to either substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to repurchase the affected Mortgage Loan within such 90-day period at the applicable Purchase Price; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure, and has delivered to the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect such cure and which states that it anticipates such cure will be effected within the additional 90-day period.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans. Each Mortgage Loan Seller is the sole warranting party in respect of the Mortgage Loans sold by such Mortgage Loan Seller to the Depositor, and none of the Depositor, the other Mortgage Loan Seller nor any of such party's affiliates will be obligated to substitute or repurchase any such affected Mortgage Loan in connection with a breach of such Mortgage Loan Seller's representations and warranties if such Mortgage Loan Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The descriptions in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that
(i) all scheduled principal and interest payments due on or before the Cut-Off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-Off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or the applicable Mortgage Loan Seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this Prospectus Supplement. The Depositor believes that the information set forth in this Prospectus Supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the Mortgage Loans described in this Prospectus Supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, are required to service and administer the Mortgage Loans for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans, or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof, may have with the related borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the Pooling and Servicing Agreement; (iv) the obligation of the Master Servicer to make Advances (as defined in this Prospectus Supplement); (v) the ownership, servicing or management for others of any other mortgage loans or real property; and (vi) any obligation of the Master Servicer, or any affiliate thereof, to repurchase or substitute a Mortgage Loan as a Mortgage Loan Seller.

     Set forth below, following the subsection captioned "--The Master Servicer and Special Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "DESCRIPTION OF THE POOLING AGREEMENTS," for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Master Servicer and Special Servicer thereunder. The Special Servicer generally has all of the rights to indemnity and reimbursement, and limitations on liability, that the Master Servicer is described as having in the Prospectus and certain additional rights to indemnity as provided in the Pooling and Servicing Agreement relating to actions taken at the direction of the Controlling Class Representative, and the Special Servicer rather than the Master Servicer will perform the servicing duties described in the Prospectus with respect to Specially Serviced Mortgage Loans and REO Properties (each as described in this Prospectus Supplement). In addition to the circumstances for resignation of the Master Servicer set forth in the Prospectus, the Master Servicer and the Special Servicer each has the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. See "CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR" in the Prospectus.

THE MASTER SERVICER AND SPECIAL SERVICER

     FUNB, in its capacity as Master Servicer under the Pooling and Servicing Agreement (in such capacity, the "Master Servicer") will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the Mortgage Loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The Master Servicer is a wholly owned subsidiary of First Union Corporation. The Master Servicer's principal servicing offices are located at NC 1075, 8739 Research Drive--URP4, Charlotte, North Carolina 28262-1075.

     As of September 30, 1999, the Master Servicer and its affiliates were responsible for servicing approximately 5,025 commercial and multifamily loans, totaling approximately $29.3 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     ORIX Real Estate Capital Markets, LLC ("ORIX"), a Delaware limited liability company, will be the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. As of June 30, 1999, ORIX served as the named special servicer on 63 securitized transactions encompassing 18,039 loans, with an aggregate principal balance of approximately $46.1 billion. Additionally, ORIX manages a master servicing portfolio of commercial and multifamily loans with an aggregate principal balance, as of June 30, 1999, of approximately $28.5 billion, the collateral for which is located in 50 states, Puerto Rico, the District of Columbia, Canada, the Dominican Republic and the Virgin Islands. ORIX's servicing operations are located at 1717 Main Street, Dallas, Texas 75201.

     The information set forth in this Prospectus Supplement concerning the Master Servicer and the Special Servicer has been provided by the Master Servicer and Special Servicer, respectively, and neither the Depositor nor either Underwriter makes any representation or warranty as to the accuracy or completeness of such information. The Master Servicer (apart from its obligations as a Mortgage Loan Seller and except for the information in the first two paragraphs under this heading) and the Special Servicer (except for the information in the third paragraph under this heading) will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans, this Prospectus Supplement or related documents.

THE SPECIAL SERVICER

     The Pooling and Servicing Agreement permits the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to replace the Special Servicer and to select a representative (the "Controlling Class Representative") who may advise and direct the Special Servicer and whose approval is required for certain actions by the Special Servicer under certain circumstances. The Controlling Class Representative is selected by holders of Certificates representing more than 50% of the Certificate Balance of the Controlling Class. See "--The Controlling Class Representative" in this Prospectus Supplement. Such holder (or holders) will be required to pay all out-of-pocket costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default, including without limitation, any costs relating to Rating Agency confirmation and legal fees associated with the transfer. The "Controlling Class" is the Class of Sequential Pay Certificates that has the latest alphabetical Class designation and that has a Certificate Balance that is greater than 25% of its original Certificate Balance; provided that if no Class of Sequential Pay Certificates has a Certificate Balance that is greater than 25% of its original Certificate Balance, the then outstanding class of Sequential Pay Certificates with the latest alphabetical class designation will be the "Controlling Class." The Class A-1 and Class A-2 Certificates will be treated as one class for determining the Controlling Class. Any such replacement of a Special Servicer will be subject to, among other things, (i) the delivery of notice of the proposed replacement to the Rating Agencies and receipt of written confirmation from the Rating Agencies that the replacement will not result in a qualification, downgrade or withdrawal of any of the then current ratings assigned to the Certificates, and
(ii) the written agreement of the successor Special Servicer to be bound by the terms and conditions of the Pooling and Servicing Agreement. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in this Prospectus Supplement.

     The Special Servicer is responsible for servicing and administering any Mortgage Loan as to which (a) any Periodic Payment shall be delinquent 60 or more days (or, in the case of a Balloon Payment, if the related borrower continues to make the Periodic Payment and the Master Servicer receives written evidence that the related borrower has obtained a binding commitment from an institutional lender to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (b) the Master Servicer shall have determined in its good faith reasonable judgment based on communications with the related mortgagor that a default in making a Periodic Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer reasonably expects the related borrower to continue to make the Periodic Payment and the Master Servicer receives written evidence, among other things, that the related borrower has obtained a binding commitment from an institutional lender to refinance, such longer period of delinquency (not to exceed 120 days) within which such refinancing is expected to occur); (c) there shall have occurred a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days); (d) a decree or order under any bankruptcy, insolvency or similar law shall have been entered against the related borrower and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days; (e) the related borrower shall consent to the appointment of a conservator or receiver or liquidator in any insolvency or similar proceedings of or relating to such related borrower or of or relating to all or substantially all of its property; (f) the related borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property (each event described in clauses (a) through (g) above, a "Servicing Transfer Event").

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is in general required to transfer its servicing responsibilities with respect to such Mortgage Loan to the Special Servicer. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances (including, if necessary, P&I Advances) and prepare certain reports to the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired by the Trust Fund

(upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to in this Prospectus Supplement as "Specially Serviced Mortgage Loans" and, together with any REO Properties, constitute "Specially Serviced Trust Fund Assets." The Master Servicer has no responsibility for the Special Servicer's performance of its duties under the Pooling and Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities):

          (a) with respect to the circumstances described in clause (a) of the definition of Servicing Transfer Event, when the related borrower has made three consecutive full and timely (or, in the case of any Semi-Annual Loan, two consecutive) Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (b) with respect to any of the circumstances described in clauses (b),
     (d), (e) and (f) of the definition of Servicing Transfer Event, when such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

          (c) with respect to the circumstances described in clause (c) of the definition of Servicing Transfer Event, when such default is cured; and

          (d) with respect to the circumstances described in clause (g) of the definition of Servicing Transfer Event, when such proceedings are terminated;

so long as at that time no other Servicing Transfer Event then exists and provided no additional default is foreseeable in the reasonable judgment of the Special Servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities is the Master Servicing Fee. The "Master Servicing Fee" is payable monthly (or, with respect to Semi-Annual Loans, semi-annually) on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including each Specially Serviced Mortgage Loan and from REO Revenue with respect to each REO Mortgage Loan), is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at the related Master Servicing Fee Rate and is computed on the basis of the same principal amount respecting which any related interest payment due on the Mortgage Loan is computed. The "Master Servicing Fee Rate" is a per annum rate ranging from 0.05% to 0.105%. As of the Cut-Off Date the weighted average Master Servicing Fee Rate will be .0512% per annum.

     If a borrower voluntarily prepays a Mortgage Loan on a date that is prior to its Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and, if applicable, Additional Interest) that accrues on the Mortgage Loan during such Collection Period will be less (such shortfall, a "Prepayment Interest Shortfall") than the amount of interest (net of related Master Servicing Fees and, if applicable, related Swap Fee and Additional Interest and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have accrued on the Mortgage Loan through its Due Date (or, with respect to any Semi-Annual Loan, the first day of the month). If such a principal prepayment occurs during any Collection Period after the Due Date (or, with respect to any Semi-Annual Loan, the first day of the month) for such Mortgage Loan in such Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues and is collected on the Mortgage Loans during such Collection Period will exceed (such excess, a "Prepayment Interest Excess") the amount of interest (net of related Master Servicing Fees, and without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each

Distribution Date, the Master Servicer is required to deposit into the Distribution Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) that was subject to a voluntary Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the sum of
(A) the Master Servicing Fee (up to a Master Servicing Fee Rate of 0.025% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period, and (ii) the amount of the related Prepayment Interest Shortfall. Compensating Interest Payments will not cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan, or of any REO Property acquired in respect thereof, that occurs during a Collection Period prior to the related Due Date therein or involuntary prepayments.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities is the Special Servicing Fee (together with the Master Servicing Fee, the "Servicing Fees") and, under the circumstances described in this Prospectus Supplement, Principal Recovery Fees and Workout Fees. The "Special Servicing Fee" is calculated on the basis of a 360-day year consisting of twelve 30-day months, accrues at a rate (the "Special Servicing Fee Rate") equal to .25% per annum and is computed on the basis of the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or REO Mortgage Loan, as the case may be. However, earned Special Servicing Fees are payable out of general collections on the Mortgage Loans then on deposit in the Certificate Account. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan (or REO Mortgage Loan) will cease to accrue if such loan (or the related REO Property) is liquidated or if such loan becomes a Corrected Mortgage Loan. The Special Servicer is entitled to a "Principal Recovery Fee" with respect to each Specially Serviced Trust Fund Asset, which Principal Recovery Fee generally will be in an amount equal to 1.00% of all whole or partial cash payments of Liquidation Proceeds (as defined in the Prospectus) received in respect thereof; provided, however, in no event shall the Principal Recovery Fee be payable to the extent a Workout Fee is payable concerning the related cash payments. However, no Principal Recovery Fee will be payable in connection with, or out of, insurance proceeds, condemnation proceeds or Liquidation Proceeds (as defined in the Prospectus) resulting from, the purchase of any Specially Serviced Trust Fund Asset (i) by either Mortgage Loan Seller (as described in this Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE POOL--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases and Substitutions"), (ii) by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder as described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Termination" or (iii) in certain other limited circumstances. The Special Servicer also is entitled to a "Workout Fee" with respect to each Corrected Mortgage Loan, which is generally equal to 1.00% of all payments of interest and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

     As additional servicing compensation, the Master Servicer or the Special Servicer is entitled to retain all assumption and modification fees, assumption application fees, late payment charges and penalty interest (to the extent not used to offset interest on Advances) and Prepayment Interest Excesses collected from borrowers on Mortgage Loans. In addition, each of the Master Servicer and the Special Servicer is authorized to invest or direct the investment of funds held in those accounts maintained by it that relate to the Mortgage Loans or REO Properties, as the case may be, in certain short-term United States government securities and other permitted investment grade obligations, and the Master Servicer and the Special Servicer each will be entitled to retain any interest or other income earned on such funds held in those accounts maintained by it, but shall be required to cover any losses on investments of funds held in those accounts maintained by it, from its own funds without any right to reimbursement.

     Each of the Master Servicer and Special Servicer is, in general, required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any sub-servicers retained by it, and is not entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. However, each of the Master Servicer and Special Servicer is permitted to pay certain of such expenses (including certain expenses incurred as a result of a Mortgage Loan default) directly out of the Certificate Account and at times without regard to the Mortgage Loan with respect to which such expenses were incurred. See "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus.

     As and to the extent described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--P&I Advances," each of the Master Servicer and the Trustee is entitled to receive interest, at the Reimbursement Rate, on any reimbursable servicing expenses incurred by it. Such interest will compound annually and will be paid, contemporaneously with the reimbursement of the related servicing expense, first out of late payment charges and penalty interest on such Mortgage Loan received during the related calendar year in which such reimbursement is made and then in certain circumstances from general collections on the Mortgage Loans then on deposit in the Certificate Account.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Pooling and Servicing Agreement permits the Special Servicer to modify, waive or amend any term of any Mortgage Loan if (a) it determines, in accordance with the servicing standard described under "--General" above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any related payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value of the property released, (iv) if such Mortgage Loan (A) with respect to S&P, is equal to or in excess of 5% of the then aggregate current principal balances of all Mortgage Loans or $20,000,000, and (B) with respect to DCR, is equal to or in excess of 2% of the then aggregate current principal balances of all Mortgage Loans, permit the transfer of equity interests in the related borrower or an equity owner of the borrower that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each Rating Agency (as applicable) that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the Certificates or (v) in the good faith, reasonable judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the Periodic Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the reasonable, good faith judgment of the Special Servicer, such modification, would increase the recovery to Certificateholders on a net present value basis and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC at any time the Certificates are outstanding. In no event, however, is the Special Servicer permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date or, without the prior written confirmation from DCR that such extension will not result in the downgrade or withdrawal of the ratings then assigned to the Certificates, for more than three one-year extensions, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer, unless such Mortgage Loan is a Balloon Loan and the related borrower has failed to make the Balloon Payment at its scheduled maturity and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), in which case the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a ground lease (and not also by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is 10 years (or, in the case of any Mortgage Loan that is a Balloon Loan or ARD Loan, 20 years) prior to the expiration of the term of such ground lease, (iv) reduce the Mortgage Rate to a rate below the then prevailing interest rate for comparable loans, as determined by the Special Servicer or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

     The Special Servicer is required to notify the Trustee, the Master Servicer and the Rating Agencies of any modification, waiver or amendment of any term of any Mortgage Loan, and to deliver to the Trustee or the related Custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

     For any Mortgage Loan other than a Specially Serviced Mortgaged Loan and subject to the rights of the Special Servicer, the Master Servicer is responsible for any request by a borrower for the consent to modify, waive or amend certain terms as specified in the Pooling and Servicing Agreement, including, without limitation, (i) approving certain leasing activity, (ii) approving certain substitute property managers and (iii) approving certain consents with respect to right-of-ways and easements and consents to subordination of the related Mortgage Loan to such easements or right-of-ways.

THE CONTROLLING CLASS REPRESENTATIVE

     Subject to the succeeding paragraph, the Controlling Class Representative is entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and the Special Servicer is not permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten business day period, then the Controlling Class Representative's approval will be deemed to have been given):

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification or waiver of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

          (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "DESCRIPTION OF THE CERTIFICATES --Termination" in this Prospectus Supplement);

          (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless permitted by the underlying loan documents;

          (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

          (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

     In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling and Servicing Agreement; provided that no such direction and no objection contemplated by the prior paragraph may require or cause the Special Servicer to violate any REMIC Provisions, provision of the Pooling and Servicing Agreement or applicable law, including the Special Servicer's obligation to act in accordance with the servicing standards described under "--General" above, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders.

     Limitation on Liability of Controlling Class Representative. The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

REO PROPERTIES; SALE OF MORTGAGE LOANS

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, on behalf of such holders, is required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer is generally required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust Fund is obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that (i) maintains its status as "foreclosure property" under the REMIC Provisions and
(ii) would, to the extent commercially feasible and consistent with the forgoing clause (i), maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code, or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to in this Prospectus Supplement as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%), or (ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     Each of the Majority Subordinate Certificateholder (as defined in this Prospectus Supplement), the Special Servicer and the Master Servicer, in that order, has been granted a right of first refusal to purchase any defaulted Mortgage Loan at a cash price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, all accrued but unpaid interest, and related fees and expenses. If such interested parties refuse to exercise such right, the Special Servicer may offer to sell any defaulted Mortgage Loan if the Special Servicer determines, consistent with the Servicing Standard, that such sale would be in the best economic interest of the Trust Fund. In connection with such a sale, the Special Servicer is not obligated to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of the highest bid would be in the best interest of the Certificateholders.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Special Servicer is required, at the Trust Fund's expense, to perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter so long as it remains a Specially Serviced Mortgage Loan. In addition, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) with a principal balance at the time of such inspection of more than or equal to $2 million or 2% of the then current principal balance of all Mortgage Loans, the Master Servicer is required to inspect or cause to be inspected the related Mortgaged Property every calendar year and with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) with a principal balance at the time of such inspection of less than $2 million and 2% of the then current principal balance of all Mortgage Loans once every other year. The Special Servicer and the Master Servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies the existence with respect thereto of any sale, transfer or abandonment or any material change in its condition or value.

     The Special Servicer or the Master Servicer is also required consistent with the Servicing Standard to collect from the related borrower and review the quarterly and annual operating statements of each Mortgaged Property and to cause annual operating statements to be prepared for each REO Property. Generally, the Mortgage Loans require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by Certificateholders during normal business hours at the offices of the Special Servicer or the Master Servicer, as applicable. See "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in this Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The First Union National Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C4 (the "Certificates") will be issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1999, among the Depositor, the Master Servicer, the Special Servicer, and the Trustee (the "Pooling and Servicing Agreement"). The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or applicable to periods after the Cut-Off Date (exclusive of payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date and in the case of Semi-Annual Loans, interest accrued before the Cut-Off Date); (ii) any REO Property acquired on behalf of the Trust Fund; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the REO Accounts and the Interest Reserve Account (see "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus); and (iv) certain rights of the Depositor under the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the Mortgage Loan Sellers regarding the Mortgage Loans.

     The Certificates consist of the following classes (each, a "Class") designated as: (i) the Class A-1 and Class A-2 Certificates (together, the "Class A Certificates"); (ii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M Certificates and Class N Certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class IO Certificates (collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates").

     Only the Class A-1, Class A-2, Class IO and Class B Certificates (collectively, the "Offered Certificates") are offered hereby. The Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "Non-Offered Certificates") and the REMIC Residual Certificates have not been registered under the Securities Act and are not offered hereby. Accordingly, information in this Prospectus Supplement regarding the terms of the Non-Offered Certificates is provided solely because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be made available in book-entry format through the facilities of The Depository Trust Company ("DTC"). The Class A-1, Class A-2 and Class B Certificates will be offered in denominations of not less than $1,000 actual principal amount and in integral multiples of $1 in excess thereof. The Class IO Certificates will be offered in minimum denominations of $1,000,000 notional amount and in integral multiples of $1 in excess of those amounts.

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are Participants of such respective system, or indirectly through organizations that are Participants in such systems. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Participant or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, Cedelbank and their respective Participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cedel & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Cedelbank, Euroclear or holders of Offered Certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Depositor, the Underwriters, the Master Servicer, nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ( "Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ( "Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under the contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as by the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     The information in this Prospectus Supplement concerning DTC, Cedelbank or Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     Subject to a permitted variance of plus or minus 5.0%, the respective Classes of Sequential Pay Certificates will have the Certificate Balances representing the approximate percentage of the Cut-Off Date Pool Balance as set forth in the following table:

                                                  CLOSING DATE     PERCENTAGE OF
                                                   CERTIFICATE     CUT-OFF DATE
        CLASS OF CERTIFICATE                         BALANCE       POOL BALANCE
        --------------------                      ------------     ------------
        Class A-1 Certificates ..............     $206,000,000        23.26%
        Class A-2 Certificates ..............     $447,232,000        50.49%
        Class B Certificates ................     $ 46,501,000         5.25%
        Non-Offered Certificates ............     $186,005,326        21.00%

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and further by any Realized Losses and Additional Trust Fund Expenses actually allocated to such Class of Certificates on such Distribution Date.

     The Class IO Certificates do not have a Certificate Balance, but represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the notional amount of each of the IO Components, as described in this Prospectus Supplement. The Class IO Certificates have fourteen separate components (each an "IO Component"), each corresponding to a different Class of Sequential Pay Certificates. Each such IO Component has the same letter and/or numerical designation as its related Class of Sequential Pay Certificates. The notional amount of each IO Component will equal the Certificate Balance of the corresponding Class of Sequential Pay Certificates outstanding from time to time. On the Closing Date, the aggregate of the notional amounts of all the IO Components will equal approximately $885,738,326, which amount will equal the Cut-Off Date Pool Balance. References in this Prospectus Supplement to the "notional amount" of the Class IO Certificates shall mean the aggregate of the notional amounts of the IO Components.

     The Certificate Balance of any Class of Sequential Pay Certificates may be increased by the amount, if any, of Certificate Deferred Interest added to such Class's Certificate Balance. With respect to any Mortgage Loan as to which the Mortgage Rate has been reduced through a modification on any Distribution Date, "Mortgage Deferred Interest" is the amount by which (a) interest accrued at such reduced rate is less than (b) the amount of interest that would have accrued on such Mortgage Loan at the Mortgage Rate before such reduction, to the extent such amount has been added to the outstanding principal balance of such Mortgage Loan. On each Distribution Date the amount of interest distributable to a Class of Sequential Pay Certificates will be reduced by the amount of Mortgage Deferred Interest allocable to such Class (any such amount, "Certificate Deferred Interest"), such allocation being in reverse alphabetical order. The Certificate Balance of each Class of Sequential Pay Certificates to which Certificate Deferred Interest has been so allocated on a Distribution Date will be increased by the amount of Certificate Deferred Interest.

     The REMIC Residual Certificates do not have Certificate Balances or notional amounts, but represent the right to receive on each Distribution Date any portion of the Available Distribution Amount (as defined below) for such date that remains after the required distributions have been made on all the REMIC Regular Certificates.

PASS-THROUGH RATES

     The Pass-Through Rate applicable to the Class A-1 and Class A-2 Certificates for each Distribution Date will equal the respective fixed rate per annum set forth on the front cover of this Prospectus Supplement. The Pass-Through Rate applicable to the Class B Certificates for each Distribution Date will equal the lesser of the rate set forth on the cover of this Prospectus Supplement and the Weighted Average Net Mortgage Rate as of the commencement of the related Interest Accrual Period. Interest will accrue for each Class of Certificates (other than the REMIC Residual Certificates) during the calendar month prior to the related Distribution Date (each such period, an "Interest Accrual Period") and will be calculated assuming that each month has 30 days and a 360-day year. Each IO Component accrues interest on its related notional amount. The interest rate applicable to each IO Component for any Distribution Date will equal the excess, if any, of the Weighted Average Net Mortgage Rate for any Distribution Date over the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. Because the Pass-Through Rates applicable to the Class E and Class F Certificates is equal to the Weighted Average Net Mortgage Rate, the Pass-Through Rate applicable to the corresponding IO Components will be zero.

     The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances on the first day of such Collection Period; provided that, if the Mortgage Rate for any Mortgage Loan has been modified in connection with a bankruptcy or similar proceeding involving the related borrower or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Weighted Average Net Mortgage Rate for such Mortgage Loan will be calculated without regard to such event. The "Net Mortgage Rate" for each Mortgage Loan will generally equal (x) the Mortgage Rate in effect for such Mortgage Loan as of the Cut-Off Date, minus (y) the applicable Administrative Cost Rate for such Mortgage Loan. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of such Mortgage Loan in effect during any calendar month will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on a 30/360 basis in order to derive the aggregate amount of interest (other than default interest) actually accrued in respect of such loan during such calendar month; provided, however, that, with respect to each Interest Reserve Loan (as defined in this Prospectus Supplement), the Mortgage Rate in effect during (a) December of each year that does not immediately precede a leap year, (b) January of each year and (c) February of each year, will be the per annum rate stated in the related Mortgage Note. The "Stated Principal Balance" of each Mortgage Loan outstanding at any time will generally be an amount equal to the principal balance thereof as of the Cut-Off Date, (a) reduced on each Distribution Date (to not less than zero) by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that are due or received, as the case may be, during the related Collection Period and are distributed on the Certificates on such Distribution Date and
(ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period and (b) increased on each Distribution Date by any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on such Distribution Date. The Stated Principal Balance of a Mortgage Loan may also be reduced in connection with any forced reduction of the actual unpaid principal balance thereof imposed by a court presiding over a bankruptcy proceeding in which the related borrower is a debtor. Notwithstanding the foregoing, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the month preceding the month in which such Distribution Date occurs and ends on and includes the Determination Date in the same month as such Distribution Date. The "Determination Date" will be the 11th day of each month (or, if not a business day, the immediately succeeding business day).

DISTRIBUTIONS

     General. Distributions on the Certificates are made by the Trustee, to the extent of the Available Distribution Amount, on the 15th day of each month or, if any such 15th day is not a business day, then on the next succeeding business day with the same force and effect (each, a "Distribution Date"); provided, however, that the Distribution Date will be no earlier than the fourth business day following the related Determination Date. Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs and shall be made by wire transfer of immediately available funds, if such Certificateholder shall have provided wiring instructions no less than five business days prior to such record date, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate register. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective percentage interests in such Class. The first Distribution Date on which investors in the Offered Certificates may receive distributions will be the Distribution Date occurring in January 2000.

     The Available Distribution Amount. The aggregate amount available for distributions of interest and principal to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts:

          (a) the total amount of all cash received on or in respect of the Mortgage Loans and any REO Properties by the Master Servicer as of the close of business on the related Determination Date and not previously distributed with respect to the Certificates or applied for any other permitted purpose, exclusive of any portion thereof that represents one or more of the following:

               (i) any Periodic Payments collected but due on a Due Date after the related Collection Period;

               (ii) any Prepayment Premiums and Yield Maintenance Charges;

               (iii) all amounts in the Certificate Account that are payable or reimbursable to any person otherthan the Certificateholders, including any Servicing Fees and Trustee Fees;

               (iv) any amounts deposited in the Certificate
          Account in error;

               (v) any Additional Interest on the ARD Loans; and

               (vi) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited in the Interest Reserve Account and held for future distribution;

          (b) all P&I Advances made by the Master Servicer or the Trustee with respect to such Distribution Date;

          (c) any Compensating Interest Payment made by the Master Servicer to cover the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period; and

          (d) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" in this Prospectus Supplement, "--P&I Advances" below and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     Any Prepayment Premiums or Yield Maintenance Charges actually collected will be distributed separately from the Available Distribution Amount. See "--Distributions--Allocation of Prepayment Premiums and Yield Maintenance Charges."

     Interest Reserve Account. The Master Servicer has established and will maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be deposited to the Interest Reserve Account in respect of each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans") an amount equal to one day's interest at the related Net Mortgage Rate on its Stated Principal Balance, as of the Due Date in the month in which such Distribution Date occurs, to the extent a Periodic Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, there will be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan the amount by which thirty days' interest at the Net Mortgage Rate exceeds the amount of interest that actually accrues on such Mortgage Loan, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will (except as otherwise described under "--Termination" below) apply amounts on deposit in the Certificate Account, to the extent of the Available Distribution Amount, in the following order of priority:

          (1) to distributions of interest to the holders of the Class A-1, Class A-2 and Class IO Certificates (in each case, so long as any such Class remains outstanding), pro rata, in accordance with the respective amounts of Distributable Certificate Interest (as defined in this Prospectus Supplement) in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to distributions of principal to the holders of the Class A-1 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-1 Certificates) equal to the Principal Distribution Amount (as defined in this Prospectus Supplement) for such Distribution Date;

          (3) after the Class A-1 Certificates have been retired, to distributions of principal to the holders of the Class A-2 Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class A-2 Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 Certificates;

          (4) to distributions to the holders of the Class A-1 and Class A-2 Certificates, pro rata, in accordance with the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been received, to reimburse such holders for all such Realized Losses and Additional Trust Fund Expenses, if any;

          (5) to distributions of interest to the holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (6) after the Class A Certificates have been retired, to distributions of principal to the holders of the Class B Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class B Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A Certificates on such Distribution Date;

          (7) to distributions to the holders of the Class B Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (8) to distributions of interest to the holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (9) after the Class A and Class B Certificates have been retired, to distributions of principal to the holders of the Class C Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class C Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A and/or Class B Certificates on such Distribution Date;

          (10) to distributions to the holders of the Class C Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (11) to distributions of interest to the holders of the Class D Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (12) after the Class A, Class B and Class C Certificates have been retired, to distributions of principal to the holders of the Class D Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class D Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B and/or Class C Certificates on such Distribution Date;

          (13) to distributions to the holders of the Class D Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (14) to distributions of interest to the holders of the Class E Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (15) after the Class A, Class B, Class C and Class D Certificates have been retired, to distributions of principal to the holders of the Class E Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class E Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C and/or Class D Certificates;

          (16) to distributions to the holders of the Class E Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (17) to distributions of interest to the holders of the Class F Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (18) after the Class A, Class B, Class C, Class D and Class E Certificates have been retired, to distributions of principal to the holders of the Class F Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class F Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D and/or Class E Certificates;

          (19) to distributions to the holders of the Class F Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (20) to distributions of interest to the holders of the Class G Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (21) after the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been retired, to distributions of principal to the holders of the Class G Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class G Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E and/or Class F Certificates;

          (22) to distributions to the holders of the Class G Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (23) to distributions of interest to the holders of the Class H Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (24) after the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been retired, to distributions of principal to the holders of the Class H Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class H Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F and/or Class G Certificates;

          (25) to distributions to the holders of the Class H Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (26) to distributions of interest to the holders of the Class J Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (27) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been retired, to distributions of principal to the holders of the Class J Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class J Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and/or Class H Certificates;

          (28) to distributions to the holders of the Class J Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (29) to distributions of interest to the holders of the Class K Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (30) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been retired, to distributions of principal to the holders of the Class K Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class K Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and/or Class J Certificates;

          (31) to distributions to the holders of the Class K Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (32) to distributions of interest to the holders of the Class L Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (33) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been retired, to distributions of principal to the holders of the Class L Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class L Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and/or Class K Certificates;

          (34) to distributions to the holders of the Class L Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (35) to distributions of interest to the holders of the Class M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (36) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been retired, to distributions of principal to the holders of the Class M Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class M Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and/or Class L Certificates;

          (37) to distributions to the holders of the Class M Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (38) to distributions of interest to the holders of the Class N Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (39) after the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been retired, to distributions of principal to the holders of the Class N Certificates in an amount (not to exceed the then outstanding Certificate Balance of the Class N Certificates) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and/or Class M Certificates;

          (40) to distributions to the holders of the Class N Certificates to reimburse such holders for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (41) to distributions to the holders of the REMIC Residual Certificates in an amount equal to the balance, if any, of the Available Distribution Amount remaining after the distributions to be made on such Distribution Date as described in clauses (1) through (40) above;

provided that, on each Distribution Date, if any, after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero (prior to retirement of the Class A Certificates) as a result of the allocations of Realized Losses and Additional Trust Fund Expenses, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement), the payments of principal to be made as contemplated by clauses (2) and (3) above with respect to the Class A Certificates will be so made to the holders of the respective Classes of such Certificates up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such date.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date equals the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than in the case of the Class IO Certificates) (to not less than zero) by (i) such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from voluntary principal prepayments made on the Mortgage Loans during the related Collection Period that are not covered by the Master Servicer's Compensating Interest Payment for such Distribution Date (the aggregate of such Prepayment Interest Shortfalls that are not so covered, as to such Distribution Date, the "Net Aggregate Prepayment Interest Shortfall") and (ii) any Certificate Deferred Interest allocated to such Class of REMIC Regular Certificates.

     The "Accrued Certificate Interest" in respect of each Class of Sequential Pay Certificates for each Distribution Date will equal one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance outstanding immediately prior to such Distribution Date. The "Accrued Certificate Interest" in respect of the Class IO Certificates for any Distribution Date will equal the aggregate of one month's interest at the applicable Pass-Through Rate on the notional amount of each IO Component outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on a 30/360 basis.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of REMIC Regular Certificates (other than the Class IO Certificates) will equal the product of (a) such Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is equal to the aggregate Accrued Certificate Interest in respect of all Classes of REMIC Regular Certificates (other than the Class IO Certificates) for such Distribution Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for each Distribution Date will generally equal the aggregate of the following (without duplication) to the extent paid by the related borrower during the related Collection Period or advanced by the Master Servicer or the Trustee, as applicable:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and of any Assumed Scheduled Payments due or deemed due, on or in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent not previously paid by the related borrower or advanced by the Master Servicer or Trustee, as applicable, prior to such Collection Period;

          (b) the aggregate of all principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal made by or on behalf of the related borrower during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of the principal portion of all Liquidation Proceeds, Insurance Proceeds (each as defined in the Prospectus), condemnation awards and proceeds of Mortgage Loan repurchases and Substitution Shortfall Amounts and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and other amounts that were received on or in respect of Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date.

     The "Scheduled Payment" due on any Mortgage Loan on any related Due Date is the amount of the Periodic Payment (including Balloon Payments) that is or would have been, as the case may be, due thereon on such date, without regard to any waiver, modification or amendment of such Mortgage Loan granted or agreed to by the Special Servicer or otherwise resulting from a bankruptcy or similar proceeding involving the related borrower, without regard to the accrual of Additional Interest on or the application of any Excess Cash Flow to pay principal on an ARD Loan, without regard to any acceleration of principal by reason of default, and with the assumption that each prior Scheduled Payment has been made in a timely manner. The "Assumed Scheduled Payment" is an amount deemed due (i) on any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and (ii) on an REO Mortgage Loan. The Assumed Scheduled Payment deemed due on any such Balloon Loan on its stated maturity date and on each successive related Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due thereon on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, and to accrue interest at the Mortgage Rate in effect as of the Closing Date. The Assumed Scheduled Payment deemed due on any REO Mortgage Loan on each Due Date that the related REO Property remains part of the Trust Fund will equal the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date had it remained outstanding (or, if such Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its stated maturity date, the Assumed Scheduled Payment that would have been deemed due in respect of such Mortgage Loan on such Due Date had it remained outstanding).

     Distributions of the Principal Distribution Amount will constitute the only distributions of principal on the Certificates. Reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of determining (i) distributions on the Certificates, (ii) allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and (iii) the amount of Trustee Fees and Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (net of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts that would have been "due" on such Mortgage Loan, and the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. References to "Mortgage Loan" or "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (an "REO Mortgage Loan").

     Allocation of Prepayment Premiums and Yield Maintenance Charges. In the event a borrower is required to pay any Yield Maintenance Charge or any Prepayment Premium, the amount of such payments actually collected will be distributed in respect of the Offered Certificates and the Class C, Class D, Class E and Class F Certificates as set forth below. "Yield Maintenance Charges" are fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which fees have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder of the Mortgage for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan, which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Premiums."

     Prepayment Premiums collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Prepayment Premiums, the holders of each Class of Offered Certificates and the Class C, Class D, Class E and Class F Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Prepayment Premiums equal to the product of (a) the amount of such Prepayment Premiums, multiplied by (b) a fraction, the numerator of which is equal to the amount of principal distributable to such Class of Offered Certificates or applicable Non-Offered Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date, multiplied by (c) 25%. The remaining portion of Prepayment Premiums will be distributed to the Class IO Certificates.

     Yield Maintenance Charges collected on a Mortgage Loan during the related Collection Period will be distributed as follows: on each Distribution Date and with respect to the collection of any Yield Maintenance Charges, the holders of each Class of Offered Certificates or applicable Non-Offered Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an amount of Yield Maintenance Charges equal to the product of (a) the amount of such Yield Maintenance Charges, multiplied by (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Offered Certificates or applicable Class of Non-Offered Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Offered Certificates or applicable Class of Non-Offered Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Offered Certificates and applicable Class of Non-Offered Certificates entitled to distributions of principal on any particular Distribution Date on which a Yield Maintenance Charge is distributable, the aggregate amount of such Yield Maintenance Charge will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the foregoing sentence. The portion, if any, of the Yield Maintenance Charges remaining after any such payments to the holders of the Offered Certificates and applicable Non-Offered Certificates will be distributed to the holders of the Class IO Certificates.

     The "Discount Rate" applicable to any Class of Offered Certificates or Non-Offered Certificates will be equal to the discount rate stated in the related mortgage loan documents used in calculating the Yield Maintenance Charge with respect to such principal prepayment. To the extent a discount rate is not stated therein, the "Discount Rate" will equal the yield (when compounded monthly) on the U.S. Treasury issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan. In the event that there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Mortgage Loan, the issue with the earliest maturity date will be utilized.

     For an example of the foregoing allocation of Prepayment Premiums and Yield Maintenance Charges, see "SUMMARY OF PROSPECTUS SUPPLEMENT" in this Prospectus Supplement. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See "DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this Prospectus Supplement.

     Distributions of Additional Interest. On each Distribution Date, 95% of any Additional Interest collected on an ARD Loan during the related Collection Period will be distributed among all the holders of the Class A-1, Class A-2 and Class B Certificates, on a pro rata basis in accordance with the respective initial Certificate Balances of such Classes of Certificates, and the remainder of such Additional Interest will be distributed to the holders of the Class IO Certificates. There can be no assurance that any Additional Interest will be collected on the ARD Loans.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this Prospectus Supplement, to the rights of holders of the Senior Certificates and each other such Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of the Class A Certificates of principal in an amount equal to the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Certificates of, in the case of each such Class thereof, principal equal to the entire related Certificate Balance. The protection afforded to the holders of the Class B Certificates by means of the subordination of the Non-Offered Certificates, and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by (i) the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above and (ii) by the allocation of Realized Losses and Additional Trust Fund Expenses as described below. Until the first Distribution Date after the aggregate of the Certificate Balances of the Subordinate Certificates has been reduced to zero, the Class A-2 Certificates will receive principal payments only after the Certificate Balance of the Class A-1 Certificates has been reduced to zero. However, after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have been reduced to zero, the Class A-1 and Class A-2 Certificates will bear shortfalls in collections and losses incurred in respect of the Mortgage Loans pro rata in respect of distributions of principal and then the Class A-1, Class A-2 and Class IO Certificates will bear such shortfalls pro rata in respect of distributions of interest. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1 and Class A-2 Certificates (unless the aggregate Certificate Principal Balance of each Class of Subordinate Certificates has been reduced to zero, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero, then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-2 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of such Class A-1 and Class A-2 Certificates, the percentage interest in the Trust Fund evidenced by such Class A -1 and Class A-2 Certificates will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded such Class A-1 and Class A-2 Certificates by the Subordinate Certificates.

     On each Distribution Date, following all distributions on the Certificates to be made on such date, the aggregate of all Realized Losses and Additional Trust Fund Expenses that have been incurred since the Cut-Off Date through the end of the related Collection Period and that have not previously been allocated as described below will be allocated among the respective Classes of Sequential Pay Certificates (in each case in reduction of their respective Certificate Balances) as follows, but in the aggregate only to the extent that the aggregate Certificate Balance of all Classes of Sequential Pay Certificates remaining outstanding after giving effect to the distributions on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution
Date: first, to the Class N Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; second, to the Class M Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; third, to the Class L Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fourth, to the Class K Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; fifth, to the Class J Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; sixth, to the Class H Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; seventh, to the Class G Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eighth, to the Class F Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; ninth, to the Class E Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; tenth, to the Class D Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; eleventh, to the Class C Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; twelfth, to the Class B Certificates, until the remaining Certificate Balance of such Class of Certificates is reduced to zero; and, last, to the Class A-1 Certificates and the Class A-2 Certificates, pro rata, in proportion to their respective outstanding Certificate Balances, until the remaining Certificate Balances of such Classes of Certificates are reduced to zero.

     Any Realized Losses or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount for the IO Component of the Class IO Certificates that is related to such Class of Sequential Pay Certificates.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the borrower or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the Due Date in the Collection Period in which the liquidation occurred (exclusive of any related default interest in excess of the Mortgage Rate, Additional Interest, Prepayment Premiums or Yield Maintenance Charges) and (ii) certain related unreimbursed servicing expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan (other than Additional Interest and default interest in excess of the Mortgage Rate) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) any Special Servicing Fees, Principal Recovery Fees, or Workout Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, and/or the Trustee in respect of unreimbursed Advances (to the extent not otherwise offset by penalty interest and late payment charges) and amounts payable to the Special Servicer in connection with certain inspections of Mortgaged Properties required pursuant to the Pooling and Servicing Agreement, and (iii) any of certain unanticipated, expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer, the Special Servicer and the Depositor of the type described under "DESCRIPTION OF THE POOLING AGREEMENTS--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus (the Special Servicer having the same rights to indemnity and reimbursement as described thereunder with respect to the Master Servicer), certain Rating Agency fees to the extent such fees are not paid by any other party and certain federal, state and local taxes, and certain tax related expenses, payable from the assets of the Trust Fund and described under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Prohibited Transactions Tax and Other Taxes" in the Prospectus and "SERVICING OF THE MORTGAGE LOANS--REO Properties; Sale of Mortgage Loans" in this Prospectus Supplement. Additional Trust Fund Expenses will reduce amounts payable to

Certificateholders and, subject to the distribution priorities described above, may result in a loss on one or more Classes of Offered Certificates.

P&I ADVANCES

     On or about each Distribution Date, the Master Servicer is obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders (or paid to any other Person pursuant to the Pooling and Servicing Agreement) on such Distribution Date, in an amount that is generally equal to the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and, if applicable, Swap Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related borrower or otherwise collected (or previously advanced by the Master Servicer) as of the close of business on the related Determination Date. With respect to each Semi-Annual Loan, the Master Servicer will make a P&I Advance each month (other than any month in which its Due Date occurs) in an amount equal to one-sixth of the interest portion of the following Periodic Payment due on such Mortgage Loan, net of related Servicing Fees and, if applicable, Swap Fees, due or deemed due, and shall be entitled to reimbursement for such advances from the related Periodic Payment when collected or, if non-recoverable from such Periodic Payment, then from general collections, in accordance with the next paragraph. No interest shall accrue on P&I Advances made in respect of any Semi-Annual Loan until after any Due Date on which no related Periodic Payment is collected in respect of such Semi-Annual Loan. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan, subject to the recoverability determination, will continue until liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. However, if the Periodic Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required to advance only the amount of the reduced Periodic Payment (net of related Servicing Fees and Trustee Fees) in respect of subsequent delinquencies. In addition, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the sum of (i) the product of (a) the amount of the interest portion of the P&I Advance that would otherwise be required without regard to this sentence, multiplied by (b) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan and (ii) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this sentence. Pursuant to the terms of the Pooling and Servicing Agreement, if the Master Servicer fails to make a P&I Advance required to be made, the Trustee shall then be required to make such P&I Advance, in such case, subject to the recoverability standard described below. Neither the Master Servicer nor Trustee will be required to make a P&I Advance for Balloon Payments, default interest, Yield Maintenance Charges, Prepayment Premiums or Additional Interest.

     The Master Servicer (or the Trustee) is entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan (net of related Servicing Fees with respect to collections of interest and net of related Principal Recovery Fees and Workout Fees with respect to collections of principal) as to which such P&I Advance was made whether such amounts are collected in the form of late payments, insurance and condemnation proceeds or Liquidation Proceeds, or any other recovery of the related Mortgage Loan or REO Property or, with respect to any Semi-Annual Loan, the related Periodic Payment ("Related Proceeds"). Neither the Master Servicer nor the Trustee is obligated to make any P&I Advance that it determines in accordance with the servicing standards described in this Prospectus Supplement, would, if made, not be recoverable from Related Proceeds (a "Nonrecoverable P&I Advance"), and the Master Servicer (or the Trustee) is entitled to recover, from general funds on deposit in the Certificate Account, any P&I Advance made that it later determines to be a Nonrecoverable P&I Advance. See "DESCRIPTION OF THE

CERTIFICATES--Advances in Respect of Delinquencies" and "DESCRIPTION OF THE POOLING AGREEMENTS--Certificate Account" in the Prospectus.

     In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance made by it or the recovery by the Master Servicer or the Trustee of any reimbursable servicing expense incurred by it (each such P&I Advance or expense, an "Advance"), the Master Servicer or the Trustee, as applicable, is entitled to be paid (subject to the second preceding paragraph with respect to Semi-Annual Loans), out of penalty interest and late payment charges that have been collected on the related Mortgage Loan during the calendar year in which such reimbursement is made and, in certain circumstances, out of any other amounts then on deposit in the Certificate Account, interest compounded annually at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time, accrued on the amount of such Advance from the date made to but not including the date of reimbursement. To the extent not offset or covered by amounts otherwise payable on the Non-Offered Certificates, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Offered Certificates, subject to the distribution priorities described in this Prospectus Supplement.

APPRAISAL REDUCTIONS

     Upon the earliest of the date (each such date, a "Required Appraisal Date") that (1) any Mortgage Loan is 60 days delinquent in respect of any Periodic Payments, (2) any REO Property is acquired on behalf of the Trust Fund in respect of any Mortgage Loan, (3) any Mortgage Loan has been modified by the Special Servicer to reduce the amount of any Periodic Payment, other than a Balloon Payment, (4) a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (5) a borrower with respect to any Mortgage Loan becomes subject to any bankruptcy proceeding or (6) a Balloon Payment with respect to any Mortgage Loan has not been paid on its scheduled maturity date (each such Mortgage Loan, including an REO Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to obtain (within 60 days of the applicable Required Appraisal Date) an appraisal of the related Mortgaged Property prepared in accordance with 12 CFR Section 225.62 and conducted in accordance with the standards of the Appraisal Institute by a Qualified Appraiser (or with respect to any Mortgage Loan with an outstanding principal balance less than $1 million, an internal valuation performed by the Special Servicer), unless such an appraisal had previously been obtained within the prior twelve months. A "Qualified Appraiser" is an independent appraiser, selected by the Special Servicer or the Master Servicer, that is a member in good standing of the Appraisal Institute, and that, if the state in which the subject Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five years experience in the subject property type and market. The cost of such appraisal will be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor out of Related Proceeds or, if not reimbursable therefrom, out of general funds on deposit in the Certificate Account. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan, such determination to be made by the Master Servicer upon the later of 30 days after the Required Appraisal Date if no new appraisal is required or upon receipt of a new appraisal (or internal valuation, if applicable) and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan. The Appraisal Reduction Amount for any Required Appraisal Loan will equal the excess, if any, of (a) the sum (without duplication), as of the Determination Date immediately succeeding the date on which the appraisal or internal valuation, if applicable, is obtained and each Determination Date thereafter so long as the related Mortgage Loan remains a Required Appraisal Loan, of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate,
(iii) all accrued but unpaid Servicing Fees and any Additional Trust Fund Expenses in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan and (v) all currently due and unpaid real estate taxes and reserves owed for improvements and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) an amount equal to the sum of (i) all escrows and reserves held with respect to such Required Appraisal Loan, plus (ii) 90% of the appraised value (net of any prior liens and estimated liquidation expenses) of the related Mortgaged Property as determined by such appraisal. If the Special

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Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee is required to provide or make available either electronically (on the Trustee's internet website initially located at "www.ctslink.com/cmbs") or by first class mail on each Distribution Date to each Certificateholder:

          1. A statement (a "Distribution Date Statement"), substantially in the form of Annex C to this Prospectus Supplement, setting forth, among other things, for each Distribution Date:

               (i) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reduction of the Certificate Balance thereof;

               (ii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest;

               (iii) the amount of the distribution to the holders of each Class of REMIC Regular Certificates allocable to Prepayment Premiums and Yield Maintenance Charges;

               (iv) the amount of the distribution to the holders of each Class of REMIC Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

               (v) the Available Distribution Amount for such Distribution Date;

               (vi) (A) the aggregate amount of P&I Advances made in respect of such Distribution Date and (B) the aggregate amount of servicing advances as of the close of business on the related Determination Date; (C) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

               (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

               (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

               (ix) the number, aggregate unpaid principal balance, weighted average remaining term to maturity or Anticipated Repayment Date and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

               (x) the number and aggregate Stated Principal Balance (immediately after such Distribution Date) (and with respect to each delinquent Mortgage Loan, a brief description of the reason for delinquency, if known by the Master Servicer or Special Servicer, as applicable) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced;

               (xi) as to each Mortgage Loan referred to in the preceding clause
          (x) above; (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date and (C) a brief description of any loan modification;

               (xii) with respect to any Mortgage Loan as to which a liquidation event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such liquidation event;

               (xiii) with respect to any REO Property included in the Trust Fund as to which the Special Servicer has determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to such property have been ultimately recovered (a "Final Recovery Determination") was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Property in connection with such Final Recovery Determination;

               (xiv) the Accrued Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date;

               (xvi) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;

               (xvii) the Principal Distribution Amount for such Distribution Date (and, in the case of any principal prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

               (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

               (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date;

               (xx) the Certificate Balance of each Class of REMIC Regular Certificates (other than the Class IO Certificates) and the notional amount of each IO Component immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

               (xxi) the certificate factor for each Class of REMIC Regular Certificates immediately following such Distribution Date;

               (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer or the Trustee during the related Collection Period;

               (xxiii) the aggregate amount of interest on servicing advances paid to the Master Servicer, the Special Servicer and the Trustee during the related Collection Period;

               (xxiv) the aggregate amount of servicing fees and Trustee fees paid to the Master Servicer, the Special Servicer and the Trustee, as applicable, during the related Collection Period;

               (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

               (xxvi) the original and then current credit support levels for each Class of REMIC Regular Certificates;

               (xxvii) the original and then current ratings for each Class of REMIC Regular Certificates; and

               (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period.

          2. A "CMSA Loan File" and a "CMSA Property File" (in electronic form and substance as provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively.

          3. A "CMSA Collateral File" and a "CMSA Bond File" setting forth certain information with respect to the Mortgaged Properties and the Certificates, respectively.

     The Master Servicer and/or the Special Servicer is required to deliver (in electronic format acceptable to the Trustee) to the Trustee prior to each Distribution Date, and the Trustee is required to provide or make available either electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters and each Rating Agency on each Distribution Date, the following eight reports providing the required information (unless otherwise specified below) as of the Determination Date immediately preceding the preparation of each such report:

          (a) A "Delinquent Loan Status Report" containing substantially the content set forth in Annex D attached to this Prospectus Supplement, prepared by the Master Servicer (combining reports prepared by the Master Servicer and the Special Servicer) setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property and status of resolution.

          (b) An "Historical Loan Modification Report" containing substantially the content set forth in Annex E attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

          (c) An "Historical Liquidation Report" containing substantially the content set forth in Annex F attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis.

          (d) An "REO Status Report" containing substantially the content set forth in Annex G attached to this Prospectus Supplement, prepared by the Special Servicer setting forth, among other things, with respect to each REO Property then currently included in the Trust Fund, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and
     (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (e) A "Watch List Report" containing substantially the content set forth in Annex H attached to this Prospectus Supplement, prepared by the Master Servicer identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a debt service coverage ratio of less than 1.05x (other than in the case of Credit Lease Loans), (ii) that has a stated maturity date occurring in the next sixty days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the debt service coverage ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months, (viii) that is late in making its Periodic Payment three or more times in the preceding 12 months, (ix) with material deferred maintenance at the related Mortgaged Property or (x)that is 30 or more days delinquent.

          (f) An "Operating Statement Analysis" containing substantially the content set forth in Annex I attached to this Prospectus Supplement, together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Master Servicer or the Special Servicer is required consistent with the servicing standards described in this Prospectus Supplement to endeavor to obtain such operating statements and rent rolls.

          (g) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" containing substantially the content set forth in Annex J attached to this Prospectus Supplement, for such

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     property (with the related annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

          (h) A "Comparative Financial Status Report" containing substantially the content set forth in Annex K attached to this Prospectus Supplement, setting forth, among other things, the occupancy, revenue, net operating income and DSCR for each Mortgage Loan or the related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Master Servicer's or Special Servicer's possession, as applicable): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

     The reports identified in clauses (a), (b), (c) and (d) above are referred to in this Prospectus Supplement as the "Unrestricted Servicer Reports", and the reports identified in clauses (e), (f), (g) and (h) above are referred to in this Prospectus Supplement as the "Restricted Servicer Reports".

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is required to include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirements shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code in force from time to time.

     The information that pertains to Specially Serviced Trust Fund Assets reflected in reports will be based solely upon the reports delivered by the Special Servicer or the Master Servicer to the Trustee prior to related Distribution Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Book-Entry Certificates. Until such time as Definitive Offered Certificates are issued in respect of the Book-Entry Certificates, the foregoing information will be available to the holders of the Book-Entry Certificates only to the extent it is forwarded by or otherwise available through DTC and its Participants. Any beneficial owner of a Book-Entry Certificate who does not receive information through DTC or its Participants may request that the Trustee reports be mailed directly to it by written request to the Trustee (accompanied by evidence of such beneficial ownership) at the Corporate Trust Office of the Trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by its Participants to the holders of the Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's internet website and its fax-on-demand service. In addition, the Trustee will make available each month the Unrestricted Servicer Reports on the Trustee's internet website. The Trustee's internet website will initially be located at "www.ctslink.com/cmbs". The Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with the above mentioned services, investors may call (301) 815-6600. In addition, the Trustee will also make Mortgage Loan information as presented in the CMSA loan setup file, CMSA Collateral File, CMSA Bond File and CMSA Loan File format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, or any other interested party via the Trustee's internet website. In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or

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this Prospectus Supplement under the securities laws), the Pooling and Servicing
Agreement, the Prospectus and this Prospectus Supplement via the Trustee's internet website. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source.

     The Trustee will make available each month, the Restricted Servicer Reports and the CMSA Property File, to any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee as a prospective transferee of an Offered Certificate or any interest therein, any designee of the Depositor, the Rating Agencies, the Underwriters and to any of the parties to the Pooling and Servicing Agreement (collectively, "Privileged Persons") via the Trustee's internet website with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such person of a certification in the form attached to the Pooling and Servicing Agreement (and located on the Trustee's internet website); provided, however, that the Rating Agencies, the Underwriters and the parties to the Pooling and Servicing Agreement will not be required to provide such certification.

     The Master Servicer may make available each month via the Master Servicer's internet website, initially located at "www.firstunion.com", to any interested party, the Delinquent Loan Status Report, the Historical Loan Modification Report, the Historical Liquidation Report, the REO Status Report, the Watch List Report, the Comparative Financial Status Report, the CMSA loan setup file, the CMSA Loan File, the CMSA Property File, and, as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws) the Prospectus and this Prospectus Supplement. For assistance with the Master Servicer's internet website, investors may call (800) 326-1334.

     In connection with providing access to the Trustee's internet website or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. Neither the Trustee nor the Master Servicer shall be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

     Other Information. The Pooling and Servicing Agreement requires that the Master Servicer or the Special Servicer make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, or send the requesting party at the expense of such requesting party, for review by any holder or Certificate Owner owning an Offered Certificate or an interest therein or any person identified by the Trustee to the Master Servicer or Special Servicer, as the case may be, as a prospective transferee of an Offered Certificate or an interest therein, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered by the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (d) all accountants' reports delivered with respect to the Master Servicer since the Closing Date as described under "DESCRIPTION OF THE POOLING AGREEMENTS--Evidence as to Compliance" in the Prospectus, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer, (h) the Mortgage File relating to each Mortgage Loan, and (i) any and all officers' certificates and other evidence prepared by the Master Servicer or the Special Servicer to support its determination that any Advance was or, if made, would not be recoverable from Related Proceeds. Copies of any and all of the foregoing items will be available from the Master Servicer or Special Servicer, as the case may be, upon request; however, the Master Servicer or Special Servicer, as the case may be, will be permitted to require (other than from the Rating Agencies) a certification from the person seeking such information (covering among other matters, confidentiality) and payment of a sum sufficient to cover the reasonable costs and expenses of providing such information to Certificateholders, Certificate Owners and their prospective transferees, including, without limitation, copy charges and reasonable fees for employee time and for space.

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ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of REMIC Regular Certificates is the Distribution Date on which the Certificate Balance of such Class of Certificates (or, in the case of the Class IO Certificates, the aggregate of the notional amounts of the respective IO Components) would be reduced to zero based on the assumption that no Mortgage Loan is voluntarily prepaid prior to its stated maturity date (except for the ARD Loans which are assumed to be paid in full on their respective Anticipated Repayment Dates) and otherwise based on the "Table Assumptions" set forth under "YIELD AND MATURITY CONSIDERATIONS--Weighted Average Life" in this Prospectus Supplement, which Distribution Date shall in each case be as follows:

                                                 ASSUMED FINAL
            CLASS DESIGNATION                  DISTRIBUTION DATE
            -----------------                  -----------------
            Class A-1 .......................   September 2008
            Class A-2 .......................    November 2009
            Class IO ........................    November 2019
            Class B .........................    November 2009

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BE DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR (as defined in this Prospectus Supplement) (except that it is assumed that the ARD Loans pay their respective principal balances on their related Anticipated Repayment Dates) and no losses on the Mortgage Loans. Because the rate of principal payments (including prepayments) on the Mortgage Loans can be expected to exceed the scheduled rate of principal payments, and could exceed such scheduled rate by a substantial amount, and because losses may occur in respect of the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of principal payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to actual principal payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming there would not be an early termination of the Trust Fund. See "YIELD AND MATURITY CONSIDERATIONS" in this Prospectus Supplement and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and in the accompanying Prospectus.

     The "Rated Final Distribution Date" with respect to each Class of Offered Certificates is the Distribution Date in December, 2031, the first Distribution Date that follows the second anniversary of the end of the amortization term for the Mortgage Loan that, as of the Cut-Off Date, has the longest remaining amortization term. The rating assigned by a Rating Agency to any Class of Offered Certificates entitled to receive distributions in respect of principal reflects an assessment of the likelihood that Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled. See "RATINGS" in this Prospectus Supplement.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 100% of the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificates as follows: (i) 4% in the case of the Class IO Certificates and (ii) in the case of any other Class of Certificates, a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class of Certificates and the denominator of which is equal to the aggregate Certificate Balances of all Classes of Certificates, determined as of the Distribution Date immediately preceding such time. The Class R-I, Class R-II and Class R-III Certificates will not be entitled to any Voting Rights of those Classes. Voting Rights allocated to a Class of Certificates will be allocated among the related Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. The Class A-1 and Class A-2 Certificates will be treated as one Class for determining the Controlling Class. In addition, if either the Master Servicer or the Special Servicer is the holder of any Sequential Pay Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, will have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. See "DESCRIPTION OF THE CERTIFICATES--Voting Rights" in the Prospectus.

TERMINATION

     The obligations created by the Pooling and Servicing Agreement will terminate following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) the purchase of all of the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund by the Master Servicer, the Special Servicer, the Depositor or any single Certificateholder that is entitled to greater than 50% of the Voting Rights allocated to the Class of Sequential Pay Certificates with the latest alphabetical class designation then outstanding (or if no Certificateholder is entitled to greater than 50% of the Voting Rights of such Class, the Certificateholder with the largest percentage of Voting Rights allocated to such Class) (the "Majority Subordinate Certificateholder") and distribution or provision for distribution thereof to the Certificateholders. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Trustee or other registrar for the Certificates or at such other location as may be specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer, the Depositor or the Majority Subordinate Certificateholder of all the Mortgage Loans and all of the REO Properties, if any, remaining in the Trust Fund is required to be made at a price equal to (i) the aggregate Purchase Price of all the Mortgage Loans (other than REO Mortgage Loans) then included in the Trust Fund, plus (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an independent appraiser selected by the Master Servicer and approved by the Trustee (which may be less than the Purchase Price for the corresponding REO Loan), minus (iii) if the purchaser is the Master Servicer, the aggregate of amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to effect such purchase is subject to the requirement that the aggregate principal balance of the Mortgage Loans is less than 1% of the Cut-Off Date Pool Balance.

     The purchase price paid in connection with the purchase of all Mortgage Loans and REO Properties remaining in the Trust Fund, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described in this Prospectus Supplement under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds and the distribution priorities described thereunder, in an amount equal to the entire Certificate Balance of such Class remaining outstanding.

THE TRUSTEE

     Norwest Bank Minnesota, National Association ("Norwest Bank") is acting as Trustee pursuant to the Pooling and Servicing Agreement. Norwest Bank, a direct, wholly owned subsidiary of Wells Fargo & Company, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. Certificateholders and other interested parties should direct their inquires to Norwest Bank's CMBS Customer Service office. The telephone number is (301) 815-6600. See "DESCRIPTION OF THE POOLING

AGREEMENTS--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus. As compensation for its services, the Trustee will be entitled to receive monthly, from general funds on deposit in the Certificate Account, the Trustee Fee. The "Trustee Fee" for each Mortgage Loan and REO Loan for any Distribution Date equals one month's interest for the most recently ended calendar month (calculated on the basis of a 360-day year consisting of twelve 30-day months), accrued at the trustee fee rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date). The trustee fee rate is a per annum rate set forth in the Pooling and Servicing Agreement. In addition, the Trustee will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any such expense, disbursement or advance as may arise from its willful misconduct, negligence or bad faith.

     The Trustee also has certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs--Reporting and Other Administrative Matters" in the Prospectus.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate (deemed, in the case of a Class IO Certificate, to equal the weighted average of the Pass-Through Rates for the respective IO Components from time to time), (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied in reduction of the Certificate Balance or notional amount of the related Class or IO Component, as the case may be, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or notional amount of the related Class or IO Component, as the case may be, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls allocable in reduction of the Distributable Certificate Interest payable on the related Class.

     Rate and Timing of Principal Payment. The yield to holders of the Class IO Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Balance of any Class of Sequential Pay Certificates and, correspondingly, the notional amount of any IO Component. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and thereafter will generally be distributable entirely in respect of the Class A-2 Certificates, the Class B Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Any reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related IO Component. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates or the notional amount of an IO Component, as the case may be, will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due, any extension of maturity dates by the Master Servicer or the Special Servicer, and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). In addition, although the borrowers under ARD Loans may have certain incentives to repay ARD Loans on their Anticipated Repayment Dates, there can be no assurance that the related borrowers will be able to repay the ARD Loans on their Anticipated Repayment Date. The failure of a borrower to repay the ARD Loans on their Anticipated Repayment Dates will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the scheduled maturity of the ARD Loans; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply Excess Cash Flow to principal in accordance with the terms of the ARD Loans documents.

     Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Offered Certificates that are Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed. See "SERVICING OF THE MORTGAGE LOANS--Modifications, Waivers and Amendments" in this Prospectus Supplement and "DESCRIPTION OF THE POOLING AGREEMENTS--Realization Upon Defaulted Mortgage Loans" and "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in turn are distributed or otherwise result in reduction of the Certificate Balance or notional amount of a Component, as the case may be, of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class IO Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the principal balance (or notional amount of an IO Component, as applicable) of an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class IO Certificates should fully consider the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of such investors to recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be borne by the holders of the respective Classes of Sequential Pay Certificates, to the extent of amounts otherwise distributable in respect of such Certificates, in reverse alphabetical order of their Class designations. Realized Losses and Additional Trust Fund Expenses will be allocated, as and to the extent described in this Prospectus Supplement, to the respective Classes of Sequential Pay Certificates (in reduction of the Certificate Balance of each such Class), in reverse alphabetical order of their Class designations. In the event of a reduction of the Certificate Balances of all such Classes of Certificates, such losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and the Class IO Certificates with respect to shortfalls of interest). Any Realized Loss or Additional Trust Fund Expenses allocated in reduction of the Certificate Balance of any Class of Sequential Pay Certificates will result in a corresponding reduction in the notional amount of the related IO Component. As more fully described in this Prospectus Supplement under "DESCRIPTION OF THE CERTIFICATES--Distributions--Distributable Certificate Interest," Net Aggregate Prepayment Interest Shortfalls will generally be borne by the respective Classes of REMIC Regular Certificates (other than the Class IO Certificates) on a pro rata basis.

     Pass-Through Rates. The Pass-Through Rates applicable to each IO Component will be variable and will be equal to the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over the Pass-Through Rate applicable to the corresponding Class of Sequential Pay Certificates. Accordingly, the Pass-Through Rate on the IO Components and, correspondingly, the yield on the Class IO Certificates, will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations and to changes in the relative sizes of the Certificate Balances of the respective Classes of Sequential Pay Certificates. The yield on the Class IO and Class B Certificates could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those classes bear interest at a rate limited by the Weighted Average Net Mortgage Rate of the Mortgage Loans.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, Lockout Periods, provisions requiring the payment of Prepayment Premiums and Yield Maintenance Charges and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged

Properties are located and the general supply and demand for rental units, hotel/motel guest rooms, health care facility beds, mobile home park pads or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "RISK FACTORS--Certain Risk Factors Associated with the Mortgage

Loans" and "DESCRIPTION OF THE MORTGAGE POOL" in this Prospectus Supplement and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower may have an incentive to refinance its mortgage loan. As of the Cut-Off Date, all of the Mortgage Loans may be prepaid at any time after the expiration of any applicable Lockout Period and/or any period when the holder of a Mortgage may require a borrower to pledge Defeasance Collateral in lieu of prepaying the related Mortgage Loan (a "Required Defeasance Period"), subject, in most cases, to the payment of a Prepayment Premium or a Yield Maintenance Charge. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be up to 14 days following the Due Dates for the Mortgage Loans during the related Collection Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

     Unpaid Distributable Certificate Interest. As described under "DESCRIPTION OF THE CERTIFICATES --Distributions--Application of the Available Distribution Amount" in this Prospectus Supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

     Yield Sensitivity of the Class IO Certificates. The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) and interest rate reductions on the Mortgage Loans. Accordingly, investors in the Class IO Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. The allocation of a portion of collected Prepayment Premiums and Yield Maintenance Charges to the Class IO Certificates is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yields on such Class of Certificates that the related prepayments may otherwise have.

     Any optional termination of the Trust Fund would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class IO Certificates because a termination would have an effect similar to a prepayment in full of the Mortgage Loans (without, however, the payment of any Prepayment Premiums or Yield Maintenance Charges) and, as a result, investors in the Class IO Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See " DESCRIPTION OF THE CERTIFICATES--Termination" in this Prospectus Supplement.

PRICE/YIELD TABLES

     The tables beginning on page B-1 of this Prospectus Supplement (the "Yield Tables") show the pre-tax corporate bond equivalent ("CBE") yield to maturity, modified duration (except in the case of the Class IO Certificates), weighted average life, first Distribution Date on which principal is to be paid ("First Principal Payment Date") and final Distribution Date on which principal is to be paid ("Last Principal Payment Date") with respect to each Class of Offered Certificates, prepared using the Table Assumptions (as described below) and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e., 100-04 means 100 4/32%) as a percentage of the initial Certificate Balance (or, in the case of the Class IO Certificates, of the aggregate of the initial notional amounts of the respective IO Components) of each Class of Offered Certificates. For purposes of the Yield Tables relating to the Class IO Certificates, the information therein relating to weighted average life, First Principal Payment Date and Last Principal Payment Date is being calculated in respect of the aggregate notional amount of the respective IO Components of the Class IO Certificates.

     The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including December 1, 1999 to but excluding December 17, 1999, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. For purposes of the Yield Tables (except in the case of the Class IO Certificates), "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used in this Prospectus Supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the Mortgage Loans and extensions in respect of Balloon Payments that actually occur during the life of the Class A and Class B Certificates and by the actual performance of the Mortgage Loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then scheduled principal balance of the pool of mortgage loans. As used in the Yield Tables, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid in whole or in part before maturity or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR," respectively, assume that prepayments are made each month at those levels of CPR on the Mortgage Loans that are eligible for prepayment under the Table Assumptions set forth in the next paragraph (each such scenario, a "Scenario"). There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The Yield Tables were derived from calculations based on the following assumptions (the "Table Assumptions"): (i) no Mortgage Loan prepays during any applicable Lockout Period or any period during which Defeasance Collateral is permitted or required to be pledged (otherwise, in the case of each of the Yield Tables, each Mortgage Loan is assumed to prepay at the indicated level of CPR, with each prepayment being applied on the first day of the applicable month in which it is assumed to be received), (ii) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Sequential Pay Certificates are as described in this Prospectus Supplement, (iii) there are no delinquencies or defaults with respect to, and no modifications, waivers or amendments of the terms of, the Mortgage Loans, (iv) there are no Realized Losses, Additional Trust Fund Expenses or Appraisal Reduction Amounts with respect to the Mortgage Loans or the Trust Fund, (v) scheduled interest and principal payments on the Mortgage Loans are timely received, (vi) ARD Loans pay in full on their

Anticipated Repayment Dates, (vii) all Mortgage Loans have Due Dates on the first day of each month and accrue interest on the respective basis described in this Prospectus Supplement (i.e., a 30/360 basis or an actual/360 basis), (viii) all prepayments are accompanied by a full month's interest and there are no Prepayment Interest Shortfalls, (ix) there are no breaches of the applicable Mortgage Loan Seller's representations and warranties regarding its Mortgage Loans, (x) no Prepayment Premiums or Yield Maintenance Charges are collected,
(xi) no party entitled thereto exercises its right of optional termination of the Trust Fund described in this Prospectus Supplement, (xii) distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in January 2000, and (xiii) the Closing Date for the sale of the Offered Certificates is December 17, 1999.

     The periods, if any, between consecutive Due Dates occurring prior to the maturity date or Anticipated Repayment Date, as applicable, of a Mortgage Loan during which the related borrower will have the right to prepay such Mortgage Loan without being required to pay a Prepayment Premium or a Yield Maintenance Charge (each such period, an "Open Period") with respect to all the Mortgage Loans, have been calculated as those Open Periods occurring immediately prior to the maturity date or Anticipated Repayment Date as applicable.

     The characteristics of the Mortgage Loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the Mortgage Loans permit voluntary partial prepayments. Thus neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with the designated Scenario for the Yield Tables. In addition, there can be no assurance that the Mortgage Loans will prepay at any particular rate, that the Mortgage Loans will not prepay (involuntarily or otherwise) despite prepayment restrictions, that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

WEIGHTED AVERAGE LIFE

     The weighted average life of any Class A-1, Class A-2 or Class B Certificate refers to the average amount of time that will elapse from the assumed Closing Date until each dollar allocable to principal of such Certificate is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate, which may be in the form of scheduled amortization, voluntary prepayments, insurance and condemnation proceeds and liquidation proceeds. As described in this Prospectus Supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter generally be distributable entirely in respect of the Class A-2 Certificates and the Class B Certificates, in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of the Table Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2 and/or Class B Certificates may mature earlier or later than indicated by the tables. In particular, voluntary prepayments on the Mortgage Loans in fact are not permitted. Accordingly, the Mortgage Loans will not prepay at any constant rate nor will the Mortgage Loans prepay at the same rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described above. In addition, variations in the actual prepayment experience and in the balance of the Mortgage Loans that actually prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

     The tables set forth below were prepared on the basis of the Table Assumptions and indicate the resulting weighted average lives of each Class of Offered Certificates (other than the Class IO Certificates) and set forth the percentages of the initial Certificate Balance of such Class of Offered Certificates that would be outstanding after each of the dates shown in each case assuming the indicated level of CPR. For purposes of the following tables, the weighted average life of an Offered Certificate (other than the Class IO Certificates) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Closing Date of such Certificate to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate.


               PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE
                         OF THE CLASS A-1 CERTIFICATES

                                                 0% CPR DURING LOCKOUT AND DEFEASANCE
                                                      OTHERWISE AT INDICATED CPR
                                          ---------------------------------------------------
DISTRIBUTION DATE                         0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
-----------------                         ------     ------     ------     ------     -------
Closing Date ..........................    100         100        100        100        100
December 2000 .........................     97          97         96         96         96
December 2001 .........................     93          93         92         92         91
December 2002 .........................     89          88         87         86         85
December 2003 .........................     84          83         81         79         78
December 2004 .........................     40          38         37         35         34
December 2005 .........................     35          33         31         30         28
December 2006 .........................     30          28         26         24         22
December 2007 .........................      5           2          0          0          0
December 2008 and thereafter ..........      0           0          0          0          0
Weighted average life (in years) ......    5.4         5.3        5.2        5.1        5.0


               PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE
                         OF THE CLASS A-2 CERTIFICATES

                                                 0% CPR DURING LOCKOUT AND DEFEASANCE
                                                      OTHERWISE AT INDICATED CPR
                                          ---------------------------------------------------
DISTRIBUTION DATE                         0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
-----------------                         ------     ------     ------     ------     -------
Closing Date ..........................    100         100        100        100        100
December 2000 .........................    100         100        100        100        100
December 2001 .........................    100         100        100        100        100
December 2002 .........................    100         100        100        100        100
December 2003 .........................    100         100        100        100        100
December 2004 .........................    100         100        100        100        100
December 2005 .........................    100         100        100        100        100
December 2006 .........................    100         100        100        100        100
December 2007 .........................    100         100        100         99         98
December 2008 .........................     98          97         96         95         94
December 2009 and thereafter ..........      0           0          0          0          0
Weighted average life (in years) ......    9.7         9.7        9.7        9.7        9.7

               PERCENTAGES OF THE CLOSING DATE CERTIFICATE BALANCE
                          OF THE CLASS B CERTIFICATES
                                                 0% CPR DURING LOCKOUT AND DEFEASANCE
                                                      OTHERWISE AT INDICATED CPR
                                          ---------------------------------------------------
DISTRIBUTION DATE                         0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
-----------------                         ------     ------     ------     ------     -------
Closing Date ..........................    100         100        100        100        100
December 2000 .........................    100         100        100        100        100
December 2001 .........................    100         100        100        100        100
December 2002 .........................    100         100        100        100        100
December 2003 .........................    100         100        100        100        100
December 2004 .........................    100         100        100        100        100
December 2005 .........................    100         100        100        100        100
December 2006 .........................    100         100        100        100        100
December 2007 .........................    100         100        100        100        100
December 2008 .........................    100         100        100        100        100
December 2009 and thereafter ..........      0           0          0          0          0
Weighted average life (in years) ......    9.9         9.9        9.9        9.9        9.9

YIELD SENSITIVITY OF THE CLASS IO CERTIFICATES

     The yield to maturity on the Class IO Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments), principal losses and interest rate reductions due to modifications on the Mortgage Loans and to other factors set forth above. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments or principal losses on the Mortgage Pool could result in the failure by investors in the Class IO Certificates to fully recoup their initial investments.

     ANY OPTIONAL TERMINATION BY THE SPECIAL SERVICER, THE MASTER SERVICER, THE DEPOSITOR OR THE MAJORITY SUBORDINATE CERTIFICATEHOLDER WOULD RESULT IN PREPAYMENT IN FULL OF THE CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS IO CERTIFICATES BECAUSE A TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL PREPAYMENT IN FULL OF THE MORTGAGE LOANS (WITHOUT, HOWEVER, THE PAYMENT OF ANY PREPAYMENT PREMIUMS OR YIELD MAINTENANCE CHARGES) AND, AS A RESULT, INVESTORS IN THE CLASS IO CERTIFICATES AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT FULLY RECOUP THEIR INITIAL INVESTMENT. SEE "DESCRIPTION OF THE CERTIFICATES--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class IO Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any Prepayment Premiums or Yield Maintenance Charges. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class IO Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase prices plus accrued interest of such Class of Certificates and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class IO Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered.

     The table below has been prepared based on the assumption that distributions are made in accordance with "DESCRIPTION OF THE CERTIFICATES--Distributions" in this Prospectus Supplement and on the Table Assumptions and with the assumed respective purchase prices (as a percentage of the aggregate of the notional amounts of the components of the Class IO Certificates) of the Class IO Certificates set forth in the table, plus accrued interest thereon from December 1, 1999 to the Closing Date and on the additional assumption that the Pass-Through Rates for all of the Sequential Pay Certificates are as stated on page S-7 of this Prospectus Supplement.

           SENSITIVITY TO PRINCIPAL OF THE PRE-TAX YIELDS TO MATURITY
                          OF THE CLASS IO CERTIFICATES

ASSUMED
PURCHASED PRICE             0% CPR     3% CPR     6% CPR     9% CPR     12% CPR
---------------             ------     ------     ------     ------     -------
   3.8750% .............   12.1065%   12.1149%   12.1203%   12.1245%    12.1277%
   3.9375% .............   11.6773%   11.6850%   11.6898%   11.6934%    11.6961%
   4.0000% .............   11.2591%   11.2662%   11.2704%   11.2733%    11.2755%
   4.0625% .............   10.8515%   10.8579%   10.8615%   10.8639%    10.8656%
   4.1250% .............   10.4541%   10.4599%   10.4628%   10.4647%    10.4658%
   4.1875% .............   10.0663%   10.0715%   10.0739%   10.0751%    10.0757%
   4.2500% .............    9.6879%    9.6924%    9.6942%    9.6949%     9.6950%
   4.3125% .............    9.3183%    9.3222%    9.3234%    9.3236%     9.3232%
   4.3750% .............    8.9574%    8.9607%    8.9613%    8.9609%     8.9600%
   4.4375% .............    8.6046%    8.6073%    8.6073%    8.6064%     8.6051%
   4.5000% .............    8.2597%    8.2618%    8.2613%    8.2599%     8.2581%
   4.5625% .............    7.9225%    7.9240%    7.9229%    7.9209%     7.9187%
   4.6250% .............    7.5925%    7.5934%    7.5918%    7.5893%     7.5866%


     There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class IO Certificates will correspond to the cash flows assumed for purposes of the above table or that the aggregate purchase price of the Class IO Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay at any of the specified percentages of CPR until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class IO Certificates.

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans and to pay certain expenses in connection with the issuance of the Certificates.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Mayer, Brown & Platt, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Offered Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     For federal income tax purposes, one or more separate REMIC elections will be made with respect to segregated asset pools that make up the trust, other than any Additional Interest on the ARD Loans. Upon the issuance of the Offered Certificates, Mayer, Brown & Platt will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes each REMIC will qualify as a REMIC under the Code. For federal income tax purposes, the REMIC Regular Certificates (or, in the case of the Class IO Certificates, the respective Components thereof) will represent ownership of the "regular interests" in one of such REMICs and generally will be treated as debt instruments of such REMIC. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

     Certificateholders' entitlement to a portion of the Additional Interest will be treated as a Grantor Trust Strip Certificate (as defined in the accompanying Prospectus) issued by an entity treated as a grantor trust for United States federal income tax purposes. Certificateholders will be required to allocate their basis between the portion of the Offered Certificates treated as a REMIC regular interest (or in the case of the Class IO Certificate, the IO Components treated as REMIC regular interests) and their right to Additional Interest based on the relative fair market value of such REMIC regular interest and their right to Additional Interest as of the date of issuance. The accrual of income with respect to Additional Interest is not entirely clear and Certificateholders should consult their own tax advisor regarding the accrual of income with respect to the Additional Interest. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Grantor Trust Funds--Taxation of Owners of Grantor Trust Strip Certificates" in the accompanying Prospectus.

     Based on expected issue prices, the Class IO Certificates will, and certain of the Sequential Pay Certificates, depending on their issue price, may, be treated as having been issued with original issue discount for federal income tax reporting purposes. In addition, although there is no clear authority, the trust intends to treat the respective IO Components as instruments issued with OID. The prepayment assumption that will be used in determining the rate of accrual of original issue discount for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to a CPR of 0%, except that it is assumed that the ARD Loans pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs-- Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" in the Prospectus.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder (in particular, the holder of a Class IO Certificate), the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class IO Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the Certificateholders and the IRS. Prospective purchasers of Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     The OID Regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when single debt instruments are issued by a single issuer to a single holder. Although it is not entirely clear that this aggregation rule applies to REMIC Regular Certificates and other debt instruments subject to Section 1272(a)(6) of the Code, information reports or returns sent to holders of the Class IO Certificates and the IRS with respect to the Class IO Certificates will be based on such aggregate method. However, a literal reading of the regulations addressing integration would not allow the integration of the portion of the Trust Fund treated as a Grantor Trust Strip Certificate and the portion treated as a REMIC regular interest held by a Certificateholder. Prospective purchasers of the Class IO Certificates are advised to consult their own tax advisers about the use of this methodology and potential consequences of being required to report original issue discount on the Class IO Certificates. Certain classes of the Offered Certificates bear interest at the lesser of a fixed rate and a Weighted Average Net Mortgage Rate. Although it is not entirely clear that such interest constitutes "qualified stated interest" for purposes of the OID Regulations, the Trust Fund will report it as such.

     The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such class of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying Prospectus.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. However, the Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions.

     Prepayment Premiums and Yield Maintenance Charges actually collected will be distributed to the holders of the Offered Certificates as described in this Prospectus Supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holders of the Offered Certificates prior to the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Charge. It is not entirely clear whether Prepayment Premiums or Yield Maintenance Charges give rise to ordinary income or capital gains and Certificateholders should consult their own tax advisors concerning this character issue and the treatment of Prepayment and Yield Maintenance Charges in general.

     The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding, and information reporting rules described in the prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations will be generally effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The U.S. Department of Labor has issued individual exemptions to each of the Underwriters (Prohibited Transaction Exemption 96-22 (April 3, 1996) to First Union Corporation, and its subsidiaries and its affiliates, which include First Union Securities, Inc. ("First Union Securities"); and Prohibited Transaction Exemption 90-29 (May 24, 1990) to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") (each, an "Exemption" and collectively, the "Exemptions"), each of which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter, as hereinafter defined, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "Underwriter" shall include
(a) First Union Securities, (b) MLPF&S, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with First Union Securities or MLPF&S and (d) any member of the underwriting syndicate or selling group of which First Union Securities or MLPF&S or a person described in (c) is a manager or co-manager with respect to the Offered Certificates.

     The obligations covered by the Exemptions include mortgage loans such as the Mortgage Loans. The Exemptions would apply to the acquisition, holding and resale of the Certificates by a Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemptions apply to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title 1 of ERISA, such as certain Keogh plans and certain individual retirement accounts. In addition, when it issued the Exemptions, the Department of Labor did not consider mortgages containing defeasance provisions as described in this Prospectus Supplement. Accordingly, it is not clear what the impact on the Exemptions would be if such defeasance provisions were exercised.

     The Exemptions set forth six general conditions that, among others, must be satisfied for a transaction involving the purchase, sale and holding of Class A-1, Class A-2 and Class IO Certificates by a Plan to be eligible for exemptive relief thereunder. First, the acquisition of the Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, such Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Duff & Phelps Credit Rating Co. ("DCR"), Moody's Investors Service, Inc. ("Moody's") or Fitch IBCA, Inc. ("Fitch") (each, an "NRSRO"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of each of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any borrower with respect to Mortgage Loans constituting more than 5.0% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such Certificates. Fifth, the sum of all payments made to and retained by any Underwriter in connection with the distribution or placement of Certificates must represent not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, a Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing any such Certificate must make its own determination that, at the time of such purchase, such Certificate satisfies the general conditions set forth above.

     The Exemptions also require that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of S&P, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of such Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificates.

     If the general conditions of the Exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of such Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the Depositor, an Underwriter, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a "Party in Interest," as defined in the Prospectus, with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of such Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemptions are also satisfied, each such Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the Certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the assets contained in the Trust and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in Certificates does not exceed 25% of all of the Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or the Master Servicer and
(iv) in the case of the acquisition of the Certificates in connection with their initial issuance, at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund. The Pooling and Servicing Agreement is a pooling and servicing agreement as defined in the Exemptions. The Pooling and Servicing Agreement provides that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling and Servicing Agreement.

     Before purchasing any Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied.

     THE CHARACTERISTICS OF THE CLASS B CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTIONS. ACCORDINGLY, CERTIFICATES OF THOSE CLASSES MAY NOT BE ACQUIRED BY A PLAN, OTHER THAN AN INSURANCE COMPANY GENERAL ACCOUNT, WHICH MAY BE ABLE TO RELY ON SECTION III OF PTE 95-60 (DISCUSSED BELOW).

     Section III of Department of Labor Prohibited Transaction Class Exemption 95-60 ("PTE 95-60") provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust (such as the Trust Fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B Certificates) which do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates in the Trust Fund and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of the Exemption would have to be satisfied in order for PTE 95-60 to be available. Before purchasing Class B Certificates, an insurance company general account seeking to rely on Section III of PTE 95-60 should itself confirm that it is eligible for, and has satisfied all applicable conditions and other requirements of relief under such section.

     Any Plan fiduciary considering the purchase of Certificates should consult with its counsel with respect to the applicability of the Exemptions and other issues and determine on its own whether all conditions have been satisfied and whether the Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans, under applicable Federal, state or local law). Each purchaser of Class A or Class IO Certificates with the assets of one or more Plans shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act. No Plan may purchase or hold Class A or Class IO Certificates unless such Certificates are rated in one of the top three rating categories by at least one NRSRO at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60. Each Purchaser of Class B Certificates shall be deemed to represent that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60.

                                LEGAL INVESTMENT

     Any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage related securities. Investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "LEGAL INVESTMENT" in the Prospectus.

     The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S") and First Union Securities, Inc. ("First Union Securities" and together with MLPF&S, the "Underwriters"), the Depositor has agreed to sell to each of First Union Securities and MLPF&S, and each of First Union Securities and MLPF&S, has agreed to purchase, severally but not jointly, the respective Certificate Balances, or notional amounts, as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5.0%;

                                                  MERRILL LYNCH, PIERCE, FENNER
CLASS              FIRST UNION SECURITIES, INC.       & SMITH INCORPORATED
-----              ----------------------------       --------------------
Class A-1 .......          $164,526,719                    $41,473,281
Class A-2 .......          $357,192,299                    $90,039,701


     It is expected that all of the initial Certificate Balance of the Class B Certificates and all of the Class IO Certificates will be sold by the Depositor in an arm's-length transaction to FUNB, an affiliate of the Depositor, on the Closing Date.

     First Union Securities and MLPF&S are acting as co-lead managers and co-bookrunners of the offering.

     Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately $739,711,161, which includes accrued interest.

     Distribution of the Offered Certificates will be made by each Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the Offered Certificates may also occur on the Closing Date and other dates after the Closing Date, as agreed upon in negotiated transactions with various purchasers. Each Underwriter may effect such transactions by selling the Offered Certificates (other than the Class B and Class IO Certificates sold to FUNB) to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from such Underwriter. In connection with the purchase and sale of the Offered Certificates, First Union Securities and MLPF&S may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Each Underwriter and any dealers that participate with any Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that each of them, through one or more of its affiliates, currently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the Offered Certificates will develop. See "RISK FACTORS--Limited Liquidity for Offered Certificates" in this Prospectus Supplement and in the Prospectus.

     This Prospectus Supplement and the Prospectus may be used by the Depositor, First Union Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     This Prospectus Supplement and the Prospectus may be used by FUNB to resell the Class B and Class IO Certificates purchased by it from the Depositor on the Closing Date publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including First Union Securities.

     The Depositor has agreed to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act.

     First Union Securities, one of the Underwriters, is an affiliate of the Depositor, FUNB and the Master Servicer. MLPF&S, one of the Underwriters, is an affiliate of MLMC, one of the Mortgage Loan Sellers.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Mayer, Brown & Platt, Charlotte, North Carolina, and certain legal matters will be passed upon for the Underwriters by Willkie Farr & Gallagher, New York, New York.

                                     RATINGS

     The Offered Certificates are required as a condition of their issuance to have received the following ratings from S&P and DCR (the "Rating Agencies"):

                                            EXPECTED
                                           RATING FROM
                    CLASS                    S&P/DCR
                  ---------                -----------
                  Class A-1 ...........      AAA/AAA
                  Class A-2 ...........      AAA/AAA
                  Class IO ............     AAAr/AAA
                  Class B .............       AA/AA

     The ratings on the Offered Certificates address the likelihood of timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class IO Certificates, distributions of principal by the Rated Final Distribution Date set forth on the cover page of this Prospectus Supplement. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Offered Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class IO Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In addition, a rating does not address (i) the likelihood or frequency of voluntary or mandatory prepayments of Mortgage Loans,
(ii) the degree to which such prepayments might differ from those originally anticipated, (iii) payment of Additional Interest or net default interest, (iv) whether and to what extent payments of Prepayment Premiums or Yield Maintenance Charges will be received or the corresponding effect on yield to investors or
(v) whether and to what extent Net Aggregate Prepayment Interest Shortfalls will be realized. As described in this Prospectus Supplement, the amounts payable with respect to the Class IO Certificates consist only of interest. If the entire Mortgage Pool were to prepay in the initial month, with the result that the holders of the Class IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class IO Certificates. The Class IO Certificates' notional amount upon which interest is calculated is reduced by the allocation of Realized Losses, Additional Trust Fund Expenses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of the notional amounts of the IO Components, but only the obligation to pay interest timely on the notional amount as reduced from time to time. Accordingly, the ratings of the Class IO Certificates should be evaluated independently from similar ratings on other types of securities.

     S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

     A downgrade, qualification (if applicable) or withdrawal of a rating with respect to the Enhancement Insurer, a Residual Value Insurer, a Tenant or a Guarantor may adversely affect the ratings of the Offered Certificates.

     There can be no assurance that any rating agency not requested to rate the Offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by any of the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "RISK
FACTORS--Limited Nature of Ratings on Certificates" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                           PAGE
                                                                           ----
30/360 basis ......................................................        S-50
AA ................................................................       S-128
AAA ...............................................................       S-128
Accrued Certificate Interest ......................................       S-101
Actual/360 basis ..................................................        S-50
Additional Interest ...............................................        S-50
Additional Rights .................................................        S-55
Additional Trust Fund Expenses ....................................       S-105
Administrative Cost Rate ..........................................        S-58
Advance ...........................................................       S-107
Anticipated Repayment Date ........................................        S-50
Appraisal Reduction Amount ........................................       S-107
ARD Loans .........................................................        S-50
Assumed Final Distribution Date ...................................       S-113
Assumed Scheduled Payment .........................................       S-102
Available Distribution Amount .....................................        S-97
B .................................................................        S-55
Balloon Loans .....................................................        S-50
banking organization ..............................................        S-92
base year .........................................................       S-111
Bond-Type Leases ..................................................        S-55
Capital Imp. Reserve ..............................................        S-59
Casualty or Condemnation Rights ...................................        S-55
CBE ...............................................................       S-119
Cedelbank Participants ............................................        S-94
Certificate Balance ...............................................        S-95
Certificate Deferred Interest .....................................        S-95
Certificateholders ................................................        S-96
Certificates ......................................................        S-92
Class .............................................................        S-92
Class A Certificates ..............................................        S-92
clearing agency ...................................................        S-92
clearing corporation ..............................................        S-92
Closing Date ......................................................    S-1, S-8
CMSA Bond File ....................................................       S-110
CMSA Collateral File ..............................................       S-110
CMSA Loan File ....................................................       S-109
CMSA Property File ................................................       S-109
Collection Period .................................................        S-96
Comparative Financial Status Report ...............................       S-111
Compensating Interest Payment .....................................        S-87
Constant Prepayment Rate ..........................................       S-119
Controlling Class .................................................        S-85
Controlling Class Representative ..................................        S-85
Cooperative .......................................................        S-94
Corrected Mortgage Loan ...........................................        S-86
CPR ...............................................................       S-119
Credit Lease ......................................................        S-54
Credit Lease Assignment ...........................................        S-56
Credit Lease Default ..............................................        S-55

                                                                           PAGE
                                                                           ----
Credit Lease Loan Table ...........................................        S-54
Credit Lease Loans ................................................        S-54
Cross-Collateralized Loans ........................................        S-46
Custodian .........................................................        S-79
Cut-Off Date Balance ..............................................        S-49
Cut-Off Date DSC Ratio ............................................        S-57
Cut-Off Date DSCR .................................................        S-57
Cut-Off Date LTV ..................................................        S-58
Cut-Off Date LTV Ratio ............................................        S-58
D .................................................................        S-59
DCR ...............................................................       S-126
Defeasance ........................................................        S-59
Defeasance Collateral .............................................        S-51
Delinquent Loan Status Report .....................................       S-110
Depositaries ......................................................        S-92
Depositor .........................................................         S-3
Determination Date ................................................        S-96
Discount Rate .....................................................       S-103
Distributable Certificate Interest ................................ S-11, S-101
Distribution Date .................................................        S-96
Distribution Date Statement .......................................       S-108
DSC Ratio .........................................................        S-57
DSCR ..............................................................        S-57
DTC ...............................................................        S-92
DTC Services ......................................................        S-32
Due Date ..........................................................        S-50
"due-on-sale" or "due-on-encumbrance" .............................        S-89
ERISA .............................................................       S-126
Euroclear .........................................................        S-16
Euroclear Operator ................................................        S-94
Euroclear Participants ............................................        S-94
Excess Cash Flow ..................................................        S-50
Excluded Plan .....................................................       S-127
Exemption .........................................................       S-126
Exemptions ........................................................       S-126
Final Recovery Determination ......................................       S-109
First Principal Payment Date ......................................       S-119
First Union Securities ............................................         S-9
Fitch .............................................................       S-126
foreclosure property ..............................................        S-90
Form 8-K ..........................................................        S-83
Fully Amortizing Loans ............................................        S-50
FUNB ..............................................................         S-8
Guarantor .........................................................        S-54
Historical Loan Modification Report ...............................       S-110
Historical Liquidation Report .....................................       S-110
Indirect Participants .............................................        S-92
Industry ..........................................................        S-32
Insured Balloon Payment ...........................................        S-50

                                                                           PAGE
                                                                           ----
=Interest Accrual Period ...........................................        S-96
Interest Reserve Account ..........................................        S-97
Interest Reserve Amount ...........................................        S-97
Interest Reserve Loans ............................................        S-97
IO Component ......................................................  S-12, S-95
IRS ...............................................................       S-125
L ( ) .............................................................        S-59
Last Principal Payment Date .......................................       S-119
Loan per Sq Ft, Unit, Bed, Pad or Room ............................        S-58
Lockout ...........................................................        S-59
Lockout Period ....................................................        S-59
LTV at ARD or Maturity ............................................        S-58
Maintenance Rights ................................................        S-55
Majority Subordinate Certificateholder ............................       S-114
Master Servicer ...................................................        S-84
Master Servicing Fee ..............................................        S-86
Master Servicing Fee Rate .........................................        S-86
Maturity Date LTV Ratio ...........................................        S-58
MLPF&S ............................................................         S-9
modified duration .................................................       S-119
Monthly Rental Payments ...........................................        S-54
Moody's ...........................................................       S-126
Mortgage ..........................................................        S-49
Mortgage Deferred Interest ........................................        S-95
Mortgage File .....................................................        S-79
Mortgage Loan .....................................................       S-103
Mortgage Loan Purchase Agreement ..................................        S-77
Mortgage Loan Purchase Agreements .................................        S-77
Mortgage Loans ....................................................       S-103
Mortgage Note .....................................................        S-49
Mortgage Rate .....................................................        S-50
Mortgaged Property ................................................        S-49
NAP ...............................................................        S-59
NAV ...............................................................        S-59
Net Aggregate Prepayment Interest Shortfall .......................       S-101
Net Cash Flow .....................................................        S-57
net income from foreclosure property ..............................        S-90
Net Mortgage Rate .................................................        S-96
New Regulations ...................................................       S-126
NNN ...............................................................        S-55
NOI Adjustment Worksheet ..........................................       S-110
Non-Offered Certificates ..........................................        S-92
non-service .......................................................        S-90
Non-SMMEA Certificates ............................................       S-128
Nonrecoverable P&I Advance ........................................       S-106
Norwest Bank ......................................................       S-114
NRSRO .............................................................       S-126
O ( ) .............................................................        S-59
Occupancy Percentage ..............................................        S-59
Offered Certificates ..............................................        S-92
OID Regulations ...................................................       S-125
Open Period ....................................................... S-59, S-120

                                                                           PAGE
                                                                           ----
Operating Statement Analysis ......................................       S-110
Original Term to Maturity .........................................        S-59
ORIX ..............................................................        S-84
P&I Advance .......................................................       S-106
Party in Interest .................................................       S-127
Pass-Through Rates ................................................        S-12
Periodic Payments .................................................        S-50
Plan ..............................................................       S-126
Pooling and Servicing Agreement ...................................  S-8,  S-92
Prepayment Interest Excess ........................................        S-86
Prepayment Interest Shortfall .....................................        S-86
Prepayment Premiums ...............................................       S-103
Primary Term ......................................................        S-54
Principal Distribution Amount .....................................       S-101
Principal Recovery Fee ............................................        S-87
Privileged Persons ................................................       S-112
prohibited transactions ...........................................        S-90
PSA Standard Formulas .............................................       S-119
PTE 95-60 .........................................................       S-128
Purchase Price ....................................................        S-80
Qualified Appraiser ...............................................       S-107
Qualified Substitute Mortgage Loan ................................        S-80
Rated Final Distribution Date .....................................       S-113
Rating Agencies ................................................... S-18, S-130
real estate assets ................................................       S-125
Realized Losses ...................................................       S-105
regular interests .................................................       S-124
Reimbursement Rate ................................................       S-107
Related Proceeds ..................................................       S-106
Remaining Amortization Term .......................................        S-59
Remaining Term to Maturity ........................................        S-59
REMIC .............................................................        S-17
REMIC Administrator ...............................................       S-115
REMIC Regular Certificates ........................................        S-92
REMIC Regulations .................................................       S-124
REMIC Residual Certificates .......................................        S-92
Rental Property ...................................................        S-57
REO Extension .....................................................        S-90
REO Mortgage Loan .................................................       S-103
REO Property ......................................................        S-86
REO Status Report .................................................       S-110
REO Tax ...........................................................        S-90
Replacement Reserve ...............................................        S-59
Required Appraisal Date ...........................................       S-107
Required Appraisal Loan ...........................................       S-107
Required Defeasance Period ........................................       S-118
Residual Value Insurance Policy ...................................        S-51
Residual Value Insurers ...........................................        S-51
Restricted Group ..................................................       S-126
Restricted Servicer Reports .......................................       S-111
Rules .............................................................        S-93
S&P ...............................................................  S-7, S-126

                                                                           PAGE
                                                                           ----
Scenario ..........................................................       S-119
Scheduled Payment .................................................       S-102
Semi-Annual Loans .................................................        S-50
Sequential Pay Certificates .......................................  S-10, S-92
service ...........................................................        S-91
Servicing Fees ....................................................        S-87
Servicing Transfer Event ..........................................        S-85
SMMEA .............................................................       S-128
Special Servicing Fee .............................................        S-87
Special Servicing Fee Rate ........................................        S-87
Specially Serviced Mortgage Loans .................................        S-86
Specially Serviced Trust Fund Assets ..............................        S-86
Stated Principal Balance ..........................................        S-96
Subordinate Certificates ..........................................        S-92
Substitution Shortfall Amount .....................................        S-80
Swap Fee ..........................................................        S-59
Systems ...........................................................        S-32
Table Assumptions .................................................   S-113-119
Tenant ............................................................        S-54
Tenant Balloon Payment ............................................        S-50
Tenants ...........................................................        S-54
Terms and Conditions ..............................................        S-94
TI/LC Reserve .....................................................        S-60
Triple Net Leases .................................................        S-55
Trust Fund ........................................................        S-92
Trustee Fee .......................................................       S-115
Underwriter .......................................................       S-126
Underwriters ......................................................       S-129
Underwriting Agreement ............................................       S-129
Underwritten Replacement Reserves .................................        S-58
Unrestricted Servicer Reports .....................................       S-111
Voting Rights .....................................................       S-113
Watch List Report .................................................       S-110
Weighted Average Net Mortgage Rate ................................        S-96
Workout Fee .......................................................        S-87
WRIT ..............................................................        S-74
X ( ) .............................................................        S-59
Year 2000 Problem .................................................        S-31
Year Built ........................................................        S-58
Yield Maintenance Charges .........................................       S-103
Yield Tables ......................................................       S-119
YM ( ) ............................................................        S-59
YMx% ( ) ..........................................................        S-59
Zoning Laws .......................................................        S-45

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







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

                                 FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 1999-C4
ANNEX A-1
                               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

 CONTROL
  NUMBER   PROPERTY NAME                                       ADDRESS
-------------------------------------------------------------------------------------------------------------------------------
   154     1-11 Anderson Avenue                                1-11 Anderson Ave.
   135     11548 Magnolia Avenue Apartments                    11548 Magnolia Avenue
    61     14-16 Progress Drive                                14-16 Progress Drive
    49     1890 House / Adams House Portfolio                  1895 Plaza Lane, SW / 2280 Campbellton Road, SW
   49.1    1890 House                                          1895 Plaza Lane, SW
   49.2    Adams House                                         2280 Campbellton Road, SW
   115     248 E. 49th St.                                     248 E. 49th St.
    69     3 Shaw's Cove                                       3 Shaw's Cove
   152     3943 Dixie Highway                                  3943 Dixie Highway
   129     42nd and Washington                                 41800-B Washington Street
   140     4304 West Bell Rd                                   4304 West Bell Rd
   136     465 Winn Way                                        465 Winn Way
   150     5020 Tujunga Avenue Apartments                      5020 Tujunga Avenue
   110     801 Madison, LLC                                    801 Madison Avenue
   139     9th & H Building                                    880 9th Avenue
   119     All Seasons Storage                                 3201State Hwy. 6 South
    33     Associated - Gables at White River                  3861 Gable Lane Drive
    5      Associated - KTC Properties                         5987 Thunder Hollow Drive
    47     Associated - Remington Place                        1440 West Kemper Road
    32     Associated - Summer Ridge                           5545 Summer Ridge Blvd.
    27     Associated - The Residence at Christopher Wren      1390 Christopher Wren Drive
   147     Atlantic Plaza                                      6870 West Atlantic Blvd
    3      Atriums of Kendall Apartments                       8225 SW 152nd Avenue
    8      Aventura Commons Shopping Center                    21035-21175 Biscayne Boulevard
    92     Bluffs Shoppng Center                               2790-2936 West Bay Drive
   121     Breeze Avenue Apartments                            2 Breeze Avenue
    45     Carteret Shopping Center                            801 Roosevelt Avenue
    58     Casa de Seville Apartments                          5785 5th Avenue North
   125     Casa Del Mesa Apartments                            3750 N. Fresno Street
    98     Center at Blair Park                                18 Blair Park Road
   105     Cleve-Hill Medical Park                             1431 Kensington Avenue
   117     Comfort Inn, McComb, MS                             107 South Scott Drive
   108     Comfort Inn-Grenada, MS                             1552 Sunset Drive
    88     Comfort Inn-Pearl, MS                               235 Pearson Road
   101     Comfort Inn-Southhaven, MS                          8792 Hamilton Road
   132     Contempo Square                                     200 Boston Post Road
   106     Country Club Apartments                             907 Heritage Drive West
    84     Court Square Building                               200 East Lexington Street
    40     Creekwood Apartments                                4208 West Pioneer Drive
    62     CRO Mercantile / Quaker Industrial                  Various
   62.1    CRO Mercantile                                      208 Mercantile Industrial 1
   62.2    CRO Quaker Industrial                               1108-1114 Quaker St.
    80     Dado Street                                         575 & 581 Dado Street
   109     Duckwood Square Shopping Center                     1340 Duckwood Drive
    77     East Towne Plaza Shopping Center                    2901 Williamsburg and 2900 Charles City Road
    39     Enclave at Valley Ranch                             9805 North MacArthur Boulevard
    25     English Creek Shopping Center                       3003 English Creek Ave
    4      Falling Water Apartments                            1350 Town Center Drive
   113     Federal Business Center                             320-344 Elizabeth Avenue
   122     Foothill Rialto Shopping Center                     523 - 611 East Foothill Boulevard
    12     Franklin Mills/Liberty Plaza                        Various
   12.1    Franklin Mills                                      Woodhaven Road at Knights Road
   12.2    Liberty Plaza                                       Liberty Belle Blvd. & Franklin Mills Blvd.
   145     Freddy's Plaza                                      10720 Park Boulevard
   133     Gaslight Alley Shopping Center                      12741-12755 Ventura Boulevard
    16     Gateway Center                                      2500 Gateway Center Blvd. South
    28     Grand Court Denver                                  6800 Leetsdale Drive
   138     Gray Falls Center                                   12100-12120 Westheimer Road
    6      Hammocks at Long Point                              25 Johnny Mercer Boulevard
    36     Hampton Bay Apartments                              248 East Southwest Parkway
    44     Hampton Inn - Atlanta Airport                       1888 Sullivan Road
    22     Hampton Inn - Buckhead                              3398 Piedmont Road
    56     Hampton Inn - Cumberland Mall                       2775 Cumberland Parkway
    81     Hampton Inn - Jacksonville                          4690 Salisbury Road
    68     Hampton Inn - Raleigh                               1001 Wake Towne Drive

                                                         CROSS
                                                    COLLATERALIZED                                                   Credit
                                                       AND CROSS    MORTGAGE                          SPECIFIC        Lease
 CONTROL                                      ZIP      DEFAULTED      LOAN       GENERAL              PROPERTY         Loan
 NUMBER  CITY                          STATE  CODE    GROUP CODE     SELLER    PROPERTY TYPE            TYPE           Flag
-----------------------------------------------------------------------------------------------------------------------------
  154    Fairview                       NJ   07022                    FUNB      Mixed Use      Retail/Multifamily
  135    North Hollywood                CA   91601                    FUNB     Multifamily        Conventional
   61    Shelton                        CT   06484                    FUNB        Office
   49    Atlanta                        GA   30311                    FUNB     Multifamily        Conventional
  49.1   Atlanta                        GA   30311                    FUNB     Multifamily        Conventional
  49.2   Atlanta                        GA   30311                    FUNB     Multifamily        Conventional
  115    New York                       NY   10017                    MLMC     Multifamily        Conventional
   69    New London                     CT   06320                    FUNB        Office
  152    Louisville                     KY   40216                    FUNB        Retail           Unanchored
  129    Bermuda Dunes                  CA   92201                    FUNB        Retail           Unanchored
  140    Phoenix                        AZ   85308                    FUNB        Retail           Unanchored
  136    Decatur                        GA   30030                    FUNB        Office         Medical Office
  150    North Hollywood                CA   91601                    FUNB     Multifamily        Conventional
  110    Lakewood                       NJ   08701                    FUNB     Multifamily        Conventional
  139    Anchorage                      AK   99501                    FUNB        Office
  119    College Station                TX   77845                    FUNB     Self Storage
   33    Indianapolis                   IN   46228                    MLMC     Multifamily        Conventional
   5     Toledo                         OH   43615                    MLMC     Multifamily        Conventional
   47    Forest Park                    OH   45240                    MLMC     Multifamily        Conventional
   32    Oshtemo Twp                    MI   49009                    MLMC     Multifamily        Conventional
   27    Gahanna                        OH   43230                    MLMC     Multifamily        Conventional
  147    Margate                        FL   33063                    FUNB        Retail           Unanchored
   3     Miami                          FL   33193    Ceebraid-3      FUNB     Multifamily        Conventional
   8     Aventura                       FL   33180                    FUNB        Retail            Anchored
   92    Belleair Bluffs                FL   34640                    FUNB        Retail            Anchored
  121    Venice                         CA   90291                    FUNB     Multifamily        Conventional
   45    Carteret                       NJ   07008                    MLMC        Retail            Anchored
   58    St. Petersburg                 FL   33710                    FUNB     Multifamily        Conventional
  125    Fresno                         CA   93726                    FUNB     Multifamily        Conventional
   98    Williston                      VT   05495                    FUNB        Office
  105    Buffalo                        NY   14215                    FUNB      Mixed Use         Retail/Office
  117    McComb                         MS   39648                    FUNB     Hospitality       Limited Service
  108    Grenada                        MS   38901                    FUNB     Hospitality       Limited Service
   88    Pearl                          MS   39208                    FUNB     Hospitality       Limited Service
  101    Southhaven                     MS   38671                    FUNB     Hospitality       Limited Service
  132    Orange                         CT   06477                    MLMC        Retail           Unanchored
  106    Whitehall                      OH   43213                    FUNB     Multifamily        Conventional
   84    Baltimore                      MD   21202                    FUNB        Office
   40    Irving                         TX   75061                    FUNB     Multifamily        Conventional
   62    Dallas                         TX  Various                   MLMC      Industrial           Various
  62.1   Dallas                         TX   75247                    MLMC      Industrial           Various
  62.2   Dallas                         TX   75207                    MLMC      Industrial          Warehouse
   80    San Jose                       CA   95131                    MLMC      Industrial             R&D
  109    Eagan                          MN   55123                    FUNB        Retail           Unanchored
   77    Richmond                       VA   23231                    FUNB        Retail            Anchored
   39    Irving                         TX   75063                    FUNB     Multifamily        Conventional
   25    Egg Harbor Township            NJ   08234                    MLMC        Retail            Anchored
   4     Las Vegas                      NV   89134                    FUNB     Multifamily        Conventional
  113    Newark                         NJ   07112                    MLMC      Industrial   Warehouse/Distribution
  122    Rialto                         CA   92376                    FUNB        Retail           Unanchored
   12    Philadelphia                   PA   19114                    MLMC        Retail            Anchored
  12.1   Philadelphia                   PA   19114                    MLMC        Retail            Anchored
  12.2   Philadelphia                   PA   19114                    MLMC        Retail            Anchored
  145    Seminole                       FL   34632                    FUNB        Retail           Unanchored
  133    Studio City                    CA   91604                    FUNB        Retail           Unanchored
   16    Federal Way                    WA   98003                    MLMC        Retail            Anchored
   28    Denver                         CO   80224                    FUNB      Healthcare       Assisted Living
  138    Houston                        TX   77077                    FUNB        Retail           Unanchored
   6     Wilmington Island              GA   31410                    FUNB     Multifamily        Conventional
   36    Lewisville                     TX   75067                    FUNB     Multifamily        Conventional
   44    College Park                   GA   30337                    FUNB     Hospitality       Limited Service
   22    Atlanta                        GA   30305                    FUNB     Hospitality       Limited Service
   56    Atlanta                        GA   30339                    FUNB     Hospitality       Limited Service
   81    Jacksonville                   FL   32256                    FUNB     Hospitality       Limited Service
   68    Raleigh                        NC   27609                    FUNB     Hospitality       Limited Service

                                    CUT-OFF       % OF
                  ORIGINAL           DATE       AGGREGATE
                    LOAN             LOAN        CUT-OFF                                             MATURITY
 CONTROL           AMOUNT           BALANCE        DATE           ORIGINATION       FIRST PAY        DATE OR         MORTGAGE
  NUMBER            ($)               ($)        BALANCE              DATE            DATE             ARD           RATE (%)
-------------------------------------------------------------------------------------------------------------------------------
   154             650,000           648,973      0.07%          09/24/1999       11/01/1999      10/01/2009        8.8750%
   135           1,350,000         1,348,632      0.15%          09/09/1999       11/01/1999      10/01/2009        8.3750%
   61            4,800,000         4,795,034      0.54%          09/17/1999       11/01/1999      10/01/2009        8.3000%
   49            6,500,000         6,488,338      0.73%          08/31/1999       10/01/1999      09/01/2009        8.0200%
  49.1
  49.2
   115           1,887,000         1,883,407      0.21%          08/25/1999       10/01/1999      09/01/2009        8.3750%
   69            3,982,000         3,977,765      0.45%          09/17/1999       11/01/1999      10/01/2009        8.2000%
   152             819,000           818,541      0.09%          10/29/1999       12/01/1999      11/01/2009        8.8750%
   129           1,479,000         1,476,569      0.17%          08/24/1999       10/01/1999      09/01/2009        8.3750%
   140           1,200,000         1,198,782      0.14%          09/20/1999       11/01/1999      10/01/2009        8.3700%
   136           1,313,000         1,310,680      0.15%          07/30/1999       09/01/1999      08/01/2009        8.8750%
   150             884,000           883,135      0.10%          09/09/1999       11/01/1999      10/01/2009        8.5000%
   110           2,000,000         1,998,692      0.23%          10/07/1999       12/01/1999      11/01/2009        8.1250%
   139           1,215,000         1,213,065      0.14%          08/30/1999       10/01/1999      09/01/2009        8.5000%
   119           1,750,000         1,748,346      0.20%          10/04/1999       12/01/1999      11/01/2009        8.6500%
   33            9,030,000         8,994,620      1.02%          05/10/1999       07/01/1999      06/01/2007        7.4700%
    5           19,710,000        19,633,357      2.22%          05/10/1999       07/01/1999      06/01/2009        7.5000%
   47            6,950,000         6,923,585      0.78%          05/10/1999       07/01/1999      06/01/2011        7.5900%
   32            9,900,000         9,862,181      1.11%          05/10/1999       07/01/1999      06/01/2011        7.5700%
   27           10,565,000        10,524,846      1.19%          05/10/1999       07/01/1999      06/01/2011        7.5900%
   147             908,000           905,076      0.10%          07/23/1999       09/01/1999      08/01/2009        8.8200%
    3           22,400,000        22,400,000      2.53%          10/15/1999       12/01/1999      11/01/2009        8.0300%
    8           17,250,000        17,238,955      1.95%          10/18/1999       12/01/1999      11/01/2009        8.2300%
   92            2,600,000         2,598,255      0.29%          10/07/1999       12/01/1999      11/01/2009        8.0000%
   121           1,732,000         1,730,951      0.20%          10/22/1999       12/01/1999      11/01/2009        8.5000%
   45            7,000,000         6,988,288      0.79%          10/28/1999       12/01/1999      11/01/2019        8.5000%
   58            5,120,000         5,116,651      0.58%          10/08/1999       12/01/1999      11/01/2009        8.1250%
   125           1,660,000         1,656,676      0.19%          08/02/1999       10/01/1999      09/01/2009        7.5600%
   98            2,410,000         2,407,850      0.27%          10/29/1999       12/01/1999      11/01/2009        9.0000%
   105           2,160,000         2,155,437      0.24%          07/22/1999       09/01/1999      08/01/2009        8.2500%
   117           1,851,000         1,849,293      0.21%          10/26/1999       12/01/1999      11/01/2009        8.8000%
   108           2,011,000         2,009,146      0.23%          10/26/1999       12/01/1999      11/01/2009        8.8000%
   88            2,839,000         2,836,382      0.32%          10/26/1999       12/01/1999      11/01/2009        8.8000%
   101           2,254,000         2,251,922      0.25%          10/26/1999       12/01/1999      11/01/2009        8.8000%
   132           1,400,000         1,400,000      0.16%          11/01/1999       01/01/2000      12/01/2009        8.7500%
   106           2,100,000         2,097,872      0.24%          09/27/1999       11/01/1999      10/01/2009        8.3750%
   84            3,000,000         2,994,951      0.34%          08/19/1999       10/01/1999      09/01/2009        8.2800%
   40            7,840,000         7,826,608      0.88%          09/01/1999       10/01/1999      09/01/2004        8.2200%
   62            4,760,000         4,756,563      0.54%          10/08/1999       12/01/1999      11/01/2009        8.2500%
  62.1
  62.2
   80            3,162,000         3,159,893      0.36%          10/18/1999       12/01/1999      11/01/2009        8.7500%
   109           2,000,000         1,998,743      0.23%          10/13/1999       12/01/1999      11/01/2009        8.3200%
   77            3,200,000         3,194,721      0.36%          08/20/1999       10/01/1999      09/01/2009        8.3600%
   39            7,900,000         7,886,505      0.89%          09/01/1999       10/01/1999      09/01/2004        8.2200%
   25           11,000,000        10,977,596      1.24%          08/11/1999       10/01/1999      09/01/2009        8.0300%
    4           22,000,000        22,000,000      2.48%          06/30/1999       08/01/1999      07/01/2009        7.9500%
   113           1,900,000         1,898,807      0.21%          10/29/1999       12/01/1999      11/01/2009        9.1250%
   122           1,731,000         1,729,951      0.20%          10/12/1999       12/01/1999      11/01/2009        8.5000%
   12           13,000,000        12,801,693      1.45%          09/04/1998       11/01/1998      05/01/2007        6.2200%
  12.1
  12.2
   145           1,065,000         1,062,268      0.12%          08/03/1999       10/01/1999      09/01/2009        8.7500%
   133           1,400,000         1,398,085      0.16%          09/09/1999       11/01/1999      10/01/2009        8.7500%
   16           12,500,000        12,491,176      1.41%          11/01/1999       12/01/1999      11/01/2009        8.3900%
   28           10,500,000        10,500,000      1.19%          09/23/1999       11/01/1999      10/01/2009        8.1500%
   138           1,250,000         1,248,054      0.14%          08/05/1999       10/01/1999      09/01/2009        8.5900%
    6           18,787,000        18,753,048      2.12%          08/23/1999       10/01/1999      09/01/2011        7.9900%
   36            8,245,000         8,230,916      0.93%          09/01/1999       10/01/1999      09/01/2004        8.2200%
   44            7,030,000         7,022,626      0.79%          09/17/1999       11/01/1999      10/01/2009        8.2500%
   22           11,554,000        11,541,880      1.30%          09/17/1999       11/01/1999      10/01/2009        8.2500%
   56            5,476,000         5,470,256      0.62%          09/17/1999       11/01/1999      10/01/2009        8.2500%
   81            3,150,000         3,146,696      0.36%          09/17/1999       11/01/1999      10/01/2009        8.2500%
   68            4,002,000         3,997,802      0.45%          09/17/1999       11/01/1999      10/01/2009        8.2500%

                                                                                                                    Maturity
                                      Original   Remaining                                                            Date
                                       Term to    Term to                Original   Remaining      Annual            or ARD
              Loan         Interest    Maturity   Maturity   Remaining    Amort.      Amort.         P&I             Balloon
Control  Administrative    Accrual      or ARD     or ARD    IO Period     Term        Term       Payments           Balance    ARD
 Number   Cost Rate (%)     Method      (Mos.)     (Mos.)      (Mos.)     (Mos.)      (Mos.)      ($)(1)(2)            ($)     Loans
------------------------------------------------------------------------------------------------------------------------------------
  154        0.0523%      Actual/360     120        118          0          300        298          64,791.00         549,157
  135        0.0523%      Actual/360     120        118          0          360        358         123,131.76       1,218,321
   61        0.0523%      Actual/360     120        118          0          360        358         434,755.92       4,324,322
   49        0.0523%      Actual/360     120        117          0          360        357         573,424.20       5,816,582
  49.1
  49.2
  115        0.0523%      Actual/360     120        117          0          360        357         174,064.32       1,672,040
   69        0.0523%      Actual/360     120        118          0          360        358         357,306.96       3,579,044
  152        0.0523%      Actual/360     120        119          0          360        359          78,195.96         747,266
  129        0.0523%      Actual/360     120        117          0          360        357         134,897.64       1,334,523
  140        0.1073%      Actual/360     120        118          0          360        358         109,399.56       1,082,829
  136        0.0523%      Actual/360     120        116          0          360        356         125,361.84       1,198,332
  150        0.0523%      Actual/360     120        118          0          360        358          81,566.40         800,055
  110        0.0523%      Actual/360     120        119          0          360        359         178,199.28       1,794,100
  139        0.0523%      Actual/360     120        117          0          360        357         112,107.60       1,099,440
  119        0.0523%      Actual/360     120        119          0          300        299         171,225.72       1,469,124
   33        0.0573%      Actual/360     96          90          0          360        354         755,444.04       8,252,613
   5         0.0573%      Actual/360     120        114          0          360        354       1,653,782.16      17,418,031
   47        0.0573%      Actual/360     144        138          0          360        354         588,293.28       5,908,883
   32        0.0573%      Actual/360     144        138          0          360        354         836,368.68       8,411,618
   27        0.0573%      Actual/360     144        138          0          360        354         894,290.40       8,982,353
  147        0.0523%      Actual/360     120        116          0          300        296          90,099.60         766,034
   3         0.0523%      Actual/360     120        119          11         360        360       1,977,983.64      20,371,071
   8         0.0523%      Actual/360     120        119          0          360        359       1,552,212.36      15,512,194
   92        0.0523%      Actual/360     120        119          0          360        359         228,934.56       2,325,432
  121        0.0523%      Actual/360     120        119          0          360        359         159,810.96       1,567,198
   45        0.0523%      Actual/360     240        239          0          240        239         735,543.12               0
   58        0.0523%      Actual/360     120        119          0          360        359         456,190.32       4,592,895
  125        0.0523%      Actual/360     120        117          0          360        357         140,102.88       1,468,887
   98        0.0523%      Actual/360     120        119          0          300        299         242,695.56       2,042,397
  105        0.0523%      Actual/360     120        116          0          360        356         194,728.32       1,943,768
  117        0.0523%      Actual/360     120        119          0          300        299         183,369.72       1,560,267
  108        0.0523%      Actual/360     120        119          0          300        299         199,220.16       1,695,136
   88        0.0523%      Actual/360     120        119          0          300        299         281,246.16       2,393,083
  101        0.0523%      Actual/360     120        119          0          300        299         223,293.00       1,899,968
  132        0.0523%      Actual/360     120        120          0          360        360         133,707.96       1,249,408
  106        0.0523%      Actual/360     120        118          0          360        358         191,538.24       1,895,167
   84        0.0523%      Actual/360     120        117          0          360        357         271,215.60       2,701,021
   40        0.0523%      Actual/360     60          57          0          360        357         704,808.48       7,526,397
   62        0.0523%      Actual/360     120        119          0          360        359         433,946.04       4,207,386
  62.1
  62.2
   80        0.0523%      Actual/360     120        119          0          360        359         301,956.96       2,821,874
  109        0.0523%      Actual/360     120        119          0          360        359         181,486.44       1,802,269
   77        0.0523%      Actual/360     120        117          0          360        357         291,461.28       2,886,412
   39        0.0523%      Actual/360     60          57          0          360        357         710,202.36       7,583,998
   25        0.0523%      Actual/360     120        117          0          360        357         982,126.20       9,679,836
   4         0.0523%      Actual/360     120        115          7          360        360       1,927,944.48      19,981,186
  113        0.0523%      Actual/360     120        119          0          360        359         187,694.76       1,707,139
  122        0.0523%      Actual/360     120        119          0          360        359         159,718.68       1,566,293
   12        0.0273%        30/360       103         89          0          344        330         972,924.84      11,142,250   Y
  12.1
  12.2
  145        0.0523%      Actual/360     120        117          0          300        297         105,069.96         896,555
  133        0.0523%      Actual/360     120        118          0          318        316         135,994.44       1,212,850
   16        0.0523%      Actual/360     120        119          0          360        359       1,154,634.48      11,079,313
   28        0.0523%      Actual/360     120        118          22         360        360         937,752.72       9,714,918
  138        0.0523%      Actual/360     120        117          0          360        357         116,295.12       1,133,408
   6         0.0523%      Actual/360     144        141          0          360        357       1,652,656.92      16,168,262
   36        0.0523%      Actual/360     60          57          0          360        357         741,217.56       7,915,197
   44        0.0523%      Actual/360     120        118          0          360        358         633,768.48       6,325,982
   22        0.0523%      Actual/360     120        118          0          360        358       1,041,616.08      10,396,927
   56        0.0523%      Actual/360     120        118          0          360        358         493,672.32       4,927,607
   81        0.0523%      Actual/360     120        118          0          360        358         283,978.80       2,834,543
   68        0.0523%      Actual/360     120        118          0          360        358         360,788.28       3,601,220

                                                                                            CUT-OFF     LTV RATIO
                                                                                             DATE          AT
                                                                    UNDERWRITTEN              LTV       MATURITY
 CONTROL        PREPAYMENT                APPRAISED    APPRAISAL      NET CASH     DSCR (X)  RATIO        OR ARD        YEAR
  NUMBER        PROVISIONS                VALUE ($)      DATE       FLOW ($)(6)   (4)(5)(6)  (5)(6)       (3)(6)        BUILT
----------------------------------------------------------------------------------------------------------------------------------
   154     L(4),D(5.75),O(.25)             1,200,000  06/30/1999          86,307    1.33      54.1%        45.8%         1922
   135     L(4),D(5.75),O(.25)             1,700,000  07/09/1999         153,908    1.25      79.3%        71.7%         1968
    61     L(4),D(5.75),O(.25)             6,400,000  08/12/1999         543,530    1.25      74.9%        67.6%         1980
    49     L(4),D(5.75),O(.25)             9,000,000  04/06/1999         802,872    1.40      72.1%        64.6%         1967
   49.1                                    5,000,000  04/06/1999         436,115                                         1967
   49.2                                    4,000,000  04/06/1999         366,757                                         1967
   115     L(2.25),D(7.17),O(.58)          2,840,000  08/05/1999         208,866    1.20      66.3%        58.9%         1917
    69     L(4),D(5.75),(O.25)             6,000,000  07/29/1999         446,653    1.25      66.3%        59.7%         1987
   152     L(4),D(5.75),O(.25)             1,170,000  08/01/1999         104,435    1.34      70.0%        63.9%         1999
   129     L(4),D(5.75),O(.25)             1,967,000  05/26/1999         181,546    1.35      75.1%        67.8%         1999
   140     L(4),D(5.75),O(.25)             2,100,000  07/08/1999         166,148    1.52      57.1%        51.6%         1996
   136     L(4),D(5.75),O(.25)             1,750,000  07/07/1999         163,689    1.31      74.9%        68.5%         1971
   150     L(4),D(5.75),O(.25)             1,160,000  07/09/1999         102,004    1.25      76.1%        69.0%         1965
   110     L(4),D(5.75),O(.25)             2,500,000  07/10/1999         214,133    1.20      79.9%        71.8%         1964
   139     L(4),D(5.75),O(.25)             1,750,000  06/01/1999         139,840    1.25      69.3%        62.8%         1974
   119     L(4),D(5.75),O(.25)             2,800,000  09/01/1999         222,629    1.30      62.4%        52.5%         1997
    33     L(2.5),D(5.17),O(.33)          12,600,000  04/16/1999         912,538    1.21      71.4%        65.5%         1991
    5      L(2.5),D(7.17),O(.33)          25,510,000  04/09/1999       2,184,481    1.32      77.0%        68.3%         1985
    47     L(2.5),D(9.17),O(.33)           9,400,000  04/17/1999         789,838    1.34      73.7%        62.9%         1989
    32     L(2.5),D(9.17),O(.33)          12,850,000  04/21/1999       1,029,019    1.23      76.7%        65.5%         1989
    27     L(2.5),D(9.17),O(.33)          13,300,000  04/14/1999       1,089,223    1.22      79.1%        67.5%         1993
   147     L(4),D(5.75),O(.25)             1,400,000  03/08/1999         116,855    1.30      64.6%        54.7%         1970
    3      L(4),D(5.75),O(.25)            27,550,000  08/25/1999       2,280,097    1.20      80.0%        73.9%         1985
    8      L(4),D(5.75),O(.25)            23,000,000  09/22/1999       1,967,135    1.27      75.0%        67.4%      1997; 1998
    92     L(2.08),D(7.67),O(.25)          4,000,000  07/09/1999         304,539    1.33      65.0%        58.1%         1957
   121     L(4),D(5.75),O(.25)             2,690,000  09/16/1999         200,495    1.25      64.3%        58.3%         1930
    45     L(2.08),D(17.58),O(.33)        12,500,000  08/26/1999       1,106,661    1.50      55.9%        0.0%          1955
    58     L(3),D(6.75),O(.25)             6,400,000  08/26/1999         580,990    1.27      79.9%        71.8%         1968
   125     L(4),D(5.75),O(.25)             2,075,000  06/04/1999         178,313    1.27      79.8%        70.8%         1977
    98     L(4),D(5.75),O(.25)             3,700,000  06/25/1999         302,435    1.25      65.1%        55.2%         1984
   105     L(4),D(5.75),O(.25)             2,700,000  04/20/1999         264,601    1.36      79.8%        72.0%         1930
   117     L(4),D(5.75),O(.25)             3,000,000  08/26/1999         265,831    1.45      61.6%        52.0%         1993
   108     L(4),D(5.75),O(.25)             2,970,000  08/27/1999         303,462    1.52      67.6%        57.1%         1991
    88     L(4),D(5.75),O(.25)             4,170,000  08/26/1999         426,240    1.52      68.0%        57.4%      1989; 1991
   101     L(4),D(5.75),O(.25)             3,220,000  08/25/1999         345,135    1.55      69.9%        59.0%         1990
   132     L(2),D(7.67),O(.33)             1,900,000  09/01/1999         182,363    1.36      73.7%        65.8%         1986
   106     L(4),D(5.75),O(.25)             3,430,000  03/19/1999         241,784    1.26      61.2%        55.3%         1975
    84     L(4),D(5.75),O(.25)             4,000,000  05/27/1999         361,690    1.33      74.9%        67.5%         1922
    40     L(2.25),D(2.5),O(.25)           9,800,000  07/12/1999         888,834    1.26      79.9%        76.8%         1983
    62     L(2.08),D(7.33),O(.58)          5,950,000  08/20/1999         553,308    1.28      79.9%        70.7%       Various
   62.1                                    5,100,000  08/20/1999         473,589                                         1966
   62.2                                      850,000  08/20/1999          79,719                                         1971
    80     L(2.08),D(7.58),O(.33)          4,600,000  08/31/1999         380,120    1.26      68.7%        61.3%         1979
   109     L(4),D(5.75),O(.25)             2,660,000  06/03/1999         226,819    1.25      75.1%        67.8%         1990
    77     L(3),D(6.75),O(.25)             4,000,000  05/25/1999         354,110    1.21      79.9%        72.2%         1990
    39     L(2.25),D(2.5),O(.25)          10,200,000  07/12/1999         860,758    1.21      77.3%        74.4%         1984
    25     L(2.25),D(7.42),O(.33)         16,900,000  06/21/1999       1,550,936    1.58      65.0%        57.3%         1988
    4      L(4),D(5.75),O(.25)            28,100,000  06/02/1999       1,646,852    1.20      78.3%        71.1%         1998
   113     L(2.08),D(7.58),O(.33)          3,200,000  06/14/1999         331,032    1.76      59.3%        53.3%         1918
   122     L(2),D(7.75),O(.25)             2,760,000  06/15/1999         199,703    1.25      62.7%        56.7%         1992
    12     L(3.17),D(4.83),O(.58)        228,000,000  08/09/1999      18,724,682    1.53      61.3%        54.8%         1989
   12.1                                  205,000,000  08/09/1999      17,147,602                                         1989
   12.2                                   23,000,000  08/09/1999       1,577,080                                         1989
   145     L(4),D(5.75),O(.25)             1,600,000  05/13/1999         136,555    1.30      66.4%        56.0%         1973
   133     L(4),D(5.75),O(.25)             2,600,000  05/18/1999         189,115    1.39      53.8%        46.6%         1978
    16     L(2.08),D(7.58),O(.33)         17,500,000  09/16/1999       1,545,681    1.34      71.4%        63.3%         1988
    28     L(4),D(5.75),O(.25)            13,600,000  08/10/1999       1,171,093    1.25      77.2%        71.4%         1987
   138     L(4),D(5.75),O(.25)             1,650,000  05/28/1999         151,650    1.30      75.6%        68.7%         1984
    6      L(4),D(7.75),O(.25)            23,500,000  07/08/1999       1,992,838    1.21      79.8%        68.8%         1997
    36     L(2.25),D(2.5),O(.25)          10,800,000  07/07/1999         890,225    1.20      76.2%        73.3%         1985
    44     L(2.17),D(7.58),O(.25)         10,100,000  06/01/1999         918,912    1.45      69.5%        62.6%         1988
    22     L(2.17),D(7.58),O(.25)         15,800,000  07/01/1999       1,510,335    1.45      73.0%        65.8%         1989
    56     L(2.17),D(7.58),O(.25)          8,200,000  07/01/1999         715,760    1.45      66.7%        60.1%         1990
    81     L(2.17),D(7.58),O(.25)          4,200,000  07/01/1999         447,316    1.58      74.9%        67.5%         1988
    68     L(2.17),D(7.58),O(.25)          5,700,000  07/01/1999         528,733    1.47      70.1%        63.2%         1988

                                              CUT-OFF
                                             DATE LOAN
                                               AMOUNT
 CONTROL      YEAR       NUMBER    UNIT OF   PER (UNIT)   OCCUPANCY      OCCUPANCY
  NUMBER    RENOVATED  OF (UNITS)  MEASURE     ($) (6)     RATE (%)      AS OF DATE                     LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
   154                   10,935    Sq. Ft.      59.35        90.9%       05/01/1999   Safe Drug
   135                     46       Units      29,318        100.0%      08/10/1999
    61        1998       65,000    Sq. Ft.      73.77        89.2%       07/31/1999   Anton/Bauer, Inc.
    49                    328       Units      19,782        97.9%       08/09/1999
   49.1                   176       Units                    98.9%       08/09/1999
   49.2                   152       Units                    96.7%       08/09/1999
   115        1997         11       Units      171,219       100.0%      08/10/1999
    69        1998       67,790    Sq. Ft.      58.68        96.9%       09/17/1999   City of New London - Adult Education
   152                   6,400     Sq. Ft.     127.90        100.0%      10/22/1999   Hollywood Video
   129                   13,590    Sq. Ft.     108.65        92.5%       06/01/1999   MEA Foundation
   140                   9,500     Sq. Ft.     126.19        100.0%      04/22/1999   Hollywood Video
   136        1995       21,955    Sq. Ft.      59.70        100.0%      06/15/1999   Georgia Retina
   150        1997         40       Units      22,078        100.0%      08/10/1999
   110                     46       Units      43,450        97.8%       07/01/1999
   139                   18,577    Sq. Ft.      65.30        91.0%       08/10/1999   Selkregg
   119                    517       Units       3,382        97.0%       08/23/1999
    33                    228       Units      39,450        89.9%       08/20/1999
    5                     506       Units      38,801        91.1%       08/20/1999
    47                    234       Units      29,588        93.5%       08/20/1999
    32                    248       Units      39,767        93.6%       08/20/1999
    27                    264       Units      39,867        85.2%       08/20/1999
   147        1998       32,053    Sq. Ft.      28.24        100.0%      07/01/1999   Fashion Faze Women's Wear
    3         1998        449       Units      49,889        97.5%       08/24/1999
    8                   127,846    Sq. Ft.     134.84        100.0%      09/21/1999   Best Buy Stores, L.P.
    92        1985       39,351    Sq. Ft.      66.03        92.5%       08/10/1999   Walgreen's
   121        1998         31       Units      55,837        100.0%      10/14/1999
    45        1993      137,196    Sq. Ft.      50.94        90.7%       08/30/1999   ShopRite of Carteret
    58                    192       Units      26,649        96.9%       08/31/1999
   125                     80       Units      20,708        98.8%       07/22/1999
    98        1987       60,764    Sq. Ft.      39.63        98.8%       10/21/1999   The Media Group
   105      1996-1998    44,706    Sq. Ft.      48.21        84.8%       10/01/1999   Total Renal Care
   117                     56       Rooms      33,023         NAP           NAP
   108                     66       Rooms      30,442         NAP           NAP
    88                     80       Rooms      35,455         NAP           NAP
   101                     63       Rooms      35,745         NAP           NAP
   132                   22,591    Sq. Ft.      61.97        100.0%      08/10/1999   Futons Plus
   106        1995        144       Units      14,569        95.8%       09/23/1999
    84        1997      100,147    Sq. Ft.      29.91        81.5%       08/01/1999   Horn & Bennett, PA
    40                    232       Units      33,735        98.3%       07/12/1999
    62                  278,175    Sq. Ft.      17.10        100.0%      07/01/1999
   62.1                 236,092    Sq. Ft.                   100.0%      07/01/1999   Mail Mart, Inc.
   62.2                  42,083    Sq. Ft.                   100.0%      07/01/1999   Millenium Rags, Inc.
    80                   45,972    Sq. Ft.      68.74        100.0%      11/10/1999   Pacific Network Supply
   109                   24,245    Sq. Ft.      82.44        88.3%       09/01/1999   Goodyear Tire & Rubber Company
    77                   64,774    Sq. Ft.      49.32        100.0%      06/07/1999   Food Lion
    39                    264       Units      29,873        96.2%       07/20/1999
    25                  201,592    Sq. Ft.      54.45        90.8%       10/11/1999   Diamond Furniture
    4                     288       Units      76,389        77.1%       10/04/1999
   113                  232,727    Sq. Ft.      8.16         88.1%       08/26/1999   CGM Industries
   122                   23,865    Sq. Ft.      72.49        100.0%      07/22/1999   North Rialto Drug
    12       Various   1,839,948   Sq. Ft.      76.02        93.3%       08/01/1999
   12.1                1,525,337   Sq. Ft.                   96.3%       08/01/1999   Boscov's
   12.2       1998      314,611    Sq. Ft.                   79.0%       08/01/1999   Wal-Mart
   145        1998       34,664    Sq. Ft.      30.64        100.0%      08/03/1999   Buy Wize Liquidators
   133      1995;1998    22,012    Sq. Ft.      63.51        100.0%      09/27/1999   Roman Shishalovsky
    16                  100,272    Sq. Ft.     124.57        93.2%       10/04/1999   General Cinema Theaters
    28                    151       Beds       69,536        89.4%       09/23/1999
   138                   20,155    Sq. Ft.      61.92        85.2%       07/26/1999   Bike Barn
    6                     308       Units      60,887        95.5%       10/25/1999
    36                    256       Units      32,152        94.9%       07/19/1999
    44                    130       Rooms      54,020         NAP           NAP
    22                    154       Rooms      74,947         NAP           NAP
    56                    129       Rooms      42,405         NAP           NAP
    81                    130       Rooms      24,205         NAP           NAP
    68                    130       Rooms      30,752         NAP           NAP

                     LARGEST                                                                        2ND      2ND           2ND
           LARGEST    TENANT      LARGEST                                                         LARGEST  LARGEST       LARGEST
 CONTROL    TENANT     % OF       TENANT                                                          TENANT    TENANT       TENANT
  NUMBER    SQ. FT     NRA       EXP. DATE   2ND LARGEST TENANT                                   SQ. FT   % OF NRA     EXP. DATE
-----------------------------------------------------------------------------------------------------------------------------------
   154      2,500     22.9%     03/31/2002   Images Restaurant & Tavern                           2,500     22.9%      04/30/2000
   135
    61      32,500    50.0%     06/30/2008   Pitney Bowes Inc.                                    13,500    20.8%      09/30/2003
    49
   49.1
   49.2
   115
    69      20,251    29.9%     07/31/2008   Qwest Communications - SNET                          7,519     11.1%      10/31/2008
   152      5,000     78.1%     07/01/2014   Ace Check Express                                    1,400     21.9%      07/01/2004
   129      2,375     17.5%     05/31/2004   Mailboxes Etc.                                       1,492     11.0%      05/31/2004
   140      7,000     73.7%     07/01/2011   Einstein's Bagel                                     2,500     26.3%      08/01/2006
   136      4,471     20.4%     08/30/2003   Sunshine Behavioral                                  3,280     14.9%      07/01/2001
   150
   110
   139      3,129     16.8%     03/31/2000   Downtown Legal Copy                                  2,953     15.9%      08/31/2000
   119
    33
    5
    47
    32
    27
   147      4,720     14.7%     10/31/2003   East Side Restaurant                                 3,225     10.1%      06/30/2007
    3
    8       45,729    35.8%     01/31/2015   Whole Foods Market, Inc.                             35,030    27.4%      02/28/2019
    92      12,928    32.9%     02/28/2015   Chutneys Island Grill and Bar                        2,880     7.3%       10/31/2006
   121
    45      53,000    38.6%     02/11/2005   D & K Stores                                         14,000    10.2%      01/31/2002
    58
   125
    98      18,785    30.9%     03/31/2001   Teradyne                                             8,170     13.4%      05/31/2002
   105      11,350    25.4%     07/31/2008   Erie County Medical Center (ECMC) Primary Care       8,650     19.3%      05/31/2006
   117
   108
    88
   101
   132      3,800     16.8%     07/31/2003   Beau Visages                                         2,603     11.5%      12/31/1999
   106
    84      5,952      5.9%     06/30/2000   Salomon Reporting Service                            5,856     5.8%       06/30/2000
    40
    62
   62.1     36,999    15.7%     03/31/2002   Texas Aluminum                                       22,765    9.6%       06/30/2002
   62.2     32,483    77.2%     08/31/2002   Mailing Service Company                              9,600     22.8%      10/31/2001
    80      23,986    52.2%     09/30/2009   Sanmina Corp.                                        21,986    47.8%      03/31/2002
   109      6,208     25.6%     09/30/2005   Yankee Eye Clinic                                    3,472     14.3%      02/28/2006
    77      35,864    55.4%     05/22/2011   Advance Auto                                         5,250     8.1%       12/31/2004
    39
    25      33,388    16.6%     05/01/2009   AC Moore                                             28,032    13.9%      06/30/2009
    4
   113     148,381    63.8%     08/31/2011   Prizm Inc.                                           24,000    10.3%      01/31/2002
   122      3,250     13.6%     09/30/2001   Ace TV Rentals                                       3,250     13.6%      04/30/2004
    12
   12.1    152,370    10.0%     05/07/2009   Burlington Coat Factory                             128,950    8.5%       10/31/2003
   12.2    131,812    41.9%     03/17/2008   Dick's Clothing & Sport                              77,586    24.7%      04/30/2011
   145      14,013    40.4%     05/24/2008   Swanson's Market                                     13,129    37.9%      05/24/2008
   133      5,000     22.7%     01/31/2010   Wallpapers to Go                                     3,000     13.6%      12/31/2004
    16      32,000    31.9%     11/30/2008   REI                                                  22,000    21.9%      06/12/2003
    28
   138      4,816     23.9%     01/31/2002   Cliffs--CMC Services                                 3,551     17.6%      04/30/2003
    6
    36
    44
    22
    56
    81
    68

                                                                                                                 Largest
                                                                                                               Affiliated
                                                         3rd       3rd        3rd                               Sponsors
                                                       Largest   Largest    Largest                                Flag
 Control                                                Tenant    Tenant     Tenant                            (> than of
  Number   3rd Largest Tenant                           Sq. Ft   % of NRA  Exp. Date       Lockbox             3% of Pool)
-----------------------------------------------------------------------------------------------------------------------------------
   154     Angelo's Pizzaria                            1,500     13.7%    04/30/2007
   135
    61     Panolam Holdings                             12,000    18.5%    09/30/2008
    49
   49.1
   49.2
   115
    69     Paxson Communications (Channel 26 TV)        7,225     10.7%    08/30/2008
   152
   129     Sub King                                     1,375     10.1%    03/31/2002
   140
   136     Pact Atlanta                                 2,407     11.0%    07/31/2002
   150
   110
   139     Healthsouth                                  2,427     13.1%    02/28/2001
   119
    33                                                                                                            AERC
    5                                                                                                             AERC
    47                                                                                                            AERC
    32                                                                                                            AERC
    27                                                                                                            AERC
   147     Margate Code Enforcement                     3,000      9.4%    12/31/1999
    3                                                                                                     Ceebraid-Signal Corp.
    8      PetsMart                                     22,300    17.4%    08/19/2013   Hard - Day 1
    92     Belleair Bluffs Dry Cleaner                  2,637      6.7%    08/31/2002
   121
    45     Strauss Auto                                 11,000     8.0%    02/14/2002
    58
   125
    98     Accent Travel                                7,628     12.6%    11/30/2004
   105     Family Dollar                                8,100     18.1%    12/31/2002
   117
   108
    88
   101
   132     Captain's Gallery                            2,380     10.5%    02/28/2006
   106
    84     Warren A. Brown                              5,180      5.2%    01/31/2004
    40                                                                                  Hard - Day 1        Alliance Holdings
    62
   62.1    Alside Supply Company                        22,575     9.6%    05/01/2002
   62.2
    80
   109     A Bridal Garden                              2,100      8.7%    07/31/2003
    77     It's Fashion                                 4,200      6.5%    01/31/2000
    39                                                                                  Hard - Day 1        Alliance Holdings
    25     Tunnels of Fun                               12,440     6.2%    01/31/2003
    4                                                                                  Soft - Springing    The Olen Companies
   113     Direct Air Services                          17,402     7.5%    07/31/2000
   122     Chen Video                                   2,150      9.0%    09/15/2000
    12                                                                                  Hard - Day 1
   12.1    JC Penny                                    100,200     6.6%    05/31/2004   Hard - Day 1
   12.2    Don Pablo's Restaurant                       9,500      3.0%    01/01/2000   Hard - Day 1
   145     Seminole Music                               3,458     10.0%    08/31/2000
   133     Shiseki Restaurant                           2,812     12.8%    04/30/2009
    16     Marlene's Market/Deli                        8,372      8.3%    10/31/2004   Hard - Day 1
    28
   138     Phoenecia Deli                               2,550     12.7%    05/31/2002
    6                                                                                                  Merry Land Properties, Inc.
    36                                                                                  Hard - Day 1        Alliance Holdings
    44                                                                                 Hard - Springing   Zenith Management Co.
    22                                                                                 Hard - Springing   Zenith Management Co.
    56                                                                                 Hard - Springing   Zenith Management Co.
    81                                                                                 Hard - Springing   Zenith Management Co.
    68                                                                                 Hard - Springing   Zenith Management Co.


                                 FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 1999-C4
ANNEX A-1
                               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

 CONTROL
  NUMBER   PROPERTY NAME                                       ADDRESS
-------------------------------------------------------------------------------------------------------------------------------
    37     Hampton Inn - Tampa Airport                         4817 West Laurel Street
    66     Hampton Inn of Livermore                            2850 Constitution Drive
   100     Hampton Inn-Monroe, LA                              1407 Martin Luther King Drive
    7      Harborview                                          178-198 Ogden Ave
   144     Haskell Center                                      15611-15619 Ventura Blvd
   123     Holiday Inn Express - Federal Way                   34827 Pacific Hwy South
   128     Hollywood Pointe Apartments                         6711 Yucca Street
    13     Horizon Ridge Apartments                            595 South Green Valley Parkway
    59     Huntington                                          505 Mall Boulevard
   104     Independence Square                                 One Maryland Circle
    41     Islamorada Hampton Inn & Suites                     80001 Overseas Highway
   146     Island Villas                                       981-985 Island Avenue
   103     Kittery Place Shopping Center                       336 U.S. Route One
    54     L & B Harmon Industrial Center                      4170 W. Harmon Avenue
   126     Liberty Bldg.                                       260 Liberty Street
    95     Linden Court Apartments                             208 East Elizabeth Avenue
    31     MacKenzie Pointe Apartments                         1044 Camino LaCasta
    63     Magnolia Villas                                     205 West Montgomery Cross Road
    73     Marriott Courtyard Ocala                            3712 SW 38th Avenue
    24     Media Station                                       340 Media Station Road
    79     Merchants Square                                    7335 Gall Blvd.
    50     Merritt at Woodcrest Apartments                     1811 Sibley Road
   137     Morrow Crossing                                     6319 Jonesboro Road
    48     Motel 6 1026 Monterey                               100 Reservation Road
    71     Motel 6 1048 Arlington Heights                      441 W. Algonquin Road
    78     Motel 6 1095 Columbus                               5500 Renner Road
    93     Motel 6 22 Sun City Youngstown                      11133 Grand Avenue
    51     Motel 6 378 Mesa                                    336 W. Hampton
    85     Motel 6 51 Camarillo                                1641 E. Daily Drive
    70     Moto Villas                                         721 9th Avenue and 714-724 10th Avenue
   141     MountainGate Apts                                   1072 E. Nocta St.
    43     Natomas Village Apartments                          3200 Truxel Road
    15     North Dover Center                                  1001-1091 North DuPont Highway
   116     Oak Manor                                           223 New York Ranch Road
    76     Olde Towne Market Place Shopping Center             1503 London Boulevard
    17     Omni Newport News Hotel                             1000 Omni Boulevard
    18     Palm Bay Apartments                                 2019 South Semoran Boulevard
   155     Palm Villas                                         7065 - 7081 9th St
   118     Palmdale Shops                                      39450 Tenth St. West
    87     Park Chase                                          8118 Verree Road
   131     Park Gardens Apartments                             5110-18 & 5028 Edmonston Road
   143     Peachtree/Suwanee Shops                             415 Peachtree Industrial Blvd.
   130     Pecos McCleod Retail Bldg                           3626-3656 Pecos McLeod
    53     Penrose Plaza - Eastwick IV                         2900 Island Avenue
    52     Penrose Plaza - Eastwick V                          2900 Island Avenue
    90     PetsMart - Hickory                                  1610 8th Street Dr., SE
   112     Phalen Place Apartments                             1088 Barclay Street & Magnolia Avenue
    82     Phillips Warehouse                                  5400-5432 Eisenhower Avenue
    57     Pueblo Shopping Center                              102-240 29th St.
    19     Regency Hilltop Shopping Center                     1932-1952 Laskin Road
   148     Royersford Garden Apartments                        25 N. Fifth St.
    21     RUB - Imperial Mall                                 12th St. and Marion Rd.
    26     RUB - Monument Mall                                 2302 Frontage Road
    94     Sable Pointe Apartments - Phase I                   145 Sable Pointe Drive
    11     San Marco Apartments                                8842 Fountainbleau Boulevard
    86     San Pablo Family Center                             14286 Beach Blvd.
    91     Sanctuary Apartments                                1 Crestmont Drive
   114     Scriber Square                                      5800 SW 198th Street
   153     Shelby Station Office Complex                       2316 S. Preston Street
   124     Somerset Place Apartments                           6645 Sylmar Avenue
   151     South First Center                                  719 West William Cannon Drive
    23     Stearns Crossing Shopping Center                    Route 59 & Stearns Road
   149     Steeple's Glen Apartments                           101 - 119 Maxie Street
    20     Stein Mart Plaza                                    2763-2817 South Oneida Street
    34     Summercourt Apartments Phase II                     6903 Tara Boulevard
                                                         CROSS
                                                    COLLATERALIZED                                                   Credit
                                                       AND CROSS    MORTGAGE                          SPECIFIC        Lease
 CONTROL                                      ZIP      DEFAULTED      LOAN       GENERAL              PROPERTY         Loan
 NUMBER  CITY                          STATE  CODE    GROUP CODE     SELLER    PROPERTY TYPE            TYPE           Flag
-----------------------------------------------------------------------------------------------------------------------------
   37    Tampa                          FL   33607                    FUNB     Hospitality       Limited Service
   66    Livermore                      CA   94550                    FUNB     Hospitality       Limited Service
  100    Monroe                         LA   71202                    FUNB     Hospitality       Limited Service
   7     Jersey City                    NJ   07307                    MLMC      Healthcare        Nursing Home
  144    Encino                         CA   91436                    FUNB        Retail           Unanchored
  123    Federal Way                    WA   98003                    MLMC     Hospitality       Limited Service
  128    Hollywood                      CA   90028                    FUNB     Multifamily        Conventional
   13    Henderson                      NV   89012                    FUNB     Multifamily        Conventional
   59    Savannah                       GA   31406                    FUNB     Multifamily        Conventional
  104    Whitehall                      PA   18052                    FUNB     Multifamily        Conventional
   41    Islamorada                     FL   33036                    FUNB     Hospitality        Full Service
  146    San Diego                      CA   92101                    FUNB     Multifamily        Conventional
  103    Kittery                        ME   03904                    FUNB        Retail           Unanchored
   54    Las Vegas                      NV   89103    L&B Harmon      FUNB      Industrial   Warehouse/Distribution
  126    Salem                          OR   97301                    FUNB        Office
   95    Linden                         NJ   07036                    FUNB     Multifamily        Conventional
   31    Austin                         TX   78752                    FUNB     Multifamily        Conventional
   63    Savannah                       GA   31406                    FUNB     Multifamily        Conventional
   73    Ocala                          FL   34474                    MLMC     Hospitality        Full Service
   24    Upper Providence Township      PA   19063                    FUNB     Multifamily        Conventional
   79    Zephyrills                     FL   33541                    FUNB        Retail            Anchored
   50    Augusta                        GA   30909                    FUNB     Multifamily        Conventional
  137    Morrow                         GA   30260                    FUNB        Retail           Unanchored
   48    Marina                         CA   93933                    FUNB     Hospitality       Limited Service
   71    Arlington Heights              IL   60005                    FUNB     Hospitality       Limited Service
   78    Columbus                       OH   43228                    FUNB     Hospitality       Limited Service
   93    Youngtown                      AZ   85363                    FUNB     Hospitality       Limited Service
   51    Mesa                           AZ   85210                    FUNB     Hospitality       Limited Service
   85    Camarillo                      CA   93010                    FUNB     Hospitality       Limited Service
   70    San Diego                      CA   92101                    FUNB     Multifamily        Conventional
  141    Ontario                        CA   91764                    FUNB     Multifamily        Conventional
   43    Sacramento                     CA   95833                    FUNB     Multifamily        Conventional
   15    Dover                          DE   19903                    FUNB        Retail            Anchored
  116    Jackson                        CA   95642                    FUNB     Multifamily        Conventional
   76    Portsmouth                     VA   23707                    FUNB        Retail            Anchored
   17    Newport News                   VA   23606                    FUNB     Hospitality        Full Service
   18    Orlando                        FL   32822    Ceebraid-3      FUNB     Multifamily        Conventional
  155    Buena Park                     CA   90621                    FUNB     Multifamily        Conventional
  118    Palmdale                       CA   93551                    FUNB        Retail           Unanchored
   87    Philadelphia                   PA   19111                    FUNB     Multifamily        Conventional
  131    Hyattsville                    MD   20780                    FUNB     Multifamily        Conventional
  143    Suwanee                        GA   30174                    FUNB        Retail           Unanchored
  130    Las Vegas                      NV   89121    L&B Harmon      FUNB        Retail           Unanchored
   53    Philadelphia                   PA   19153      Penrose       FUNB        Retail            Anchored
   52    Philadelphia                   PA   19153      Penrose       FUNB        Retail            Anchored
   90    Hickory                        NC   28601                    MLMC        Retail            Anchored
  112    Saint Paul                     MN   55106                    FUNB     Multifamily        Conventional
   82    Alexandria                     VA   22304                    FUNB      Industrial   Warehouse/Distribution
   57    Pueblo                         CO   81008                    MLMC        Retail            Anchored
   19    Virginia Beach                 VA   23454                    FUNB        Retail            Anchored
  148    Royersford                     PA   19468                    FUNB     Multifamily        Conventional
   21    Hastings                       NE   68901        RUB         MLMC        Retail            Anchored
   26    Scottsbluff                    NE   69361        RUB         MLMC        Retail            Anchored
   94    Hurricane                      WV   25526                    FUNB     Multifamily         Section 42
   11    Miami                          FL   33172    Ceebraid-3      FUNB     Multifamily        Conventional
   86    Jacksonville                   FL   32250                    MLMC        Retail            Anchored
   91    Charleston                     WV   25311                    FUNB     Multifamily        Conventional
  114    Lynnwood                       WA   98036                    FUNB        Retail           Unanchored
  153    Louisville                     KY   40217                    FUNB        Office
  124    Van Nuys                       CA   91405                    FUNB     Multifamily        Conventional
  151    Austin                         TX   78745                    FUNB        Retail           Unanchored
   23    Bartlett                       IL   60103                    FUNB        Retail            Anchored
  149    Grambling                      LA   71245                    FUNB     Multifamily        Conventional
   20    Ashwaubenon                    WI   54304                    FUNB        Retail            Anchored
   34    Jonesboro                      GA   30236                    FUNB     Multifamily        Conventional
                                    CUT-OFF       % OF
                  ORIGINAL           DATE       AGGREGATE
                    LOAN             LOAN        CUT-OFF                                             MATURITY
 CONTROL           AMOUNT           BALANCE        DATE           ORIGINATION       FIRST PAY        DATE OR         MORTGAGE
  NUMBER            ($)               ($)        BALANCE              DATE            DATE             ARD           RATE (%)
-------------------------------------------------------------------------------------------------------------------------------
   37            8,176,000         8,167,424      0.92%          09/17/1999       11/01/1999      10/01/2009        8.2500%
   66            4,350,000         4,342,932      0.49%          09/08/1999       11/01/1999      10/01/2009        8.7400%
   100           2,301,000         2,298,878      0.26%          10/26/1999       12/01/1999      11/01/2009        8.8000%
    7           18,525,000        18,379,303      2.08%          04/27/1999       07/01/1999      06/01/2009        8.3750%
   144           1,100,000         1,098,235      0.12%          09/01/1999       10/01/1999      09/01/2009        8.4700%
   123           1,750,000         1,719,971      0.19%          11/10/1998       01/01/1999      12/01/2008        8.0000%
   128           1,580,000         1,579,018      0.18%          10/21/1999       12/01/1999      11/01/2009        8.3750%
   13           12,800,000        12,800,000      1.45%          06/30/1999       08/01/1999      07/01/2009        7.9200%
   59            5,084,000         5,074,767      0.57%          08/23/1999       10/01/1999      09/01/2007        7.9700%
   104           2,250,000         2,245,301      0.25%          08/09/1999       10/01/1999      09/01/2009        7.3800%
   41            7,600,000         7,425,616      0.84%          12/24/1997       02/01/1998      12/01/2004        8.2350%
   146             983,000           981,333      0.11%          08/16/1999       10/01/1999      09/01/2009        8.2500%
   103           2,250,000         2,245,578      0.25%          08/05/1999       10/01/1999      09/01/2009        8.5000%
   54            5,510,000         5,506,600      0.62%          10/14/1999       12/01/1999      11/01/2009        8.4100%
   126           1,502,000         1,502,000      0.17%          12/06/1999       02/01/2000      01/01/2010        8.5000%
   95            2,500,000         2,495,695      0.28%          08/09/1999       10/01/1999      09/01/2009        8.1875%
   31           10,000,000         9,982,918      1.13%          09/01/1999       10/01/1999      09/01/2004        8.2200%
   63            4,739,000         4,730,394      0.53%          08/23/1999       10/01/1999      09/01/2007        7.9700%
   73            3,750,000         3,747,451      0.42%          10/20/1999       12/01/1999      11/01/2009        8.6250%
   24           11,120,000        11,097,416      1.25%          08/12/1999       10/01/1999      09/01/2009        7.5000%
   79            3,167,437         3,167,437      0.36%          10/22/1999       12/01/1999      11/01/2008        7.2500%
   50            6,354,000         6,342,461      0.72%          08/23/1999       10/01/1999      09/01/2007        7.9700%
   137           1,275,000         1,271,807      0.14%          08/04/1999       10/01/1999      09/01/2009        8.8750%
   48            7,358,253         6,725,989      0.76%          05/29/1998       12/01/1998      06/01/2016        7.2350%
   71            4,251,216         3,885,927      0.44%          05/29/1998       12/01/1998      06/01/2016        7.2350%
   78            3,471,990         3,173,657      0.36%          05/29/1998       12/01/1998      06/01/2016        7.2350%
   93            2,781,538         2,542,532      0.29%          05/29/1998       12/01/1998      06/01/2016        7.2350%
   51            6,579,027         6,013,720      0.68%          05/29/1998       12/01/1998      06/01/2016        7.2350%
   85            3,166,219         2,894,159      0.33%          05/29/1998       12/01/1998      06/01/2016        7.2350%
   70            3,917,000         3,912,857      0.44%          09/14/1999       11/01/1999      10/01/2009        8.2200%
   141           1,191,000         1,190,280      0.13%          10/18/1999       12/01/1999      11/01/2009        8.5100%
   43            7,048,000         7,032,066      0.79%          07/30/1999       09/01/1999      08/01/2009        8.0000%
   15           12,800,000        12,778,404      1.44%          09/01/1999       10/01/1999      10/01/2009        8.2700%
   116           1,875,000         1,873,864      0.21%          10/26/1999       12/01/1999      11/01/2009        8.5000%
   76            3,300,000         3,294,576      0.37%          08/17/1999       10/01/1999      09/01/2009        8.3750%
   17           12,600,000        12,292,171      1.39%          12/18/1997       02/01/1998      12/01/2004        7.8850%
   18           12,000,000        12,000,000      1.35%          10/15/1999       12/01/1999      11/01/2009        8.0300%
   155             612,000           612,000      0.07%          11/03/1999       01/01/2000      12/01/2009        8.5000%
   118           1,800,000         1,796,887      0.20%          08/13/1999       10/01/1999      09/01/2009        8.1700%
   87            2,890,000         2,886,859      0.33%          09/30/1999       11/01/1999      10/01/2004        8.1200%
   131           1,430,000         1,427,473      0.16%          07/30/1999       09/01/1999      08/01/2009        8.8750%
   143           1,110,000         1,108,395      0.13%          08/20/1999       10/01/1999      09/01/2009        8.8750%
   130           1,475,000         1,474,108      0.17%          10/14/1999       12/01/1999      11/01/2009        8.5100%
   53            5,625,000         5,614,859      0.63%          08/19/1999       10/01/1999      09/01/2009        8.0000%
   52            5,880,000         5,869,399      0.66%          08/19/1999       10/01/1999      09/01/2009        8.0000%
   90            2,730,000         2,698,874      0.30%          05/29/1998       07/01/1998      06/01/2008        8.5800%
   112           1,920,000         1,916,744      0.22%          08/26/1999       10/01/1999      09/01/2009        8.2500%
   82            3,070,000         3,063,302      0.35%          08/31/1999       10/01/1999      09/01/2009        8.2600%
   57            5,306,300         5,306,300      0.60%          11/03/1999       01/01/2000      12/01/2009        8.2500%
   19           11,900,000        11,900,000      1.34%          09/13/1999       11/01/1999      10/01/2009        8.1300%
   148             900,000           899,082      0.10%          09/08/1999       11/01/1999      10/01/2009        8.3500%
   21           11,550,000        11,550,000      1.30%          11/04/1999       01/01/2000      12/01/2009        8.6250%
   26           10,600,000        10,600,000      1.20%          11/04/1999       01/01/2000      12/01/2009        8.1250%
   94            2,538,000         2,531,624      0.29%          08/01/1999       09/01/1999      08/01/2014        8.3750%
   11           13,600,000        13,600,000      1.54%          10/15/1999       12/01/1999      11/01/2009        8.0300%
   86            2,890,000         2,890,000      0.33%          11/09/1999       01/01/2000      12/01/2009        8.4375%
   91            2,600,000         2,598,384      0.29%          10/29/1999       12/01/1999      11/01/2009        8.3750%
   114           1,900,000         1,896,637      0.21%          09/27/1999       11/01/1999      10/01/2009        8.3200%
   153             770,000           767,419      0.09%          07/21/1999       09/01/1999      08/01/2009        8.6250%
   124           1,708,000         1,706,938      0.19%          10/21/1999       12/01/1999      11/01/2009        8.3750%
   151             863,000           860,839      0.10%          08/17/1999       10/01/1999      09/01/2009        8.8750%
   23           11,462,000        11,439,528      1.29%          08/11/1999       10/01/1999      09/01/2009        7.6500%
   149             900,000           898,567      0.10%          08/30/1999       10/01/1999      09/01/2009        8.5000%
   20           11,775,000        11,775,000      1.33%          08/18/1999       10/01/1999      09/01/2009        8.1900%
   34            8,892,000         8,872,825      1.00%          09/09/1999       10/01/1999      08/01/2009        7.2080%
                                                                                                                    Maturity
                                      Original   Remaining                                                            Date
                                       Term to    Term to                Original   Remaining      Annual            or ARD
              Loan         Interest    Maturity   Maturity   Remaining    Amort.      Amort.         P&I             Balloon
Control  Administrative    Accrual      or ARD     or ARD    IO Period     Term        Term       Payments           Balance    ARD
 Number   Cost Rate (%)     Method      (Mos.)     (Mos.)      (Mos.)     (Mos.)      (Mos.)      ($)(1)(2)            ($)     Loans
------------------------------------------------------------------------------------------------------------------------------------
   37        0.0523%      Actual/360     120        118          0          360        358         737,082.72       7,357,215
   66        0.0523%      Actual/360     120        118          0          300        298         428,804.40       3,661,723
  100        0.0523%      Actual/360     120        119          0          300        299         227,949.00       1,939,587
   7         0.0523%      Actual/360     120        114          0          264        258       1,863,628.56      13,992,174
  144        0.0523%      Actual/360     120        117          0          360        357         101,216.04         994,701
  123        0.0523%      Actual/360     120        108          0          264        252         170,865.12       1,307,825
  128        0.0523%      Actual/360     120        119          0          360        359         144,109.68       1,425,596
   13        0.0523%      Actual/360     120        115          7          360        360       1,118,508.00      11,618,105
   59        0.0523%      Actual/360     96          93          0          360        357         446,379.84       4,688,919
  104        0.0523%      Actual/360     120        117          0          360        357         186,574.32       1,981,940
   41        0.0523%      Actual/360     83          60          0          300        277         718,152.60       6,823,058
  146        0.0523%      Actual/360     120        117          0          360        357          88,619.40         884,419
  103        0.0523%      Actual/360     120        117          0          336        333         210,936.84       1,983,417
   54        0.0523%      Actual/360     120        119          0          360        359         504,194.28       4,975,522
  126        0.0523%      Actual/360     120        120          0          300        300         145,134.12       1,255,669
   95        0.0523%      Actual/360     120        117          0          360        357         224,063.16       2,246,009
   31        0.0523%      Actual/360     60          57          0          360        357         898,990.32       9,599,997
   63        0.0523%      Actual/360     96          93          0          360        357         416,088.60       4,370,728
   73        0.0523%      Actual/360     120        119          0          360        359         354,024.72       3,338,811
   24        0.0523%      Actual/360     120        117          0          360        357         933,031.80       9,824,987
   79        0.0523%      Actual/360     108        107          47         360        360         259,290.12       3,009,465
   50        0.0523%      Actual/360     96          93          0          360        357         557,887.08       5,860,226
  137        0.0523%      Actual/360     120        117          0          300        297         127,089.96       1,076,973
   48        0.1973%        30/360       216        198          0          270        252              Steps       2,328,121
   71        0.1973%        30/360       216        198          0          270        252              Steps       1,345,067
   78        0.1973%        30/360       216        198          0          270        252              Steps       1,098,523
   93        0.1973%        30/360       216        198          0          270        252              Steps         880,067
   51        0.1973%        30/360       216        198          0          270        252              Steps       2,081,577
   85        0.1973%        30/360       216        198          0          270        252              Steps       1,001,779
   70        0.0523%      Actual/360     120        118          0          360        358         352,134.48       3,522,268
  141        0.0523%      Actual/360     120        119          0          360        359         109,994.40       1,077,919
   43        0.0523%      Actual/360     120        116          0          360        356         620,588.76       6,305,134
   15        0.0523%      Actual/360     121        118          0          360        357       1,156,105.92      11,504,745
  116        0.0523%      Actual/360     120        119          0          360        359         173,005.56       1,696,591
   76        0.0523%      Actual/360     120        117          0          360        357         300,988.56       2,977,639
   17        0.0523%      Actual/360     83          60          0          300        277       1,155,490.92      11,240,556
   18        0.0523%      Actual/360     120        119          11         360        360       1,059,634.08      10,913,074
  155        0.0523%      Actual/360     120        120          0          360        360          56,469.00         553,860
  118        0.0523%      Actual/360     120        117          0          360        357         161,060.40       1,616,463
   87        0.0523%      Actual/360     60          58          0          360        358         257,376.60       2,771,777
  131        0.0523%      Actual/360     120        116          0          360        356         136,532.64       1,305,115
  143        0.0523%      Actual/360     120        117          0          360        357         105,979.92       1,012,826
  130        0.0523%      Actual/360     120        119          0          360        359         136,223.16       1,334,953
   53        0.0523%      Actual/360     120        117          0          360        357         495,291.12       5,031,180
   52        0.0523%      Actual/360     120        117          0          360        357         517,744.32       5,259,260
   90        0.0523%        30/360       120        102          0          360        342         253,752.00       2,422,614
  112        0.0523%      Actual/360     120        117          0          360        357         173,091.84       1,727,450
   82        0.0523%      Actual/360     120        117          0          330        327         283,004.04       2,669,648
   57        0.0523%      Actual/360     120        120          0          360        360         483,797.88       4,690,268
   19        0.1023%      Actual/360     120        118          16         360        360       1,060,785.84      10,930,547
  148        0.0523%      Actual/360     120        118          0          360        358          81,897.24         811,748
   21        0.0523%      Actual/360     120        120          0          360        360       1,090,510.32      10,283,549
   26        0.0523%      Actual/360     120        120          0          360        360         955,083.48       9,345,933
   94        0.0523%        30/360       180        176          0          360        356         231,487.56       1,973,615
   11        0.0523%      Actual/360     120        119          11         360        360       1,200,918.60      12,368,151
   86        0.0523%      Actual/360     120        120          0          360        360         268,164.60       2,563,906
   91        0.0523%      Actual/360     120        119          0          360        359         237,142.56       2,345,916
  114        0.0523%      Actual/360     120        118          0          300        298         180,834.36       1,580,889
  153        0.0523%      Actual/360     120        116          0          300        296          75,182.88         646,166
  124        0.0523%      Actual/360     120        119          0          360        359         155,784.36       1,541,087
  151        0.0523%      Actual/360     120        117          0          300        297          86,022.48         728,962
   23        0.0523%      Actual/360     120        117          0          360        357         975,894.36      10,165,136
  149        0.0523%      Actual/360     120        117          0          360        357          83,042.64         814,400
   20        0.0523%      Actual/360     120        117          33         360        360       1,055,585.52      11,045,635
   34        0.0523%      Actual/360     119        116          0          361        358         724,294.20       7,818,384

                                                                                            CUT-OFF     LTV RATIO
                                                                                             DATE          AT
                                                                    UNDERWRITTEN              LTV       MATURITY
 CONTROL        PREPAYMENT                APPRAISED    APPRAISAL      NET CASH     DSCR (X)  RATIO        OR ARD        YEAR
  NUMBER        PROVISIONS                VALUE ($)      DATE       FLOW ($)(6)   (4)(5)(6)  (5)(6)       (3)(6)        BUILT
----------------------------------------------------------------------------------------------------------------------------------
    37     L(2.17),D(7.58),O(.25)         11,200,000  07/01/1999       1,068,711    1.45      72.9%        65.7%         1988
    66     L(2),D(7.75),O(.25)             7,200,000  07/22/1999         621,803    1.45      60.3%        50.9%         1997
   100     L(4),D(5.75),O(.25)             3,440,000  08/25/1999         349,406    1.53      66.8%        56.4%         1994
    7      L(2.5),D(6.92),O(.58)          27,000,000  03/01/1999       3,153,720    1.69      68.1%        51.8%         1984
   144     L(4),D(5.75),O(.25)             2,000,000  06/15/1999         135,315    1.34      54.9%        49.7%         1978
   123     L(3),D(6.67),O(.33)             2,900,000  08/17/1998         234,692    1.37      59.3%        45.1%         1994
   128     L(4),D(5.75),O(.25)             2,150,000  07/01/1999         172,917    1.20      73.4%        66.3%         1962
    13     L(4),D(5.75),O(.25)            16,000,000  06/02/1999       1,327,010    1.20      80.0%        72.6%         1997
    59     L(4),D(3.75),O(.25)             7,130,000  07/08/1999         558,437    1.25      71.2%        65.8%         1986
   104     L(4),D(6)                       3,400,000  05/03/1999         243,305    1.30      66.0%        58.3%         1969
    41     L(3.92),YM1%(2.75),O(.25)      14,000,000  08/10/1999       1,189,145    1.66      53.0%        48.7%         1972
   146     L(4),D(5.75),O(.25)             1,300,000  06/16/1999         106,359    1.20      75.5%        68.0%         1999
   103     L(4),D(5.75),O(.25)             3,700,000  05/12/1999         290,306    1.38      60.7%        53.6%         1989
    54     L(4),D(5.75),O(.25)             7,400,000  05/20/1999         633,238    1.26      74.4%        67.2%         1988
   126     L(4),D(5.75),O(.25)             2,750,000  09/15/1999         213,493    1.47      54.6%        45.7%         1953
    95     L(4),D(5.75),O(.25)             3,100,000  06/10/1999         293,793    1.31      80.5%        72.5%         1977
    31     L(2.25),D(2.5),O(.25)          12,500,000  07/08/1999       1,082,859    1.20      79.9%        76.8%         1984
    63     L(4),D(3.75),O(.25)             6,820,000  07/08/1999         502,392    1.21      69.4%        64.1%         1986
    73     L(2.08),D(7.33),O(.58)          6,800,000  09/07/1999         637,387    1.80      55.1%        49.1%         1988
    24     L(4),D(5.75),O(.25)            13,900,000  06/02/1999       1,118,252    1.20      79.8%        70.7%         1977
    79     L(2.08),D(6.67),O(.25)          5,600,000  09/29/1998         409,557    1.58      56.6%        53.7%         1993
    50     L(4),D(3.75),O(.25)             8,450,000  07/09/1999         707,510    1.27      75.1%        69.4%         1982
   137     L(4),D(5.75),O(.25)             1,700,000  04/27/1999         165,212    1.30      74.8%        63.4%         1969
    48     L(2),YM(16)                     7,460,000  04/02/1998         579,883    1.00      90.2%        31.2%         1985
    71     L(2),YM(16)                     4,310,000  05/20/1998         335,026    1.00      90.2%        31.2%         1988
    78     L(2),YM(16)                     3,520,000  03/19/1998         273,618    1.00      90.2%        31.2%         1985
    93     L(2),YM(16)                     2,820,000  03/29/1998         219,205    1.00      90.2%        31.2%         1966
    51     L(2),YM(16)                     6,670,000  03/28/1998         518,475    1.00      90.2%        31.2%         1982
    85     L(2),YM(16)                     3,210,000  04/01/1998         249,521    1.00      90.2%        31.2%         1970
    70     L(4),D(5.75),O(.25)             5,250,000  06/16/1999         422,599    1.20      74.5%        67.1%         1999
   141     L(4),D(5.75),O(.25)             1,740,000  08/03/1999         134,893    1.23      68.4%        61.9%         1987
    43     L(4),D(5.75),O(.25)            10,200,000  06/11/1999         744,744    1.20      68.9%        61.8%         1985
    15     L(4),D(5.83),O(.25)            16,000,000  05/27/1999       1,389,199    1.20      79.9%        71.9%         1989
   116     L(3),D(6.75),O(.25)             2,500,000  08/12/1999         240,700    1.39      75.0%        67.9%         1985
    76     L(4),D(5.75),O(.25)             4,400,000  09/01/1999         384,583    1.28      74.9%        67.7%         1999
    17     L(3.83),YM1%(2.84),O(.25)      18,800,000  08/17/1999       1,669,617    1.44      65.4%        59.8%         1989
    18     L(4),D(5.75),O(.25)            15,000,000  08/12/1999       1,329,434    1.25      80.0%        72.8%         1974
   155     L(4),D(5.75),O(.25)               870,000  08/09/1999          70,593    1.25      70.3%        63.7%         1983
   118     L(2.25),D(7.5),O(.25)           2,810,000  05/29/1999         210,879    1.31      63.9%        57.5%         1998
    87     L(4),D(.75),O(.25)              3,600,000  06/03/1999         310,197    1.21      80.2%        77.0%         1968
   131     L(4),D(5.75),O(.25)             1,850,000  04/23/1999         170,652    1.25      77.2%        70.5%         1963
   143     L(4),D(5.75),O(.25)             1,595,000  04/09/1999         140,411    1.32      69.5%        63.5%         1999
   130     L(4),D(5.75),O(.25)             2,425,000  05/21/1999         177,275    1.30      60.8%        55.0%         1986
    53     L(2.25),D(7.50),O(.25)          7,500,000  06/22/1999         598,491    1.21      74.9%        67.1%         1978
    52     L(2.25),D(7.50),O(.25)          9,000,000  06/22/1999         686,034    1.33      65.2%        58.4%         1984
    90     L(3.5),D(6.5)                   2,880,000  04/10/1998         253,752    1.00      93.7%        84.1%         1998
   112     L(4),D(5.75),O(.25)             2,500,000  07/14/1999         241,376    1.39      76.7%        69.1%         1966
    82     L(3),D(7)                       4,550,000  06/29/1999         361,570    1.28      67.3%        58.7%         1975
    57     L(2),D(7.67),O(.33)             7,100,000  09/16/1999         601,690    1.24      74.7%        66.1%         1976
    19     L(4),D(5.75),O(.25)            14,900,000  08/01/1999       1,301,789    1.23      79.9%        73.4%         1990
   148     L(4),D(5.75),O(.25)             1,200,000  07/27/1999         107,428    1.31      74.9%        67.6%         1972
    21     L(2),D(7.67),O(.33)            15,500,000  09/28/1999       1,414,348    1.30      74.5%        66.3%         1968
    26     L(2),D(7.67),O(.33)            13,250,000  09/27/1999       1,256,293    1.32      80.0%        70.5%         1986
    94     L(10),1%(5)                     2,820,000  06/19/1999         269,534    1.16      89.8%        70.0%         1998
    11     L(4),D(5.75),O(.25)            16,775,000  08/25/1999       1,466,187    1.22      80.0%        73.7%         1972
    86     L(2),D(7.67),O(.33)             3,800,000  08/24/1999         351,535    1.31      76.1%        67.5%         1988
    91     L(4),D(5.75),O(.25)             3,700,000  07/20/1999         324,586    1.37      70.2%        63.4%         1988
   114     L(4),D(5.75),O(.25)             2,900,000  06/30/1999         235,176    1.30      65.4%        54.5%         1964
   153     L(4),D(5.75),O(.25)             1,200,000  06/06/1999          98,524    1.31      64.0%        53.8%         1947
   124     L(4),D(5.75),O(.25)             2,150,000  07/01/1999         186,940    1.20      79.4%        71.7%         1974
   151     L(4),D(5.75),O(.25)             1,300,000  06/14/1999         112,364    1.31      66.2%        56.1%         1984
    23     L(4),D(5.75),O(.25)            14,300,000  05/30/1999       1,169,727    1.20      80.0%        71.1%         1999
   149     L(4),D(5.75),O(.25)             1,150,000  07/30/1999          99,454    1.20      78.1%        70.8%         1997
    20     L(3),D(6.5),O(.5)              16,000,000  07/01/1999       1,266,614    1.20      73.6%        69.0%         1990
    34     L(4),YM1%(5.67),O(.25)         11,400,000  08/10/1999         892,720    1.23      77.8%        68.6%         1998

                                              CUT-OFF
                                             DATE LOAN
                                               AMOUNT
 CONTROL      YEAR       NUMBER    UNIT OF   PER (UNIT)   OCCUPANCY      OCCUPANCY
  NUMBER    RENOVATED  OF (UNITS)  MEASURE     ($) (6)     RATE (%)      AS OF DATE                     LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
    37                    134       Rooms      60,951         NAP           NAP
    66                     80       Rooms      54,287         NAP           NAP
   100                     69       Rooms      33,317         NAP           NAP
    7                     180       beds       102,107       98.9%        11/22/99
   144                   12,775    Sq. Ft.      85.97        84.3%       07/28/1999   Gonluco, Inc
   123                     54       Rooms      31,851         NAP           NAP
   128                     50       Units      31,580        98.0%       09/20/1999
    13                    200       Units      64,000        94.0%       09/17/1999
    59                    147       Units      34,522        98.0%       07/23/1999
   104                    133       Units      16,882        95.5%       06/03/1999
    41        1997         79       Rooms      93,995         NAP           NAP
   146                     11       Units      89,212        100.0%      08/02/1999
   103                   22,350    Sq. Ft.     100.47        100.0%      08/05/1999   Esprit de Corp
    54                  139,705    Sq. Ft.      39.42        100.0%      08/31/1999   Gero Vita International
   126        1989       34,000    Sq. Ft.      44.18        100.0%      10/22/1999   State of Oregon Dept.Human Resources,
                                                                                           Adult and Family Services
    95                     77       Units      32,412        98.7%       05/25/1999
    31                    348       Units      28,687        99.1%       09/29/1999
    63                    144       Units      32,850        97.9%       07/23/1999
    73        1995        175       Rooms      21,414         NAP           NAP
    24                    204       Units      54,399        99.0%       07/28/1999
    79                   74,849    Sq. Ft.      42.32        100.0%      10/20/1999   Kash N Karry
    50                    248       Units      25,574        97.6%       07/23/1999
   137        1976       47,325    Sq. Ft.      26.87        98.8%       06/28/1999   Pilgreens South, Inc.
    48        1996        126       Rooms      53,381         NAP           NAP       Motel 6
    71                    144       Rooms      26,986         NAP           NAP       Motel 6
    78                    118       Rooms      26,895         NAP           NAP       Motel 6
    93        1994         62       Rooms      41,009         NAP           NAP       Motel 6
    51                    162       Rooms      37,122         NAP           NAP       Motel 6
    85        1994         82       Rooms      35,295         NAP           NAP       Motel 6
    70                     36       Units      108,690       97.2%       09/13/1999
   141                     48       Units      24,798        91.7%       07/20/1999
    43                    264       Units      26,637        96.2%       06/01/1999
    15        1998      191,855    Sq. Ft.      66.60        100.0%      08/27/1999   Acme Markets
   116        1987         56       Units      33,462        98.0%       07/19/1999
    76                   38,200    Sq. Ft.      86.25        100.0%      08/20/1999   Food Lion
    17        1998        183       Rooms      67,170         NAP           NAP
    18        1997        346       Units      34,682        99.7%       09/07/1999
   155                     9        Units      68,000        100.0%      09/01/1999
   118                   15,250    Sq. Ft.     117.83        100.0%      11/09/1999   Woody's Unfinished Furniture
    87                    124       Units      23,281        92.7%       09/08/1999
   131                     52       Units      27,451        98.0%       06/01/1999
   143                   11,200    Sq. Ft.      98.96        100.0%      08/17/1999   Fajita's Cantina
   130                   25,738    Sq. Ft.      57.27        96.1%       09/01/1999   The Millenium
    53                   82,868    Sq. Ft.      67.76        100.0%      10/05/1999   ACME Supermarket
    52                  155,601    Sq. Ft.      37.72        85.7%       10/05/1999   KMart
    90                   26,040    Sq. Ft.     103.64        100.0%         NAP       PetSmart
   112        1995         96       Units      19,966        96.9%       08/24/1999
    82                   76,296    Sq. Ft.      40.15        98.6%       08/26/1999   Nationwide Furniture
    57                  106,264    Sq. Ft.      49.94        96.7%       10/28/1999   King Soopers
    19                  235,349    Sq. Ft.      50.56        97.5%       05/31/1999   Food Lion
   148                     29       Units      31,003        100.0%      08/01/1999
    21        1993      325,175    Sq. Ft.      35.52        91.0%       10/04/1999   K-Mart
    26                  204,527    Sq. Ft.      51.83        95.9%       10/04/1999   Herberger's
    94                     80       Units      31,645        97.5%       05/31/1999
    11        1998        275       Units      49,455        100.0%      08/24/1999
    86                   48,265    Sq. Ft.      59.88        100.0%      10/19/1999   Beall's
    91                     72       Units      36,089        100.0%      10/15/1999
   114        1996       29,664    Sq. Ft.      63.94        100.0%      06/01/1999   The Breaking Point
   153        1999       15,872    Sq. Ft.      48.35        89.4%       06/17/1999   Shelby Post Office
   124                     57       Units      29,946        96.5%       09/20/1999
   151                   18,022    Sq. Ft.      47.77        100.0%      06/30/1999   Rishell Enterprises
    23                   96,613    Sq. Ft.     118.41        95.7%       08/11/1999   Dominick's Finer Foods
   149                     12       Units      74,881        100.0%      08/10/1999
    20        1998      218,978    Sq. Ft.      53.77        92.8%       07/30/1999   Shawano Foodland
    34                    190       Units      46,699        95.8%       08/25/1999

                     LARGEST                                                                        2ND      2ND           2ND
           LARGEST    TENANT      LARGEST                                                         LARGEST  LARGEST       LARGEST
 CONTROL    TENANT     % OF       TENANT                                                          TENANT    TENANT       TENANT
  NUMBER    SQ. FT     NRA       EXP. DATE   2ND LARGEST TENANT                                   SQ. FT   % OF NRA     EXP. DATE
-----------------------------------------------------------------------------------------------------------------------------------
    37
    66
   100
    7
   144      3,160     24.7%     04/30/2005   Leslie's Poolmart                                    2,790     21.8%      10/31/2000
   123
   128
    13
    59
   104
    41
   146
   103      6,500     29.1%     06/30/2002   Geoffrey Beene                                       4,500     20.1%      06/24/2000
    54      36,193    25.9%     07/31/2001   Southern Wine & Spirits                              33,022    23.6%      07/31/2001
   126      34,000    100.0%    12/31/2006
    95
    31
    63
    73
    24
    79      47,955    64.1%     05/01/2013   Fashion Bug                                          9,040     12.1%      01/01/2004
    50
   137      13,205    27.9%     12/11/2003   Video 2C                                             9,150     19.3%      09/30/2001
    48      31,956    100.0%    05/31/2016
    71      26,470    100.0%    05/31/2016
    78      38,685    100.0%    05/31/2016
    93      16,720    100.0%    05/31/2016
    51      40,881    100.0%    05/31/2016
    85      20,482    100.0%    05/31/2016
    70
   141
    43
    15      57,820    30.1%     10/31/2014   TJX Companies, Inc.  (TJ Maxx)                       46,133    24.0%      04/30/2014
   116
    76      33,000    86.4%     02/01/2019   Blockbuster Video                                    5,200     13.6%      08/31/2004
    17
    18
   155
   118      7,650     50.2%     04/30/2009   A.V. Mattress Gallery                                2,500     16.4%      04/30/2009
    87
   131
   143      3,500     31.3%     03/01/2004   Karate Studio                                        2,100     18.8%      09/30/2002
   130      5,770     22.4%     06/30/2003   Creekside Home Health                                3,000     11.7%      11/30/2001
    53      32,200    38.9%     05/30/2004   Rite Aid                                             6,000     7.2%       02/28/2004
    52      95,378    61.3%     03/31/2014   Fashion Bug                                          15,000    9.6%       01/31/2004
    90      26,040    100.0%    05/31/2018
   112
    82      12,600    16.5%     05/31/2002   Don Allen Service Center                             12,600    16.5%      03/31/2004
    57      50,937    47.9%     10/31/2006   Jo-Ann Fabrics                                       12,000    11.3%      12/31/2001
    19      56,000    23.8%     12/31/2019   Phar-Mor                                             53,200    22.6%      07/31/2005
   148
    21      91,266    28.1%     11/30/2018   Herbergers                                           52,950    16.3%      01/31/2002
    26      72,699    35.5%     01/31/2013   JC Penny                                             22,556    11.0%      08/04/2002
    94
    11
    86      11,165    23.1%     07/31/2008   Scottys                                              8,100     16.8%      06/26/2001
    91
   114      8,060     27.2%     12/01/2004   City Of Lynnwood                                     4,175     14.1%      03/01/2000
   153      6,459     40.7%     07/31/2018   Prestige Management                                  2,000     12.6%      10/10/2003
   124
   151      3,962     22.0%     02/28/2003   Coffman Pet Corral                                   3,196     17.7%      01/01/2004
    23      65,613    67.9%     01/13/2019   Hallmark                                             5,500     5.7%       02/28/2004
   149
    20      46,034    21.0%     06/30/2010   Stein Mart, Inc.                                     37,694    17.2%      09/30/2008
    34

                                                                                                                 Largest
                                                                                                               Affiliated
                                                         3rd       3rd        3rd                               Sponsors
                                                       Largest   Largest    Largest                                Flag
 Control                                                Tenant    Tenant     Tenant                            (> than of
  Number   3rd Largest Tenant                           Sq. Ft   % of NRA  Exp. Date       Lockbox             3% of Pool)
-----------------------------------------------------------------------------------------------------------------------------------
    37                                                                                 Hard - Springing   Zenith Management Co.
    66
   100
    7                                                                                   Hard - Day 1
   144     Encino Yamaha Music School                   2,000     15.7%    04/30/2004
   123
   128
    13                                                                                 Soft - Springing    The Olen Companies
    59                                                                                                  Merry Land Properties, Inc.
   104
    41                                                                                 Soft - Springing
   146
   103     Noritake                                     4,135     18.5%    07/01/2001
    54     WMS Gaming, Inc.                             26,809    19.2%    01/31/2000
   126
    95
    31                                                                                  Hard - Day 1        Alliance Holdings
    63                                                                                                  Merry Land Properties, Inc.
    73
    24
    79     Dollar Tree                                  3,320      4.4%    06/01/2000
    50                                                                                                  Merry Land Properties, Inc.
   137     South State Police Benevolent                4,952     10.5%    01/31/2000
    48                                                                                  Hard - Day 1
    71                                                                                  Hard - Day 1
    78                                                                                  Hard - Day 1
    93                                                                                  Hard - Day 1
    51                                                                                  Hard - Day 1
    85                                                                                  Hard - Day 1
    70
   141
    43
    15     Toys "R" Us                                  32,690    17.0%    10/31/2018
   116
    76
    17                                                                                 Soft - Springing
    18                                                                                                    Ceebraid-Signal Corp.
   155
   118     Sally's Beauty Supply                        1,600     10.5%    05/31/2004
    87
   131
   143     Valais Investments                           2,100     18.8%    09/30/2002
   130     Bookkeeping & Tax                            3,000     11.7%    01/31/2003
    53     Spain's Cards & Gifts                        4,800      5.8%    06/30/2004
    52     Blockbuster Video                            7,500      4.8%    03/31/2001
    90                                                                                  Hard - Day 1
   112
    82     MAACO (owner space)                          8,400     11.0%    02/28/2006
    57     Peter Piper Pizza                            8,000      7.5%    11/30/2000
    19     Portside Imports                             40,000    17.0%    01/31/2004
   148
    21     Sunmart                                      30,000     9.2%    06/09/2003
    26     First International                          12,857     6.3%    09/13/2011
    94
    11                                                                                                    Ceebraid-Signal Corp.
    86     Dick's Wings                                 3,100      6.4%    06/30/2006
    91                                                                                 Hard - Springing
   114     Jose Aguilar                                 3,600     12.1%    02/01/2002
   153     Tupperware (4 Seasons)                       1,554      9.8%    10/10/2003
   124
   151     E-Z Serve                                    2,350     13.0%    11/30/2003
    23     Sportatan                                    3,700      3.8%    11/30/2005
   149
    20     Dunham's Discount Sports                     27,322    12.5%    01/31/2005
    34

                                 FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 1999-C4
ANNEX A-1
                               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

 CONTROL
  NUMBER   PROPERTY NAME                                       ADDRESS
-------------------------------------------------------------------------------------------------------------------------------
    42     Summit Place                                        2181 Dunlap Street
   156     Sunset Cove Apts.                                   619, 625, 631 SE 13th Ave.
    46     Target @ 290/MoPac                                  5073 U.S. Highway 290 West
   102     Taylor and Lypar Buildings                          312-316 and 331-339 Park Avenue
  102.1    Taylor Building                                     312-316 Park Avenue
  102.2    Lypar Building                                      331-339 Park Avenue
    65     The Boatyard Shopping Center                        101 - 187 Boatyard Drive
   127     The Chambers Apartments                             980 King Avenue
    64     The Colony Apartments                               1101 Southwest Parkway
   142     The Exchange Center                                 201 W. Main Street
    38     The Gateway Office Building                         17 East Sir Francis Drake Boulevard
    89     The Palisade Apartments                             4540 MacArthur Boulevard, NW
    72     The Timbers Apartments                              1516 E. Irving Boulevard
    9      Tiburon Apartments                                  15411 Preston Road
    60     Tunbridge                                           274 Glen Riddle Road
    10     Tustin Plaza                                        13681-13771 Newport Avenue
    96     University Commons                                  100 Victoria Court
    99     Varsity Park Apartments                             301-329 15th Street NW
   134     Ventura Apartments                                  1000 MacDade Boulevard
    2      Warner Marketplace                                  6600 Canoga Boulevard
    1      Washington REIT Portfolio                           Various
   1.1     Munson Hill Towers                                  6129 Leesburg Pike
   1.2     Country Club Towers                                 2400 South Glebe Road
   1.3     Roosevelt Towers                                    500 North Roosevelt Boulevard
   1.4     Park Adams Apartments                               2000 North Adams Street
   1.5     The Ashby Apartments at McLean                      1350 Beverly Road
   107     Watertower Place                                    1035 Pleasant Street
   111     West Oaks Office Building                           6302 Broadway Blvd.
    30     West Sahara Promenade                               8125-8145 W. Sahara Avenue
    83     Western Parcel Express                              13790 Stowe Drive
    74     Westgate Plaza Shopping Center                      3300 Westgate Drive
    97     Whispering Pines/Bel Aire MHP Portfolio             3653 South Pacific Highway and 93 Northridge Terrace Road
   97.1    Whispering Pines Mobile Home Park                   93 Northridge Terrace Road
   97.2    Bel Aire Mobile Home Park                           3653 South Pacific Highway
    29     Whitehall Crossing                                  3000 West Third Street
    35     Windsor Place                                       101 Bridgeton Road
    75     Winnetka Square                                     19930-19960 Ventura Boulevard
    55     Wood Ranch Shopping Center                          525 - 593 County Club Drive
   120     Woodcrest Apartments                                4915 26th Street West
    14     Woodinville Towne Center                            NE 175th and NE 140th
    67     Woods of Filmore                                    622 Filmore St.

                                                         CROSS
                                                    COLLATERALIZED                                                   Credit
                                                       AND CROSS    MORTGAGE                          SPECIFIC        Lease
 CONTROL                                      ZIP      DEFAULTED      LOAN       GENERAL              PROPERTY         Loan
 NUMBER  CITY                          STATE  CODE    GROUP CODE     SELLER    PROPERTY TYPE            TYPE           Flag
-----------------------------------------------------------------------------------------------------------------------------
   42    North Charleston               SC   29406                    FUNB     Multifamily        Conventional
  156    Cape Coral                     FL   33990                    FUNB     Multifamily        Conventional
   46    Austin                         TX   78749                    FUNB        Retail            Anchored
  102    Winter Park                    FL   32789                    FUNB      Mixed Use         Retail/Office
 102.1   Winter Park                    FL   32789                    FUNB      Mixed Use         Retail/Office
 102.2   Winter Park                    FL   32789                    FUNB      Mixed Use         Retail/Office
   65    Fort Bragg                     CA   95437                    FUNB        Retail            Anchored
  127    Columbus                       OH   43212                    FUNB     Multifamily        Conventional
   64    College Station                TX   77840                    FUNB     Multifamily        Conventional
  142    Charlottesville                VA   22902                    FUNB      Mixed Use         Retail/Office
   38    Larkspur                       CA   94939                    FUNB        Office
   89    Washington                     DC   20007                    FUNB     Multifamily        Conventional
   72    Irving                         TX   75060                    FUNB     Multifamily        Conventional
   9     Dallas                         TX   75248                    FUNB     Multifamily        Conventional
   60    Middleton Township             PA   19037                    FUNB     Multifamily        Conventional
   10    Tustin                         CA   92780                    FUNB        Retail            Anchored
   96    Newark                         DE   19711                    FUNB     Multifamily        Conventional
   99    Charlottesville                VA   22903                    FUNB     Multifamily        Conventional
  134    Chester                        PA   19013                    FUNB     Multifamily        Conventional
   2     Canoga Park                    CA   91303                    FUNB        Retail            Anchored
   1     Various                        VA          Various           FUNB     Multifamily        Conventional
  1.1    Falls Church                   VA   22044                    FUNB     Multifamily        Conventional
  1.2    Arlington                      VA   22206                    FUNB     Multifamily        Conventional
  1.3    Falls Church                   VA   22044                    FUNB     Multifamily        Conventional
  1.4    Arlington                      VA   22201                    FUNB     Multifamily        Conventional
  1.5    McLean                         VA   22101                    FUNB     Multifamily        Conventional
  107    Beloit                         WI   53511                    FUNB     Multifamily         Section 42
  111    Pearland                       TX   77581                    MLMC        Office
   30    Las Vegas                      NV   89117                    FUNB        Retail            Anchored
   83    Poway                          CA   92064                    MLMC      Industrial   Warehouse/Distribution
   74    Durham                         NC   27707                    FUNB        Retail            Anchored
   97    Medford                        OR   97501                    FUNB         MHC
  97.1   Medford                        OR   97501                    FUNB         MHC
  97.2   Medford                        OR   97501                    FUNB         MHC
   29    Bloomington                    IN   47402                    FUNB        Retail            Anchored
   35    Goose Creek                    SC   29445                    FUNB     Multifamily        Conventional
   75    Woodland Hills                 CA   91364                    FUNB        Retail           Unanchored
   55    Simi Valley                    CA   93065                    FUNB        Retail            Anchored
  120    Bradenton                      FL   34207                    FUNB     Multifamily        Conventional
   14    Woodinville                    WA   98072                    FUNB        Retail            Anchored
   67    Orange Park                    FL   32065                    MLMC     Multifamily        Conventional

                                    CUT-OFF       % OF
                  ORIGINAL           DATE       AGGREGATE
                    LOAN             LOAN        CUT-OFF                                             MATURITY
 CONTROL           AMOUNT           BALANCE        DATE           ORIGINATION       FIRST PAY        DATE OR         MORTGAGE
  NUMBER            ($)               ($)        BALANCE              DATE            DATE             ARD           RATE (%)
-------------------------------------------------------------------------------------------------------------------------------
   42            7,079,000         7,066,145      0.80%          08/23/1999       10/01/1999      09/01/2007        7.9700%
   156             575,000           574,113      0.06%          08/09/1999       10/01/1999      09/01/2009        8.6250%
   46            7,000,000         6,986,789      0.79%          08/18/1999       10/01/1999      09/01/2009        7.8100%
   102           2,250,000         2,246,529      0.25%          08/25/1999       10/01/1999      09/01/2009        8.6250%
  102.1
  102.2
   65            4,500,000         4,497,148      0.51%          10/06/1999       12/01/1999      11/01/2009        8.2800%
   127           1,600,000         1,598,435      0.18%          09/30/1999       11/01/1999      10/01/2009        8.5000%
   64            4,650,000         4,640,337      0.52%          07/28/1999       09/01/1999      08/01/2009        8.3100%
   142           1,175,000         1,175,000      0.13%          11/03/1999       01/01/2000      12/01/2004        8.7500%
   38            8,150,000         8,134,433      0.92%          08/03/1999       10/01/1999      09/01/2009        7.7600%
   89            2,800,000         2,800,000      0.32%          09/13/1999       11/01/1999      10/01/2009        8.0000%
   72            3,880,000         3,877,768      0.44%          10/27/1999       12/01/1999      11/01/2009        8.7500%
    9           15,415,000        15,388,668      1.74%          09/01/1999       10/01/1999      09/01/2004        8.2200%
   60            5,000,000         4,989,845      0.56%          08/12/1999       10/01/1999      09/01/2009        7.5000%
   10           14,550,000        14,523,577      1.64%          08/06/1999       10/01/1999      09/01/2009        7.9700%
   96            2,500,000         2,495,214      0.28%          08/19/1999       10/01/1999      09/01/2009        7.7500%
   99            2,378,000         2,373,842      0.27%          08/05/1999       10/01/1999      09/01/2009        8.1250%
   134           1,398,000         1,395,161      0.16%          08/12/1999       10/01/1999      09/01/2009        7.5000%
    2           28,000,000        27,981,213      3.16%          10/22/1999       12/01/1999      11/01/2009        8.0000%
    1           50,000,000        50,000,000      5.65%          09/27/1999       11/01/1999      10/01/2009        7.1400%
   1.1
   1.2
   1.3
   1.4
   1.5
   107           2,100,000         2,079,220      0.23%          05/04/1998       07/01/1998      05/01/2016        8.3800%
   111           2,000,000         1,997,624      0.23%          09/22/1999       11/01/1999      10/01/2009        8.3750%
   30           10,000,000         9,993,623      1.13%          10/19/1999       12/01/1999      11/01/2009        8.2500%
   83            3,000,000         2,997,920      0.34%          10/21/1999       12/01/1999      11/01/2009        8.5000%
   74            3,500,000         3,470,580      0.39%          08/10/1999       10/01/1999      09/01/2014        8.1250%
   97            2,457,000         2,452,834      0.28%          08/31/1999       10/01/1999      09/01/2009        8.2500%
  97.1
  97.2
   29           10,000,000        10,000,000      1.13%          08/31/1999       10/01/1999      09/01/2009        8.0500%
   35            8,640,000         8,624,386      0.97%          08/23/1999       10/01/1999      09/01/2011        7.9900%
   75            3,400,000         3,394,334      0.38%          08/24/1999       10/01/1999      09/01/2009        8.3200%
   55            5,500,000         5,483,388      0.62%          08/10/1999       10/01/1999      10/01/2009        7.8750%
   120           1,742,500         1,739,732      0.20%          08/10/1999       10/01/1999      09/01/2009        8.5100%
   14           12,800,000        12,786,313      1.44%          09/29/1999       11/01/1999      10/01/2004        8.1800%
   67            4,150,000         4,139,238      0.47%          07/30/1999       09/01/1999      08/01/2009        8.0000%

                                 885,738,326

                                                                                                                    Maturity
                                      Original   Remaining                                                            Date
                                       Term to    Term to                Original   Remaining      Annual            or ARD
              Loan         Interest    Maturity   Maturity   Remaining    Amort.      Amort.         P&I             Balloon
Control  Administrative    Accrual      or ARD     or ARD    IO Period     Term        Term       Payments           Balance    ARD
 Number   Cost Rate (%)     Method      (Mos.)     (Mos.)      (Mos.)     (Mos.)      (Mos.)      ($)(1)(2)            ($)     Loans
------------------------------------------------------------------------------------------------------------------------------------
   42        0.0523%      Actual/360     96          93          0          360        357         621,542.64       6,528,887
  156        0.0523%      Actual/360     120        117          0          360        357          53,667.48         521,777
   46        0.0523%      Actual/360     120        117          0          360        357         605,272.80       6,232,420
  102        0.0523%      Actual/360     120        117          0          360        357         210,003.24       2,041,733
 102.1
 102.2
   65        0.0523%      Actual/360     120        119          0          360        359         406,823.40       4,051,360
  127        0.0523%      Actual/360     120        118          0          360        358         147,631.44       1,448,063
   64        0.0523%      Actual/360     120        116          0          360        356         421,562.76       4,190,335
  142        0.0523%      Actual/360     60          60          0          360        360         110,924.76       1,133,822
   38        0.0523%      Actual/360     120        117          0          360        357         701,327.16       7,247,467
   89        0.0523%      Actual/360     120        118          16         360        360         246,544.92       2,565,472
   72        0.0523%      Actual/360     120        119          0          360        359         366,287.76       3,530,475
   9         0.0523%      Actual/360     60          57          0          360        357       1,385,793.60      14,798,395
   60        0.0523%      Actual/360     120        117          0          360        357         419,528.76       4,417,709
   10        0.0523%      Actual/360     120        117          0          360        357       1,277,503.32      13,004,660
   96        0.0523%      Actual/360     120        117          0          360        357         214,923.72       2,222,605
   99        0.0523%      Actual/360     120        117          0          360        357         211,878.96       2,133,272
  134        0.0523%      Actual/360     120        117          0          360        357         117,300.24       1,235,191
   2         0.0523%      Actual/360     120        119          0          360        359       2,465,448.96      25,043,113
   1         0.0523%        30/360       120        118         118         NA          NA       3,570,000.00      50,000,000
  1.1
  1.2
  1.3
  1.4
  1.5
  107        0.0523%      Actual/360     215        197          0          360        342         191,627.16       1,552,456
  111        0.0523%      Actual/360     120        118          0          360        358         184,506.60       1,772,169
   30        0.0523%      Actual/360     120        119          0          360        359         901,519.92       8,996,760
   83        0.0523%      Actual/360     120        119          0          360        359         279,965.52       2,664,701
   74        0.0523%      Actual/360     180        177          0          180        177         404,410.56          85,005
   97        0.0523%      Actual/360     120        117          0          360        357         221,503.44       2,210,597
  97.1
  97.2
   29        0.0523%      Actual/360     120        117          27         360        360         884,703.84       9,305,295
   35        0.0523%      Actual/360     144        141          0          360        357         760,044.48       7,435,662
   75        0.0523%      Actual/360     120        117          0          360        357         308,526.84       3,063,990
   55        0.0523%      Actual/360     121        118          0          300        297         503,945.64       4,505,221
  120        0.0523%      Actual/360     120        117          0          360        357         160,928.04       1,577,126
   14        0.0623%      Actual/360     60          58          0          360        358       1,146,395.52      12,283,803
   67        0.0523%      Actual/360     120        116          0          360        356         369,513.96       3,649,685

                                                                                            CUT-OFF     LTV RATIO
                                                                                             DATE          AT
                                                                    UNDERWRITTEN              LTV       MATURITY
 CONTROL        PREPAYMENT                APPRAISED    APPRAISAL      NET CASH     DSCR (X)  RATIO        OR ARD        YEAR
  NUMBER        PROVISIONS                VALUE ($)      DATE       FLOW ($)(6)   (4)(5)(6)  (5)(6)       (3)(6)        BUILT
----------------------------------------------------------------------------------------------------------------------------------
    42     L(4),D(3.75),O(.25)             9,300,000  07/06/1999         745,343    1.20      76.0%        70.2%         1985
   156     L(4),D(5.75),O(.25)               760,000  06/17/1999          67,213    1.25      75.5%        68.7%         1986
    46     L(4),D(5.75),O(.25)             9,100,000  06/14/1999         744,920    1.23      76.8%        68.5%         1998
   102     L(4),D(5.75),O(.25)             3,085,000  06/25/1999         274,974    1.31      72.8%        66.2%       Various
  102.1                                    1,575,000  06/25/1999         157,520                                         1926
  102.2                                    1,510,000  06/25/1999         117,454                                         1950
    65     L(4),D(5.75),O(.25)             5,700,000  07/16/1999         494,892    1.22      78.9%        71.1%         1985
   127     L(4),D(5.75),O(.25)             2,310,000  03/19/1999         184,585    1.25      69.2%        62.7%         1963
    64     L(4),D(5.5),O(.5)               6,000,000  12/08/1998         543,996    1.29      77.3%        69.8%         1972
   142     L(4),D(.75),O(.25)              1,625,000  09/08/1999         138,394    1.25      72.3%        69.8%         1920
    38     L(3),YM1%(6.75),O(.25)         11,800,000  06/22/1999         884,212    1.26      68.9%        61.4%         1991
    89     L(3),D(6.75),O(.25)             3,500,000  07/14/1999         300,142    1.22      80.0%        73.3%         1954
    72     L(3),D(6.75),O(.25)             4,850,000  10/15/1999         446,296    1.22      80.0%        72.8%      1964; 1970
    9      L(2.25),D(2.5),O(.25)          22,200,000  07/06/1999       1,663,069    1.20      69.3%        66.7%         1980
    60     L(4),D(5.75),O(.25)             6,250,000  06/02/1999         520,047    1.24      79.8%        70.7%         1971
    10     L(4),D(5.67),O(.33)            18,200,000  06/07/1999       1,677,874    1.31      79.8%        71.5%         1986
    96     L(4),D(5.75),O(.25)             3,350,000  05/29/1999         289,115    1.35      74.5%        66.3%         1989
    99     L(4),D(5.75),O(.25)             3,181,500  05/03/1999         254,302    1.20      74.6%        67.1%      1958; 1969
   134     L(4),D(5.75),O(.25)             1,775,000  06/02/1999         141,969    1.21      78.6%        69.6%         1973
    2      L(2.08),D(7.67),O(.25)         36,600,000  05/27/1999       2,975,633    1.21      76.5%        68.4%         1999
    1      L(2.17),D(7.58),O(.25)         94,500,000   Various         7,542,515    2.11      52.9%        52.9%       Various
   1.1                                    19,200,000  08/16/1999       1,643,562                                         1963
   1.2                                    14,100,000  08/13/1999       1,100,809                                         1963
   1.3                                    15,200,000  08/16/1999       1,205,372                                         1964
   1.4                                    17,500,000  08/13/1999       1,393,016                                         1962
   1.5                                    28,500,000  08/17/1999       2,199,755                                         1982
   107     L(15),O(2.92)                   2,610,000  03/10/1998         224,392    1.17      79.7%        59.5%         1995
   111     L(2.17),D(7.5),O(.33)           2,675,000  04/26/1999         230,126    1.25      74.7%        66.2%         1999
    30     L(4),D(5.75),O(.25)            12,525,000  05/21/1999       1,122,645    1.25      79.8%        71.8%         1999
    83     L(2.08),D(7.58),O(.33)          4,125,000  08/25/1999         355,751    1.27      72.7%        64.6%         1999
    74     L(3),D(11.75),O(.25)            5,650,000  06/21/1999         468,546    1.16      61.4%        1.5%          1986
    97     L(4),D(5.75),O(.25)             3,300,000  06/25/1999         274,727    1.24      74.3%        67.0%       Various
   97.1                                    1,839,823  06/25/1999         183,118                                         1995
   97.2                                    1,460,177  06/25/1999         128,554                                         1969
    29     L(4),D(5.75),O(.25)            12,800,000  06/22/1999       1,061,277    1.20      78.1%        72.7%         1999
    35     L(4),D(7.75),O(.25)            10,800,000  07/06/1999         940,536    1.24      79.9%        68.8%         1985
    75     L(4),D(5.75),O(.25)             4,900,000  06/23/1999         401,819    1.30      69.3%        62.5%         1985
    55     L(3),D(6.75),O(.33)             9,180,000  05/13/1999         790,296    1.57      59.7%        49.1%         1992
   120     L(4),D(5.75),O(.25)             2,100,000  06/02/1999         197,729    1.23      82.8%        75.1%         1979
    14     L(2),D(2.75),O(.25)            16,455,000  07/07/1999       1,377,343    1.20      77.7%        74.7%         1986
    67     L(2.33),D(7.33),O(.33)          5,500,000  07/16/1999         491,552    1.33      75.3%        66.4%         1985

                                              CUT-OFF
                                             DATE LOAN
                                               AMOUNT
 CONTROL      YEAR       NUMBER    UNIT OF   PER (UNIT)   OCCUPANCY      OCCUPANCY
  NUMBER    RENOVATED  OF (UNITS)  MEASURE     ($) (6)     RATE (%)      AS OF DATE                     LARGEST TENANT
------------------------------------------------------------------------------------------------------------------------------------
    42                    226       Units      31,266        96.0%       07/23/1999
   156                     18       Units      31,895        100.0%      06/01/1999
    46                   62,088    Sq. Ft.     112.53        94.6%       06/21/1999   Office Depot, Inc.
   102                   13,762    Sq. Ft.     163.24        100.0%      03/01/1999   PJ Abramson, Inc.
  102.1                  8,244     Sq. Ft.                   100.0%      03/01/1999   PJ Abramson, Inc.
  102.2                  5,518     Sq. Ft.                   100.0%      03/01/1999   Cigarz
    65                   76,471    Sq. Ft.      58.81        93.5%       09/09/1999   Harvest Market
   127                    112       Units      14,272        94.6%       09/30/1999
    64        1997        200       Units      23,202        98.0%       09/21/1999
   142        1999       15,084    Sq. Ft.      77.90        100.0%      09/10/1999   Southern Environmental Law Center
    38                   41,655    Sq. Ft.     195.28        100.0%      07/27/1999   Marin Community Foundation
    89        1995         59       Units      47,458        98.3%       08/23/1999
    72        1999        170       Units      22,810        94.1%       10/04/1999
    9                     362       Units      42,510        94.5%       07/20/1999
    60                    114       Units      43,771        99.1%       07/13/1999
    10                   91,411    Sq. Ft.     158.88        93.8%       06/24/1999   Office Depot
    96                     32       Units      77,975        100.0%      08/18/1999
    99        1997         95       Units      24,988        98.0%       06/03/1999
   134                     48       Units      29,066        91.7%       05/26/1999
    2                   158,947    Sq. Ft.     176.04        100.0%      11/18/1999   Bed, Bath & Beyond
    1                    1,146      Units      43,630        96.3%        Various
   1.1                    279       Units                    96.1%       07/27/1999
   1.2                    227       Units                    96.5%       07/28/1999
   1.3                    190       Units                    97.9%       07/16/1999
   1.4                    200       Units                    96.0%       07/27/1999
   1.5                    250       Units                    95.2%       07/27/1999
   107                     77       Units      27,003        89.6%       10/22/1999
   111                   24,994    Sq. Ft.      79.92        100.0%      10/12/1999   First Comm. Bank
    30                   87,604    Sq. Ft.     114.08        98.3%       11/17/1999   Stein Mart
    83                   61,777    Sq. Ft.      48.53        100.0%         NAP       Western Parcel Express
    74                  194,479    Sq. Ft.      17.85        100.0%      05/01/1999   Circuit City (36,746 SF subleased
                                                                                           to Stein Mart)
    97       Various      113       Pads       21,707        93.8%       06/29/1999
   97.1                    63       Pads                     98.4%       06/29/1999
   97.2       1997         50       Pads                     88.0%       06/29/1999
    29                  130,267    Sq. Ft.      76.77        100.0%      08/01/1999   TJ Maxx
    35                    224       Units      38,502        95.1%       07/23/1999
    75        1996       29,536    Sq. Ft.     114.92        90.8%       08/11/1999   Southern Island Chinese Cuisine
    55                   71,735    Sq. Ft.      76.44        100.0%      06/30/1999   Ralph's Grocery Co.
   120                     62       Units      28,060        100.0%      06/01/1999
    14                  120,566    Sq. Ft.     106.05        99.3%       09/15/1999   Quality Food Center (Krogers)
    67                    116       Units      35,683        96.6%       06/24/1999

                     LARGEST                                                                        2ND      2ND           2ND
           LARGEST    TENANT      LARGEST                                                         LARGEST  LARGEST       LARGEST
 CONTROL    TENANT     % OF       TENANT                                                          TENANT    TENANT       TENANT
  NUMBER    SQ. FT     NRA       EXP. DATE   2ND LARGEST TENANT                                   SQ. FT   % OF NRA     EXP. DATE
-----------------------------------------------------------------------------------------------------------------------------------
    42
   156
    46      30,000    48.3%     12/31/2008   Boot Town, Inc.                                      13,448    21.7%      03/31/2009
   102      2,300     16.7%     03/01/2001   Dr. GF Pileggi, DDS                                  2,139     15.5%      02/01/2002
  102.1     2,300     27.9%     03/01/2001   Dr. GF Pileggi, DDS                                  2,139     25.9%      02/28/2002
  102.2     1,165     21.1%     11/30/2003   Always April                                         1,151     20.9%      02/28/2002
    65      29,670    38.8%     05/31/2010   Rite Aid                                             18,160    23.7%      05/31/2009
   127
    64
   142      9,027     59.8%     03/31/2003   Claiborne's                                          6,057     40.2%      12/15/2014
    38      11,997    28.8%     06/30/2001   Banyan Securities Company, L.P.                      9,428     22.6%      03/31/2001
    89
    72
    9
    60
    10      23,259    25.4%     12/31/2014   Garden Fresh Restaurant DBA Souplantation            7,468     8.2%       07/30/2006
    96
    99
   134
    2       42,031    26.4%     01/31/2015   Sportmart                                            35,948    22.6%      05/31/2014
    1
   1.1
   1.2
   1.3
   1.4
   1.5
   107
   111      3,782     15.1%     07/01/2004   Michael Smith, DDS                                   3,678     14.7%      07/01/2004
    30      34,000    38.8%     03/31/2009   Family Music Centers                                 10,800    12.3%      04/04/2009
    83      61,777    100.0%    08/31/2012
    74      85,882    44.2%     07/31/2007   Toys "R" Us                                          47,300    24.3%      09/30/2010
    97
   97.1
   97.2
    29      30,000    23.0%     11/07/2003   Goody's Family Apparel                               27,900    21.4%      11/05/2008
    35
    75      3,300     11.2%     06/30/2004   Baja Fresh Mexican Grill                             2,465     8.3%       12/31/2008
    55      46,402    64.7%     05/31/2006   Century 21 Hilltop                                   4,000     5.6%       08/31/2007
   120
    14      36,000    29.9%     09/30/2011   UW Physicians                                        9,000     7.5%       05/31/2007
    67

                                                                                                                 Largest
                                                                                                               Affiliated
                                                         3rd       3rd        3rd                               Sponsors
                                                       Largest   Largest    Largest                                Flag
 Control                                                Tenant    Tenant     Tenant                            (> than of
  Number   3rd Largest Tenant                           Sq. Ft   % of NRA  Exp. Date       Lockbox             3% of Pool)
-----------------------------------------------------------------------------------------------------------------------------------
    42                                                                                                 Merry Land Properties, Inc.
   156
    46     Castle Dental Centers                        3,000      4.8%    07/31/2004
   102     Victorian Joy                                1,955     14.2%    09/01/2002
  102.1    Victorian Joy                                1,955     23.7%    09/01/2002
  102.2    Sim's Jewelry                                 705      12.8%    04/30/2002
    65     Systems Network                              3,982      5.2%    03/31/2003
   127
    64
   142
    38     Smith Barney                                 7,500     18.0%    05/01/2003
    89
    72
    9                                                                                   Hard - Day 1        Alliance Holdings
    60
    10     Aaron Brothers Art Mart (Michael's)          6,130      6.7%    02/28/2007
    96
    99
   134
    2      Good Guys                                    28,967    18.2%    05/31/2014   Hard - Day 1         J.H. Snyder Co.
    1                                                                                                        Washington REIT
   1.1                                                                                                       Washington REIT
   1.2                                                                                                       Washington REIT
   1.3                                                                                                       Washington REIT
   1.4                                                                                                       Washington REIT
   1.5                                                                                                       Washington REIT
   107
   111     R. West Dev.                                 3,665     14.7%    09/15/2002
    30     Pretty Party Place                           10,080    11.5%    02/18/2003
    83                                                                                  Hard - Day 1
    74     Drug Emporium                                30,463    15.7%    07/31/2002
    97
   97.1
   97.2
    29     Office Depot                                 25,666    19.7%    01/01/2014
    35                                                                                                 Merry Land Properties, Inc.
    75     Radio Shack                                  1,887      6.4%    12/31/2003
    55     Basilico Italian Restaurant                  2,888      4.0%    10/31/2007
   120
    14     Hallmark                                     5,750      4.8%    01/31/2003
    67

          FOOTNOTES
          ---------

     (1) Six Credit Lease Loans (each of the Motel 6 loans (#48, #51, #71, #78, #85, and #93)) described as "Steps" under "Annual P&I Payments" are subject to specified periodic changes in the amount of debt payments at specified times in the future. Refer to Annex A-2 for these step debt payment schedules.

     (2) One loan (Washington REIT Portfolio (#1)) pays interest only through its loan term until its Final Stated Maturity Date, at which time the entire outstanding loan amount is due.

     (3) With respect to six Credit Lease Loans (each of the Motel 6 loans (#48, #51, #71, #78, #85, and #93)), each such loan has benefit of a residual value insurance policy. The related Balloon Payments may be repaid from the amount paid by the related insurer pursuant to such policies.

     (4) For two loans (Falling Water Apartments (#4) and Horizon Ridge Apartments (#13)), an "evergreen" letter of credit has been pledged by the applicable borrower as additional collateral. The letter of credit will be held until specific sustained operating thresholds are achieved, at which time the letter of credit may be released. The DSCR shown for these loans assumes stabilized net cashflow.

     (5) For two loans (Atriums of Kendall Apartments (#3) and San Marco Apartments (#11)), a cash pledge has been provided by the applicable borrower as additional collateral. The cash pledge will be held until specific sustained operating thresholds are achieved, at which time the cash pledge will be released. The DSCR and Cut-Off Date LTV Ratios shown for Atriums of Kendall Apartments and the Cut-Off Date LTV Ratio shown for San Marco Apartments assumes stabilized net cashflow.

     (6) With respect to the Franklin Mills/Liberty Plaza loan (#12), the Appraised Value, Underwritten Net Cashflow, DSCR, Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, and Cut-Off loan Amount Per
          (Unit) are represented in the aggregate for the entire Mortgaged Property securing both the related Mortgage Note and the Original Franklin Mills Note.

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 1999-C4

ANNEX A-2         DEBT SERVICE PAYMENT SCHEDULES FOR CERTAIN CREDIT LEASE LOANS

Note: For each of the six Motel 6 loans, given their semi-annual pay structure, Pay Period 1 is equal to 7/1/98 and the first payment of debt service is 12/1/98, which represents Pay Period 6 for the each of these loans.

                    MOTEL 6 1026                                                                      MOTEL 6 1048
     LOAN #48         MONTEREY             LOAN #51       MOTEL 6 378 MESA           LOAN #71       ARLINGTON HEIGHTS
----------------------------------     -------------------------------------     --------------------------------------
    PAYMENT PERIOD     PAYMENT ($)        PAYMENT PERIOD         PAYMENT ($)        PAYMENT PERIOD          PAYMENT ($)
                 1           0.00                      1               0.00                      1                0.00
                 6     576,925.67                      6         515,830.32                      6          333,317.64
                 7           0.00                      7               0.00                      7                0.00
                12     463,177.10                     12         414,127.51                     12          267,599.64
                13           0.00                     13               0.00                     13                0.00
                18     360,700.03                     18         322,502.57                     18          208,393.72
                19           0.00                     19               0.00                     19                0.00
                24     332,854.14                     24         297,605.51                     24          192,305.81
                25           0.00                     25               0.00                     25                0.00
                30     365,218.40                     30         326,542.46                     30          211,004.20
                31           0.00                     31               0.00                     31                0.00
                36     329,333.57                     36         294,457.76                     36          190,271.81
                37           0.00                     37               0.00                     37                0.00
                42     363,749.96                     42         325,229.53                     42          210,155.81
                43           0.00                     43               0.00                     43                0.00
                48     328,686.39                     48         293,879.12                     48          189,897.90
                49           0.00                     49               0.00                     49                0.00
                54     374,975.20                     54         335,266.03                     54          216,641.17
                55           0.00                     55               0.00                     55                0.00
                60     320,122.14                     60         286,221.80                     60          184,949.92
                61           0.00                     61               0.00                     61                0.00
                66     370,234.57                     66         331,027.42                     66          213,902.28
                67           0.00                     67               0.00                     67                0.00
                72     328,376.04                     72         293,601.63                     72          189,718.60
                73           0.00                     73               0.00                     73                0.00
                78     344,414.31                     78         307,941.48                     78          198,984.67
                79           0.00                     79               0.00                     79                0.00
                84     359,144.64                     84         321,111.90                     84          207,495.09
                85           0.00                     85               0.00                     85                0.00
                90     288,904.00                     90         258,309.61                     90          166,913.70
                91           0.00                     91               0.00                     91                0.00
                96     409,570.90                     96         366,198.11                     96          236,628.77
                97           0.00                     97               0.00                     97                0.00
               102     263,897.99                    102         235,951.69                    102          152,466.53
               103           0.00                    103               0.00                    103                0.00
               108     359,956.08                    108         321,837.40                    108          207,963.90
               109           0.00                    109               0.00                    109                0.00
               114     242,681.14                    114         216,981.66                    114          140,208.54
               115           0.00                    115               0.00                    115                0.00
               120     324,652.06                    120         290,272.01                    120          187,567.07
               121           0.00                    121               0.00                    121                0.00
               126     247,099.27                    126         220,931.92                    126          142,761.11
               127           0.00                    127               0.00                    127                0.00
               132     319,998.40                    132         286,111.17                    132          184,878.43
               133           0.00                    133               0.00                    133                0.00
               138     252,930.55                    138         226,145.68                    138          146,130.12
               139           0.00                    139               0.00                    139                0.00
               144     316,045.08                    144         282,576.50                    144          182,594.41
               145           0.00                    145               0.00                    145                0.00
               150     247,494.13                    150         221,284.96                    150          142,989.23
               151           0.00                    151               0.00                    151                0.00
               156     322,652.53                    156         288,484.23                    156          186,411.85
               157           0.00                    157               0.00                    157                0.00
               162     235,031.49                    162         210,142.10                    162          135,788.97
               163           0.00                    163               0.00                    163                0.00
               168     334,690.94                    168         299,247.80                    168          193,367.02
               169           0.00                    169               0.00                    169                0.00
               174     225,114.23                    174         201,275.05                    174          130,059.29
               175           0.00                    175               0.00                    175                0.00
               180     323,498.20                    180         289,240.35                    180          186,900.44
               181           0.00                    181               0.00                    181                0.00
               186     341,856.98                    186         305,654.97                    186          197,507.18
               187           0.00                    187               0.00                    187                0.00
               192     196,714.27                    192         175,882.60                    192          113,651.27
               193           0.00                    193               0.00                    193                0.00
               198     518,846.80                    198         463,901.90                    198          299,762.70
               199           0.00                    199               0.00                    199                0.00
               204      88,358.09                    204          79,001.13                    204           51,048.71
               205           0.00                    205               0.00                    205                0.00
               210     284,034.78                    210         253,956.03                    210          164,100.52
               211           0.00                    211               0.00                    211                0.00
               216   2,328,120.79                    216       2,081,577.17                    216        1,345,067.10

                    MOTEL 6 1095                          MOTEL 6 51                              MOTEL 6 22 SUN CITY
     LOAN #78         COLUMBUS             LOAN #85       CAMARILLO            LOAN #93                YOUNGSTOWN
----------------------------------     -------------------------------     ----------------------------------------
    PAYMENT PERIOD     PAYMENT ($)        PAYMENT PERIOD   PAYMENT ($)        PAYMENT PERIOD            PAYMENT ($)
                 1           0.00                      1         0.00                      1                  0.00
                 6     272,222.30                      6   248,248.18                      6            218,087.18
                 7           0.00                      7         0.00                      7                  0.00
                12     218,550.05                     12   199,302.75                     12            175,088.39
                13           0.00                     13         0.00                     13                  0.00
                18     170,196.26                     18   155,207.38                     18            136,350.41
                19           0.00                     19         0.00                     19                  0.00
                24     157,057.18                     24   143,225.44                     24            125,824.22
                25           0.00                     25         0.00                     25                  0.00
                30     172,328.25                     30   157,151.62                     30            138,058.43
                31           0.00                     31         0.00                     31                  0.00
                36     155,396.00                     36   141,710.56                     36            124,493.39
                37           0.00                     37         0.00                     37                  0.00
                42     171,635.37                     42   156,519.76                     42            137,503.34
                43           0.00                     43         0.00                     43                  0.00
                48     155,090.63                     48   141,432.08                     48            124,248.74
                49           0.00                     49         0.00                     49                  0.00
                54     176,932.00                     54   161,349.92                     54            141,746.66
                55           0.00                     55         0.00                     55                  0.00
                60     151,049.59                     60   137,746.92                     60            121,011.32
                61           0.00                     61         0.00                     61                  0.00
                66     174,695.13                     66   159,310.05                     66            139,954.62
                67           0.00                     67         0.00                     67                  0.00
                72     154,944.19                     72   141,298.54                     72            124,131.43
                73           0.00                     73         0.00                     73                  0.00
                78     162,511.85                     78   148,199.72                     78            130,194.15
                79           0.00                     79         0.00                     79                  0.00
                84     169,462.35                     84   154,538.11                     84            135,762.45
                85           0.00                     85         0.00                     85                  0.00
                90     136,319.31                     90   124,313.92                     90            109,210.36
                91           0.00                     91         0.00                     91                  0.00
                96     193,255.98                     96   176,236.27                     96            154,824.39
                97           0.00                     97         0.00                     97                  0.00
               102     124,520.23                    102   113,553.96                    102             99,757.68
               103           0.00                    103         0.00                    103                  0.00
               108     169,845.23                    108   154,887.27                    108            136,069.19
               109           0.00                    109         0.00                    109                  0.00
               114     114,509.06                    114   104,424.46                    114             91,737.38
               115           0.00                    115         0.00                    115                  0.00
               120     153,187.03                    120   139,696.13                    120            122,723.70
               121           0.00                    121         0.00                    121                  0.00
               126     116,593.76                    126   106,325.56                    126             93,407.50
               127           0.00                    127         0.00                    127                  0.00
               132     150,991.20                    132   137,693.68                    132            120,964.54
               133           0.00                    133         0.00                    133                  0.00
               138     119,345.25                    138   108,834.73                    138             95,611.82
               139           0.00                    139         0.00                    139                  0.00
               144     149,125.83                    144   135,992.59                    144            119,470.12
               145           0.00                    145         0.00                    145                  0.00
               150     116,780.07                    150   106,495.46                    150             93,556.76
               151           0.00                    151         0.00                    151                  0.00
               156     152,243.55                    156   138,835.74                    156            121,967.85
               157           0.00                    157         0.00                    157                  0.00
               162     110,899.58                    162   101,132.85                    162             88,845.68
               163           0.00                    163         0.00                    163                  0.00
               168     157,923.87                    168   144,015.81                    168            126,518.56
               169           0.00                    169         0.00                    169                  0.00
               174     106,220.12                    174    96,865.50                    174             85,096.80
               175           0.00                    175         0.00                    175                  0.00
               180     152,642.58                    180   139,199.63                    180            122,287.52
               181           0.00                    181         0.00                    181                  0.00
               186     161,305.17                    186   147,099.63                    186            129,227.44
               187           0.00                    187         0.00                    187                  0.00
               192      92,819.60                    192    84,645.15                    192             74,361.16
               193           0.00                    193         0.00                    193                  0.00
               198     244,817.79                    198   223,257.14                    198            196,132.44
               199           0.00                    199         0.00                    199                  0.00
               204      41,691.75                    204    38,020.04                    204             33,400.78
               205           0.00                    205         0.00                    205                  0.00
               210     134,021.77                    210   122,218.72                    210            107,369.71
               211           0.00                    211         0.00                    211                  0.00
               216   1,098,523.48                    216 1,001,778.52                    216            880,067.11

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 1999-C4

ANNEX A-3         CERTAIN INFORMATION REGARDING MULTIFAMILY MORTGAGED PROPERTIES

 CONTROL
  NUMBER       PROPERTY NAME                                       ADDRESS
---------------------------------------------------------------------------------------------------------------
       135     11548 Magnolia Avenue Apartments                    11548 Magnolia Avenue
      49.1     1890 House                                          1895 Plaza Lane, SW
       115     248 E. 49th St.                                     248 E. 49th St.
       150     5020 Tujunga Avenue Apartments                      5020 Tujunga Avenue
       110     801 Madison, LLC                                    801 Madison Avenue
      49.2     Adams House                                         2280 Campbellton Road, SW
        33     Associated - Gables at White River                  3861 Gable Lane Drive
         5     Associated - KTC Properties                         5987 Thunder Hollow Drive
        47     Associated - Remington Place                        1440 West Kemper Road
        32     Associated - Summer Ridge                           5545 Summer Ridge Blvd.
        27     Associated - The Residence at Christopher Wren      1390 Christopher Wren Drive
         3     Atriums of Kendall Apartments                       8225 SW 152nd Avenue
       121     Breeze Avenue Apartments                            2 Breeze Avenue
        58     Casa de Seville Apartments                          5785 5th Avenue North
       125     Casa Del Mesa Apartments                            3750 N. Fresno Street
       106     Country Club Apartments                             907 Heritage Drive West
       1.2     Country Club Towers                                 2400 South Glebe Road
        40     Creekwood Apartments                                4208 West Pioneer Drive
        39     Enclave at Valley Ranch                             9805 North MacArthur Boulevard
         4     Falling Water Apartments                            1350 Town Center Drive
         6     Hammocks at Long Point                              25 Johnny Mercer Boulevard
        36     Hampton Bay Apartments                              248 East Southwest Parkway
       128     Hollywood Pointe Apartments                         6711 Yucca Street
        13     Horizon Ridge Apartments                            595 South Green Valley Parkway
        59     Huntington                                          505 Mall Boulevard
       104     Independence Square                                 One Maryland Circle
       146     Island Villas                                       981-985 Island Avenue
        95     Linden Court Apartments                             208 East Elizabeth Avenue
        31     MacKenzie Pointe Apartments                         1044 Camino LaCasta
        63     Magnolia Villas                                     205 West Montgomery Cross Road
        24     Media Station                                       340 Media Station Road
        50     Merritt at Woodcrest Apartments                     1811 Sibley Road
        70     Moto Villas                                         721 9th Avenue and 714-724 10th Avenue
       141     MountainGate Apts                                   1072 E. Nocta St.
       1.1     Munson Hill Towers                                  6129 Leesburg Pike
        43     Natomas Village Apartments                          3200 Truxel Road
       116     Oak Manor                                           223 New York Ranch Road
        18     Palm Bay Apartments                                 2019 South Semoran Boulevard
       155     Palm Villas                                         7065 - 7081 9th St
       1.4     Park Adams Apartments                               2000 North Adams Street
        87     Park Chase                                          8118 Verree Road
       131     Park Gardens Apartments                             5110-18 & 5028 Edmonston Road
       112     Phalen Place Apartments                             1088 Barclay Street & Magnolia Avenue
       1.3     Roosevelt Towers                                    500 North Roosevelt Boulevard
       148     Royersford Garden Apartments                        25 N. Fifth St.
        94     Sable Pointe Apartments - Phase I                   145 Sable Pointe Drive
        11     San Marco Apartments                                8842 Fountainbleau Boulevard
        91     Sanctuary Apartments                                1 Crestmont Drive
       124     Somerset Place Apartments                           6645 Sylmar Avenue
       149     Steeple's Glen Apartments                           101 - 119 Maxie Street
        34     Summercourt Apartments Phase II                     6903 Tara Boulevard
        42     Summit Place                                        2181 Dunlap Street
       156     Sunset Cove Apts.                                   619, 625, 631 SE 13th Ave.
       1.5     The Ashby Apartments at McLean                      1350 Beverly Road
       127     The Chambers Apartments                             980 King Avenue
        64     The Colony Apartments                               1101 Southwest Parkway
        89     The Palisade Apartments                             4540 MacArthur Boulevard, NW
        72     The Timbers Apartments                              1516 E. Irving Boulevard
         9     Tiburon Apartments                                  15411 Preston Road
        60     Tunbridge                                           274 Glen Riddle Road
        96     University Commons                                  100 Victoria Court
        99     Varsity Park Apartments                             301-329 15th Street NW
       134     Ventura Apartments                                  1000 MacDade Boulevard
       107     Watertower Place                                    1035 Pleasant Street
        35     Windsor Place                                       101 Bridgeton Road
       120     Woodcrest Apartments                                4915 26th Street West
        67     Woods of Filmore                                    622 Filmore St.

                                                                                        GENERAL
  CONTROL                                                                               PROPERTY
  NUMBER       CITY                           STATE   ZIP CODE  COUNTY                    TYPE
---------------------------------------------------------------------------------------------------
        135    North Hollywood                  CA     91601    Los Angeles           Multifamily
       49.1    Atlanta                          GA     30311    Fulton                Multifamily
        115    New York                         NY     10017    New York              Multifamily
        150    North Hollywood                  CA     91601    Los Angeles           Multifamily
        110    Lakewood                         NJ     08701    Ocean                 Multifamily
       49.2    Atlanta                          GA     30311    Fulton                Multifamily
         33    Indianapolis                     IN     46228    Marion                Multifamily
          5    Toledo                           OH     43615    Lucas                 Multifamily
         47    Forest Park                      OH     45240    Hamilton              Multifamily
         32    Oshtemo Twp                      MI     49009    Kalamazoo             Multifamily
         27    Gahanna                          OH     43230    Franklin              Multifamily
          3    Miami                            FL     33193    Dade                  Multifamily
        121    Venice                           CA     90291    LA                    Multifamily
         58    St. Petersburg                   FL     33710    Pinellas              Multifamily
        125    Fresno                           CA     93726    Fresno                Multifamily
        106    Whitehall                        OH     43213    Franklin              Multifamily
        1.2    Arlington                        VA     22206    Arlington             Multifamily
         40    Irving                           TX     75061    Dallas                Multifamily
         39    Irving                           TX     75063    Dallas                Multifamily
          4    Las Vegas                        NV     89134    Clark                 Multifamily
          6    Wilmington Island                GA     31410    Chatham               Multifamily
         36    Lewisville                       TX     75067    Denton                Multifamily
        128    Hollywood                        CA     90028    Los Angeles           Multifamily
         13    Henderson                        NV     89012    Clark                 Multifamily
         59    Savannah                         GA     31406    Chatham               Multifamily
        104    Whitehall                        PA     18052    Lehigh                Multifamily
        146    San Diego                        CA     92101    San Diego             Multifamily
         95    Linden                           NJ     07036    Union                 Multifamily
         31    Austin                           TX     78752    Travis                Multifamily
         63    Savannah                         GA     31406    Chatham               Multifamily
         24    Upper Providence Township        PA     19063    Delaware              Multifamily
         50    Augusta                          GA     30909    Richmond              Multifamily
         70    San Diego                        CA     92101    San Diego             Multifamily
        141    Ontario                          CA     91764    San Bernadino         Multifamily
        1.1    Falls Church                     VA     22044    Fairfax               Multifamily
         43    Sacramento                       CA     95833    Sacramento            Multifamily
        116    Jackson                          CA     95642    Amador                Multifamily
         18    Orlando                          FL     32822    Orange                Multifamily
        155    Buena Park                       CA     90621    Orange                Multifamily
        1.4    Arlington                        VA     22201    Arlington             Multifamily
         87    Philadelphia                     PA     19111    Philadelphia          Multifamily
        131    Hyattsville                      MD     20780    Prince George         Multifamily
        112    Saint Paul                       MN     55106    Ramsey                Multifamily
        1.3    Falls Church                     VA     22044    Fairfax               Multifamily
        148    Royersford                       PA     19468    Montgomery            Multifamily
         94    Hurricane                        WV     25526    Putnam                Multifamily
         11    Miami                            FL     33172    Dade                  Multifamily
         91    Charleston                       WV     25311    Kanawha               Multifamily
        124    Van Nuys                         CA     91405    Los Angeles           Multifamily
        149    Grambling                        LA     71245    Lincoln               Multifamily
         34    Jonesboro                        GA     30236    Clayton               Multifamily
         42    North Charleston                 SC     29406    Charleston            Multifamily
        156    Cape Coral                       FL     33990    Lee                   Multifamily
        1.5    McLean                           VA     22101    Fairfax               Multifamily
        127    Columbus                         OH     43212    Franklin              Multifamily
         64    College Station                  TX     77840    Brazos                Multifamily
         89    Washington                       DC     20007    District of Columbia  Multifamily
         72    Irving                           TX     75060    Dallas                Multifamily
          9    Dallas                           TX     75248    Dallas                Multifamily
         60    Middleton Township               PA     19037    Delaware              Multifamily
         96    Newark                           DE     19711    New Castle            Multifamily
         99    Charlottesville                  VA     22903    Albemarle             Multifamily
        134    Chester                          PA     19013    Delaware              Multifamily
        107    Beloit                           WI     53511    Rock                  Multifamily
         35    Goose Creek                      SC     29445    Berkeley              Multifamily
        120    Bradenton                        FL     34207    Manatee               Multifamily
         67    Orange Park                      FL     32065    Clay                  Multifamily

                                                       NUMBER
                  SPECIFIC                 UTILITIES     OF       NUMBER    NUMBER     NUMBER    NUMBER
  CONTROL         PROPERTY      ELEVATOR     TENANT    STUDIO    OF 1 BR    OF 2 BR   OF 3 BR   OF 4 BR+
  NUMBER            TYPE        BUILDINGS     PAYS      UNITS     UNITS      UNITS     UNITS      UNITS
----------------------------------------------------------------------------------------------------------
        135     Conventional        N          P         32         12         2         0          0
       49.1     Conventional        N        E,P,C        0         80        96         0          0
        115     Conventional        Y          E          0         4          6         0          1
        150     Conventional        N      W,E,G,P,C     39         1          0         0          0
        110     Conventional        N         P,E         0         32        14         0          0
       49.2     Conventional        N        E,P,C        0         80        72         0          0
         33     Conventional        N          E          0        108        90         30
          5     Conventional        N         E,G         0         0         333       173         0
         47     Conventional        N          E          0        100        118        16         0
         32     Conventional        N          E          0        104        144        0          0
         27     Conventional        N          E          0         64        200        0          0
          3     Conventional        N        E,P,C        0        161        259        29         0
        121     Conventional        Y       G,E,P,C      30         1          0         0          0
         58     Conventional        Y        E,P,C       25        120        47         0          0
        125     Conventional        N       E,G,P,C       0         68        12         0          0
        106     Conventional        N        E,P,C        0        144         0         0          0
        1.2     Conventional        Y          P          0        211        16         0          0
         40     Conventional        N       E, P, C       0        112        120        0          0
         39     Conventional        N       E, P, C       0        216        48         0          0
          4     Conventional        N       E,G,P,C       0        100        88        100         0
          6     Conventional        N      W,E,G,P,C      0        108        164        36         0
         36     Conventional        N       E, P, C       0        224        32         0          0
        128     Conventional        N        E,P,C        9         36         5         0          0
         13     Conventional        N       E,G,P,C       0         64        136        0          0
         59     Conventional        N        E,P,C        0        115        32         0          0
        104     Conventional        Y         E,P         0         45        67         21         0
        146     Conventional        N       E,W,P,C       1         9          1         0          0
         95     Conventional        N       E, P, C       4         49        24         0          0
         31     Conventional        N       E, P, C       0        268        80         0          0
         63     Conventional        N        E,P,C        0         32        72         40         0
         24     Conventional        N        E,P,C        3        153        48         0          0
         50     Conventional        N      W,E,G,P,C      0         56        192        0          0
         70     Conventional        N       E,W,P,C       1         31         4         0          0
        141     Conventional        N         P, C        0         4         44         0          0
        1.1     Conventional        Y          P         35        150        83         11         0
         43     Conventional        N       E,G,P,C       0        104        160        0          0
        116     Conventional        N          P         46         10         0         0          0
         18     Conventional        N        E,P,C        0        182        164        0          0
        155     Conventional        N      G, E, P, C     0         0          9         0          0
        1.4     Conventional        Y          P         13        125        62         0          0
         87     Conventional        N       E, P, C       9         39        76         0          0
        131     Conventional        N        E,C,P        0         13        33         6          0
        112     Conventional        N         E,C         0         48        48         0          0
        1.3     Conventional        Y          P         12         81        84         13         0
        148     Conventional        N          E          0         13        16         0          0
         94      Section 42         N      E,G,W,P,C      0         0          0         80         0
         11     Conventional        Y        E,P,C        0         98        177        0          0
         91     Conventional        N       E,W,P,C       0         0         72         0          0
        124     Conventional        Y        E,P,C        0         57         0         0          0
        149     Conventional        N         P,C         0         0          0         0         12
         34     Conventional        N      E, G, P, C     0         70        108        12         0
         42     Conventional        N        E,P,C        0         48        178        0          0
        156     Conventional        N          0          0         0         18         0          0
        1.5     Conventional        Y       E,G,P,C      30        107        102        11         0
        127     Conventional        N         W,P         0         72        40         0          0
         64     Conventional        N        E,P,C        0         80        120        0          0
         89     Conventional        N          0          9         34        16         0          0
         72     Conventional        N        W,P,E        0         84        70         16         0
          9     Conventional        N       E, P, C       0        244        118        0          0
         60     Conventional        N        E,P,C        0         57        57         0          0
         96     Conventional        N       W,E,P,C       0         1         31         0          0
         99     Conventional        N         P,C        42         13        40         0          0
        134     Conventional        N        E,P,C        1         23        24         0          0
        107      Section 42         N         P,C         2         36        39         0          0
         35     Conventional        N        E,P,C        0         48        176        0          0
        120     Conventional        N          W          1         0         60         1          0
         67     Conventional        N          E          0         0         56         60         0

                  AVERAGE RENT;        AVERAGE RENT;          AVERAGE RENT;        AVERAGE RENT;    AVERAGE RENT;
  CONTROL         RENT RANGES -        RENT RANGES -          RENT RANGES -        RENT RANGES -    RENT RANGES -
  NUMBER          STUDIO UNITS           1 BR UNITS             2 BR UNITS           3 BR UNITS      4+ BR UNITS
--------------------------------------------------------------------------------------------------------------------
        135       495; 490-500          579; 575-585           750; 750-750             NA                NA
       49.1            NA               463;455-475            543;535-550              NA                NA
        115            NA            1,846; 1,700-2,059     2,356; 2,050-3,000          NA           5,049; 5,049
        150       418; 325-495            525; 525                  NA                  NA                NA
        110            NA              708; 630 - 786         766; 714 - 818            NA                NA
       49.2            NA               465;455-475            557;550-565              NA                NA
         33            NA               649; 550-760           752; 740-785        953; 940-970           NA
          5            NA                    NA                592; 415-900        710; 532-950           NA
         47            NA               584; 493-835           686; 375-795        842; 810-875           NA
         32            NA               610; 540-740           687; 630-765             NA                NA
         27            NA               629; 560-740           765; 560-935             NA                NA
          3            NA              703; 645 - 805         738; 685 - 910        910;910-910           NA
        121       836; 695-1045          1250;1250                  NA                  NA                NA
         58       405;395 - 415        475;475 - 475          561;545 - 595             NA                NA
        125            NA                 395; 395               475; 475               NA                NA
        106            NA               350;350-350                 NA                  NA                NA
        1.2            NA               779; 710-875            1100; 1100              NA                NA
         40            NA               573; 519-640           743; 675-900             NA                NA
p
         39            NA               590; 545-685           877; 820-915             NA                NA
          4            NA             921; 875 - 1100        1030; 990 - 1215    1225; 1175 - 1400        NA
          6            NA               691;680-730            837;745-920          985;985-985           NA
         36            NA              612; 534 - 659         764; 759 - 769            NA                NA
        128      450; 425 - 475        575; 540 - 595         750; 725 - 795            NA                NA
         13            NA              775; 755 - 795         880; 870 - 890            NA                NA
         59            NA               634;590-688            757;725-788              NA                NA
        104            NA               479;440-515            551;550-565          620;620-630           NA
        146          595;595          1008; 895 - 1195          1395;1395               NA                NA
         95        525;525-525          645;645-645            745;745-745              NA                NA
         31            NA              579; 540 - 675        802; 740 - 1030            NA                NA
         63            NA               561;561-561            660;647-667          756;756-756           NA
         24        580;580-580          715;700-780            878;860-915              NA                NA
         50            NA               480;480-480            578;540-590              NA                NA
         70      1071; 1071-1071       1155; 795-2000       1534; 1395 - 1650           NA                NA
        141            NA               423; 415-425           559; 550-575             NA                NA
        1.1       754; 740-760          902; 860-990         1082; 1070-1100        1325; 1325            NA
         43            NA              500; 455 - 470         592; 490 - 700            NA                NA
        116      1150;1000-1300          1950;1950                  NA                  NA                NA
         18            NA              495; 450 - 500         615; 610 - 625            NA                NA
        155            NA                    NA               960, 950-1000             NA                NA
        1.4       850; 845-855         972; 970-1000         1211; 1200-1250            NA                NA
         87        433;425-440          503;475-530            588;525-650              NA                NA
        131            NA              542; 550 - 595         652; 660 - 705      740; 775 - 780          NA
        112            NA               495; 450-530           600; 555-650             NA                NA
        1.3         760; 760              880; 880              1075; 1075          1325; 1325            NA
        148            NA               547; 495-554           594; 575-605             NA                NA
         94            NA                    NA                     NA            516; 515 - 550          NA
         11            NA              673; 585 - 780         778; 660 - 825            NA                NA
         91            NA                    NA              583; 575 - 1295            NA                NA
        124            NA              538; 495 - 595               NA                  NA                NA
        149            NA                    NA                     NA                  NA            1140;1140
         34            NA               636; 585-675           742; 705-755          875; 875             NA
         42            NA               505;505-505            570;565-650              NA                NA
        156            NA                    NA                530;466-595              NA                NA
        1.5       860; 858-880        1025; 1004-1057        1376; 1344-1717      1680; 1684-1717         NA
        127            NA                 325;325                355;355                NA                NA
         64            NA              460; 460 - 460         605; 575 - 645            NA                NA
         89      598; 421 - 700        700; 447 - 849        825; 517 - 1050            NA                NA
         72            NA              511; 500 - 535         611; 585 - 660      815; 800 - 820          NA
          9            NA              650; 615 - 675        936; 850 - 1065            NA                NA
         60            NA               720;640-755            795;775-840              NA                NA
         96            NA               595;595-595           1095;1095-1095            NA                NA
         99       410; 315-425          450; 425-460           575; 460-585             NA                NA
        134            NA               547;520-575            605;600-610              NA                NA
        107          440;440            433;420-540            532;498-665              NA                NA
         35            NA               550;550-550            648;635-660              NA                NA
        120         525; 525                 NA                570; 525-610          825; 825             NA
         67            NA                    NA                574; 485-600        657; 635-680           NA

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 1999-C4

ANNEX A-4                                       RESERVE ACCOUNT INFORMATION



                                                             GENERAL              SPECIFIC                        Monthly
 CONTROL                                                     PROPERTY             PROPERTY         CTL             Tax
  NUMBER     PROPERTY NAME                                     TYPE                 TYPE           Flag           Escrow
-------------------------------------------------------------------------------------------------------------------------
       154   1-11 Anderson Avenue                           Mixed Use        Retail/Multifamily                     1,888
       135   11548 Magnolia Avenue Apartments              Multifamily          Conventional                        1,210
        61   14-16 Progress Drive                             Office                                                5,763
        49   1890 House / Adams House Portfolio            Multifamily          Conventional                        6,596
      49.1   1890 House                                    Multifamily          Conventional                        3,539
      49.2   Adams House                                   Multifamily          Conventional                        3,056
       115   248 E. 49th St.                               Multifamily          Conventional                        2,270
        69   3 Shaw's Cove                                    Office                                                7,157
       152   3943 Dixie Highway                               Retail             Unanchored                           119
       129   42nd and Washington                              Retail             Unanchored                         1,960
       140   4304 West Bell Rd                                Retail             Unanchored
       136   465 Winn Way                                     Office           Medical Office                       1,235
       150   5020 Tujunga Avenue Apartments                Multifamily          Conventional                          843
       110   801 Madison, LLC                              Multifamily          Conventional                        2,485
       139   9th & H Building                                 Office                                                1,579
       119   All Seasons Storage                           Self Storage                                               876
        33   Associated - Gables at White River            Multifamily          Conventional                       17,479
         5   Associated - KTC Properties                   Multifamily          Conventional                       31,413
        47   Associated - Remington Place                  Multifamily          Conventional                       25,511
        32   Associated - Summer Ridge                     Multifamily          Conventional                       19,014
        27   Associated - The Residence at Christopher WrenMultifamily          Conventional                       26,119
       147   Atlantic Plaza                                   Retail             Unanchored                         2,570
         3   Atriums of Kendall Apartments                 Multifamily          Conventional                       28,464
         8   Aventura Commons Shopping Center                 Retail              Anchored
        92   Bluffs Shoppng Center                            Retail              Anchored                          3,748
       121   Breeze Avenue Apartments                      Multifamily          Conventional                          837
        45   Carteret Shopping Center                         Retail              Anchored                         24,701
        58   Casa de Seville Apartments                    Multifamily          Conventional                        8,529
       125   Casa Del Mesa Apartments                      Multifamily          Conventional                          855
        98   Center at Blair Park                             Office                                                5,720
       105   Cleve-Hill Medical Park                        Mixed Use          Retail/Office                        3,318
       117   Comfort Inn, McComb, MS                       Hospitality        Limited Service                       1,748
       108   Comfort Inn-Grenada, MS                       Hospitality        Limited Service                       2,076
        88   Comfort Inn-Pearl, MS                         Hospitality        Limited Service                       1,767
       101   Comfort Inn-Southhaven, MS                    Hospitality        Limited Service                       2,020
       132   Contempo Square                                  Retail             Unanchored                         2,548
       106   Country Club Apartments                       Multifamily          Conventional                        4,638
        84   Court Square Building                            Office                                                3,283
        40   Creekwood Apartments                          Multifamily          Conventional                       17,033
        62   CRO Mercantile / Quaker Industrial             Industrial            Various                           5,427
      62.1   CRO Mercantile                                 Industrial            Various
      62.2   CRO Quaker Industrial                          Industrial           Warehouse
        80   Dado Street                                    Industrial              R&D                             3,508
       109   Duckwood Square Shopping Center                  Retail             Unanchored                         6,323
        77   East Towne Plaza Shopping Center                 Retail              Anchored                          2,650
        39   Enclave at Valley Ranch                       Multifamily          Conventional                       21,051
        25   English Creek Shopping Center                    Retail              Anchored                         19,437
         4   Falling Water Apartments                      Multifamily          Conventional                       19,224
       113   Federal Business Center                        Industrial      Warehouse/Distribution                 11,678
       122   Foothill Rialto Shopping Center                  Retail             Unanchored                         1,126
        12   Franklin Mills/Liberty Plaza                     Retail              Anchored
      12.1   Franklin Mills                                   Retail              Anchored
      12.2   Liberty Plaza                                    Retail              Anchored
       145   Freddy's Plaza                                   Retail             Unanchored                         2,290
       133   Gaslight Alley Shopping Center                   Retail             Unanchored                         1,748
        16   Gateway Center                                   Retail              Anchored                          8,166
        28   Grand Court Denver                             Healthcare        Assisted Living                       5,956
       138   Gray Falls Center                                Retail             Unanchored                         2,251
         6   Hammocks at Long Point                        Multifamily          Conventional                       20,796
        36   Hampton Bay Apartments                        Multifamily          Conventional                       15,819
        44   Hampton Inn - Atlanta Airport                 Hospitality        Limited Service                       8,044
                                            INITIAL
                           ANNUAL         DEPOSIT TO
              MONTHLY    DEPOSIT TO         CAPITAL         INITIAL
 CONTROL     INSURANCE   REPLACEMENT     IMPROVEMENTS        TI/LC    TI / LC
  NUMBER       ESCROW      RESERVE          RESERVE         ESCROW    FOOTNOTE
------------------------------------------------------------------------------
       154      582         1,640             273
       135      277        11,500
        61      475         6,500            1,083
        49     2,896       82,000
      49.1     1,590       44,000
      49.2     1,306       38,000
       115      476         2,748
        69      419        13,558            1,130
       152      417          640              107
       129      199         2,039                           69,000
       140      134         1,045
       136      461         3,293
       150      351        10,000
       110      758        11,500
       139      247         3,715             619           60,000
       119      542         9,994
        33                 46,493
         5                 95,501
        47                 41,896
        32                 58,420
        27                 66,000
       147     1,305        3,205             534
         3     6,430       96,984
         8
        92      531         7,870
       121      800         7,750
        45                 24,492                                        a
        58     2,133       55,296
       125      183        20,000
        98      297         9,115            1,519                       a
       105      886         7,044             587                        a
       117      830        31,290
       108      968        34,174
        88     1,159       48,478
       101      911        35,891
       132                  4,212
       106                 25,920
        84      917        21,031            1,753
        40     1,493       58,000
        62     1,990                                        100,000      a
      62.1
      62.2
        80      410         8,268                           175,000
       109      289         2,424
        77      336         8,421
        39     1,539       66,000
        25                 29,184
         4     1,213       72,000
       113                 37,920
       122      247         3,102             259
        12
      12.1
      12.2
       145      509         3,466
       133     1,003        2,201                           100,000
        16     1,109       19,056
        28     3,067       41,223
       138      429         2,016             336
         6     4,017       77,000
        36     1,550       64,000
        44                 109,507

                                                             GENERAL              SPECIFIC                             Monthly
 CONTROL                                                     PROPERTY             PROPERTY              CTL             Tax
  NUMBER     PROPERTY NAME                                     TYPE                 TYPE                Flag           Escrow
-------------------------------------------------------------------------------------------------------------------------------
        22   Hampton Inn - Buckhead                        Hospitality        Limited Service                           12,190
        56   Hampton Inn - Cumberland Mall                 Hospitality        Limited Service                            5,402
        81   Hampton Inn - Jacksonville                    Hospitality        Limited Service                            7,509
        68   Hampton Inn - Raleigh                         Hospitality        Limited Service                            3,220
        37   Hampton Inn - Tampa Airport                   Hospitality        Limited Service                            8,527
        66   Hampton Inn of Livermore                      Hospitality        Limited Service                            9,597
       100   Hampton Inn-Monroe, LA                        Hospitality        Limited Service                            2,423
         7   Harborview                                     Healthcare          Nursing Home                            20,894
       144   Haskell Center                                   Retail             Unanchored                              1,785
       123   Holiday Inn Express - Federal Way             Hospitality        Limited Service                            2,792
       128   Hollywood Pointe Apartments                   Multifamily          Conventional                             1,833
        13   Horizon Ridge Apartments                      Multifamily          Conventional                            10,135
        59   Huntington                                    Multifamily          Conventional                             8,465
       104   Independence Square                           Multifamily          Conventional                             6,453
        41   Islamorada Hampton Inn & Suites               Hospitality          Full Service                             7,053
       146   Island Villas                                 Multifamily          Conventional                               553
       103   Kittery Place Shopping Center                    Retail             Unanchored                              4,700
        54   L & B Harmon Industrial Center                 Industrial      Warehouse/Distribution                       3,602
       126   Liberty Bldg.                                    Office                                                     1,825
        95   Linden Court Apartments                       Multifamily          Conventional                             5,717
        31   MacKenzie Pointe Apartments                   Multifamily          Conventional                            22,569
        63   Magnolia Villas                               Multifamily          Conventional                             7,542
        73   Marriott Courtyard Ocala                      Hospitality          Full Service                            11,407
        24   Media Station                                 Multifamily          Conventional                            15,323
        79   Merchants Square                                 Retail              Anchored                               8,197
        50   Merritt at Woodcrest Apartments               Multifamily          Conventional                             4,281
       137   Morrow Crossing                                  Retail             Unanchored                                829
        48   Motel 6 1026 Monterey                         Hospitality        Limited Service                  CTL
        71   Motel 6 1048 Arlington Heights                Hospitality        Limited Service                  CTL
        78   Motel 6 1095 Columbus                         Hospitality        Limited Service                  CTL
        93   Motel 6 22 Sun City Youngstown                Hospitality        Limited Service                  CTL
        51   Motel 6 378 Mesa                              Hospitality        Limited Service                  CTL
        85   Motel 6 51 Camarillo                          Hospitality        Limited Service                  CTL
        70   Moto Villas                                   Multifamily          Conventional                             2,167
       141   MountainGate Apts                             Multifamily          Conventional                             1,536
        43   Natomas Village Apartments                    Multifamily          Conventional                            11,372
        15   North Dover Center                               Retail              Anchored                               7,825
       116   Oak Manor                                     Multifamily          Conventional                             1,323
        76   Olde Towne Market Place Shopping Center          Retail              Anchored                               3,400
        17   Omni Newport News Hotel                       Hospitality          Full Service                            11,091
        18   Palm Bay Apartments                           Multifamily          Conventional                            11,375
       155   Palm Villas                                   Multifamily          Conventional                               540
       118   Palmdale Shops                                   Retail             Unanchored                                635
        87   Park Chase                                    Multifamily          Conventional                             4,495
       131   Park Gardens Apartments                       Multifamily          Conventional                             1,554
       143   Peachtree/Suwanee Shops                          Retail             Unanchored                                487
       130   Pecos McCleod Retail Bldg                        Retail             Unanchored                              1,896
        53   Penrose Plaza - Eastwick IV                      Retail              Anchored                              12,094
        52   Penrose Plaza - Eastwick V                       Retail              Anchored                              11,172
        90   PetsMart - Hickory                               Retail              Anchored                     CTL
       112   Phalen Place Apartments                       Multifamily          Conventional                             2,461
        82   Phillips Warehouse                             Industrial      Warehouse/Distribution                       3,746
        57   Pueblo Shopping Center                           Retail              Anchored                              10,132
        19   Regency Hilltop Shopping Center                  Retail              Anchored                              14,665
       148   Royersford Garden Apartments                  Multifamily          Conventional                             1,970
        21   RUB - Imperial Mall                              Retail              Anchored
        26   RUB - Monument Mall                              Retail              Anchored
        94   Sable Pointe Apartments - Phase I             Multifamily           Section 42                                318
        11   San Marco Apartments                          Multifamily          Conventional                            14,463
        86   San Pablo Family Center                          Retail              Anchored                               4,658
        91   Sanctuary Apartments                          Multifamily          Conventional                             2,904
       114   Scriber Square                                   Retail             Unanchored                              2,039
       153   Shelby Station Office Complex                    Office                                                       476
       124   Somerset Place Apartments                     Multifamily          Conventional                             1,465
       151   South First Center                               Retail             Unanchored                              1,831
                                            INITIAL
                           ANNUAL         DEPOSIT TO
              MONTHLY    DEPOSIT TO         CAPITAL         INITIAL
 CONTROL     INSURANCE   REPLACEMENT     IMPROVEMENTS        TI/LC    TI / LC
  NUMBER       ESCROW      RESERVE          RESERVE         ESCROW    FOOTNOTE
------------------------------------------------------------------------------
        22                 146,440
        56                 87,906
        81                 75,525
        68                 72,666
        37                 117,676
        66      674        68,437
       100     1,128       43,084
         7     2,378       45,000
       144      229         1,533             128           40,000
       123                 35,544
       128      346        12,976
        13      713        50,000
        59     1,166       49,539
       104      933        33,250
        41     5,808       135,502
       146      111         2,750
       103      516         2,235            1,226
        54      591        13,971                           100,000      a
       126      686         3,894             649           100,000
        95     1,615       23,100
        31     2,080       87,000
        63     1,102       55,584
        73
        24     1,221                        102,000
        79      570         7,485             624
        50     1,564       72,416
       137      329        11,358            1,893                       a
        48
        71
        78
        93
        51
        85
        70      211         9,000
       141      308        12,000
        43     1,818
        15     1,053       19,185            3,198
       116      570        14,000
        76                  3,820             318
        17     3,073       302,632
        18     3,438       76,466
       155      150         2,475
       118      513         1,525             254
        87     1,006
       131      406        15,452
       143      375         1,120             187
       130      398        10,553
        53     1,009        9,115
        52     2,055       15,560
        90
       112      828        24,000
        82      500        16,785            1,399
        57                 15,936
        19                 23,535
       148      132         7,250
        21                 65,040                           580,000
        26                 40,908
        94      275        16,000
        11     3,234       51,700
        86      563        11,124                                        a
        91      610        24,048
       114      347        10,382             865
       153      250         3,406             568
       124      346        15,473
       151      260         1,848             308

                                                             GENERAL              SPECIFIC                           Monthly
 CONTROL                                                     PROPERTY             PROPERTY            CTL             Tax
  NUMBER     PROPERTY NAME                                     TYPE                 TYPE              Flag           Escrow
-----------------------------------------------------------------------------------------------------------------------------
        23   Stearns Crossing Shopping Center                 Retail              Anchored                           1,327
       149   Steeple's Glen Apartments                     Multifamily          Conventional                           372
        20   Stein Mart Plaza                                 Retail              Anchored                          16,174
        34   Summercourt Apartments Phase II               Multifamily          Conventional                         8,860
        42   Summit Place                                  Multifamily          Conventional                         7,475
       156   Sunset Cove Apts.                             Multifamily          Conventional                           938
        46   Target @ 290/MoPac                               Retail              Anchored                           4,433
       102   Taylor and Lypar Buildings                     Mixed Use          Retail/Office                         3,175
     102.1   Taylor Building                                Mixed Use          Retail/Office                         1,805
     102.2   Lypar Building                                 Mixed Use          Retail/Office                         1,371
        65   The Boatyard Shopping Center                     Retail              Anchored                           4,076
       127   The Chambers Apartments                       Multifamily          Conventional                         3,857
        64   The Colony Apartments                         Multifamily          Conventional                         8,208
       142   The Exchange Center                            Mixed Use          Retail/Office                         1,011
        38   The Gateway Office Building                      Office                                                 9,709
        89   The Palisade Apartments                       Multifamily          Conventional                         2,165
        72   The Timbers Apartments                        Multifamily          Conventional                         2,706
         9   Tiburon Apartments                            Multifamily          Conventional                        33,163
        60   Tunbridge                                     Multifamily          Conventional                         7,508
        10   Tustin Plaza                                     Retail              Anchored                          10,589
        96   University Commons                            Multifamily          Conventional                         1,320
        99   Varsity Park Apartments                       Multifamily          Conventional                         2,777
       134   Ventura Apartments                            Multifamily          Conventional                         4,355
         2   Warner Marketplace                               Retail              Anchored                          16,009
         1   Washington REIT Portfolio                     Multifamily          Conventional
       1.1   Munson Hill Towers                            Multifamily          Conventional
       1.2   Country Club Towers                           Multifamily          Conventional
       1.3   Roosevelt Towers                              Multifamily          Conventional
       1.4   Park Adams Apartments                         Multifamily          Conventional
       1.5   The Ashby Apartments at McLean                Multifamily          Conventional
       107   Watertower Place                              Multifamily           Section 42                          8,490
       111   West Oaks Office Building                        Office                                                 4,870
        30   West Sahara Promenade                            Retail              Anchored                           5,710
        83   Western Parcel Express                         Industrial      Warehouse/Distribution                   4,487
        74   Westgate Plaza Shopping Center                   Retail              Anchored                           9,295
        97   Whispering Pines/Bel Aire MHP Portfolio           MHC                                                     554
      97.1   Whispering Pines Mobile Home Park                 MHC
      97.2   Bel Aire Mobile Home Park                         MHC
        29   Whitehall Crossing                               Retail              Anchored                             608
        35   Windsor Place                                 Multifamily          Conventional                         6,522
        75   Winnetka Square                                  Retail             Unanchored                          2,131
        55   Wood Ranch Shopping Center                       Retail              Anchored                           7,073
       120   Woodcrest Apartments                          Multifamily          Conventional                         3,230
        14   Woodinville Towne Center                         Retail              Anchored                          14,036
        67   Woods of Filmore                              Multifamily          Conventional                         4,756
                                            INITIAL
                           ANNUAL         DEPOSIT TO
              MONTHLY    DEPOSIT TO         CAPITAL         INITIAL
 CONTROL     INSURANCE   REPLACEMENT     IMPROVEMENTS        TI/LC    TI / LC
  NUMBER       ESCROW      RESERVE          RESERVE         ESCROW    FOOTNOTE
------------------------------------------------------------------------------
        23     1,361
       149      518         3,600
        20     1,815       21,898                           100,000
        34     1,072       28,500
        42     1,634       65,314
       156      217         4,554
        46      857         6,209             517           125,000
       102      323         3,991             665           10,000       a
     102.1      213         1,563
     102.2      110         2,428
        65     1,114       13,765            1,147
       127                 18,592
        64     1,667       60,000
       142      115         1,508                                        a
        38     2,147        7,237                           150,000
        89      620        13,806
        72     2,176       42,500
         9     2,584       90,500
        60      532                         67,716
        10      725
        96      539         9,600
        99      400        26,125           12,500
       134      287                         24,000
         2     2,250       15,904
         1
       1.1
       1.2
       1.3
       1.4
       1.5
       107      586        11,550
       111     1,158        3,744
        30     1,432        8,762             730
        83      804         9,264                           100,000      a
        74      795        23,549                                        a
        97      203         3,616
      97.1                  2,016
      97.2                  1,600
        29     1,496       13,027            1,086                       a
        35     1,926       73,024
        75     1,215        7,975             665
        55                  7,173             598           100,000
       120      713        15,500
        14      864
        67     1,453       26,805

EXPLANATION TO TENANTIMPROVEMENT / LEASING COMMISSION (TI/LC) FOOTNOTES:
a) In addition to any such escrows funded at loan closing for potential TI/LC expenses, these loans require funds to be escrowed during some or all of the loan term for TI/LC expenses which may be incurred during the loan term. In certain instances, escrowed funds may be released to borrower upon satisfaction of certain leasing conditions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

FIRST UNION NATIONAL BANK COMMERCIAL MORTGAGE TRUST SERIES 1999-C4


ANNEX A-5                                             COMMERCIAL TENANT SCHEDULE


                                                               GENERAL             SPECIFIC                      CUT-OFF
    CONTROL                                                    PROPERTY            PROPERTY           CTL      DATE LOAN
     NUMBER   PROPERTY NAME                                      TYPE                TYPE            FLAG     BALANCE ($)
-------------------------------------------------------------------------------------------------------------------------
        154   1-11 Anderson Avenue                            Mixed Use       Retail/Multifamily                 648,973
         61   14-16 Progress Drive                              Office                                         4,795,034
         69   3 Shaw's Cove                                     Office                                         3,977,765
        152   3943 Dixie Highway                                Retail            Unanchored                     818,541
        129   42nd and Washington                               Retail            Unanchored                   1,476,569
        140   4304 West Bell Rd                                 Retail            Unanchored                   1,198,782
        136   465 Winn Way                                      Office          Medical Office                 1,310,680
        139   9th & H Building                                  Office                                         1,213,065
        147   Atlantic Plaza                                    Retail            Unanchored                     905,076
          8   Aventura Commons Shopping Center                  Retail             Anchored                   17,238,955
         92   Bluffs Shoppng Center                             Retail             Anchored                    2,598,255
         45   Carteret Shopping Center                          Retail             Anchored                    6,988,288
         98   Center at Blair Park                              Office                                         2,407,850
        105   Cleve-Hill Medical Park                         Mixed Use         Retail/Office                  2,155,437
        132   Contempo Square                                   Retail            Unanchored                   1,400,000
         84   Court Square Building                             Office                                         2,994,951
         62   CRO Mercantile / Quaker Industrial              Industrial           Various                     4,756,563
       62.1   CRO Mercantile                                  Industrial           Various
       62.2   CRO Quaker Industrial                           Industrial          Warehouse
         80   Dado Street                                     Industrial             R&D                       3,159,893
        109   Duckwood Square Shopping Center                   Retail            Unanchored                   1,998,743
         77   East Towne Plaza Shopping Center                  Retail             Anchored                    3,194,721
         25   English Creek Shopping Center                     Retail             Anchored                   10,977,596
        113   Federal Business Center                         Industrial    Warehouse/Distribution             1,898,807
        122   Foothill Rialto Shopping Center                   Retail            Unanchored                   1,729,951
         12   Franklin Mills/Liberty Plaza                      Retail             Anchored                   12,801,693
       12.1   Franklin Mills                                    Retail             Anchored
       12.2   Liberty Plaza                                     Retail             Anchored
        145   Freddy's Plaza                                    Retail            Unanchored                   1,062,268
        133   Gaslight Alley Shopping Center                    Retail            Unanchored                   1,398,085
         16   Gateway Center                                    Retail             Anchored                   12,491,176
        138   Gray Falls Center                                 Retail            Unanchored                   1,248,054
        144   Haskell Center                                    Retail            Unanchored                   1,098,235
        103   Kittery Place Shopping Center                     Retail            Unanchored                   2,245,578
         54   L & B Harmon Industrial Center                  Industrial    Warehouse/Distribution             5,506,600
        126   Liberty Bldg.                                     Office                                         1,600,000
         79   Merchants Square                                  Retail             Anchored                    3,167,437
        137   Morrow Crossing                                   Retail            Unanchored                   1,271,807
         15   North Dover Center                                Retail             Anchored                   12,778,404
         76   Olde Towne Market Place Shopping Center           Retail             Anchored                    3,294,576
        118   Palmdale Shops                                    Retail            Unanchored                   1,796,887
        143   Peachtree/Suwanee Shops                           Retail            Unanchored                   1,108,395
        130   Pecos McCleod Retail Bldg                         Retail            Unanchored                   1,474,108
         53   Penrose Plaza - Eastwick IV                       Retail             Anchored                    5,614,859
         52   Penrose Plaza - Eastwick V                        Retail             Anchored                    5,869,399
         90   PetsMart - Hickory                                Retail             Anchored           CTL      2,698,874
         82   Phillips Warehouse                              Industrial    Warehouse/Distribution             3,063,302
         57   Pueblo Shopping Center                            Retail             Anchored                    5,306,300
         19   Regency Hilltop Shopping Center                   Retail             Anchored                   11,900,000
         21   RUB - Imperial Mall                               Retail             Anchored                   11,550,000
         26   RUB - Monument Mall                               Retail             Anchored                   10,600,000
         86   San Pablo Family Center                           Retail             Anchored                    2,890,000
        114   Scriber Square                                    Retail            Unanchored                   1,896,637
        153   Shelby Station Office Complex                     Office                                           767,419
        151   South First Center                                Retail            Unanchored                     860,839
         23   Stearns Crossing Shopping Center                  Retail             Anchored                   11,439,528
         20   Stein Mart Plaza                                  Retail             Anchored                   11,775,000
         46   Target @ 290/MoPac                                Retail             Anchored                    6,986,789
        102   Taylor and Lypar Buildings                      Mixed Use         Retail/Office                  2,246,529
      102.1   Taylor Building                                 Mixed Use         Retail/Office
      102.2   Lypar Building                                  Mixed Use         Retail/Office
         65   The Boatyard Shopping Center                      Retail             Anchored                    4,497,148
        142   The Exchange Center                             Mixed Use         Retail/Office                  1,175,000
         38   The Gateway Office Building                       Office                                         8,134,433
         10   Tustin Plaza                                      Retail             Anchored                   14,523,577
          2   Warner Marketplace                                Retail             Anchored                   27,981,213
        111   West Oaks Office Building                         Office                                         1,997,624
         30   West Sahara Promenade                             Retail             Anchored                    9,993,623
         83   Western Parcel Express                          Industrial    Warehouse/Distribution             2,997,920
         74   Westgate Plaza Shopping Center                    Retail             Anchored                    3,470,580
         29   Whitehall Crossing                                Retail             Anchored                   10,000,000
         75   Winnetka Square                                   Retail            Unanchored                   3,394,334
         55   Wood Ranch Shopping Center                        Retail             Anchored                    5,483,388
         14   Woodinville Towne Center                          Retail             Anchored                   12,786,313

                                                                                                                LARGEST     LARGEST
    CONTROL       NUMBER     UNIT OF                                                                             TENANT      TENANT
     NUMBER     OF (UNITS)   MEASURE   LARGEST TENANT                                                           % OF NRA   EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------
        154        10,935    Sq. Ft.   Safe Drug                                                                  22.9%     03/31/02
         61        65,000    Sq. Ft.   Anton/Bauer, Inc.                                                          50.0%     06/30/08
         69        67,790    Sq. Ft.   City of New London - Adult Education                                       29.9%     07/31/08
        152         6,400    Sq. Ft.   Hollywood Video                                                            78.1%     07/01/14
        129        13,590    Sq. Ft.   MEA Foundation                                                             17.5%     05/31/04
        140         9,500    Sq. Ft.   Hollywood Video                                                            73.7%     07/01/11
        136        21,955    Sq. Ft.   Georgia Retina                                                             20.4%     08/30/03
        139        18,577    Sq. Ft.   Selkregg                                                                   16.8%     03/31/00
        147        32,053    Sq. Ft.   Fashion Faze Women's Wear                                                  14.7%     10/31/03
          8       127,846    Sq. Ft.   Best Buy Stores, L.P.                                                      35.8%     01/31/15
         92        39,351    Sq. Ft.   Walgreen's                                                                 32.9%     02/28/15
         45       137,196    Sq. Ft.   ShopRite of Carteret                                                       38.6%     02/11/05
         98        60,764    Sq. Ft.   The Media Group                                                            30.9%     03/31/01
        105        44,706    Sq. Ft.   Total Renal Care                                                           25.4%     07/31/08
        132        22,591    Sq. Ft.   Futons Plus                                                                16.8%     07/31/03
         84       100,147    Sq. Ft.   Horn & Bennett, PA                                                         5.9%      06/30/00
         62       278,175    Sq. Ft.
       62.1       236,092    Sq. Ft.   Mail Mart, Inc.                                                            15.7%     03/31/02
       62.2        42,083    Sq. Ft.   Millenium Rags, Inc.                                                       77.2%     08/31/02
         80        45,972    Sq. Ft.   Pacific Network Supply                                                     52.2%     09/30/09
        109        24,245    Sq. Ft.   Goodyear Tire & Rubber Company                                             25.6%     09/30/05
         77        64,774    Sq. Ft.   Food Lion                                                                  55.4%     05/22/11
         25       201,592    Sq. Ft.   Diamond Furniture                                                          16.6%     05/01/09
        113       232,727    Sq. Ft.   CGM Industries                                                             63.8%     08/31/11
        122        23,865    Sq. Ft.   North Rialto Drug                                                          13.6%     09/30/01
         12     1,839,948    Sq. Ft.
       12.1     1,525,337    Sq. Ft.   Boscov's                                                                   10.0%     05/07/09
       12.2       314,611    Sq. Ft.   Wal-Mart                                                                   41.9%     03/17/08
        145        34,664    Sq. Ft.   Buy Wize Liquidators                                                       40.4%     05/24/08
        133        22,012    Sq. Ft.   Roman Shishalovsky                                                         22.7%     01/31/10
         16       100,272    Sq. Ft.   General Cinema Theaters                                                    31.9%     11/30/08
        138        20,155    Sq. Ft.   Bike Barn                                                                  23.9%     01/31/02
        144        12,775    Sq. Ft.   Gonluco, Inc                                                               24.7%     04/30/05
        103        22,350    Sq. Ft.   Esprit de Corp                                                             29.1%     06/30/02
         54       139,705    Sq. Ft.   Gero Vita International                                                    25.9%     07/31/01
        126        34,000    Sq. Ft.   State of Oregon Dept.Human Resources, Adult and Family Services           100.0%     12/31/06
         79        74,849    Sq. Ft.   Kash N Karry                                                               64.1%     05/01/13
        137        47,325    Sq. Ft.   Pilgreens South, Inc.                                                      27.9%     12/11/03
         15       191,855    Sq. Ft.   Acme Markets                                                               30.1%     10/31/14
         76        38,200    Sq. Ft.   Food Lion                                                                  86.4%     02/01/19
        118        15,250    Sq. Ft.   Woody's Unfinished Furniture                                               50.2%     04/30/09
        143        11,200    Sq. Ft.   Fajita's Cantina                                                           31.3%     03/01/04
        130        25,738    Sq. Ft.   The Millenium                                                              22.4%     06/30/03
         53        82,868    Sq. Ft.   ACME Supermarket                                                           38.9%     05/30/04
         52       155,601    Sq. Ft.   KMart                                                                      61.3%     03/31/14
         90        26,040    Sq. Ft.   PetSmart                                                                  100.0%     05/31/18
         82        76,296    Sq. Ft.   Nationwide Furniture                                                       16.5%     05/31/02
         57       106,264    Sq. Ft.   King Soopers                                                               47.9%     10/31/06
         19       235,349    Sq. Ft.   Food Lion                                                                  23.8%     12/31/19
         21       325,175    Sq. Ft.   K-Mart                                                                     28.1%     11/30/18
         26       204,527    Sq. Ft.   Herberger's                                                                35.5%     01/31/13
         86        48,265    Sq. Ft.   Beall's                                                                    23.1%     07/31/08
        114        29,664    Sq. Ft.   The Breaking Point                                                         27.2%     12/01/04
        153        15,872    Sq. Ft.   Shelby Post Office                                                         40.7%     07/31/18
        151        18,022    Sq. Ft.   Rishell Enterprises                                                        22.0%     02/28/03
         23        96,613    Sq. Ft.   Dominick's Finer Foods                                                     67.9%     01/13/19
         20       218,978    Sq. Ft.   Shawano Foodland                                                           21.0%     06/30/10
         46        62,088    Sq. Ft.   Office Depot, Inc.                                                         48.3%     12/31/08
        102        13,762    Sq. Ft.   PJ Abramson, Inc.                                                          16.7%     03/01/01
      102.1         8,244    Sq. Ft.   PJ Abramson, Inc.                                                          27.9%     03/01/01
      102.2         5,518    Sq. Ft.   Cigarz                                                                     21.1%     11/30/03
         65        76,471    Sq. Ft.   Harvest Market                                                             38.8%     05/31/10
        142        15,084    Sq. Ft.   Southern Environmental Law Center                                          59.8%     03/31/03
         38        41,655    Sq. Ft.   Marin Community Foundation                                                 28.8%     06/30/01
         10        91,411    Sq. Ft.   Office Depot                                                               25.4%     12/31/14
          2       158,947    Sq. Ft.   Bed, Bath & Beyond                                                         26.4%     01/31/15
        111        24,994    Sq. Ft.   First Comm. Bank                                                           15.1%     07/01/04
         30        87,604    Sq. Ft.   Stein Mart                                                                 38.8%     03/31/09
         83        61,777    Sq. Ft.   Western Parcel Express                                                    100.0%     08/31/12
         74       194,479    Sq. Ft.   Circuit City (36,746 SF subleased to Stein Mart)                           44.2%     07/31/07
         29       130,267    Sq. Ft.   TJ Maxx                                                                    23.0%     11/07/03
         75        29,536    Sq. Ft.   Southern Island Chinese Cuisine                                            11.2%     06/30/04
         55        71,735    Sq. Ft.   Ralph's Grocery Co.                                                        64.7%     05/31/06
         14       120,566    Sq. Ft.   Quality Food Center (Krogers)                                              29.9%     09/30/11
                                                                       2ND         2ND
                                                                     LARGEST     LARGEST
    CONTROL                                                           TENANT     TENANT
     NUMBER   2ND LARGEST TENANT                                     % OF NRA   EXP. DATE
-------------------------------------------------------------------------------------------
        154   Images Restaurant & Tavern                              22.9%     04/30/00
         61   Pitney Bowes Inc.                                       20.8%     09/30/03
         69   Qwest Communications - SNET                             11.1%     10/31/08
        152   Ace Check Express                                       21.9%     07/01/04
        129   Mailboxes Etc.                                          11.0%     05/31/04
        140   Einstein's Bagel                                        26.3%     08/01/06
        136   Sunshine Behavioral                                     14.9%     07/01/01
        139   Downtown Legal Copy                                     15.9%     08/31/00
        147   East Side Restaurant                                    10.1%     06/30/07
          8   Whole Foods Market, Inc.                                27.4%     02/28/19
         92   Chutneys Island Grill and Bar                            7.3%     10/31/06
         45   D & K Stores                                            10.2%     01/31/02
         98   Teradyne                                                13.4%     05/31/02
        105   Erie County Medical Center (ECMC) Primary Care          19.3%     05/31/06
        132   Beau Visages                                            11.5%     12/31/99
         84   Salomon Reporting Service                                5.8%     06/30/00
         62
       62.1   Texas Aluminum                                           9.6%     06/30/02
       62.2   Mailing Service Company                                 22.8%     10/31/01
         80   Sanmina Corp.                                           47.8%     03/31/02
        109   Yankee Eye Clinic                                       14.3%     02/28/06
         77   Advance Auto                                             8.1%     12/31/04
         25   AC Moore                                                13.9%     06/30/09
        113   Prizm Inc.                                              10.3%     01/31/02
        122   Ace TV Rentals                                          13.6%     04/30/04
         12
       12.1   Burlington Coat Factory                                  8.5%     10/31/03
       12.2   Dick's Clothing & Sport                                 24.7%     04/30/11
        145   Swanson's Market                                        37.9%     05/24/08
        133   Wallpapers to Go                                        13.6%     12/31/04
         16   REI                                                     21.9%     06/12/03
        138   Cliffs--CMC Services                                    17.6%     04/30/03
        144   Leslie's Poolmart                                       21.8%     10/31/00
        103   Geoffrey Beene                                          20.1%     06/24/00
         54   Southern Wine & Spirits                                 23.6%     07/31/01
        126
         79   Fashion Bug                                             12.1%     01/01/04
        137   Video 2C                                                19.3%     09/30/01
         15   TJX Companies, Inc.  (TJ Maxx)                          24.0%     04/30/14
         76   Blockbuster Video                                       13.6%     08/31/04
        118   A.V. Mattress Gallery                                   16.4%     04/30/09
        143   Karate Studio                                           18.8%     09/30/02
        130   Creekside Home Health                                   11.7%     11/30/01
         53   Rite Aid                                                 7.2%     02/28/04
         52   Fashion Bug                                              9.6%     01/31/04
         90
         82   Don Allen Service Center                                16.5%     03/31/04
         57   Jo-Ann Fabrics                                          11.3%     12/31/01
         19   Phar-Mor                                                22.6%     07/31/05
         21   Herbergers                                              16.3%     01/31/02
         26   JC Penny                                                11.0%     08/04/02
         86   Scottys                                                 16.8%     06/26/01
        114   City Of Lynnwood                                        14.1%     03/01/00
        153   Prestige Management                                     12.6%     10/10/03
        151   Coffman Pet Corral                                      17.7%     01/01/04
         23   Hallmark                                                 5.7%     02/28/04
         20   Stein Mart, Inc.                                        17.2%     09/30/08
         46   Boot Town, Inc.                                         21.7%     03/31/09
        102   Dr. GF Pileggi, DDS                                     15.5%     02/01/02
      102.1   Dr. GF Pileggi, DDS                                     25.9%     02/28/02
      102.2   Always April                                            20.9%     02/28/02
         65   Rite Aid                                                23.7%     05/31/09
        142   Claiborne's                                             40.2%     12/15/14
         38   Banyan Securities Company, L.P.                         22.6%     03/31/01
         10   Garden Fresh Restaurant DBA Souplantation                8.2%     07/30/06
          2   Sportmart                                               22.6%     05/31/14
        111   Michael Smith, DDS                                      14.7%     07/01/04
         30   Family Music Centers                                    12.3%     04/04/09
         83
         74   Toys "R" Us                                             24.3%     09/30/10
         29   Goody's Family Apparel                                  21.4%     11/05/08
         75   Baja Fresh Mexican Grill                                 8.3%     12/31/08
         55   Century 21 Hilltop                                       5.6%     08/31/07
         14   UW Physicians                                            7.5%     05/31/07
                                                                      3RD        3RD
                                                                    LARGEST    LARGEST
    CONTROL                                                         TENANT      TENANT
     NUMBER   3RD LARGEST TENANT                                   % OF NRA   EXP. DATE
-----------------------------------------------------------------------------------------
        154   Angelo's Pizzaria                                      13.7%     04/30/07
         61   Panolam Holdings                                       18.5%     09/30/08
         69   Paxson Communications (Channel 26 TV)                  10.7%     08/30/08
        152
        129   Sub King                                               10.1%     03/31/02
        140
        136   Pact Atlanta                                           11.0%     07/31/02
        139   Healthsouth                                            13.1%     02/28/01
        147   Margate Code Enforcement                               9.4%      12/31/99
          8   PetsMart                                               17.4%     08/19/13
         92   Belleair Bluffs Dry Cleaner                            6.7%      08/31/02
         45   Strauss Auto                                           8.0%      02/14/02
         98   Accent Travel                                          12.6%     11/30/04
        105   Family Dollar                                          18.1%     12/31/02
        132   Captain's Gallery                                      10.5%     02/28/06
         84   Warren A. Brown                                        5.2%      01/31/04
         62
       62.1   Alside Supply Company                                  9.6%      05/01/02
       62.2
         80
        109   A Bridal Garden                                        8.7%      07/31/03
         77   It's Fashion                                           6.5%      01/31/00
         25   Tunnels of Fun                                         6.2%      01/31/03
        113   Direct Air Services                                    7.5%      07/31/00
        122   Chen Video                                             9.0%      09/15/00
         12
       12.1   JC Penny                                               6.6%      05/31/04
       12.2   Don Pablo's Restaurant                                 3.0%      01/01/00
        145   Seminole Music                                         10.0%     08/31/00
        133   Shiseki Restaurant                                     12.8%     04/30/09
         16   Marlene's Market/Deli                                  8.3%      10/31/04
        138   Phoenecia Deli                                         12.7%     05/31/02
        144   Encino Yamaha Music School                             15.7%     04/30/04
        103   Noritake                                               18.5%     07/01/01
         54   WMS Gaming, Inc.                                       19.2%     01/31/00
        126
         79   Dollar Tree                                            4.4%      06/01/00
        137   South State Police Benevolent                          10.5%     01/31/00
         15   Toys "R" Us                                            17.0%     10/31/18
         76
        118   Sally's Beauty Supply                                  10.5%     05/31/04
        143   Valais Investments                                     18.8%     09/30/02
        130   Bookkeeping & Tax                                      11.7%     01/31/03
         53   Spain's Cards & Gifts                                  5.8%      06/30/04
         52   Blockbuster Video                                      4.8%      03/31/01
         90
         82   MAACO (owner space)                                    11.0%     02/28/06
         57   Peter Piper Pizza                                      7.5%      11/30/00
         19   Portside Imports                                       17.0%     01/31/04
         21   Sunmart                                                9.2%      06/09/03
         26   First International                                    6.3%      09/13/11
         86   Dick's Wings                                           6.4%      06/30/06
        114   Jose Aguilar                                           12.1%     02/01/02
        153   Tupperware (4 Seasons)                                 9.8%      10/10/03
        151   E-Z Serve                                              13.0%     11/30/03
         23   Sportatan                                              3.8%      11/30/05
         20   Dunham's Discount Sports                               12.5%     01/31/05
         46   Castle Dental Centers                                  4.8%      07/31/04
        102   Victorian Joy                                          14.2%     09/01/02
      102.1   Victorian Joy                                          23.7%     09/01/02
      102.2   Sim's Jewelry                                          12.8%     04/30/02
         65   Systems Network                                        5.2%      03/31/03
        142
         38   Smith Barney                                           18.0%     05/01/03
         10   Aaron Brothers Art Mart (Michael's)                    6.7%      02/28/07
          2   Good Guys                                              18.2%     05/31/14
        111   R. West Dev.                                           14.7%     09/15/02
         30   Pretty Party Place                                     11.5%     02/18/03
         83
         74   Drug Emporium                                          15.7%     07/31/02
         29   Office Depot                                           19.7%     01/01/14
         75   Radio Shack                                            6.4%      12/31/03
         55   Basilico Italian Restaurant                            4.0%      10/31/07
         14   Hallmark                                               4.8%      01/31/03

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX B

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE A-1 CERTIFICATES

                           Price (32nds)        0% CPR           3% CPR          6% CPR          9% CPR          12% CPR
                           -------------     -------------   -------------    -------------   -------------   -------------
                                              CBE Yield        CBE Yield        CBE Yield       CBE Yield       CBE Yield
                               100-04           7.1973%         7.2433%          7.2830%         7.3187%         7.3519%
                               100-06           7.1827%         7.2283%          7.2678%         7.3032%         7.3362%
                               100-08           7.1681%         7.2134%          7.2526%         7.2877%         7.3205%
                               100-10           7.1535%         7.1984%          7.2374%         7.2723%         7.3048%
                               100-12           7.1389%         7.1835%          7.2222%         7.2568%         7.2891%
                               100-14           7.1243%         7.1686%          7.2070%         7.2414%         7.2735%
                               100-16           7.1097%         7.1537%          7.1918%         7.2260%         7.2578%
                               100-18           7.0951%         7.1389%          7.1767%         7.2106%         7.2422%
                               100-20           7.0806%         7.1240%          7.1615%         7.1952%         7.2266%
                               100-22           7.0661%         7.1092%          7.1464%         7.1798%         7.2110%
                               100-24           7.0515%         7.0943%          7.1313%         7.1644%         7.1954%
                               100-26           7.0370%         7.0795%          7.1162%         7.1491%         7.1798%
                               100-28           7.0225%         7.0647%          7.1011%         7.1337%         7.1642%

Weighted Average                                  5.40            5.27             5.16            5.07            4.98
    Life (yrs.)

First Principal Payment Date                   1/15/00         1/15/00          1/15/00         1/15/00         1/15/00

Last Principal Payment Date                    9/15/08         6/15/08         12/15/07         9/15/07         8/15/07

Modified Duration                                 4.26            4.17             4.09            4.02            3.96

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW,
     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE A-2 CERTIFICATES


                          Price (32nds)       0% CPR           3% CPR          6% CPR           9% CPR          12% CPR
                          -------------    -------------   -------------    -------------   -------------    -------------
                                             CBE Yield       CBE Yield        CBE Yield       CBE Yield       CBE Yield
                              100-04          7.4435%         7.4441%          7.4450%         7.4456%          7.4457%
                              100-06          7.4342%         7.4349%          7.4357%         7.4363%          7.4364%
                              100-08          7.4250%         7.4256%          7.4264%         7.4270%          7.4271%
                              100-10          7.4157%         7.4163%          7.4172%         7.4177%          7.4178%
                              100-12          7.4065%         7.4071%          7.4079%         7.4085%          7.4085%
                              100-14          7.3973%         7.3979%          7.3987%         7.3992%          7.3992%
                              100-16          7.3881%         7.3886%          7.3894%         7.3899%          7.3899%
                              100-18          7.3788%         7.3794%          7.3802%         7.3807%          7.3807%
                              100-20          7.3696%         7.3702%          7.3710%         7.3715%          7.3714%
                              100-22          7.3605%         7.3610%          7.3617%         7.3622%          7.3622%
                              100-24          7.3513%         7.3518%          7.3525%         7.3530%          7.3530%
                              100-26          7.3421%         7.3426%          7.3433%         7.3438%          7.3437%
                              100-28          7.3329%         7.3334%          7.3341%         7.3346%          7.3345%

Weighted Average                                9.73            9.71             9.69            9.68             9.66
     Life (yrs.)

First Principal Payment Date                 9/15/08         6/15/08         12/15/07         9/15/07          8/15/07

Last Principal Payment Date                 11/15/09        11/15/09         11/15/09        11/15/09         11/15/09

Modified Duration                               6.73            6.72             6.71            6.70             6.69

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW,
      PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE B CERTIFICATES


                          Price (32nds)       0% CPR           3% CPR          6% CPR           9% CPR          12% CPR
                          -------------    -------------   -------------    -------------   -------------    -------------
                                             CBE Yield       CBE Yield        CBE Yield       CBE Yield       CBE Yield
                              100-04          7.6764%         7.6765%          7.6766%         7.6766%          7.6766%
                              100-06          7.6672%         7.6673%          7.6673%         7.6673%          7.6673%
                              100-08          7.6580%         7.6581%          7.6581%         7.6581%          7.6581%
                              100-10          7.6487%         7.6488%          7.6489%         7.6489%          7.6489%
                              100-12          7.6395%         7.6396%          7.6397%         7.6397%          7.6397%
                              100-14          7.6303%         7.6304%          7.6305%         7.6305%          7.6305%
                              100-16          7.6211%         7.6212%          7.6213%         7.6213%          7.6213%
                              100-18          7.6119%         7.6120%          7.6121%         7.6121%          7.6121%
                              100-20          7.6028%         7.6028%          7.6029%         7.6029%          7.6029%
                              100-22          7.5936%         7.5937%          7.5937%         7.5937%          7.5937%
                              100-24          7.5844%         7.5845%          7.5845%         7.5846%          7.5846%
                              100-26          7.5752%         7.5753%          7.5754%         7.5754%          7.5754%
                              100-28          7.5661%         7.5662%          7.5662%         7.5662%          7.5662%

Weighted Average                                9.91            9.91             9.91            9.91             9.91
     Life (yrs.)

First Principal Payment Date                11/15/09        11/15/09         11/15/09        11/15/09         11/15/09

Last Principal Payment Date                 11/15/09        11/15/09         11/15/09        11/15/09         11/15/09

Modified Duration                               6.74            6.74             6.74            6.74             6.74


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX C

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                             (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR             Reports Available on the World Wide Web
NEW YORK, NY 10004                                @ www.ctslink.com/cmbs

                                                       PAYMENT DATE: 01/18/2000
                                                       RECORD DATE:  12/31/1999
================================================================================

                          DISTRIBUTION DATE STATEMENT

                               Table of Contents

================================================================================

STATEMENT SECTIONS                                                       PAGE(s)
------------------                                                       -------

Certificate Distribution Detail                                              2
Certificate Factor Detail                                                    3
Reconciliation Detail                                                        4
Other Required Information                                                   5
Ratings Detail                                                               6
Current Mortgage Loan and Property Stratification Tables                   7-9
Mortgage Loan Detail                                                        10
Principal Prepayment Detail                                                 11
Historical Detail                                                           12
Delinquency Loan Detail                                                     13
Specially Serviced Loan Detail                                           14-15
Modified Loan Detail                                                        16
Liquidated Loan Detail                                                      17
================================================================================

                                  Underwriter
================================================================================
First Union Capital Markets
One First Union Center
301 South College Street
Charlotte, NC 28288

Contact: Craig M. Lieberman
Phone Number: (704) 383-7407
================================================================================

                                 Master Servicer
================================================================================
First Union National Bank
Charlotte Plaza, Floor 23 NC-1075
201 South College Street
Charlotte, NC 28288

Contact: Timothy S. Ryan
Phone Number: (704) 593-7878
================================================================================

                                Special Servicer
================================================================================
ORIX Real Estate Capital Markets, LLC
1717 Main Street, 12th Floor
Dallas, TX 75201

Contact: Paul G. Smyth
Phone Number: (214) 237-2010
================================================================================

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 1 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                   CTSLink Customer Service
CORPORATE TRUST SERVICES                             (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================

                        CERTIFICATE DISTRIBUTION DETAIL

===================================================================================================================================
                                                                                          Realized Loss/
              Pass-Through   Original  Beginning    Principal      Interest   Prepayment  Additional Trust      Total      Ending
Class   CUSIP    Rate         Balance   Balance    Distribution  Distribution  Penalties   Fund Expenses    Distribution   Balance
===================================================================================================================================
 A-1            0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
 A-2            0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
  B             0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
  C             0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
  D             0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
  E             0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
  F             0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
  G             0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
  H             0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
  J             0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
  K             0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
  L             0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
  M             0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
  N             0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
 R-I            0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
 R-II           0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
 R-III          0.00%           0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
===================================================================================================================================
Totals                          0.00       0.00        0.00           0.00        0.00           0.00            0.00         0.00%
===================================================================================================================================

======================
            Current
        Subordination
Class       Level(1)
======================
 IO          0.00



======================
Totals
======================

====================================================================================================
                             Original   Beginning                                            Ending
              Pass-Through   Notional   Notional    Interest     Prepayment      Total      Notional
Class   CUSIP    Rate         Amount     Amount    Distribution   Penalties  Distribution   Amount
====================================================================================================
10               0.00%         0.00        0.00          0.00        0.00         0.00        0.00
====================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 2 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                  CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================

                           CERTIFICATE FACTOR DETAIL

===================================================================================================
                                                                        Realized Loss/
                 Beginning     Principal      Interest      Prepayment  Additional/Trust     Ending
Class   CUSIP     Balance     Distribution  Distribution     Penalties   Fund Expenses      Balance
====================================================================================================
 A-1            0.00            0.00          0.00          0.00            0.00          0.00
 A-2            0.00            0.00          0.00          0.00            0.00          0.00
  B             0.00            0.00          0.00          0.00            0.00          0.00
  C             0.00            0.00          0.00          0.00            0.00          0.00
  D             0.00            0.00          0.00          0.00            0.00          0.00
  E             0.00            0.00          0.00          0.00            0.00          0.00
  F             0.00            0.00          0.00          0.00            0.00          0.00
  G             0.00            0.00          0.00          0.00            0.00          0.00
  H             0.00            0.00          0.00          0.00            0.00          0.00
  J             0.00            0.00          0.00          0.00            0.00          0.00
  K             0.00            0.00          0.00          0.00            0.00          0.00
  L             0.00            0.00          0.00          0.00            0.00          0.00
  M             0.00            0.00          0.00          0.00            0.00          0.00
  N             0.00            0.00          0.00          0.00            0.00          0.00
 R-I            0.00            0.00          0.00          0.00            0.00          0.00
 R-II           0.00            0.00          0.00          0.00            0.00          0.00
 R-III          0.00            0.00          0.00          0.00            0.00          0.00

====================================================================================================

=================================================================
                Beginning                                Ending
                Notional     Interest     Prepayment     Notional
Class   CUSIP    Amount    Distribution    Penalties     Amount
=================================================================
 IO               0.00         0.00          0.00         0.00

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 3 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                   CTSLink Customer Service
CORPORATE TRUST SERVICES                             (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================

                             RECONCILIATION DETAIL

ADVANCE SUMMARY

P & I Advances Outstanding                                        0.00
Servicing Advances Outstanding                                    0.00

Reimbursement for Interest on Advances
 paid from general collections                                    0.00

Reimbursement for Interest on  Servicing
 Advances paid from general collections                           0.00

Aggregate amount of Nonrecoverable Advances                       0.00


SERVICING FEE BREAKDOWNS

Current Period Accrued Servicing Fees                             0.00
Less Delinquent Servicing Fees                                    0.00
Less Reductions to Servicing Fees                                 0.00
Plus Servicing Fees for Delinquent Payments Received              0.00
Plus Adjustments for Prior Servicing Calculation                  0.00
Total Servicing Fees Collected                                    0.00


                      CERTIFICATE INTEREST RECONCILIATION

=============================================================================================================================
        Accrued        Net Aggregate    Distributable      Distributable     Additional                   Remaining Unpaid
       Certificate      Prepayment       Certificate   Certificate Interest  Trust Fund     Interest        Distributable
Class   Interest    Interest Shortfall    Interest          Adjustment        Expenses    Distribution   Certificate Interest
=============================================================================================================================
A-1    0.00            0.00                0.00              0.00               0.00          0.00             0.00
A-2    0.00            0.00                0.00              0.00               0.00          0.00             0.00
IO     0.00            0.00                0.00              0.00               0.00          0.00             0.00
 B     0.00            0.00                0.00              0.00               0.00          0.00             0.00
 C     0.00            0.00                0.00              0.00               0.00          0.00             0.00
 D     0.00            0.00                0.00              0.00               0.00          0.00             0.00
 E     0.00            0.00                0.00              0.00               0.00          0.00             0.00
 F     0.00            0.00                0.00              0.00               0.00          0.00             0.00
 G     0.00            0.00                0.00              0.00               0.00          0.00             0.00
 H     0.00            0.00                0.00              0.00               0.00          0.00             0.00
 J     0.00            0.00                0.00              0.00               0.00          0.00             0.00
 K     0.00            0.00                0.00              0.00               0.00          0.00             0.00
 L     0.00            0.00                0.00              0.00               0.00          0.00             0.00
 M     0.00            0.00                0.00              0.00               0.00          0.00             0.00
 N     0.00            0.00                0.00              0.00               0.00          0.00             0.00
=============================================================================================================================
Total
=============================================================================================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                      Page 4 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                  CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================

                           OTHER REQUIRED INFORMATION

--------------------------------------------------------------------------------


Available Distribution Amount                                              0.00


Aggregate Number of Outstanding Loans                                         0
Aggregate Unpaid Principal Balance of Loans                                0.00
Aggregate Stated Principal Balance of Loans                                0.00


Aggregate Amount of Servicing Fee                                          0.00
Aggregate Amount of Special Servicing Fee                                  0.00
Aggregate Amount of Trustee Fee                                            0.00
Aggregate Trust Fund Expenses                                              0.00
Interest Reserve Deposit                                                   0.00
Interest Reserve Withdrawal                                                0.00

Specially Serviced Loans not Delinquent
     Number of Outstanding Loans                                              0
     Aggregate Unpaid Principal Balance                                    0.00


Original Subordination Level

     Class A-1            0.00%            Class G                  0.00%
     Class A-2            0.00%            Class H                  0.00%
     Class B              0.00%            Class J                  0.00%
     Class C              0.00%            Class K                  0.00%
     Class D              0.00%            Class L                  0.00%
     Class E              0.00%            Class M                  0.00%
     Class F              0.00%            Class N                  0.00%







--------------------------------------------------------------------------------

           Appraisal Reduction Amount

=================================================
                 Appraisal         Date Appraisal
Loan             Reduction         Reduction
Number           Amount            Effected
=================================================

                   NONE


=================================================
TOTAL
=================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                      Page 5 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                    CTSLink Customer Service
CORPORATE TRUST SERVICES                              (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================

                                 RATINGS DETAIL

================================================================================
                         Original Ratings             Current Ratings (1)
                    ------------------------------------------------------------
Class   CUSIP       DCR  Fitch  Moody's  S & P    DCR  Fitch  Moody's  S & P
================================================================================
A-1
A-2
IO
 B
 C
 D
 E
 F
 G
 H
 J
 K
 L
 M
 N
================================================================================

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

(1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch IBCA, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
26 Broadway
New York, New York 10004
(212) 208-8000

================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                      Page 6 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                     CTSLink Customer Service
CORPORATE TRUST SERVICES                               (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE
================================================================================
                                        % of
Scheduled      # of      Scheduled      Agg.      WAM                Weighted
Balance        Loans     Balance        Bal.      (2)       WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================


                                     STATE (3)
================================================================================
                                        % of
               # of      Scheduled      Agg.      WAM                Weighted
State          Props.    Balance        Bal.      (2)       WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================

See footnotes on last page of this section.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 7 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                     CTSLink Customer Service
CORPORATE TRUST SERVICES                               (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
================================================================================
                                         % of
  Debt Service     # of     Scheduled     Agg       WAM             Weighted
 Coverage Ratio    Loans     Balance      Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================


                                    NOTE RATE
================================================================================
                                         % of
       Note        # of     Scheduled     Agg       WAM             Weighted
       Rate        Loans     Balance      Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================


                               PROPERTY TYPE (3)
================================================================================
                                         % of
      Property     # of     Scheduled     Agg       WAM             Weighted
        Type       Props.    Balance      Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================

                                    SEASONING
================================================================================
                                         % of
                   # of     Scheduled     Agg       WAM             Weighted
  Seasoning        Loans     Balance      Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================

See footnotes on last page of this section.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

                       FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                   CTSLink Customer Service
CORPORATE TRUST SERVICES                             (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
================================================================================
   Anticipated                          % of
    Remaining      # of     Scheduled    Agg.      WAM             Weighted
     Term(2)       Loans     Balance     Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================


               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
================================================================================
    Remaining                           % of
   Amortization    # of     Scheduled    Agg.      WAM             Weighted
      Term         Loans     Balance     Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================


                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
================================================================================
    Remaining                           % of
     Stated        # of     Scheduled    Agg.      WAM             Weighted
      Term         Loans     Balance     Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================


                             AGE OF MOST RECENT NOI
================================================================================
                                        % of
  Age of Most      # of     Scheduled    Agg.      WAM             Weighted
  Recent NOI       Loans     Balance     Bal.      (2)     WAC    Avg DSCR (1)
================================================================================




================================================================================
Totals
================================================================================

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering documents is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CMSA Standard Information Package.


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

                       FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                 CTSLink Customer Service
CORPORATE TRUST SERVICES                           (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================

                              MORTGAGE LOAN DETAIL

====================================================================================================================================
                                                                Anticipated             Neg.  Beginning    Ending    Paid  Appraisal
 Loan  ODCR Property  City  State  Interest  Principal  Gross    Repayment   Maturity  Amort  Scheduled   Scheduled  Thru  Reduction
Number      Type (1)               Payment    Payment   Coupon     Date        Date    (Y/N)   Balance     Balance   Date    Date
====================================================================================================================================




====================================================================================================================================
Totals
====================================================================================================================================

=============================
       Appraisal  Res.   Mod.
Loan   Reduction Strat.  Code
Number  Amount    (2)    (3)
=============================




=============================
Totals
=============================


(1) Property Type Code            (2) Resolution Strategy Code                    (3) Modification Code
----------------------     --------------------------------------------------   ---------------------------
  MF - Multi- Family       1  - Modification         10 - Deed In Lieu Of       1 - Maturity Date Extension
  RT - Retail              2  - Foreclosure               Foreclosure           2 - Amortization Change
  HC - Health Care         3  - Bankruptcy           11 - Full Payoff           3 - Principal Write-Off
  IN - Industrial          4  - Extension            12 - Reps and Warranties   4 - Combination
  WH - Warehouse           5  - Note Sale            13 - Other or TBD
  MH - Mobile Home Park    6  - DPO
  OF - Office              7  - REO
  MU - Mixed Use           8  - Resolved
  LO - Lodging             9  - Pending Return
  SS - Self Storage              to Master Servicer
  OT - Other
===========================================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17


                       FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                   CTSLink Customer Service
CORPORATE TRUST SERVICES                             (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================


                           PRINCIPAL PREPAYMENT DETAIL

================================================================================================================
                                   Principal Prepayment Amount                   Prepayment Penalties
             Offering Document  ---------------------------------  ---------------------------------------------
Loan Number   Cross-Reference   Payoff Amount  Curtailment Amount  Prepayment Premium  Yield Maintenance Premium
================================================================================================================










================================================================================================================
Totals
================================================================================================================

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                 CTSLink Customer Service
CORPORATE TRUST SERVICES                           (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================

                               HISTORICAL DETAIL

====================================================================================================================================
                                    Delinquencies                                           Prepayments        Rate and Maturities
------------------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days 60-89 Days 90 Days or More Foreclosure    REO    Modifications Curtailments  Payoff  Next Weighted Avg.
    Date      # Balance  # Balance    # Balance      # Balance  # Balance   # Balance    #  Amount   # Amount Coupon      Remit  WAM
------------------------------------------------------------------------------------------------------------------------------------









====================================================================================================================================

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

                       FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                  CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================


                             DELINQUENCY LOAN DETAIL

=============================================================================================================================
                 Offering      # of                  Current   Outstanding  Status of  Resolution
                 Document     Months   Paid Through   P & I       P & I     Mortgage    Strategy     Servicing    Foreclosure
Loan Number  Cross-Reference  Delinq.      Date      Advances  Advances **   Loan (1)   Code (2)   Transfer Date      Date
=============================================================================================================================









=============================================================================================================================
Totals
=============================================================================================================================

                  Delinquency Loan Detail

==========================================================
              Current   Outstanding
             Servicing   Servicing                    REO
Loan Number  Advances     Advances   Bankruptcy Date  Date
==========================================================










==========================================================
Totals
==========================================================

                   (1) Status of Mortgage Loan                                  (2) Resolution Strategy Code
                    ---------------------------                                 ----------------------------
1 - Modification  6 - DPO                   10 - Deed In Lieu of                     1 - Modification
2 - Foreclosure   7 - REO                        Foreclosure                         2 - Foreclosure
3 - Bankruptcy    8 - Resolved              11 - Full Payoff                         3 - Bankruptcy
4 - Extension     9 - Pending Return        12 - Reps and Warranties                 4 - Extension
5 - Note Sale         to Master Servicer    13 - Other or TBD                        5 - Note Sale
                                                                                     6 - DPO
                                                                                     7 - REO
                                                                                     8 - Resolved
                                                                                     9 - Pending Return
                                                                                         to Master Servicer
                                                                                    10 - Deed In Lieu Of
                                                                                         Foreclosure

** Outstanding P & I Advances include the current period advance

===============================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                   CTSLink Customer Service
CORPORATE TRUST SERVICES                             (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================

                    SPECIALLY SERVICED LOAN DETAIL - PART 1

====================================================================================================================================
                         Offering       Servicing  Resolution                                                      Net
Distribution   Loan      Document       Transfer    Strategy     Scheduled  Property  State  Interest   Actual   Operating   NOI
   Date       Number  Cross-Reference    Date       Code (1)      Balance   Type (2)           Rate    Balance    Income    Date
====================================================================================================================================




====================================================================================================================================


=========================================
                               Remaining
 Loan         Note  Maturity Amortization
Number  DSCR  Date    Date      Term
=========================================





=========================================

  (1) Resolution Strategy Code            (2) Property Type Code
  ----------------------------            ----------------------

   1  - Modification                      MF - Multi-Family
   2  - Foreclosure                       RT - Retail
   3  - Bankruptcy                        HC - Health Care
   4  - Extension                         IN - Industrial
   5  - Note Sale                         WH - Warehouse
   6  - DPO                               MH - Mobile Home Park
   7  - REO                               OF - Office
   8  - Resolved                          MU - Mixed Use
   9  - Pending Return                    LO - Lodging
         to Master Servicer               SS - Self Storage
   10 - Deed In Lieu Of                   OT - Other
         Foreclosure


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

                      FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                 CTSLink Customer Service
CORPORATE TRUST SERVICES                           (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================


                     SPECIALLY SERVICED LOAN DETAIL - PART 2

===================================================================================================================================
                          Offering      Resolution     Site
Distribution   Loan       Document       Strategy   Inspection                Appraisal  Appraisal     Other REO
    Date      Number   Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
===================================================================================================================================






===================================================================================================================================

                      (1) Resolution Strategy Code
                      ----------------------------

                         1  - Modification
                         2  - Foreclosure
                         3  - Bankruptcy
                         4  - Extension
                         5  - Note Sale
                         6  - DPO
                         7  - REO
                         8  - Resolved
                         9  - Pending Return
                              to Master Servicer
                         10 - Deed In Lieu Of
                              Foreclosure
                         11 - Full Payoff
                         12 - Reps and Warranties
                         13 - Other or TBD

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

                       FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                   CTSLink Customer Service
CORPORATE TRUST SERVICES                             (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================


                              MODIFIED LOAN DETAIL
================================================================================
            Offering
 Loan       Document       Pre-Modification                        Modification
Number   Cross-Reference        Balance        Modification Date   Description
================================================================================





================================================================================
Total
================================================================================


================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

                       FIRST UNION COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               FUNB SERIES 1999-C4

[LOGO] NORWEST BANKS(R)               For Additional Information, please contact
NORWEST BANK MINNESOTA, N.A.                  CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
3 NEW YORK PLAZA, 15TH FLOOR            Reports Available on the World Wide Web
NEW YORK, NY 10004                               @ www.ctslink.com/cmbs

                                                 PAYMENT DATE: 01/18/2000
                                                 RECORD DATE:  12/31/1999
================================================================================

                             LIQUIDATED LOAN DETAIL

===========================================================================================================
           Final Recovery      Offering                                                      Gross Proceeds
 Loan      Determination       Document       Appraisal   Appraisal    Actual     Gross        as a % of
Number         Date         Cross-Reference     Date        Value      Balance   Proceeds    Actual Balance
===========================================================================================================



===========================================================================================================
Current Total
===========================================================================================================
Cumulative Total
===========================================================================================================

=====================================================================================
           Aggregate          Net           Net Proceeds                  Repurchased
 Loan     Liquidation     Liquidation        as a % of       Realized      by Seller
Number      Expenses*       Proceeds       Actual Balance     Loss           (Y/N)
=====================================================================================



=====================================================================================
Current Total
=====================================================================================
Cumulative Total
=====================================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

================================================================================
Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      FIRST UNION NATIONAL BANK, as Master Servicer     ANNEX D
                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________

------------------------------------------------------------------------------------------------------------------------------------

                   SHORT NAME                                                      PAID       SCHEDULED     TOTAL P&I        TOTAL
  PROSPECTUS         (WHEN         PROPERTY                          SQ FT OR      THRU         LOAN         ADVANCES       EXPENSES
      ID          APPROPRIATE)       TYPE         CITY       STATE     UNITS       DATE        BALANCE       TO DATE        TO DATE
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                Other                                                                                                     Appraisal
               Advances                Current   Current               LTM                                                  BPO or
  Prospectus   (Taxes &      Total     Monthly  Interest   Maturity    NOI        LTM     LTM                  Valuation   Internal
      ID        Escrow)    Exposure      P&I      Rate       Date      Date       NOI     DSCR      Value        Date       Value**
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------






-----------------------------------------------------------------------------------------------------------------------------

              LOSS USING    ESTIMATED                           DATE     EXPECTED
PROSPECTUS     92% APPR.    RECOVERY   TRANSFER     CLOSING      NOI     FCL SALE   WORKOUT
    ID        OR BPO (F)       %         DATE        DATE       FILED     DATE     STRATEGY   COMMENTS
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan, TBD - To Be Determined etc...)

      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value

------------------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX E


                       HISTORICAL LOAN MODIFICATION REPORT
                             As Of _________________

---------------------------------------------------------------------------------------------------------------------------


                                                            BALANCE
                                                             WHEN      BALANCE AT THE
                                        MOD/                SENT TO    EFFECTIVE DATE
  PROSPECTUS                         EXTENTION  EFFECT      SPECIAL         OF           OLD    # MTHS FOR     NEW      OLD
      ID           CITY      STATE     FLAG       DATE     SERVICER    REHABILITATION    RATE   RATE CHANGE    RATE     P&I
===========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================
TOTAL FOR ALL LOANS:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
---------------------------------------------------------------------------------------------------------------------------
                                                # OF LOANS            $ BALANCE
---------------------------------------------------------------------------------------------------------------------------
MODIFICATIONS:
---------------------------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
---------------------------------------------------------------------------------------------------------------------------
TOTAL:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                                             (2) EST.
                                                                              FUTURE
                                                      TOTAL #                INTEREST
                                                       MTHS        (1)        LOSS TO
                                                       FOR      REALIZED      TRUST $
  PROSPECTUS        NEW        OLD         NEW        CHANGE     LOSS TO       (RATE
      ID            P&I      MATURITY    MATURITY     OF MOD     TRUST $     REDUCTION)           COMMENT
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

==========================================================================================================
TOTAL FOR ALL LOANS:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
MODIFICATIONS:
----------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
----------------------------------------------------------------------------------------------------------
TOTAL:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
----------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
----------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
----------------------------------------------------------------------------------------------------------


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX F


                          HISTORICAL LIQUIDATION REPORT
                          AS OF ______________________

===================================================================================================================================

                                                              LATEST
             SHORT NAME                              %     APPRAISAL OR  EFFECT             NET AMT
PROSPECTUS      (WHEN     PROPERTY               RECEIVED     BROKERS    DATE OF   SALES    RECEIVED  SCHEDULED  TOTAL P&I   TOTAL
    ID      APPROPRIATE)    TYPE    CITY  STATE  FROM SALE    OPINION     SALE     PRICE    FROM SALE  BALANCE    ADVANCED  EXPENSES
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
TOTAL ALL LOANS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

=========================================================================================================
                                                                           DATE
                                                        DATE               MINOR
                                                        LOSS                ADJ     TOTAL LOSS  LOSS % OF
PROSPECTUS   SERVICING                    ACTUAL LOSSES PASSED  MINOR ADJ  PASSED      WITH     SCHEDULED
    ID      FEES EXPENSE   NET PROCEEDS   PASSED THRU   THRU    TO TRUST    THRU    ADJUSTMENT   BALANCE
=========================================================================================================

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

=========================================================================================================
Total all Loans:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Current Month Only:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX G


                                REO STATUS REPORT
                           AS OF ____________________

-------------------------------------------------------------------------------------------------------------------------
                                                                                         TOTAL                    OTHER
                                                          SQ FT    PAID   SCHEDULED       P&I         TOTAL      ADVANCES
  PROPESCTUS      PROPERTY     PROPERTY                     OR     THRU      LOAN       ADVANCES    EXPENSES     (TAXES &
      ID             NAME        TYPE    CITY    STATE    UNITS    DATE    BALANCE      TO DATE      TO DATE      ESCROW)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                           CAP                   VALUE     APPRAISAL
                               CURRENT                  LTM      LTM      RATE                   USING       BPO OR
  PROSPECTUS          TOTAL    MONTHLY    MATURITY      NOI      NOI/    ASIGN     VALUATION     NOI &      INTERNAL
      ID            EXPOSURE     P&I        DATE       DATE       DSC      **         DATE      CAP RATE    VALUE**
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                   LOSS
                   USING                     TOTAL
                    92%      ESTIMATED     APPRAISAL                REO         PENDING
  PROSPECTUS       APPR. OR   RECOVERY     REDUCTION  TRANSFER   AQUISITION   RESOLUTION
      ID            BPO          %          REALIZED    DATE        DATE         DATE       COMMENTS
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

(1) USE THE FOLLOWING CODES; App.--Appraisal, BPO--Brokers Opinion, Int--Internal Value
-----------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX H


                               SERVICER WATCH LIST
                           AS OF ____________________

------------------------------------------------------------------------------------------------------------------------------------
PROSUP       PROPERTY                           CURRENT   PAID               LTM*
 LOAN         SHORT     PROPERTY               SCHEDULED  THRU  MATURITY   CURRENT
NUMBER         NAME       TYPE     CITY  STATE  BALANCE   DATE    DATE      DSCR              COMMENT / REASON ON WATCH LIST
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         $0.00
------------------------------------------------------------------------------------------------------------------------------------
*LTM--Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX I


                   Form of OPERATING STATEMENT ANALYSIS REPORT
                           as of: ____________________


 PROPERTY OVERVIEW                   --------------


 Control Number
                                     --------------

                                     -------------------------
 Current Balance/Paid to Date
                                     -----------------------------------------------------------------------------------------------
 Property Name
                                     -----------------------------------------------------------------------------------------------
 Property Type
                                     -----------------------------------------------------------------------------------------------
 Property Address, City, State
                                     -----------------------------------------------------------------------------------------------
 Net Rentable Square Feet
                                     -------------------------
 Year Built/Year Renovated
                                     -----------------------------------------------------------------
 Year of Operations                  UNDERWRITING     1994         1995        1996      TRAILING
                                     -----------------------------------------------------------------
 Occupancy Rate*
                                     -----------------------------------------------------------------
 Average Rental Rate
                                     -----------------------------------------------------------------
                                     * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE PERIOD.

 INCOME:                                                                                 NO. OF MOS.
                                                                                        --------------
 Number of Mos.                                                PRIOR YEAR  CURRENT YR.
                                     ------------------------------------------------------------------------------------------
 Period Ended                        UNDERWRITING      1996         1997        1998    98 TRAILING**  1997-BASE   1997-1996
 Statement Classification            BASE LINE    NORMALIZED   NORMALIZED  NORMALIZED  AS OF          VARIANCE   VARIANCE
                                     ------------------------------------------------------------------------------------------
 Rental Income (Category 1)
                                     ------------------------------------------------------------------------------------------
 Rental Income (Category 2)
                                     ------------------------------------------------------------------------------------------
 Rental Income (Category 3)
                                     ------------------------------------------------------------------------------------------
 Pass Through/Escalations
                                     ------------------------------------------------------------------------------------------
 Other Income
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    EFFECTIVE GROSS INCOME            $   --        $  --        $  --        $  --        $  --                %           %
                                     ------------------------------------------------------------------------------------------
                                     Normalized--Full year Financial statements have been reviewed by the underwriter or servicer
                                     ** Servicer will not be expected to "Normalize" these YTD numbers.
 OPERATING EXPENSES:
                                     ------------------------------------------------------------------------------------------
 Real Estate Taxes
                                     ------------------------------------------------------------------------------------------
 Property Insurance
                                     ------------------------------------------------------------------------------------------
 Utilities
                                     ------------------------------------------------------------------------------------------
 Genereal & Admin
                                     ------------------------------------------------------------------------------------------
 Repairs and Maintenance
                                     ------------------------------------------------------------------------------------------
 Management Fees
                                     ------------------------------------------------------------------------------------------
 Payroll & Benefits Expense
                                     ------------------------------------------------------------------------------------------
 Advertising & Marketing
                                     ------------------------------------------------------------------------------------------
 Professional Fees
                                     ------------------------------------------------------------------------------------------
 Other Expenses
                                     ------------------------------------------------------------------------------------------
 Ground Rent
                                     ------------------------------------------------------------------------------------------
    TOTAL OPERATING EXPENSES         $  --         $  --        $  --        $  --        $  --                %           %
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    OPERATING EXPENSE RATIO
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    NET OPERATING INCOME             $  --         $  --        $  --        $  --        $  --
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    Leasing Commisions
                                     ------------------------------------------------------------------------------------------
    Tenant Improvements
                                     ------------------------------------------------------------------------------------------
    Replacement Reserve
                                     ------------------------------------------------------------------------------------------
    TOTAL CAPITAL ITEMS              $  --         $  --        $  --        $  --         $  --                      $  --
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    NOI AFTER CAPITAL ITEMS          $  --         $  --        $  --        $  --         $  --                      $  --
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    DEBT SERVICE (PER SERVICER)      $  --         $  --        $  --        $  --         $  --                      $  --
                                     ------------------------------------------------------------------------------------------
    CASH FLOW AFTER DEBT SERVICE     $  --         $  --        $  --        $  --         $  --                      $  --
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    (1) DSCR: (NOI/DEBT SERVICE)
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
 DSCR: (AFTER RESERVES\CAP EXP.)
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    SOURCE OF FINANCIAL DATA:
                                     ------------------------------------------------------------------------------------------
                                     (i.e. operating statements, financial statements, tax return, other)
 NOTES AND ASSUMPTIONS:
===============================================================================================================================

The years shown above will roll always showing a three year history.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Rental Income needs to be broken down differently whenever possible for each property type as follows: Retail: 1) Base rent 2) percentage rents on cashflow

Hotel: 1) Room Revenue 2) Food/Beverage A34 Nursing Home: 1) Private 2) Medicaid
3) Medicare

INCOME: COMMENTS
EXPENSE: COMMENTS
CAPITAL ITEMS: COMMENTS

(1) Used in the comparative Financial Status Report

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         Annex J


                   Form of NOI ADJUSTMENT WORKSHEET for "year"
                           AS OF: ____________________

 PROPERTY OVERVIEW                   -------------

                                     -------------
 Control Number
                                     -------------------------
 Current Balance/Paid to Date
                                     --------------------------------------------------------------------------------------------
 Property Name
                                     --------------------------------------------------------------------------------------------
 Property Type
                                     --------------------------------------------------------------------------------------------
 Property Address, City, State
                                     --------------------------------------------------------------------------------------------
 Net Rentable Square Feet
                                     -------------------------
 Year Built/Year Renovated
                                     --------------------------------------------
 Year of Operations                     BORROWER   ADJUSTMENT    NORMALIZED
                                     --------------------------------------------
 Occupancy Rate*
                                     --------------------------------------------
 Average Rental Rate
                                     --------------------------------------------
                                     * Occupancy rates are year end or the ending date of the financial statement for the period.
 INCOME:
 Number of Mos.                      "Year"
                                     -------------------------------------------------------------------
 Period Ended                           Borrower                 Adjustment                Normalized
 Statement Classification               Actual
                                     -------------------------------------------------------------------
 Rental Income (Category 1)
                                     -------------------------------------------------------------------
 Rental Income (Category 2)
                                     -------------------------------------------------------------------
 Rental Income (Category 3)
                                     -------------------------------------------------------------------
 Pass Throughs/Escalations
                                     -------------------------------------------------------------------
 Other Income
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    EFFECTIVE GROSS INCOME
                                     -------------------------------------------------------------------
                                     Normalized - Full year Financial statements have been reviewed by the servicer

 OPERATING EXPENSES:
                                     -------------------------------------------------------------------
 Real Estate Taxes
                                     -------------------------------------------------------------------
 Property Insurance
                                     -------------------------------------------------------------------
 Utilities
                                     -------------------------------------------------------------------
 General & Administration
                                     -------------------------------------------------------------------
 Repairs and Maintenance
                                     -------------------------------------------------------------------
 Management Fees
                                     -------------------------------------------------------------------
 Payroll & Benefits Expense
                                     -------------------------------------------------------------------
 Advertising & Marketing
                                     -------------------------------------------------------------------
 Professional Fees
                                     -------------------------------------------------------------------
 Other Expenses
                                     -------------------------------------------------------------------
 Ground Rent
                                     -------------------------------------------------------------------
    TOTAL OPERATING EXPENSES         $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    OPERATING EXPENSE RATIO
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    NET OPERATING INCOME             $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    Leasing Commissions
                                     -------------------------------------------------------------------
    Tenant Improvements
                                     -------------------------------------------------------------------
    Replacement Reserve
                                     -------------------------------------------------------------------
    TOTAL CAPITAL ITEMS              $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    NOI AFTER CAPITAL ITEMS          $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    DEBT SERVICE (PER SERVICER)      $  --                        $  --                   $  --
                                     -------------------------------------------------------------------
    CASH FLOW AFTER DEBT SERVICE     $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    (1)DSCR: (NOI/DEBT SERVICE)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
 DSCR: (AFTER RESERVES\CAP EXP.)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
 SOURCE OF FINANCIAL DATA:
                                     -------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:
================================================================================
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

INCOME: COMMENTS
EXPENSE: COMMENTS
CAPITAL ITEMS: COMMENTS

(1) Used in the comparative Financial Status Report

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      ANNEX K
                  FIRST UNION NATIONAL BANK, as Master Servicer
                       COMPARATIVE FINANCIAL STATUS REPORT
                           AS OF ____________________

                                                                            ORIGINAL UNDERWRITING INFORMATION
---------------------------------------------------------------------------------------------------------------

                                                                       BASIS YEAR
---------------------------------------------------------------------------------------------------------------
                               Last
                             Property   Scheduled   Paid   Annual    Financial
 Prospectus                  Inspect       Loan     Thru    Debt    Info as of     %     Total     $     (1)
     ID       City    State    Date      Balance    Date   Service     Date       Occ   Revenue   NOI    DSCR
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total:                                 $                  $                      WA    $         $      WA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================
                                                                                  RECEIVED
---------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                     LOANS           BALANCE
---------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

(1) DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service.
(2) Net change should compare the latest year to the underwriting year.


---------------------------------------------------------------------------------------------------------------
                 2ND PRECEDING ANNUAL OPERATING                           PRECEDING ANNUAL OPERATING

                          INFORMATION                                             INFORMATION

             AS OF ___________            NORMALIZED                   AS OF ___________          NORMALIZED
---------------------------------------------------------------------------------------------------------------
               Last                                                   Last
             Property  Financial                                    Property    Financial
Prospectus   Inspect   Info as of   %    Total  Normalized (1)      Inspect     Info as of     %    Total  Normalized (1)
    ID         Date      Date      Occ   Revenue  $ NOI    DSCR       Date         Date       Occ  Revenue  $ NOI    DSCR
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Total                                WA    $         $      WA                                 WA   $          $      WA
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================
                                                                                  REQUIRED
-------------------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                     LOANS           BALANCE
-------------------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


                  TRAILING FINANCIAL                 (2)     NET CHANGE
-------------------------------------------------------------------------------
                       INFORMATION
-------------------------------------------------------------------------------
           MONTH REPORTED    NORMALIZED              PRECEDING & BASIS
-------------------------------------------------------------------------------

             Financial                                              %         %
Prospectus   Info as of     %     Total          (%)       %      Total      (1)
    ID         Date       Occ   Revenue  $ NOI   DSCR     Occ    Revenue    DSCR
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total                     WA    $         $      WA       WA    $           WA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

                                    DEPOSITOR

                                -----------------

     This Prospectus describes the commercial mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement"), which will be offered from time to time in series. The Offered Certificates of each series, together with any other commercial mortgage pass-through certificates of such series not offered hereby, are collectively referred to herein as the "Certificates."

     Each series of Certificates will consist of one or more classes of Certificates, and such class or classes (including classes of Offered Certificates) may (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest; (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology. See "Description of the Certificates."

                               -----------------

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 21 UNDER THE CAPTION "RISK FACTORS" HEREIN AND UNDER SUCH CAPTION IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                               -----------------

     THE CERTIFICATES WILL REPRESENT INTERESTS IN THE RELATED TRUST FUND ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC. OR ANY AFFILIATE THEREOF, INCLUDING WITHOUT LIMITATION, FIRST UNION NATIONAL BANK. A CERTIFICATE IS NOT A DEPOSIT AND NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE ASSETS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                               -----------------


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

     Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. See "Risk Factors." This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                                DECEMBER 8, 1999

(cover continued)

     The Offered Certificates of any series may be offered through one or more different methods such as offerings through underwriters, including First Union Securities, Inc. ("First Union Securities"), an affiliate of the Depositor, acting as principals for their own account or as agents, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement.

     In the aggregate, the Certificates of each series of Certificates will represent the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting primarily of a segregated pool of one or more of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage-backed securities ("CMBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or a combination of Mortgage Loans and CMBS (collectively, "Mortgage Assets"). Mortgage Loans may be secured by interests in the following property types: residential properties consisting of five or more rental or cooperatively-owned dwelling units, shopping centers, retail stores, hotels or motels, office buildings, nursing homes, hospitals or other health-care related facilities, warehouse facilities, mixed use properties, mini-warehouse or self-storage facilities, mobile home parks or other types of income producing properties. See "Description of the Trust Funds." Mortgage Loans (or mortgage loans underlying a CMBS) may be secured by first or junior, recourse or non-recourse liens and may be delinquent as of the date Certificates of a series are issued, if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificate may include amounts on deposit in a separate account (the "Pre-Funding Account") which may be used by the Trust Fund to acquire additional assets as more fully described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets," "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

     Distributions in respect of the Certificates will be made on a monthly, quarterly or other periodic basis as specified in the related Prospectus Supplement. Such distributions will be made only from the assets of the related Trust Fund.

     This Prospectus and related Prospectus Supplements may be used by the Depositor, First Union Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     No Certificates of any series will represent an obligation of or interest in the Depositor or any of its affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates of any series nor the assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates (the "Certificateholders") pursuant to a Pooling Agreement, as more fully described herein.

     The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchases and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations." A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates."

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Material Federal Income Tax Consequences" herein.

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

     As more particularly described herein, each Prospectus Supplement will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of Offered Certificates of the related series, including the aggregate principal amount of each such class (the "Certificate Balance"), the rate at which interest will accrue from time to time, if at all, with respect to each such class (the "Pass-Through Rate") or the method of determining such rate; (ii) information with respect to any other classes of Certificates of the same series not offered thereby; (iii) the respective dates on which distributions are to be made to Certificateholders;
(iv) information as to the assets constituting the related Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination;
(vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made, and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series;
(ix) information concerning the trustee (as to any series, the "Trustee") of the related Trust Fund; (x) information concerning the master servicer (as to any series, the "Master Servicer") and any special servicer (as to any series, the "Special Servicer") engaged to administer the related Mortgage Assets; (xi) information as to the nature and extent of any subordination in entitlement to distributions of any class of Certificates of such series; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each series contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission also maintains a Web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission. The site may be accessed at http:/www.sec.gov.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus and any related Prospectus Supplement and, if given or made, such information or representation must not be relied upon. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates, or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     The related Master Servicer or Trustee will be required to mail to holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then, unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. The means by which notices and other communications are conveyed by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates" and "Description of the Pooling Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

     To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related Mortgagors') rights in one or more bond-type or credit-type net leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Exchange Act.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor, upon request, will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at One First Union Center, Charlotte, North Carolina 28228-0013, Attention: Secretary, or by telephone at 704-374-6161. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                              TABLE OF CONTENTS


                                                                                                       PAGE
                                                                                                       ----
Prospectus Supplement ...............................................................................    3
Available Information ...............................................................................    3
Incorporation of Certain Information by Reference ...................................................    4
Summary of Prospectus ...............................................................................   11
Risk Factors ........................................................................................   21
  Limited Liquidity for Offered Certificates ........................................................   21
  Limited Assets to Support Payment on Certificates .................................................   21
  Prepayments on Mortgage Loans; Effects on Average Life of Certificates; Effects On Yields
    on Certificates .................................................................................   21
  Optional Early Termination ........................................................................   22
  Limited Nature of Ratings on Certificates .........................................................   23
  Effects of Pre-Funding and Acquisition of Additional Mortgage Assets ..............................   23
  Risks to Lenders Associated with Certain Income Producing Loans and Mortgaged Properties ..........   23
      Risks Associated with Mortgage Loans Secured by Multifamily Properties ........................   24
      Risks Associated with Mortgage Loans Secured by Retail Properties .............................   24
      Risks Associated with Mortgage Loans Secured by Hospitality Properties ........................   25
      Risks Associated with Mortgage Loans Secured by Office Buildings ..............................   25
      Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities .............   26
      Risks Associated with Mortgage Loans Secured by Warehouse and Self Storage Facilities .........   26
      Risks Associated with Mortgage Loans Secured by Health-Care Related Properties ................   26
      Risks Associated with Mortgage Loans Secured by Industrial & Mixed-Use Facilities .............   28
    Management Risks ................................................................................   28
    Risks Associated with Certain Mortgage Loans and Related Leases .................................   28
    Balloon Payments on Mortgage Loans; Heightened Risk of Borrower Default .........................   29
    Junior Mortgage Loans ...........................................................................   29
    Credit Support Limitations--May Not Cover All Risks or Full Payment on Certificates .............   29
    Enforceability ..................................................................................   30
    Leases and Rents Serving as Security for Mortgage Loans Pose Special Risks ......................   30
    Delinquent Mortgage Loans .......................................................................   30
    Environmental Liability May Affect Lien on Mortgaged Property and Expose Lender to Costs ........   31
    Credit Support Limitations--May Not Cover All Risks or Full Payment on Certificates .............   31
    ERISA Considerations--Covered Investors May Experience Liability ................................   32
    Certain Federal Tax Considerations Regarding REMIC Residual Certificates ........................   32
    Book-Entry Registration of Certificates Affects Ownership of Certificates and
     Receipt of Payments ............................................................................   32
    Delinquent Mortgage Loans .......................................................................   32
Description of the Trust Funds ......................................................................   33
    General .........................................................................................   33
    Mortgage Loans-Leases ...........................................................................   33
        General .....................................................................................   33
        Leases ......................................................................................   33
        Default and Loss Considerations with Respect to the Mortgage Loans ..........................   34
        Payment Provisions of the Mortgage Loans ....................................................   36
        Mortgage Loan Information in Prospectus Supplements .........................................   36



                                                                                                 PAGE
                                                                                                 ----
    CMBS ......................................................................................   36
    Certificate Accounts ......................................................................   37
    Credit Support ............................................................................   37
    Cash Flow Agreements ......................................................................   38
    Pre-Funding ...............................................................................   38
Yield and maturity considerations .............................................................   38
    General ...................................................................................   38
    Pass-Through Rate .........................................................................   39
    Payment Delays ............................................................................   39
    Certain Shortfalls in Collections of Interest .............................................   39
    Yield And Prepayment Considerations .......................................................   39
    Weighted Average Life and Maturity ........................................................   41
    Controlled Amortization Classes and Companion Classes .....................................   41
    Other Factors Affecting Yield, Weighted Average Life and Maturity .........................   42
        Balloon Payments; Extensions of Maturity ..............................................   42
        Negative Amortization .................................................................   42
        Foreclosures and Payment Plans ........................................................   42
        Losses and Shortfalls on the Mortgage Assets ..........................................   42
        Additional Certificate Amortization ...................................................   43
The Depositor .................................................................................   43
Use of Proceeds ...............................................................................   43
Description of the Certificates ...............................................................   44
    General ...................................................................................   44
    Distributions .............................................................................   44
    Distributions of Interest on the Certificates .............................................   45
    Distributions of Certificate Principal ....................................................   46
    Distributions on the Certificates in Respect of Prepayment Premiums or in
     Respect of Equity Participations .........................................................   46
    Allocation of Losses and Shortfalls .......................................................   46
    Advances in Respect of Delinquencies ......................................................   46
    Reports to Certificateholders .............................................................   47
    Voting Rights .............................................................................   49
    Termination ...............................................................................   49
    Book-Entry Registration and Definitive Certificates .......................................   50
Description of the Pooling Agreements .........................................................   51
    General ...................................................................................   51
    Assignment of Mortgage Assets; Repurchases ................................................   51
    Representations and Warranties; Repurchases ...............................................   52
    Certificate Account .......................................................................   53
        General ...............................................................................   53
        Deposits ..............................................................................   53
        Withdrawals ...........................................................................   54
    Collection and Other Servicing Procedures .................................................   55


                                                                       PAGE
                                                                       ----
    Modifications, Waivers and Amendments of Mortgage Loans ...............   55
    Sub-Servicers .........................................................   56
    Special Servicers .....................................................   56
    Realization upon Defaulted Mortgage Loans .............................   56
    Hazard Insurance Policies .............................................   58
    Due-on-sale and Due-on-encumbrance Provisions .........................   58
    Servicing Compensation and Payment of Expenses ........................   58
    Evidence as to Compliance .............................................   59
    Certain Matters Regarding the Master Servicer and
     the Depositor ........................................................   59
    Events of Default .....................................................   60
    Rights upon Event of Default ..........................................   60
    Amendment .............................................................   61
    List of Certificateholders ............................................   61
    The Trustee ...........................................................   61
    Duties of the Trustee .................................................   62
    Certain Matters Regarding the Trustee .................................   62
    Resignation and Removal of the Trustee ................................   62
Description of Credit Support .............................................   63
    General ...............................................................   63
    Subordinate Certificates ..............................................   63
    Cross-Support Provisions ..............................................   63
    Insurance or Guarantees with Respect to Mortgage Loans ................   63
    Letter of Credit ......................................................   64
    Certificate Insurance and Surety Bonds ................................   64
    Reserve Funds .........................................................   64
    Credit Support with Respect to CMBS ...................................   64
Certain Legal Aspects of Mortgage Loans and Leases ........................   65
    General ...............................................................   65
    Types of Mortgage Instruments .........................................   65
    Leases and Rents ......................................................   65
    Personalty ............................................................   66
    Cooperative Loans .....................................................   66
    Junior Mortgages; Rights of Senior Lenders ............................   67
    Foreclosure ...........................................................   68
        General ...........................................................   68
        Foreclosure Procedures Vary From State to State ...................   68
        Judicial Foreclosure ..............................................   68
        Non-Judicial Foreclosure/Power of Sale ............................   68
        Equitable Limitations on Enforceability of
         Certain Provisions ...............................................   69
        Public Sale .......................................................   69
        Rights of Redemption ..............................................   70
        Anti-Deficiency Legislation .......................................   70
        Leasehold Risks ...................................................   70
        Regulated Healthcare Facilities ...................................   70

                                                                        PAGE

      Cross-Collateralization .............................................   71
      Cooperative Loans ...................................................   71
Bankruptcy Laws ...........................................................   71
Environmental Considerations ..............................................   72
      General .............................................................   72
      Superlien Laws ......................................................   72
      CERCLA ..............................................................   72
      Certain Other State Laws ............................................   73
      Additional Considerations ...........................................   73
  Due-on-sale and Due-on-encumbrance ......................................   74
  Subordinate Financing ...................................................   74
  Default Interest and Limitations on Prepayments .........................   74
  Applicability of Usury Laws .............................................   74
  Soldiers' and Sailors' Civil Relief Act of 1940 .........................   74
  Americans with Disabilities Act .........................................   75
  Forfeitures in Drug and RICO Proceedings ................................   75

                                                                                                   PAGE
                                                                                                   ----
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ........................................................   76
    General .....................................................................................   76
    REMICs ......................................................................................   76
        Classification of REMICs ................................................................   76
        Tiered REMIC Structures .................................................................   77
    Taxation of Owners of REMIC Regular Certificates ............................................   77
        General .................................................................................   77
        Original Issue Discount .................................................................   78
        Market Discount .........................................................................   80
        Premium .................................................................................   81
        Realized Losses .........................................................................   81
    Taxation of Owners of REMIC Residual Certificates ...........................................   81
        General .................................................................................   81
        Taxable Income of the REMIC .............................................................   82
        Basis Rules, Net Losses and Distributions ...............................................   83
        Excess Inclusions .......................................................................   84
        Noneconomic REMIC Residual Certificates .................................................   84
        Mark-to-Market Rules ....................................................................   85
        Possible Pass-Through of Miscellaneous Itemized Deductions ..............................   85
        Sales of REMIC Certificates .............................................................   86
        Prohibited Transactions Tax and Other Taxes .............................................   86
        Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain
         Organizations ..........................................................................   87
        Termination .............................................................................   88
        Reporting and Other Administrative Matters ..............................................   88
        Backup Withholding with Respect to REMIC Certificates ...................................   89
        Foreign Investors in REMIC Certificates .................................................   89
        New Withholding Regulations .............................................................   89
    Grantor Trust Funds .........................................................................   89
        Classification of Grantor Trust Funds ...................................................   89
    Characterization of Investments in Grantor Trust Certificates ...............................   90
        Grantor Trust Fractional Interest Certificates ..........................................   90
        Grantor Trust Strip Certificates ........................................................   90
    Taxation of Owners of Grantor Trust Fractional Interest Certificates ........................   90
        General .................................................................................   90
        If Stripped Bond Rules Apply ............................................................   91
        If Stripped Bond Rules Do Not Apply .....................................................   92
        Market Discount .........................................................................   94
        Premium .................................................................................   95
        Taxation of Owners of Grantor Trust Strip Certificates ..................................   95
        Possible Application of Contingent Payment Rules ........................................   96
        Sales of Grantor Trust Certificates .....................................................   96
        Grantor Trust Reporting .................................................................   97
        Backup Withholding .......................................................................  97
        Foreign Investor ........................................................................   97
        New Withholding Regulations .............................................................   97


                                                                            PAGE
                                                                            ----

STATE AND OTHER TAX CONSEQUENCES .........................................    97
ERISA CONSIDERATIONS .....................................................    97
    General ..............................................................    97
        Plan Asset Regulations ...........................................    98
    Prohibited Transaction Exemptions ....................................    98
LEGAL INVESTMENT .........................................................   101
METHOD OF DISTRIBUTION ...................................................   102
LEGAL MATTERS ............................................................   103
FINANCIAL INFORMATION ....................................................   103
RATING ...................................................................   104

                              SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates .............    Commercial Mortgage Pass-Through
                                        Certificates, issuable in series (the
                                        "Certificates").


Depositor .........................    First Union Commercial Mortgage
                                        Securities, Inc., a wholly-owned
                                        subsidiary of First Union National Bank.
                                        See "The Depositor."


Issuer ............................    The Trust Fund established under a
                                        Pooling Agreement, as described below in this Summary of Prospectus under "Description of Certificates."


Master Servicer ...................    The master servicer (the "Master
                                        Servicer"), if any, for a series of
                                        Certificates will be named in the
                                        related Prospectus Supplement and may be an affiliate of the Depositor. See "Description of the Pooling
                                        Agreements--Collection and Other
                                        Servicing Procedures."


Special Servicer ..................    The special servicer (the "Special
                                        Servicer"), if any, for a series of
                                        Certificates will be named, or the
                                        circumstances under which a Special
                                        Servicer will be appointed will be
                                        described, in the related Prospectus
                                        Supplement. See "Description of the
                                        Pooling Agreements--Special Servicers."


Trustee ...........................    The trustee (the "Trustee") for each
                                        series of Certificates will be named in
                                        the related Prospectus Supplement. See
                                        "Description of the Pooling
                                        Agreements--The Trustee."


The Trust Assets ..................    Each series of Certificates will
                                        represent in the aggregate the entire
                                        beneficial ownership interest in a Trust
                                        Fund consisting primarily of:


  A. Mortgage Assets ..............    The Mortgage Assets with respect to each
                                        series of Certificates will consist of a pool of mortgage loans (collectively, the "Mortgage Loans") secured by first or junior liens on, or security interests in, or installment contracts for the sale of, fee simple or leasehold interests in, (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) shopping centers, retail stores, hotels or motels, office buildings, nursing homes, hospitals or other health-care related facilities, warehouse facilities, mixed use properties, mini-warehouse or self-storage facilities, mobile home parks or other types of income producing properties ("the Commercial Properties"), (iii) CMBS or (iv) participations in, or any combination of, the foregoing. If so specified in the related Prospectus Supplement and if permitted by applicable law, a Trust Fund may include
                                        (i) Multifamily Properties or Commercial
                                        Properties acquired by foreclosure or by deed-in-lieu of foreclosure ("REO Property") and (ii) Mortgage Loans secured by liens on real estate projects under construction. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent as of the date of their deposit into the related Trust Fund. A Mortgage Loan will be considered "delinquent" if it is thirty (30) days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation the Trust Fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all Mortgage Loans in the Trust Fund. The Mortgage Loans will not be guaranteed or insured by the Depositor, any of its affiliates or, unless otherwise specified in the Prospectus Supplement, by any governmental agency or instrumentality or any other person.

                                       To the extent described in the related
                                        Prospectus Supplement, some or all of
                                        the Mortgage Loans may also be secured
                                        by an assignment of one or more leases
                                        (a "Lease Assignment"), including
                                        bond-type or credit-type net leases
                                        (each, a "Lease") of one or more lessees
                                        (each, a "Lessee") of all or a portion
                                        of the related Mortgaged Properties (as
                                        defined herein). Unless otherwise
                                        specified in the related Prospectus
                                        Supplement, a significant or the sole
                                        source of payments on certain Mortgage
                                        Loans will be the rental payments due
                                        under the related Leases. In certain
                                        circumstances, with respect to
                                        Commercial Properties, the material
                                        terms and conditions of the related
                                        Leases may be set forth in the related
                                        Prospectus Supplement. See "Description
                                        of the Trust Funds--Mortgage
                                        Loans--Leases" and "Risk
                                        Factors--Limited Assets" herein.

                                       Unless otherwise provided in the related
                                        Prospectus Supplement, the Mortgaged
                                        Properties may be located in any one of
                                        the 50 states, the District of Columbia
                                        or the Commonwealth of Puerto Rico.
                                        Unless otherwise provided in the related
                                        Prospectus Supplement, all Mortgage
                                        Loans will have individual principal
                                        balances at origination of not less than $100,000 and original terms to maturity of not more than 40 years.

                                       As and to the extent described in the
                                        related Prospectus Supplement, a
                                        Mortgage Loan (i) may provide for no
                                        accrual of interest or for accrual of
                                        interest thereon at an interest rate (a
                                        "Mortgage Rate") that is fixed over its
                                        term or that adjusts from time to time,
                                        or that may be converted at the
                                        borrower's election from an adjustable
                                        to a fixed Mortgage Rate, or from a
                                        fixed to an adjustable Mortgage Rate,
                                        (ii) may provide for the formula, index
                                        or other method by which the Mortgage
                                        Rate will be calculated, (iii) may
                                        provide for level payments to maturity
                                        or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, (v) may contain a prohibition on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment and (vi) may provide for payments of principal, interest or both, on due dates that occur monthly or quarterly or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases."

                                       If and to the extent specified in the
                                        related Prospectus Supplement, the
                                        Mortgage Assets that constitute a
                                        particular Trust Fund may also
                                        include or consist solely of (i) private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates or
                                        (ii) certificates insured or guaranteed
                                        by the Federal Home Loan Mortgage
                                        Corporation ("FHLMC"), the Federal
                                        National Mortgage Association ("FNMA"),
                                        the Governmental National Mortgage
                                        Association ("GNMA") or the Federal
                                        Agricultural Mortgage Corporation
                                        ("FAMC") (collectively, the
                                        mortgage-backed securities referred to
                                        in clauses (i) and (ii), "CMBS"),
                                        provided that each CMBS will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein. See "Description of the Trust Funds--CMBS."

                                       Each Mortgage Asset will be selected by
                                        the Depositor for inclusion in a Trust
                                        Fund from among those purchased, either
                                        directly or indirectly, from a prior
                                        holder thereof (a "Mortgage Asset
                                        Seller"), which prior holder may or may
                                        not be the originator of such Mortgage
                                        Loan or the issuer of such CMBS and may
                                        be an affiliate of the Depositor, all as more particularly described in the related Prospectus Supplement.

B. Certificate Account .............   Each Trust Fund will include one or more
                                        accounts (collectively, the "Certificate
                                        Account") established and maintained on
                                        behalf of the Certificateholders into
                                        which the person or persons designated
                                        in the related Prospectus Supplement
                                        will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Trust Funds--Certificate Accounts" and "Description of the Pooling Agreements--Certificate
                                        Account."

 C. Credit Support .................   If so provided in the related Prospectus
                                        Supplement, partial or full protection
                                        against certain defaults and losses on
                                        the Mortgage Assets in the related Trust
                                        Fund may be provided to one or more
                                        classes of Certificates of the related
                                        series in the form of subordination of
                                        one or more other classes of
                                        Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of any Credit Support, the identification of the entity providing it (if applicable) and related information will be set forth in the related Prospectus Supplement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited. See "Risk Factors--Credit Support Limitations,"
                                        "Description of the Trust Funds--Credit
                                        Support" and "Description of Credit
                                        Support."

D. Cash Flow Agreements ............   If so provided in the related Prospectus
                                        Supplement, a Trust Fund may include
                                        guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will contain certain information that pertains to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any Cash Flow Agreements that are included as part of the trust fund evidenced by or providing security for such CMBS to the extent information is available and deemed material. See "Description of the Trust Funds--Cash Flow Agreements."


E. Pre-Funding .....................   If so provided in the related Prospectus
                                        Supplement, a Trust Fund may include
                                        amounts on deposit in a separate account
                                        (the "Pre-Funding Account") which
                                        amounts will not exceed 25% of the pool
                                        balance of the Trust Fund as of the
                                        Cut-off Date. Amounts on deposit in the
                                        Pre-Funding Account may be used by the
                                        Trust Fund to acquire additional
                                        Mortgage Assets, which additional
                                        Mortgage Assets will be selected using
                                        criteria that is substantially similar
                                        to the criteria used to select the
                                        Mortgage Assets included in the Trust
                                        Fund on the Closing Date. The Trust Fund may acquire such additional Mortgage Assets for a period of time of not more than 120 days after the Closing Date (the "Pre-Funding Period") as specified in the related Prospectus Supplement. Amounts on deposit in the Pre-Funding Account after the end of the Pre-Funding Period, will be distributed to Certificateholders or such other person as set forth in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Trust Fund may include amounts on deposit in a separate account (the "Capitalized Interest Account"). Amounts on deposit in the Capitalized Interest Account may be used to supplement investment earnings, if any, of amounts on deposit in the Pre-Funding Account, supplement interest collections of the Trust Fund, or such other purpose as specified in the related Prospectus Supplement. As set forth in a related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account and Pre-Funding Account will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the Capitalized Interest Account will be released after the end of the Pre-Funding Period as specified in the related Prospectus Supplement. See "Risk Factors--Effects of
                                        Pre-Funding and Acquisition of
                                        Additional Mortgage Assets."

Description of Certificates ........   Each series of Certificates will be
                                        issued pursuant to a pooling and
                                        servicing agreement or other agreement
                                        specified in the related Prospectus
                                        Supplement (in either case, a "Pooling
                                        Agreement") and will represent in the
                                        aggregate the entire beneficial
                                        ownership interest in the related Trust
                                        Fund.

                                       Each series of Certificates may consist
                                        of one or more classes of Certificates,
                                        and such class or classes (including
                                        classes of Offered Certificates) may (i) be senior (collectively, "Senior Certificates") or subordinate
                                        (collectively, "Subordinate
                                        Certificates") to one or more other
                                        classes of Certificates in entitlement
                                        to certain distributions on the
                                        Certificates; (ii) be entitled to
                                        distributions of principal, with
                                        disproportionately small, nominal or no
                                        distributions of interest (collectively,
                                        "Stripped Principal Certificates");
                                        (iii) be entitled to distributions of
                                        interest, with disproportionately small, nominal or no distributions of principal (collectively, "Stripped Interest
                                        Certificates"); (iv) provide for
                                        distributions of principal and/or
                                        interest that commence only after the
                                        occurrence of certain events, such as
                                        the retirement of one or more other
                                        classes of Certificates of such series;
                                        (v) provide for distributions of
                                        principal to be made, from time to time, or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to
                                        Certificates with two or more
                                        components, references herein to
                                        Certificate Balance, notional amount and
                                        Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                                       Each class of Certificates, other than
                                        certain classes of Stripped Interest
                                        Certificates and certain REMIC Residual
                                        Certificates (as defined below), will
                                        have a stated principal amount (a
                                        "Certificate Balance"), and each class
                                        of Certificates, other than certain
                                        classes of Stripped Principal
                                        Certificates and certain REMIC Residual
                                        Certificates, will accrue interest on
                                        its Certificate Balance or, in the case
                                        of certain classes of Stripped Interest
                                        Certificates, on a notional amount

                                        ("Notional Amount"), based on a fixed,
                                        variable or adjustable interest rate (a
                                        "Pass-Through Rate"). The related
                                        Prospectus Supplement will specify the
                                        Certificate Balance, Notional Amount and
                                        Pass-Through Rate for each class of
                                        Offered Certificates, as applicable, or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                                       The Certificates will not be guaranteed
                                        or insured by the Depositor or any of
                                        its affiliates, by any governmental
                                        agency or instrumentality or by any
                                        other person, unless otherwise provided
                                        in the related Prospectus Supplement.
                                        See "Risk Factors--Limited Assets to
                                        Support Payment of Certificates" and
                                        "Description of the Certificates."

Distributions of Interest
  on the Certificates ..............   Interest on each class of Offered
                                        Certificates (other than certain classes of Stripped Principal Certificates and Stripped Interest on each class of Offered Certificates and certain REMIC Residual Certificates) of each series will accrue at the applicable
                                        Pass-Through Rate on the Certificate
                                        Balance or, in the case of certain
                                        classes of Stripped Interest
                                        Certificates, the Notional Amount
                                        thereof outstanding from time to time
                                        and will be distributed to
                                        Certificateholders as provided in the
                                        related Prospectus Supplement (each of
                                        the specified dates on which
                                        distributions are to be made, a
                                        "Distribution Date"). Distributions of
                                        interest with respect to one or more
                                        classes of Certificates (collectively,
                                        "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Prepayments on Mortgage Loans; Effects on Average Life of Certificates; Effects on Yields," "Yield and Maturity Considerations," and "Description of the
                                        Certificates--Distributions of Interest
                                        on the Certificates."


Distributions of Certificate
  Principal ........................   Each class of the Certificates of each
                                        series (other than certain classes of
                                        Stripped Interest Certificates and/or
                                        REMIC Residual Certificates) will have a Certificate Balance which, as of any date, will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the Mortgage Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not exceed the outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to each series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates (i) may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (iii) may be made, subject to available funds, based on a specified principal payment schedule for any such class, a "Controlled Amortization Class"); and
                                        (iv) may be contingent on the specified
                                        principal payment schedule for a
                                        Controlled Amortization Class of the
                                        same series and the rate at which
                                        payments and other collections of
                                        principal on the Mortgage Assets in the
                                        related Trust Fund are received (any
                                        such class, a "Companion Class"). Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. See "Description of the
                                        Certificates--Distributions of
                                        Certificate Principal."

Advances ...........................  If and to the extent provided in the related Prospectus Supplement, the
                                       Master Servicer and/or another specified person will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on the Mortgage Loans in the related Trust Fund, any such advances made with respect to a particular Mortgage Loan will be reimbursable from subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, the Master Servicer or other specified person makes any advance it will be entitled to receive interest on its advances for the period that they are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies." If a Trust Fund includes CMBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related CMBS Agreement, will be described in the related Prospectus Supplement.

Termination ........................  If so specified in the related Prospectus
                                       Supplement, a series of Certificates
                                       will be subject to optional early
                                       termination by means of the repurchase
                                       of the Mortgage Assets in the related
                                       Trust Fund by the party or parties
                                       specified therein, under the
                                       circumstances and in the manner set
                                       forth therein. If so provided in the
                                       related Prospectus Supplement, upon the
                                       reduction of the Certificate Balance of
                                       a specified class or classes of
                                       Certificates by a specified percentage
                                       or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. Further, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased by a party or parties specified therein under similar or other conditions as described therein. See "Description of the
                                        Certificates--Termination."

Registration of Book-Entry
  Certificates .....................  If so provided in the related Prospectus
                                       Supplement, one or more classes of the
                                       Offered Certificates of any series will
                                       be offered in book-entry format
                                       (collectively, "Book-Entry
                                       Certificates") through the facilities of
                                       DTC. Each class of Book-Entry
                                       Certificates will be initially
                                       represented by one or more Certificates
                                       registered in the name of a nominee of
                                       DTC. No person acquiring an interest in
                                       a class of Book-Entry Certificates (a
                                       "Certificate Owner") will be entitled to receive a Certificate of such class in fully registered, definitive form (a "Definitive Certificate"), except under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


Risk Factors .......................  There are material risks associated with an investment in Certificates. See "Risk
                                       Factors" herein. Additional risks
                                       pertaining to a particular series of
                                       Certificates may be disclosed in the
                                       applicable Prospectus Supplement.

Tax Status of the Certificates .....  The Certificates of each series will constitute either (i) "regular
                                       interests" ("REMIC Regular
                                       Certificates") and "residual interests"
                                       ("REMIC Residual Certificates") in a
                                       Trust Fund, or a designated portion
                                       thereof, treated as a REMIC under
                                       Sections 860A through 860G of the
                                       Internal Revenue Code of 1986 (the
                                       "Code"), or (ii) interests ("Grantor
                                       Trust Certificates") in a Trust Fund
                                       treated as a grantor trust under
                                       applicable provisions of the Code. If so indicated in the related Prospectus Supplement, an election alternatively may be made to treat the Trust Fund as a financial asset securitization investment trust ("FASIT").

A. REMIC ...........................  REMIC Regular Certificates generally will be treated as debt obligations of the
                                       applicable REMIC for federal income tax
                                       purposes. In general, to the extent the
                                       assets and income of the REMIC are
                                       treated as qualifying assets and income
                                       under the following sections of the
                                       Code, REMIC Regular Certificates owned
                                       by a real estate investment trust will
                                       be treated as "real estate assets" for
                                       purposes of Section 856(c)(5)(A) of the
                                       Code and interest income therefrom will
                                       be treated as "interest on obligations
                                       secured by mortgages on real property"
                                       for purposes of Section 856(c)(3)(B) of
                                       the Code. In addition, REMIC Regular
                                       Certificates will be "qualified
                                       mortgages" within the meaning of Section
                                       860G(a)(3) of the Code. Moreover, if 95% or more of the assets and the income of the REMIC qualify for any of the foregoing treatments, the REMIC Regular Certificates will qualify for the foregoing treatments in their entirety. However, REMIC Regular Certificates owned by a thrift institution will constitute assets described in Section 7701(a)(19)(C) of the Code only if so specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, certain of the REMIC Regular Certificates may be issued with original issue discount. See "Material Federal Income Tax
                                       Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

                                       REMIC Residual Certificates generally
                                        will be treated as representing an
                                        interest in qualifying assets and income to the same extent described above for institutions subject to Sections 856(c)(5)(A) and 856(c)(3)(B) of the
                                        Code, but not for purposes of Section
                                        7701(a)(19)(C) of the Code unless
                                        otherwise stated in the related
                                        Prospectus Supplement. A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and
                                        (iii) may be subject to foreign
                                        withholding rules. See "Material Federal
                                        Income Tax
                                        Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

  B. Grantor Trust .................   If so provided in the related Prospectus
                                        Supplement, Grantor Trust Certificates
                                        may be either Certificates that have a
                                        Certificate Balance and a Pass-Through
                                        Rate or that are Stripped Principal
                                        Certificates (collectively, "Grantor
                                        Trust Fractional Interest
                                        Certificates"), or may be Stripped
                                        Interest Certificates. Holders of
                                        Grantor Trust Fractional Interest
                                        Certificates generally will be treated
                                        as owning an interest in qualifying
                                        assets and income under Sections
                                        856(c)(5)(A), 856(c)(3)(B) and
                                        860G(a)(3) of the Code, but will not be
                                        so treated for purposes of Section
                                        7701(a)(19)(C) of the Code unless
                                        otherwise stated in the related
                                        Prospectus Supplement.

                                       It is unclear whether Stripped Interest
                                        Certificates will be treated as
                                        representing an ownership interest in
                                        qualifying assets and income under
                                        Sections 856(c)(5)(A) and 856(c)(3)(B)
                                        of the Code, although the policy
                                        considerations underlying those Sections suggest that such treatment should be available. However, such Certificates will not be treated as representing an ownership interest in assets described in Section 7701(a)(19)(C) of the Code unless otherwise stated in the related Prospectus Supplement. The taxation of holders of Stripped Interest
                                        Certificates is uncertain in various
                                        respects, including in particular the
                                        method such holders should use to
                                        recover their purchase price and to
                                        report their income with respect to such Stripped Interest Certificates. See "Material Federal Income Tax
                                        Consequences--Grantor Trust Funds."

                                       Investors are advised to consult their
                                        tax advisors with respect to the
                                        taxation of holders of Stripped Interest
                                        Certificates and to review "Material
                                        Federal Income Tax Consequences" herein
                                        and in the related Prospectus
                                        Supplement.

ERISA Considerations ...............   Fiduciaries of employee benefit plans and
                                        certain other retirement plans and
                                        arrangements, including individual
                                        retirement accounts, annuities, Keogh
                                        plans, collective investment funds,
                                        separate and general accounts in which
                                        such plans, accounts, annuities or
                                        arrangements are invested, that are
                                        subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ("ERISA"), or Section 4975 of the Code,
                                        should carefully review with their legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or

                                        Section 4975 of the Code. The related
                                        Prospectus Supplement will specify the
                                        particular eligibility requirements for
                                        purchase of a class of certificates by
                                        such investors. See "ERISA
                                        Considerations" herein and in the
                                        related Prospectus Supplement.

Legal Investment ...................   The Offered Certificates of any series
                                        will constitute "mortgage related
                                        securities" for purposes of the
                                        Secondary Mortgage Market Enhancement
                                        Act of 1984 only if so specified in the
                                        related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating .............................   At their respective dates of issuance,
                                        each class of Offered Certificates will
                                        be rated not lower than investment grade by one or more nationally recognized statistical rating agencies requested by the Depositor to rate the Offered Certificates (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. Additional risk factors are set forth elsewhere in the Prospectus under separate headings, and will be set forth in the related Prospectus Supplement under separate headings, in connection with discussions regarding particular aspects of Trust Fund Assets or the Certificates. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any CMBS included in such Trust Fund.

LIMITED LIQUIDITY FOR OFFERED CERTIFICATES

     There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue for as long as such Certificates remain outstanding. Furthermore, because, among other things, the timing of receipt of payments with respect to a pool of multifamily or commercial mortgage loans may be substantially more difficult to predict than that of a pool of single family mortgage loans, any such secondary market that does develop may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans.

     The primary source of continuing information regarding the Offered Certificates of any series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders." There can be no assurance that any additional continuing information regarding the Offered Certificates of any series will be available through any other source, and the limited nature of such information may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination."

LIMITED ASSETS TO SUPPORT PAYMENT ON CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, and no Offered Certificate of any series will represent a claim against or security interest in the Trust Funds for any other series. Accordingly, if the related Trust Fund has insufficient assets to make payments on such Certificates, no other assets will be available for payment of the deficiency. See "Description of the Trust Funds." Additionally, certain amounts on deposit from time to time remaining in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions that will be described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the related series of Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

PREPAYMENTS ON MORTGAGE LOANS; EFFECTS ON AVERAGE LIFE OF CERTIFICATES; EFFECTS ON YIELDS ON CERTIFICATES

     For a number of reasons, including the difficulty of predicting the rate of prepayments on the Mortgage Loans in a particular Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayments experience on the Mortgage Loans may affect the average life of each class of such Certificates, including a class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. There can be no assurance as to the rate of prepayments on the Mortgage Loans in any Trust Fund or that such rate will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any class of Certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any class of Certificates of the related series will depend on the terms of such Certificates. A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to (i) a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, (ii) a disproportionately large share (which, in some cases, may be all) of such prepayments, or (iii) a disproportionately small share (which, in some cases, may be none) of such prepayments. A class of Certificates that entitles the holders thereof to a disproportionately large share of prepayments enhances the risk of early retirement of such class ("call risk") if the rate of prepayment is faster than anticipated. A class of Certificates that entitles the holders thereof to a disproportionately small share of prepayments enhances the risk of an extended average life of such class ("extension risk") if the rate of prepayment is slower than anticipated. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A series of Certificates may include one or more Controlled Amortization Classes that will be entitled to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of Certificates, it can be reduced substantially in the case of a Controlled Amortization Class so long as the actual rate of prepayments on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. However, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series, any of which Companion Classes may also be a class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class will entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast and to a disproportionately small share of those prepayments when the rate of prepayment is relatively slow. A Companion Class thus absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise affect the related Controlled Amortization Class if all payments of principal of the Mortgage Loans were allocated on a pro rata basis.

     A series of Certificates may also include one or more classes of Offered Certificates offered at a premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might fail to recoup its original investment under some prepayment scenarios. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that a slower than the anticipated yield. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

OPTIONAL EARLY TERMINATION

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination by means of the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein. In the event of a partial or complete termination of a Trust Fund, there can be no assurance that the proceeds from a sale of the Mortgage Assets will be sufficient to distribute the outstanding Certificate Balance plus accrued interest and any undistributed shortfalls in interest accrued on the Certificates subject to the termination. Accordingly the holders of such Certificates may incur a loss. See "Description of the Certificates--Termination." In the event that partial or complete early termination of a series of Certificates is authorized and does occur in this manner, the holders of the series of Certificates or one or more classes of a series of Certificates that are terminated early may experience repayment of their investment outside their control at an unpredictable and inopportune time. Moreover, such early termination could have an adverse impact on the overall yield received by such holder, depending, among other factors, upon the amount of the series of Certificates or class or classes of such series that is outstanding at the time of early termination.

LIMITED NATURE OF RATINGS ON CERTIFICATES

     Any rating assigned by a Rating Agency to a class of Offered Certificates will reflect only its assessment of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Such rating will not address the possibility that prepayments on the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     The amount, type and nature of Credit Support, if any, provided with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of the Certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. See "Description of Credit Support" and "Rating."

EFFECTS OF PRE-FUNDING AND ACQUISITION OF ADDITIONAL MORTGAGE ASSETS

     Any amounts on deposit in a Pre-Funding Account as described in the Prospectus Supplement for a series of Certificates that is not used to acquire additional Mortgage Assets by the end of the Pre-Funding Period, may be distributed to holders of Certificates as a prepayment of principal as set forth in the related Prospectus Supplement. Such a prepayment of principal to the holders of Certificates may materially and adversely affect the yield on the Certificates. See "Yield and Maturity Considerations" herein and, if applicable, in the related Prospectus Supplement.

     Any additional Mortgage Assets acquired by a Trust Fund during the Pre-Funding Period, as described in the related Prospectus Supplement, may possess substantially different characteristics than the Mortgage Assets in the Trust Fund on the Closing Date. Therefore the aggregate characteristics of a Trust Fund following the Pre-Funding Period may be substantially different than the characteristics of a Trust Fund on the Closing Date.

RISKS TO LENDERS ASSOCIATED WITH CERTAIN INCOME PRODUCING LOANS AND MORTGAGED PROPERTIES

     Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. See "Description of the Trust Funds--Mortgage Loans-Leases." The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower;

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

thus, the value of an income producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; and other factors beyond the control of a Master Servicer.

     It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

     Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Risks Associated with Mortgage Loans Secured by Multifamily Properties. If so specified in the related Prospectus Supplement, Mortgage Loans secured by multi-family properties will constitute a material concentration of the Mortgage Loans in a Trust Fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, developments at local colleges and universities and national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase housing. Furthermore, tax credit and city, state and federal housing subsidy or similar programs may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, such programs may impose income restrictions on tenants, which may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between such subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

     Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction, and a resultant oversupply of units, in a relatively short period of time. Because multifamily apartment units are typically leased on a short-term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations.

     Risks Associated with Mortgage Loans Secured by Retail Properties. Mortgage Loans secured by retail properties may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

     Shopping centers, in general, are affected by the health of the retail industry, which is currently undergoing a consolidation and is experiencing changes due to the growing market share of "off-price" retailing, and a particular shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding such tenant's continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

     Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure Mortgage Loans in a Trust Fund.

     Risks Associated with Mortgage Loans Secured by Hospitality Properties. Mortgage Loans secured by hospitality properties may constitute a material concentration of the Mortgage Loans in a Trust Fund. Various factors, including location, quality and franchise affiliation (or lack thereof), affect the economic viability of a hospitality property (i.e., a hotel). Adverse economic conditions, either local, regional or national, may limit the amount that a consumer is willing to pay for a room and may result in a reduction in occupancy levels. The construction of competing hospitality properties or motels can have similar effects. Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hospitality property may have a substantial impact on such property's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.

     In addition, the successful operation of a hospitality property with a franchise affiliation may depend in part upon the strength of the franchisor, the public perception of the franchise service mark and the continued existence of any franchise license agreement. The transferability of a franchise license agreement may be restricted, and a lender or other person that acquires title to a hospitality property as a result of foreclosure may be unable to succeed to the borrower's rights under the franchise license agreement. Moreover, the transferability of a hospitality property's operating, liquor and other licenses upon a transfer of the hospitality property, whether through purchase or foreclosure, is subject to local law requirements and may not be transferable.

     Risks Associated with Mortgage Loans Secured by Office Buildings. Mortgage Loans secured by office buildings may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of office buildings are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office buildings may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

     The success of an office building also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

     Risks Associated with Mortgage Loans Secured by Residential Healthcare Facilities. Mortgage Loans secured by residential healthcare facilities (i.e., nursing homes) may constitute a material concentration of the Mortgage Loans in a Trust Fund. Mortgage Loans secured by liens on residential health care facilities pose additional risks not associated with loans secured by liens on other types of income-producing properties. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained or that the related Mortgaged Property would be adaptable to other uses. To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenues may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

     Risks Associated with Mortgage Loans Secured by Warehouse and Self Storage Facilities. Mortgage Loans secured by warehouse and storage facilities may constitute a material concentration of the Mortgage Loans in a Trust Fund. Storage facilities are part of a market that contains low barriers to entry. Increased competition among self storage facilities may reduce income available to repay Mortgage Loans secured by self storage facility. Furthermore, the privacy considerations applicable to self storage facilities may increase environmental risks. See "Risk Factors--Environmental Law Considerations" herein.

     Risks Associated with Mortgage Loans Secured by Health-Care Related Properties. The Mortgaged Properties may include Senior Housing, Assisted Living Facilities, Skilled Nursing Facilities and Acute Care Facilities (any of the foregoing, "Health Care-Related Facilities"). "Senior Housing" generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style. "Assisted Living Facilities" are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines. "Skilled Nursing Facilities" provide services to post trauma and frail residents with limited mobility who require extensive medical treatment. "Acute Care Facilities" generally consist of hospital and other facilities providing short-term, acute medical care services.

     Certain types of Health Care-Related Properties, particularly Acute Care Facilities, Skilled Nursing Facilities and some Assisted Living Facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If such payments are insufficient, net operating income of those Health Care-Related Facilities that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any Mortgage Loans secured thereby, could be adversely affected.

     Moreover, Health Care-Related Facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Health Care-Related Facility or, if applicable, bar it from participation in government reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of any Health Care-Related Facility securing a defaulted Mortgage Loan (a "Health Care-Related Mortgaged Property") would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to such foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their Mortgage Loan obligations.

     Government regulation applying specifically to Acute Care Facilities, Skilled Nursing Facilities and certain types of Assisted Living Facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a Certificate of Need ("CON"), before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a CON is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, if a Mortgage Loan secured by a lien on such a Health Care-Related Mortgaged Property were foreclosed upon, the purchaser at foreclosure might be required to obtain a new CON or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but there can be no assurance that any will do so or that any necessary licenses or approvals will be issued.

     Further government regulation applicable to Health Care-Related Facilities is found in the form of federal and state "fraud and abuse" laws that generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, there can be no assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the Health Care-Related Mortgaged Properties that are subject to such laws.

     The operators of Health Care-Related Facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Health Care-Related Facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care. The inability of a Health Care-Related Mortgaged Property to flourish in a competitive market may increase the likelihood of foreclosure on the related Mortgage Loan, possibly affecting the yield on one or more classes of the related series of Offered Certificates.

     Risks Associated with Mortgage Loans Secured by Industrial & Mixed-Use Facilities. Mortgage Loans secured by industrial and mixed-use facilities may constitute a material concentration of the Mortgage Loans in a Trust Fund. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

MANAGEMENT RISKS

     Each Mortgaged Property is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators, leasing agents and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, generally the property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND RELATED LEASES

     If so described in the related Prospectus Supplement, the borrower under a Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Mortgage Loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related Mortgage and the related Lease Assignments. In the case of Commercial Properties, the value of a property that is not itself an operating business generally will be derived from rental payments under Leases of all or portions of the property. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the borrowers of Mortgage Loans secured by Commercial Properties will have any significant assets other than the Commercial Properties and any related Leases, which will be pledged to the Trustee under the related Pooling Agreement. Therefore, the payment of amounts due on any such Mortgage Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if releasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Mortgage Loan, if such loan is foreclosed on and the Commercial Property liquidated following a Lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such Mortgage Loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

     The performance of a Mortgage Loan secured by an income-producing property leased (pursuant to general commercial-type leases rather than credit- or bond-type leases) by the Mortgagor to Lessees as well as the liquidation value of such property may be dependent upon the business operated by such Lessees in connection with such property, the creditworthiness of such Lessees or both. The risks associated with such loans may be offset by the number of Lessees or, if applicable, a diversity of types of business operated by such Lessees.

BALLOON PAYMENTS ON MORTGAGE LOANS; HEIGHTENED RISK OF BORROWER DEFAULT

     Certain of the Mortgage Loans included in a Trust Fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans.

     If and to the extent specified in the related Prospectus Supplement, defaulted Mortgage Loans exist or are imminent, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. While a Master Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans. See "Yield and Maturity Considerations--Other Factors Affecting Yield, Weighted Average Life and Maturity--Balloon Payments; Extension of Maturity."

JUNIOR MORTGAGE LOANS

     To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, the junior Mortgage Loans would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Certain Income Producing Loans and Mortgaged Properties."

CREDIT SUPPORT LIMITATIONS--MAY NOT COVER ALL RISKS OR FULL PAYMENT ON CERTIFICATES

     The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

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

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings on Certificates," "Description of the Certificates" and "Description of Credit Support."

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the borrower. Such clauses are not always enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

LEASES AND RENTS SERVING AS SECURITY FOR MORTGAGE LOANS POSE SPECIAL RISKS

     The Mortgage Loans included in any Trust Fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans and Leases--Leases and Rents."

DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date they are deposited in the Trust Fund. A Mortgage Loan will be considered "delinquent" if it is thirty (30) days or more past its most recently contractual scheduled payment date in

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payment of all amounts due according to its terms. In any event, at the time of its creation, the Trust Fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all Mortgage Loans in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-Leases--General."

ENVIRONMENTAL LIABILITY MAY AFFECT LIEN ON MORTGAGED PROPERTY AND EXPOSE LENDER TO COSTS

     Under certain laws, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower. A lender also risks such liability on foreclosure of the mortgage. In addition, liabilities imposed upon a borrower by CERCLA or other environmental laws may adversely affect a borrower's ability to repay a loan. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations." If a Trust Fund includes Mortgage Loans and the related Prospectus Supplement does not otherwise specify, the related Pooling Agreement will contain provisions generally to the effect that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or assume control of its operation unless the Master Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans." These provisions are designed to reduce substantially the risk of liability for costs associated with remediation of hazardous substances, but there can be no assurance in a given case that those risks can be eliminated entirely.

     Moreover, it is likely that any recourse against the person preparing the environmental report, and such person's ability to satisfy a judgment, will be limited.

CREDIT SUPPORT LIMITATIONS--MAY NOT COVER ALL RISKS OR FULL PAYMENT ON CERTIFICATES

     The Prospectus Supplement for the Offered Certificates of each series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series.

     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and other factors. There can be, however, no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings on Certificates," "Description of the Certificates" and "Description of Credit Support."

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ERISA CONSIDERATIONS--COVERED INVESTORS MAY EXPERIENCE LIABILITY

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations."

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax Consequences--REMICs." Accordingly, under certain circumstances, holders of Offered Certificates that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of REMIC Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

BOOK-ENTRY REGISTRATION OF CERTIFICATES AFFECTS OWNERSHIP OF CERTIFICATES AND RECEIPT OF PAYMENTS

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates. Each class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. The means by which notices and other communications are conveyed by DTC to its Participants, and directly and indirectly through such Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may experience delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

DELINQUENT MORTGAGE LOANS

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Certificates may include Mortgage Loans that are past due as of the date they are deposited in the Trust Fund. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by a Special Servicer. Credit Support provided with respect to a particular series of Certificates may not cover all losses related to such delinquent Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments on the Mortgage Loans in the Trust Fund and the yield on the Offered Certificates of such series. See "Description of the Trust Funds--Mortgage Loans-Leases--General."

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                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each Trust Fund will consist of a pool of mortgage loans collectively, the "Mortgage Loans" secured by liens on, or security interests in (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) shopping centers, retail stores, hotels or motels, office buildings, nursing homes, hospitals or other health-care related facilities, warehouse facilities, mixed use properties, mini-warehouse or self-storage facilities, mobile home parks or other types of income producing properties (the "Commercial Properties"), (iii) mortgage participations, pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates ("CMBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or (iv) a combination of Mortgage Loans and CMBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by First Union Commercial Mortgage Securities, Inc. (the "Depositor"). Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such CMBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans-Leases," unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular Trust Fund.

MORTGAGE LOANS-LEASES

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments ("mortgages") that create first or junior liens on, or installment contracts for the sale of, fee simple or leasehold interests in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a Mortgaged Property. A Mortgage may create a lien on a borrower's leasehold estate in a property; however, if so specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

     If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Leases. To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related borrower may assign its right, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Leases--Leases and Rents." Alternatively, to the

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extent specified in the related Prospectus Supplement, the borrower and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer or the Special Servicer.

     To the extent described in the related Prospectus Supplement, the Leases, which may include "bond-type" or "credit-type" leases, may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. A "bond-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform all obligations related to the leased premises; also, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A "credit-type" lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Certain of the Leases (including credit-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the borrower under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the borrowers must rely on other income or sources generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. This would generally be the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such Lessee in order for the borrower to pay all of the scheduled principal and interest on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases (not including bond-type leases) may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the borrower will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the borrower, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgage Property occurs, or if the ingress or egress to the leased space has been materially impaired.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. As more fully set forth in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. As more fully set forth in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgaged Property will

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fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. An insufficiency of Net Operating Income can be compounded or solely caused by an "ARM Loan," a Mortgage Loan that carries an adjustable Mortgage Rate. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a single tenant. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or the single tenant, and Mortgage Loans secured by liens on such properties may pose greater risks than loans secured by liens on Multifamily Properties or on multi tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the Lessee is able to absorb operating expense increases while continuing to make rent payments. See "--Leases" above.

     While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. As more fully set forth in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and the outstanding principal balance of any loan secured by a lien on the related Mortgaged Property prior to the lien of the related Mortgage, to (ii) the Value of such Mortgaged Property. The "Value" of a Mortgaged Property, is generally its fair market value determined in an appraisal obtained by the originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

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

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Income Producing Loans and Mortgaged Properties" and "--Balloon Payments on Mortgage Loans; Heightened Risk of Borrower Default."

     Payment Provisions of the Mortgage Loans. If so specified in the related Prospectus Supplement, all of the Mortgage Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the Prospectus Supplement. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for the formula, index or other method by which the Mortgage Rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment (the period of such prohibition, a "Lockout Period") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Offered Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans which will generally be current as of a date specified in the related Prospectus Supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the Mortgage Loans,
(iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the original Loan-to-Value Ratios of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate carried by the Mortgage Loans, (vii) the geographic distribution of the Mortgaged Properties on a state-by-state basis,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (x) Debt Service Coverage Ratios either at origination or as of a more recent date (or both) and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to tabulate the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within 15 days following such issuance.

CMBS

     CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of Certificates or (ii) certificates insured or

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guaranteed by FHLMC, FNMA, GNMA or FAMC, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Any CMBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (a "CMBS Agreement"). The issuer (the "CMBS Issuer") of the CMBS and/or the servicer (the "CMBS Servicer") of the underlying mortgage loans will have entered into the CMBS Agreement, generally with a trustee (the "CMBS Trustee") or, in the alternative, with the original purchaser or purchasers of the CMBS.

     The CMBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the CMBS will be made by the CMBS Servicer or the CMBS Trustee on the dates specified in the related Prospectus Supplement. The CMBS Issuer or the CMBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the CMBS, or by the initial purchasers of the CMBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS Issuer, CMBS Servicer and CMBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS Agreement, (x) the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Leases--Mortgage Loan Information in Prospectus Supplements" and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

     To the extent required under the securities laws, CMBS included among the assets of a Trust Fund will (i) either have been registered under the Securities Act of 1933, as amended, or be eligible for resale under Rule 144(k) thereunder and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement.

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as over collateralization, a letter of credit, insurance policy, guarantee or reserve fund, or by a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered

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Certificates of each series. The Prospectus Supplement for any series of
Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of Credit Support will be determined based on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the related Prospectus Supplement. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe in the same fashion any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such CMBS to the extent information is available and deemed material.

PRE-FUNDING

     If so provided in the related Prospectus Supplement, a Trust Fund may include amounts on deposit in a separate account (the "Pre-Funding Account") which amounts will not exceed 25% of the pool balance of the Trust Fund as of the Cut-off Date. Amounts on deposit in the Pre-Funding Account may be used by the Trust Fund to acquire additional Mortgage Assets, which additional Mortgage Assets will be selected using criteria that is substantially similar to the criteria used to select the Mortgage Assets included in the Trust Fund on the Closing Date. The Trust Fund may acquire such additional Mortgage Assets for a period of time of not more than 120 days after the Closing Date (the "Pre-Funding Period") as specified in the related Prospectus Supplement. Amounts on deposit in the Pre-Funding Account after the end of the Pre-Funding Period will be distributed to Certificateholders or such other person as set forth in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Trust Fund may include amounts on deposit in a separate account (the "Capitalized Interest Account"). Amounts on deposit in the Capitalized Interest Account may be used to supplement investment earnings, if any, of amounts on deposit in the Pre-Funding Account, supplement interest collections of the Trust Fund, or such other purpose as specified in the related Prospectus Supplement. As set forth in a related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account and Pre-Funding Account will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the Capitalized Interest Account will be released after the end of the Pre-Funding Period as specified in the related Prospectus Supplement. See "Risk Factors--Effects of Pre-Funding and Acquisition of Additional Mortgage Assets."

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Prepayments; Average Life of Certificates; Yields." The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying CMBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the CMBS. If a Trust Fund includes CMBS, the related Prospectus Supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the Offered Certificates offered thereby.

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

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any series will specify the Pass-Through Rate for each class of such Certificates or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest only for the period from the Due Date of the preceding scheduled payment up to the date of such prepayment, instead of for the full accrual period, that is, the period from the Due Date of the preceding scheduled payment up to the Due Date for the next scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the principal balance of Mortgage Loans for their respective full accrual periods. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for a series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. If so specified in the related Prospectus Supplement, the Master Servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any such shortfalls. The related Prospectus Supplement will also describe any other amounts available to offset such shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, will change periodically to accommodate adjustments to their Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield

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

to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans is distributed on an Offered Certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the Notional Amount thereof), the greater will be the effect on the investor's yield to maturity. As a result, the effect on such investor's yield of principal payments (to the extent distributable in reduction of the principal balance or Notional Amount of such investor's Offered Certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     A class of Certificates, including a class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various classes of Certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of Certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of such Mortgage Assets or such classes of Certificates, as the case may be. Thus, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates.

     The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lockout Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor will make no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

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

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of Certificates may include one or more Controlled Amortization Classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more Companion Classes. If so specified in the related Prospectus Supplement, each Controlled Amortization Class will either be a Planned Amortization Class (a "PAC") or a Targeted Amortization Class (a "TAC"). In general, distributions of principal on a PAC are made in accordance with a specified amortization schedule so long as prepayments on the underlying Mortgage Loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more Companion Classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments may retire the Companion Classes much earlier than expected, thus leaving the PAC without further prepayment protection. A TAC is similar to a PAC, but a TAC structure generally does not draw on Companion Classes to make up cash flow shortfalls, and will generally not provide protection to the TAC against the risk that prepayments occur more slowly than expected.

     In general, the reduction of prepayment risk afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same series (any of which may also be a class of Offered Certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the related Prospectus Supplement, the holders of a Companion Class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the Controlled Amortization Class, and (in the case of a Companion Class that supports a PAC) a disproportionately small share of prepayments (or no

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prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the related Prospectus Supplement, a Companion Class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, "call risk," and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, "extension risk" that would otherwise be allocated to the related Controlled Amortization Class. Accordingly, Companion Classes can exhibit significant average life variability.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization. In general, such Mortgage Loans by their terms limit the amount by which scheduled payments may adjust in response to changes in Mortgage Rates and/or provide that scheduled payment amounts will adjust less frequently than the Mortgage Rates. Accordingly, during a period of rising interest rates, the scheduled payment on a Mortgage Loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the Mortgage Loan balance would amortize more slowly than necessary to repay it over such schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable Mortgage Rate, the loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the Mortgage Loan balance over such schedule.

     A slower or negative rate of Mortgage Loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature. A faster rate of Mortgage Loan amortization will shorten the weighted average life of such Mortgage Loans and, correspondingly, the weighted average lives of those classes of Certificates then entitled to a portion of the principal payments on such Mortgage Loans. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Assets in the related Trust Fund and the timing of such losses and

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

shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates. The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Assets in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. As specifically set forth in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently distributable on the Certificates of such series, as well as any interest accrued but not currently distributable on any Accrual Certificates of such series or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources would have any material effect on the rate at which such Certificates are amortized.

                                  THE DEPOSITOR

     First Union Commercial Mortgage Securities, Inc., the Depositor, is a North Carolina corporation organized on August 17, 1988 as a wholly-owned subsidiary of First Union National Bank, a national banking association with its main office located in Charlotte, North Carolina. First Union National Bank is a subsidiary of First Union Corporation, a North Carolina corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor maintains its principal office at 301 South College St., Charlotte, N.C. 28228-0600. Its telephone number is 704-374-6161. There can be no assurance that the Depositor will have any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

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

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     In the aggregate, the Certificates of each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. Each series of Certificates may consist of one or more classes of Certificates (including classes of Offered Certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) be entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest (collectively, "Stripped Principal Certificates"); (iv) be entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal (collectively "Stripped Interest Certificates"); (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, Notional Amount and Pass-Through Rate refer to the principal balance, if any, Notional Amount, if any, and the Pass-Through Rate, if any, for any such component.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates or REMIC Residual Certificates, Notional Amounts or percentage interests specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity on Offered Certificates," "--Limited Assets to Support Payment on Certificates" and "--Book-Entry Registration of Certificates Affects Ownership of Certificates and Receipt of Payments."

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the related Trustee or Master Servicer on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. If so provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the Certificateholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Distribution Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus

Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the Trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class (other than any class of Certificates that will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement ("Accrual Certificates"), and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and REMIC Residual Certificates), "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the period between Distribution Dates) on the outstanding Certificate Balance thereof immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, Accrued Certificate Interest for each Distribution Date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest," exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Prepayments on Mortgage Loans; Effect on Average Life of Certificates; Effect on Yields on Certificates" and "Yield and Maturity Considerations."

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

DISTRIBUTIONS OF CERTIFICATE PRINCIPAL

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates of REMIC Residual Certificates) will have a Certificate Balance which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets that is allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Assets. In addition, distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Certificates (each such class, a "Companion Class"), may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or in the Certificate Balances of one or more such classes of Certificates, or may be effected simply by a prioritization of payments among such classes of Certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, the related Master Servicer and/or another specified person (including a provider of Credit Support) may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. Unless otherwise provided in the related Prospectus Supplement, a "Due Period" is the period between Distribution Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Distribution Date next succeeding such Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the advancing person's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any instrument of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by the Master Servicer or by any other person if, in the good faith judgment of the Master Servicer or such other person, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer or another person, a Nonrecoverable Advance will be reimbursable from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made from excess funds in a Certificate Account, the Master Servicer or other person that advanced such funds will be required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds then in the Certificate Account are insufficient to permit full distributions to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer or other specified person to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related CMBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

          (i) the amount of such distribution to holders of Certificates of such class that was applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of Certificates of such class that is allocable to Accrued Certificate Interest;

          (iii) the amount, if any, of such distribution to holders of Certificates of such class that is allocable to (A) Prepayment Premiums and
     (B) payments on account of Equity Participations;

          (iv) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer (as defined herein)) and such other customary information as such Master Servicer or the related Trustee, as the case may be, deems necessary, or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the related Mortgage Loans on, or as of a specified date shortly prior to, such Distribution Date;

          (vii) the number and aggregate principal balance of any Mortgage Loans in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (viii) with respect to each Mortgage Loan that is delinquent in respect of three or more scheduled payments, (A) the loan number thereof,
     (B) the unpaid balance thereof, (C) whether the delinquency is in respect of any balloon payment, (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (E) if applicable, the aggregate amount of any interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances, (F) whether a notice of acceleration has been sent to the borrower and, if so, the date of such notice and (G) a brief description of the status of any foreclosure proceedings or negotiations with the borrower;

          (ix) with respect to any Mortgage Loan liquidated during the related Prepayment Period (that is, the specified period, generally equal in length to the time period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date (the "Prepayment Period")) in connection with a default thereon or by reason of being purchased out of the related Trust Fund, (A) the loan number thereof, (B) the manner in which it was liquidated, (C) the aggregate amount of Liquidation Proceeds received, (D) the portion of such Liquidation Proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such Mortgage Loan and (E) the amount of any loss to Certificateholders;

          (x) with respect to each Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise ("REO Property") and included in the related Trust Fund as of the end of the related Due Period or Prepayment Period, as applicable, (A) the loan number of the related Mortgage Loan, (B) the date of acquisition, (C) the principal balance of the related Mortgage Loan (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the related Pooling Agreement), (D) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (E) if applicable, the aggregate amount of interest accrued and payable to the related Master Servicer, a Special Servicer and/or any other entity on related servicing expenses and related advances;

          (xi) with respect to any REO Property sold during the related Prepayment Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate amount of sales proceeds, (C) the portion of such sales proceeds payable or reimbursable to the related Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (D) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

          (xii) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any losses in respect of the related Mortgage Loans and any increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (xiii) the aggregate amount of principal prepayments made on the Mortgage Loans during the related
     Prepayment Period;

          (xiv) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

          (xv) the amount of any Accrued Certificate Interest due but not paid on such class of Offered Certificates at the close of business on such Distribution Date;

          (xvi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date; and

          (xvii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or per a specified portion of such minimum denomination. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the related Master Servicer or Trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     If the Trust Fund for a series of Certificates includes CMBS, the ability of the related Master Servicer or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The Voting Rights evidenced by each series of Certificates will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment." The holders of specified amounts of Certificates of a particular series will have the collective right to remove the related Trustee and also to cause the removal of the related Master Servicer in the case of an Event of Default on the part of the Master Servicer. See "Description of the Pooling Agreements--Events of Default," "--Rights upon Event of Default" and "--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the Pooling Agreement for each series of Certificates will terminate upon the payment (or provision for payment) to Certificateholders of that series of all amounts held in the related Certificate Account, or otherwise by the related Master Servicer or Trustee or by a Special Servicer, and required to be paid to such Certificateholders pursuant to such Pooling Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the related Prospectus Supplement. Written notice of termination of a Pooling Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates will be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a party that will be specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, a party identified therein will be authorized or required to solicit bids for the purchase of all the assets of the related Trust Fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth therein. In any event, unless otherwise disclosed in the applicable Prospectus Supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all Mortgage Loans (other than Mortgage Loans secured by REO Properties) then included in a Trust Fund and the fair market value of all REO Properties then included in the Trust Fund, which may or may not

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result in full payment of the aggregate Certificate Balance plus accrued interest and any undistributed shortfall in interest for the then outstanding Certificates. Any sale of Trust Fund assets will be without recourse to the Trust and/or Certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") will in turn be recorded on the records of Direct and Indirect Participants. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates will be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC will not know the identity of actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Notices and other communications conveyed by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     As may be provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of a Book-Entry Certificate will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to

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

be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     As may be specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for reregistration, the Trustee or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling Agreement.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement that relates to a Trust Fund that consists solely of CMBS may not include a Master Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes CMBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, N.C. 28288-0166, Attention:
Securitization Services.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

     As set forth in the related Prospectus Supplement, generally at the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit

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to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

     With respect to each Mortgage Loan to be included in a Trust Fund, the Depositor will deliver (or cause to be delivered) to the related Trustee (or to a custodian appointed by the Trustee) certain loan documents which will include the original Mortgage Note endorsed, without recourse, to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. The related Pooling Agreement will require that the Depositor or other party thereto promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The related Trustee (or the custodian appointed by the Trustee) will be required to review the Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders of the related series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, in either case such that interests of the Certificateholders are materially and adversely affected, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and the Master Servicer will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to replace the related Mortgage Loan or repurchase it from the Trustee at a price that will be specified in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Leases for the payment of maintenance, insurance and taxes, to the extent specified in the related Leases. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Leases in trust for the benefit of the Certificateholders.

     With respect to each CMBS in certificate form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the Trustee for the benefit of the Certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the New York Uniform Commercial Code, the Depositor and the Trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Pooling Agreement will require that either the Depositor or the Trustee promptly cause any CMBS in certificated form not registered in the name of the Trustee to be reregistered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     The Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign certain representations and warranties, (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. Each Warranting Party will be identified in the related Prospectus Supplement.

     Each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the related
Certificateholders. If such Warranting Party cannot cure

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

such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period at a price that will be specified in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of Certificates of any series for a breach of representation and warranty by a Warranting Party. Moreover, neither the Depositor (unless it is the Warranting Party) nor the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     The dates as of which representations and warranties have been made by a Warranting Party will be specified in the related Prospectus Supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of such date of issuance.

CERTIFICATE ACCOUNT

     General. The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained Certificate Accounts for the collection of payments on the related Mortgage Loans, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. As described in the related Prospectus Supplement, a Certificate Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Pooling Agreement ("Permitted Investments"). Any interest or other income earned on funds in the Certificate Account will be paid to the related Master Servicer or Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the related Master Servicer, Trustee or Special Servicer will be required to deposit or cause to be deposited in the Certificate Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Trustee;

          (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support;"

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          (v) any advances made as described under "Description of the
     Certificates--Advances in Respect of Delinquencies;"

          (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

          (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans," and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the foregoing, also, "Liquidation Proceeds");

          (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "--Servicing Compensation and Payment of Expenses;"

          (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Loans;

          (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies;"

          (xi) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

          (i) to make distributions to the Certificateholders on each Distribution Date;

          (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

          (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

          (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the related Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

          (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Support) interest accrued on the

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     advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans;"

          (vii) to reimburse the Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor;"

          (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee;

          (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee;"

          (x) to pay the Master Servicer or the Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

          (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
     Consequences--REMICS--Taxation of Owners of REMIC Residual
     Certificates--Prohibited Transactions Tax and Other Taxes;"

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

          (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders;

          (xv) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

          (xvi) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer for any mortgage pool, directly or through Sub-Servicers, will be required to make reasonable efforts to collect all scheduled Mortgage Loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Pooling Agreement and any related instrument of Credit Support included in the related Trust Fund, (ii) applicable law and (iii) the servicing standard specified in the Pooling Agreement and in the related Prospectus Supplement (the "Servicing Standard").

     The Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO Properties; and maintaining servicing records relating to the Mortgage Loans. Generally, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the Servicing Standard; provided that the modification, waiver or amendment will not (i)

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affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or (ii) in the judgment of the Master Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. A Master Servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the Mortgage Loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced by it to one or more third-party servicers (each, a "Sub-Servicer"), but the Master Servicer will remain liable for such obligations under the related Pooling Agreement unless otherwise provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Generally, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     If and to the extent specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be a party to the related Pooling Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted Mortgage Loans) in respect of the servicing of the related Mortgage Loans. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans and Leases."

     A Pooling Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of Certificates of the related series a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise

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specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related
Mortgaged Property. Generally, the related Pooling Agreement will require that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the Master Servicer will generally be required to proceed with respect to such defaulted Mortgage Loan as described below.

     If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if such action is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

          (i) either the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) either there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans and Leases--Environmental Considerations."

     If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer with respect to such Mortgage Loan, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted Mortgage Loan (prior to the distribution of such Liquidation Proceeds to Certificateholders), amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

     If any Mortgaged Property suffers damage that the proceeds, if any, of the related hazard insurance policy are insufficient to fully restore, the Master Servicer will not be required to expend its own funds to restore the damaged property unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that

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such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     Each Pooling Agreement may require the related Master Servicer to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the requirements of the Servicing Standard. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the Mortgaged Property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in the related Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all sums that would have been deposited therein but for such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans and Leases--Due-on-sale and Due-on encumbrance."

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Generally, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payments on each Mortgage Loan in the related Trust Fund.

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Since that compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. The Prospectus Supplement with respect to a series of Certificates may provide that, as additional compensation, the Master Servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of the Trustee and any Special Servicer, may be required to be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls.

     See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest."

EVIDENCE AS TO COMPLIANCE

     Each Pooling Agreement may require that, on or before a specified date in each year, the Master Servicer cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that, based on an examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include the related Pooling Agreement) was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of such firm, either the Audit Program for Mortgages serviced for FHLMC or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, as the case may be, requires it to report. Each Pooling Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of a statement signed by one or more officers of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Pooling Agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be made available to Certificateholders without charge upon written request to the Master Servicer.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. The related Pooling Agreement may permit the Master Servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the Pooling Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     Each Pooling Agreement may further provide that none of the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such Pooling Agreement, or against any expense or liability that such

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

person is specifically required to bear pursuant to the terms of such Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with the Pooling Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, or is incidental to the performance of obligations and duties thereunder and is not reimbursable pursuant to the Pooling Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling Agreement, or by reason of reckless disregard of such obligations or duties; or
(iv) incurred in connection with any violation of any state or federal securities law. In addition, each Pooling Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related Pooling Agreement, any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

     The "Events of Default" for a Series of Certificates under the related Pooling Agreement generally will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for 60 days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under a Pooling Agreement remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the Master Servicer as master servicer under the Pooling Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Pooling Agreement (except that if the Master Servicer is required to make advances in respect of Mortgage Loan delinquencies, but the Trustee is prohibited by law from obligating itself to do so, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar

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

compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each Rating Agency that assigned ratings to the Offered Certificates of such series to act as successor to the Master Servicer under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     No Certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless Certificateholders entitled to at least 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series shall have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and shall have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other period specified in the related Prospectus Supplement) shall have neglected or refused to institute any such proceeding. The Trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of the related Certificates, (i) to cure any ambiguity, (ii) to correct a defective provision therein or to correct, modify or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with the provisions thereof, (iv) to comply with any requirements imposed by the Code or
(v) for any other purpose; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the Trustee) adversely affect in any material respect the interests of any such holder. Each Pooling Agreement may also be amended for any purpose by the parties, with the consent of Certificateholders entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for the related series allocated to the affected classes; provided, however, that no such amendment may (x) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (y) adversely affect in any material respect the interests of the holders of any class of Certificates, in a manner other than as described in clause (x), without the consent of the holders of all Certificates of such class or (z) modify the provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all Certificates of the related series. However, unless otherwise specified in the related Pooling Agreement, the Trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which a REMIC election is to be or has been made unless the Trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any Certificateholder of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholder access, during normal business hours, to the most recent list of Certificateholders of that series then maintained by such person.

THE TRUSTEE

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

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DUTIES OF THE TRUSTEE

     The Trustee for a series of Certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates or any Mortgage Loan or related document and will not be accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The Trustee for a series of Certificates may be entitled to indemnification, from amounts held in the related Certificate Account, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein. As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee for a series of Certificates will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Master Servicer (or such other person as may be specified in the related Prospectus Supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     Unless otherwise provided in the related Prospectus Supplement, if at any time the Trustee ceases to be eligible to continue as such under the related Pooling Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Trustee, the Depositor will be authorized to remove the Trustee and appoint a successor trustee. In addition, unless otherwise provided in the related Prospectus Supplement, holders of the Certificates of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time (with or without cause) remove the Trustee and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of over collateralization, a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may provide credit enhancement for more than one series of Certificates to the extent described therein.

     The Credit Support generally will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the Credit Support or that are not covered by the Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates, holders of Certificates of one series will be subject to the risk that such Credit Support will be exhausted by the claims of the holders of Certificates of one or more other series before the former receive their intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders' surplus, if applicable, as of a date that will be specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination provided by a class or classes of Subordinate Certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. To the extent material, a copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

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LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CREDIT SUPPORT WITH RESPECT TO CMBS

     If so provided in the Prospectus Supplement for a series of Certificates, any CMBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes CMBS will describe to the extent information is available and deemed material, any similar forms of Credit Support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of Credit Support will be determined based

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on the characteristics of the Mortgage Assets and other factors and will be established, in part, on the basis of requirements of each Rating Agency rating the Certificates of such series. If so specified in the related Prospectus Supplement, any such Credit Support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such Credit Support will be limited.

               CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans--Leases." For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying a CMBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic's and materialman's liens have priority over mortgage liens.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary. References herein and in any Prospectus Supplement to "mortgage" shall include a mortgage, a deed of trust or a deed to secure debt, as the case may be.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the

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income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws."

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

COOPERATIVE LOANS

     If specified in the related Prospectus Supplement, the Mortgage Loans may consist of loans secured by "blanket mortgages" on the property owned by cooperative housing corporations (each a "Cooperative"). If specified in the related Prospectus Supplement, the Mortgage Loans may consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     A Cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the operative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of

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the Cooperatives' interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a Cooperative, the lender would normally be required to take the Mortgaged Property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

     An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS

     Some of the Mortgage Loans included in a Trust Fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the Trust Fund (and therefore the Certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property to be sold upon borrower's default and thereby extinguish the Trust Fund's junior lien unless the Master Servicer or Special Servicer asserts its subordinate interest in a property in a foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

     The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically contains a "future advance" clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or an "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair

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the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

     The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender's right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

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     Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under Section 67d of the former Bankruptcy Act (Section 548 of the current Bankruptcy Code, Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. ss.ss.101-1330 (the "Bankruptcy Code")) and, therefore, could be rescinded in favor of the bankrupt's estate, if
(i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett were rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law with provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

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     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain these provisions.

     Regulated Healthcare Facilities. A Mortgage Loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the

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foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated health care facility and convert it to another lawful purpose.

     Cross-Collateralization. Certain of the Mortgage Loans may be secured by more than one mortgage covering Mortgaged Properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor would stay the senior lender from proceeding with any foreclosure action.

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     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender's second claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. However, the Bankruptcy Code has recently been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15% of the remaining term of the lease (not to exceed three years).

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under certain laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real

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property for the costs of clean-up. Excluded from CERCLA's definition of "owner"
or "operator," however, is a lender that, "without participating in the management" of the facility prior to foreclosure, holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender protection from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

     In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous substances from underground storage tanks under the Federal Resource Conservation and Recovery Act ("RCRA"), if they are deemed to be the "owners" or "operators" of facilities in which they have a security interest or upon which they have foreclosed.

     The Federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") seeks to clarify the actions a lender may take without incurring liability as an "owner" or "operator" of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute "participation in management."

     Importantly, the Lender Liability Act does not, among other things: (1) completely eliminate potential liability to lenders under CERCLA or RCRA, (2) reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) affect liabilities or potential liabilities under state environmental laws.

     Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not take possession of a Mortgaged Property or take over its operation unless the Master Servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans."

     If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

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DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder), a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

     In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in

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reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code and (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. If no REMIC election is made, the Trust Fund may elect to be treated as a financial assets securitization investment trust ("FASIT"). The Prospectus Supplement relating to such an election will describe the requirements for the classification of the Trust Fund as a FASIT and the consequences to a holder of owning certificates in a FASIT. The Prospectus Supplement for each series of Certificates also will indicate whether a REMIC election (or elections) will be made for the related Trust Fund or applicable portion thereof and, if such an election is to be made, will identify all "regular interests" and "residual interests" in each REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements."

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. It is the opinion of Mayer, Brown & Platt, counsel to the Depositor, that upon the issuance of each series of REMIC Certificates, assuming compliance with all provisions of the related Pooling Agreement and based upon the law on the date hereof, for federal income tax purposes the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

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     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period during which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)(v) of the Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Master Servicer or the Trustee will report those determinations to Certificateholders in the manner and at the times required by the applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe those Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(B) of the Code.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as separate REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

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     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a "qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     It is not entirely clear under the Code that interest paid on debt instruments (such as the REMIC Regular Certificates) that are subject to early termination through prepayments and that have limited enforcement rights should be considered "qualified stated interest". However, unless disclosed otherwise in the Prospectus Supplement, the Trust Fund intends to treat stated interest as "qualified stated interest" for purposes of determining if, and to what extent, the REMIC Regular Certificates have been issued with original issue discount for United States federal income tax purposes. Nevertheless, holders of the REMIC Regular Certificates should consult their own tax advisors with respect to whether interest in the REMIC Regular Certificates qualifies as "qualified stated interest" under the Code.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such case, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first

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Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (x) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (y) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

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     Market Discount. A Certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method; (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

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     Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business and corporate holders of the REMIC Regular Certificates should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss. Losses sustained on the Mortgage Loans may be "events which have occurred before the close of the accrued period" that can be taken into account under Code Section 1272(a)(6) for purposes of determining the amount of OID that accrues on a Certificate.

     The holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, but the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     General. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     An original holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

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     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications. It is uncertain how payments received by a holder of a REMIC Residual interest in connection with the acquisition of such REMIC Residual interest should be treated and holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distribution received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

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Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificate---Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess, "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the Trust Fund. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases

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either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will, with an exception discussed below for certain REMIC Residual Certificates held by thrift institutions, be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted cleanup calls, or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present

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value of the expected tax on the anticipated excess inclusions and (ii) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser. The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On December 24, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate issued after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (x) three percent of the excess of the individual's adjusted gross income over such amount or (y) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

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     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under"--Taxation of Owners of REMIC Regular Certificates--Market Discount and "--Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a"taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

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

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment assumption and any required or permitted cleanup calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (x) residual interests in such entity are not held by disqualified organizations and (y) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (x) such holder's social security number and a statement under penalty of perjury that such social security number is that of the recordholder or (y) a statement under penalty of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing


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(but would exclude as instrumentalities entities not treated as instrumentalities under Section 168(h)(2)(D) of the Code or the FHLMC),(ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution date following receipt by the REMIC of the final payment in respect of the mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference. Such loss may be treated as a capital loss and may be subject to the "wash sale" rules of Section 1091 of the Code.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, either the Trustee or the Master Servicer generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the Trustee or the Master Servicer, as the case may be, will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess, inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the

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


appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer, unless otherwise stated in the related Prospectus Supplement.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or a partnership for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations a reenacted that provide otherwise), an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source or a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to interest distributed on a REMIC Regular Certificate that is held by (i) a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or (ii) to the extent of the amount of interest paid by the related Mortgagor on a particular Mortgage Loan, (A) a REMIC Regular Certificateholder that owns a 10% or greater ownership interest in such Mortgage or (B) a REMIC Regular Certificateholder that is a controlled foreign corporation as to the United States of which such Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling Agreement.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The IRS recently issued notice 99-25 which generally makes the New Regulations effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling

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agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) assets described in Section 7701(a)(19)(C) of the Code; (ii) "obligation [s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. Although, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate, counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate, directly or through certain pass-through entities, will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) three percent of the excess of the individual's adjusted gross income over such amount or(ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who

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are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates Market Discount." Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any spread or any other ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment

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assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize income or loss, which under amendments to the Code adopted in 1997 would be capital except to the extent of any accrued market discount equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, although there is no guidance, logically that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Stripped Bond Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Stripped Bond Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount."

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

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     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, at a"qualified floating rate," or at an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provide for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans in preparing information returns to the Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal price is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that

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accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     The Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter and, possibly, previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount. Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment

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assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--If Stripped Bond Rules Do Not Apply." Further, under the rules described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount," any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, if any, and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations in so far as they describe the application of the constant yield method, do not apply to instruments to which Section 1272(a)(6) applies, which may include Grantor Trust Strip Certificates as well as Grantor Trust Fractional Interest Certificates, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether

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those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Stripped Bond Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Stripped Bond Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will, in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Stripped Bond Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Stripped Bond Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Stripped Bond Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan. In addition, any loss may be treated as a capital loss.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for non contingent payments. Final regulations have been promulgated with respect to contingent payment debt instruments. However, like the OID Regulations, such regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code. Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have

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accrued on the taxpayer's net investment at 120% of the appropriate "applicable
Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. As may be provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate, with each distribution, a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Trustee or Master Servicer, as applicable, will furnish to each Certificateholder during such year such customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described in "--Taxation of Owners of REMIC Residual Certificates--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investor. In general, the discussion with respect to REMIC Regular Certificates in "--Taxation of Owners of REMIC Residual Certificates--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984. However, to the extent the Grantor Trust Certificate represents an interest in real property (e.g. because of foreclosures), it would be treated as representing a United States real property interest for United States federal income tax purposes. This could result in withholding consequences to non-U.S. Certificateholders and potential U.S. taxation.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The IRS recently issued notice 99-25 which generally makes the New Regulations effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including

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individual retirement accounts and annuities, medical savings accounts, Keogh plans, collective investment funds and separate and general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), and on persons who are fiduciaries with respect to plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans(as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (which may contain restrictions substantially similar to those in ERISA and the Code).

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties-in-Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

     Plan Asset Regulations. A Plan's investment in Offered Certificates may cause the Trust Assets to be deemed "plan assets" of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (defined to include Plans and certain employee benefit plans not subject to ERISA, including foreign and governmental plans) is not "significant." For this purpose, in general, equity participation in a Trust Fund will be "significant" on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the Trust Fund).

     Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the Trust Assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer or any Sub-Servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

PROHIBITED TRANSACTION EXEMPTIONS

      First Union Corporation ("First Union") has received from the DOL an individual prohibited transaction exemption (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, "ERISA Considerations," the term "Underwriter"includes (i) First Union, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with first Union, and (iii) any member of the underwriting syndicate or selling group of which First Union or a person described in (ii) is a manager or co-manager with respect to a class of Certificates. See "Method of Distribution."

     The Exemption sets forth six general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates by a Plan to be eligible for exemptive relief under the
Exemption:

     First, the acquisition of Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

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     Second, the Offered Certificates must evidence rights and interests which are not subordinated to the rights and interests evidenced by other Certificates of the same trust.

     Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard &Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard& Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("Duff & Phelps") or Fitch IBCA, Inc. ("Fitch").

     Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group," which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any Sub-Servicer, the provider of any Credit Support and any obligor with respect to Mortgage Assets (including mortgage loans underlying a CMBS not issued by FNMA, FHLMC or GNMA) constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Certificates.

     Fifth, the sum of all payments made to and retained by the Underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith.

     Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     In the event the obligations used to fund the Trust Fund have not all been transferred to the Trust Fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the Trust Fund in exchange for the amounts credited to the Pre-Funding Account during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account (as defined in the Exemption) is less than the minimum dollar amount specified in the Pooling Agreement; (ii) the date on which an event of default occurs under the Pooling Agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the Offered Certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the exemption to apply. The Prospectus Supplement will discuss whether pre-funding accounts will be used.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of standard & Poor's, Moody's, Duff & Phelps or Fitch for at least one year prior to the Plan's acquisition of Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

     The Exemption generally applies to mortgage loans such as the Mortgage Loans, but it is not clear whether the Exemption would apply to a Trust Fund that included Mortgage Loans secured by liens on real estate projects under construction or Cash Flow Agreements. In addition, it is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts. Also, when it issued the Exemptions, the DOL did not consider mortgages containing defeasance provisions that may be contained in some of the Mortgage Loans. Accordingly, it is not clear what the impact on the Exemption would be if such defeasance provisions were exercised. If Mortgage Loans are secured by leasehold interests, each lease term must be at least 10 years longer that the term of the relevant Mortgage Loan. Also, as noted, subordinated Classes of Certificates are not covered by the Exemption.

     If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates acquired by a Plan upon issuance from the

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depositor or Underwriter when the Depositor, Underwriter, Master Servicer,
Special Servicer, Sub-Servicer, Trustee, provider of Credit Support, or obligor with respect to Mortgage Assets is a "Party in Interest" under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and
(iii)the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan's assets in the Certificates (or such obligor's affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the Trust Fund and is otherwise not a member of the Restricted Group, (ii) a Plan's investment in Certificates does not exceed 25% of all of the Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the Trust Fund) containing assets sold or serviced by the Depositor or a Servicer and (iv) in the case of the acquisition of the Certificates in connection with their initial issuance, at least 50% of the Certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     The Exemption also applies to transactions in connection with the servicing, management and operation of the Trust Fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding Pooling Agreement and (b) the Pooling Agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of Certificates issued by the Trust Fund. The Pooling Agreements will each be a Pooling and Servicing Agreement as defined in the Exemption. Each Pooling Agreement will provide that all transactions relating to the servicing, management and operations of the Trust Fund must be carried out in accordance with the Pooling Agreement.

     The DOL has issued a Prohibited Transaction Class Exemption 95-60 (the "Class Exemption"), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on the Class Exemption, classes of Certificates that do not meet the requirements of the Exemption solely because they (i) are subordinated to other classes of Certificates and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from Standard &Poor's, Moody's, Duff & Phelps or Fitch. In addition to the foregoing Class Exemption, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations expected to be promulgated by the DOL pursuant to Section 1460 of the Small Business Job Protection Act of 1996.

     Any Plan fiduciary considering the purchase of Certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the Certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans, under applicable Federal, state or local law). The related prospectus supplement will specify the representations required by purchasers of Certificates, but generally, each purchaser using the assets of one or more Plans to purchase a Certificate that is subordinate to other Certificates of the Trust Fund shall be deemed to represent that each such Plan qualifies as an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and no Plan will be permitted to purchase or hold such Certificates unless such Certificates are rated in one of the top three rating categories by at least one Rating Agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60. Each Purchaser of subordinated Certificates shall be deemed to represent that it is eligible for, and meets all of the requirements of, Part III of Prohibited Transaction Class Exemption 95-60. The Prospectus Supplement with respect to a series of Certificates

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may contain additional information regarding the application of the Exemption or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Interest Certificates should consider the federal income tax consequences of such investment.

                                LEGAL INVESTMENT

     The Offered Certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") only if so specified in the related Prospectus Supplement. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute, legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico), the authorized investments of which are subject to state regulation.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Reglue Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of

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Offered Certificates will qualify as "commercial mortgage-related securities,"
and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interest in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by thence effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying" and, with regard to any Offered Certificates issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institutional regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulation, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHOD OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Prospectus Supplements hereto will be offered in series. The distribution of the Offered Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Prospectus Supplement for the Offered Certificates of each series will, as to each class of such Certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the Certificates of such class will be sold to the public can be determined, any class or classes of Offered Certificates, or portions thereof, that will be sold to affiliates of the Depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the Depositor. If so specified in the related Prospectus Supplement, the Offered Certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by First Union Securities, Inc. ("First Union Securities"), acting as underwriter with other underwriters, if any, named therein. Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by First Union Securities acting as agent. If First Union Securities acts as agent in the sale of Offered Certificates, First Union Securities will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or Notional Amount of such Offered Certificates as of the date of issuance. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that First Union Securities elects to purchase Offered Certificates as principal, First Union Securities may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor or any affiliate of the Depositor and purchasers of Offered Certificates of such series.

     This Prospectus and related Prospectus Supplements also may be used by the Depositor, First Union Securities, an affiliate of the Depositor, and any other affiliate of the Depositor when required under the federal securities laws in connection with offers and sales of Offered Certificates in furtherance of market-making activities in Offered Certificates. First Union Securities or any such other affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

     If so specified in a Prospectus Supplement, all or a portion of one or more classes of the Offered Certificates identified therein may be sold by the Depositor either directly or indirectly through an underwriter, including First Union Securities, to one or more affiliates of the Depositor. This Prospectus and related Prospectus Supplements may be used by any such affiliate to resell Offered Certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including First Union Securities.

     The Depositor will agree to indemnify First Union Securities and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

     In the ordinary course of business, First Union Securities and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors including affiliates of the Depositor. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any class of Certificates not offered hereby may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

     Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the Depositor, its affiliates, and the Trustee in the ordinary course of business.

                                  LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Mayer, Brown & Platt, New York, New York, and for the underwriters by Wilkie Farr & Gallagher, New York, New York.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on commercial mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on commercial mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates in extreme cases might fail to recoup their initial investments.

     There can be no assurance that any rating agency not requested to rate the offered Certificates will not nonetheless issue a rating to any or all Classes thereof and, if so, what such rating or ratings would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by one or more of the Rating Agencies.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of another security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                         PAGE
                                                                         ----
1998 Policy Statement.........................................            102
Accrual Certificates .........................................          16,45
Accrued Certificate Interest .................................             45
ADA ..........................................................             75
ARM Loan .....................................................          35,36
Available Distribution Amount ................................             44
Bankruptcy Code ..............................................             69
Book-Entry Certificates ......................................             18
Capitalized Interest Account .................................          14,38
Cash Flow Agreements .........................................        2,14,38
CERCLA .......................................................          31,72
Certificate Account ..........................................          13,37
Certificate Balance ..........................................           3,15
Certificate Owner ............................................          18,50
Certificateholders ...........................................              2
Certificates .................................................           1,11
Class Exemption ..............................................            100
Closing Date .................................................             78
CMBS .........................................................     2,13,33,36
CMBS Agreement ...............................................             37
CMBS Issuer ..................................................             37
CMBS Servicer ................................................             37
CMBS Trustee .................................................             37
Code .........................................................          18,76
Commercial Properties ........................................          11,33
Commission ...................................................              3
Committee Report .............................................             78
Companion Class ..............................................          17,46
CON ..........................................................             27
Contributions Tax ............................................             87
Controlled Amortization Class ................................          17,46
Cooperative ..................................................             66
Cooperative Loans ............................................             66
Cooperatives .................................................             33
CPR ..........................................................             41
Credit Support ...............................................        2,13,37
Cut-off Date .................................................             16
Debt Service Coverage Ratio ..................................             34
Definitive Certificate .......................................          18,44
Depositor ....................................................          11,33
Determination Date ...........................................             44
Direct Participants ..........................................             50
Distribution Date ............................................             16
Distribution Date Statement ..................................             47
DOL ..........................................................             98
DTC ..........................................................           3,50
Due Period ...................................................             47
Duff & Phelps ................................................             99

                                                                        PAGE
                                                                        ----
Equity Participation .........................................             36
ERISA ........................................................          19,97
Events of Default ............................................             60
Excess Funds .................................................             43
Exchange Act .................................................              4
Excluded Plan ................................................            100
Exemption ....................................................             98
FAMC .........................................................             13
FASIT ........................................................          18,76
FHLMC ........................................................             13
First Union ..................................................             98
First Union Securities .......................................          2,102
Fitch ........................................................             99
FNMA .........................................................             13
Garn Act .....................................................             74
GNMA .........................................................             13
Grantor Trust Certificates ...................................          18,76
Grantor Trust Fractional Interest Certificates ...............          19,90
Grantor Trust Fund ...........................................             76
Health Care-Related Facilities ...............................             26
Health Care-Related Mortgaged Property .......................             27
Indirect Participants ........................................             50
Insurance Proceeds ...........................................             53
IRS ..........................................................             78
Issue Premium ................................................             83
L/C Bank .....................................................             64
Lease ........................................................              4
Lease Assignment .............................................             12
Lender Liability Act .........................................             73
Lessee .......................................................           4,12
Liquidation Proceeds .........................................             53
Lockout Period ...............................................             36
Mark-to-Market Regulations ...................................             85
Master Servicer ..............................................              3
Moody's ......................................................             99
Mortgage Asset Seller ........................................          13,33
Mortgage Assets ..............................................           2,33
Mortgage Loan ................................................             65
Mortgage Loans ...............................................        2,11,33
Mortgage Rate ................................................             36
Mortgaged Properties .........................................          12,33
mortgages ....................................................             33
Multifamily Properties .......................................          11,33
NCUA .........................................................            102
Net Operating Income .........................................             34
New Regulations ..............................................          89,97
Nonrecoverable Advance .......................................             47
Notional Amount ..............................................          16,37
OCC ..........................................................            101
Offered Certificates .........................................              1

                                                                       PAGE
                                                                       ----
OID Regulations ..............................................           76
Originator ...................................................           33
OTS ..........................................................          102
PAC ..........................................................           41
Participants .................................................           32
Parties-in-Interest ..........................................           98
Party in Interest ............................................          100
Pass-Through Rate ............................................         3,16
Permitted Investments ........................................           53
Plans ........................................................           98
Pooling Agreement ............................................        15,51
Pre-Funding Account ..........................................      2,14,38
Pre-Funding Period ...........................................        14,38
Prepayment Assumption ........................................           78
Prepayment Interest Shortfall ................................           39
Prepayment Period ............................................           48
Prepayment Premium ...........................................           36
Prohibited Transactions Tax ..................................           86
Prospectus Supplement ........................................            1
Rating Agency ................................................           20
RCRA .........................................................           73
Record Date ..................................................           44
Registration Statement .......................................            3
Related Proceeds .............................................           47
Relief Act ...................................................           74
REMIC ........................................................         2,76
REMIC Certificates ...........................................           76
REMIC Provisions .............................................           76
REMIC Regular Certificates ...................................        18,76
REMIC Regulations ............................................           76
REMIC Residual Certificates ..................................        18,76
REO Property .................................................        11,48
RICO .........................................................           75
Securities Act ...............................................            3
Senior Certificates ..........................................        15,44
Servicing Standard ...........................................           55
SMMEA ........................................................          101
SPA ..........................................................           41
Special Servicer .............................................         3,56
Standard & Poor's ............................................           99
Stripped Bond Prepayment Assumption ..........................           92
Stripped Interest Certificates ...............................        15,44
Stripped Principal Certificates ..............................        15,44
Sub-Servicer .................................................           56
Sub-Servicing Agreement ......................................           56
Subordinate Certificates .....................................        18,44
TAC ..........................................................           41
the Commercial Properties ....................................           11
Tiered REMICs ................................................           77
Title V ......................................................           74

                                                                      PAGE
                                                                      ----
Trust Assets .................................................           3
Trust Fund ...................................................           2
Trustee ......................................................           3
UCC ..........................................................          66
Underwriter ..................................................          98
Warranting Party .............................................          52
Direct Participants ..........................................          50
Mortgage Notes ...............................................          33
Value ........................................................          35

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




                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               [DISKETTE ATTACHED]

















The file "FUNB99C4.XLS" which is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4 and A-5. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 in the CMSA format and information detailing the changes in the amount of Monthly Payments with regard to certain Mortgage Loans. As described under "DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available Information" in the Prospectus Supplement, each month the Trustee will make available through its bulletin board system an electronic file in CMSA format updating and supplementing the information contained in the "FUNB99C4.XLS" file.

     To open the file, insert the diskette into your floppy drive. Copy the file "FUNB99C4.XLS" to your hard drive or network drive. Open the file "FUNB99C4.XLS" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Loan and Property Schedule" or "A-2 CTL Step Schedules" or "A-3 MultiFamily Data" or "A-4 Reserve Accounts" or "A-5 Commercial Tenant Schedule," respectively.

* Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================


     UNTIL MARCH 17, 2000, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. [GRAPHIC OMITTED]

                               ------------------

                                TABLE OF CONTENTS
                                                                  PAGE
                                                                  ----
                              PROSPECTUS SUPPLEMENT

Summary of Prospectus ..........................................  S-7
Risk Factors ...................................................  S-29
Description of the Mortgage Pool ...............................  S-49
Servicing of the Mortgage Loans ................................  S-83
Description of the Certificates ................................  S-92
Yield and Maturity Considerations ..............................  S-116
Use of Proceeds ................................................  S-124
Material Federal Income Tax Consequences .......................  S-124
ERISA Considerations ...........................................  S-126
Legal Investment ...............................................  S-128
Method of Distribution .........................................  S-129
Legal Matters ..................................................  S-130
Ratings ........................................................  S-130
Index of Principal Definitions .................................  S-132
Annex A-1 ......................................................  A-1
Annex A-2 ......................................................  A-2
Annex A-3 ......................................................  A-3
Annex A-4 ......................................................  A-4
Annex A-5 ......................................................  A-5
Annex B ........................................................  B-1
Annex C ........................................................  C-1
Annex D ........................................................  D-1
Annex E ........................................................  E-1
Annex F ........................................................  F-1
Annex G ........................................................  G-1
Annex H ........................................................  H-1
Annex I ........................................................  I-1
Annex J ........................................................  J-1
Annex K ........................................................  K-1


                                   PROSPECTUS

Prospectus Supplement ........................................      3
Available Information ........................................      3
Incorporation of Certain Information By Reference ............      4
Summary of Prospectus ........................................     11
Risk Factors .................................................     21
Description of the Trust Funds ...............................     33
Yield and Maturity Considerations ............................     38
The Depositor ................................................     43
Use Of Proceeds ..............................................     43
Description of the Certificates ..............................     44
Description of the Pooling Agreements ........................     51
Description of Credit Support ................................     63
Certain Legal Aspects of Mortgage Loans And Leases............     65
Material Federal Income Tax Consequences .....................     76
State and Other Tax Consequences .............................     97
ERISA Considerations .........................................     97
Legal Investment .............................................    101
Method of Distribution .......................................    102
Legal Matters ................................................    103
Financial Information ........................................    103
Rating .......................................................    104
Index of Principal Definitions ...............................    105


================================================================================

                             FIRST UNION COMMERCIAL
                            MORTGAGE SECURITIES, INC.

                                   (DEPOSITOR)



                           $699,733,000 (APPROXIMATE)


                            FIRST UNION NATIONAL BANK
                            COMMERCIAL MORTGAGE TRUST



                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                 SERIES 1999-C4


                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------


                               [GRAPHIC OMITTED]


                               MERRILL LYNCH & CO.


                                 DECEMBER 14, 1999

================================================================================